   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1997
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                CTS CORPORATION

                            905 West Boulevard North
                             Elkhart, Indiana 46514
                                 (219) 293-7511
               (Name, address and telephone number of registrant)

           INDIANA                           3670                  35-0225010
   (State of incorporation)               (SIC Code)             (IRS Employer
                                                                    Id. No.)

                                JOSEPH P. WALKER
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                CTS CORPORATION
                            905 WEST BOULEVARD NORTH
                             ELKHART, INDIANA 46514
                                 (219) 293-7511

           (Name, address and telephone number of agent for service)
                            ------------------------

                                   COPIES TO:

ROBERT A. PROFUSEK, ESQ.       JEANNINE M. DAVIS, ESQ.            ALAN C. MYERS, ESQ.
  JONES, DAY, REAVIS &        VICE PRESIDENT AND GENERAL     SKADDEN, ARPS, SLATE, MEAGHER
          POGUE                        COUNSEL                         & FLOM LLP
  599 LEXINGTON AVENUE             CTS CORPORATION                  919 THIRD AVENUE
NEW YORK, NEW YORK 10022       905 WEST BOULEVARD NORTH         NEW YORK, NEW YORK 10022
     (212) 326-3800             ELKHART, INDIANA 46514               (212) 735-3780
                                    (219) 293-7511

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                    PROPOSED
                                                                PROPOSED            MAXIMUM
                                                                MAXIMUM            AGGREGATE           AMOUNT OF
       TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE         OFFERING          REGISTRATION
     SECURITIES TO BE REGISTERED        REGISTERED(1)(3)    PER SHARE(1)(2)       PRICE(1)(2)            FEE(2)
                                           2,314,025
Common Stock, without par value......        shares        $    N.A.              $183,895,567          $36,779

(1) The number of shares of Common Stock ("CTS Shares") of CTS Corporation ("CTS") to be registered has been determined based on the estimated maximum number of CTS Shares to be issued upon conversion of shares of Common Stock ("DCA Shares") of Dynamics Corporation of America ("DCA") in the proposed merger of DCA and a subsidiary of CTS (the "Merger").

(2) Estimated pursuant to Rule 457(f) based on the market value of DCA Shares ($69.9375, which is the average of the high and low sale prices of DCA Shares as reported on the New York Stock Exchange, Inc. Composite Tape on August 27, 1997) and the conversion ratio of 0.88 CTS Shares for each DCA Share in the Merger, multiplied by 2,314,025 (the estimated maximum number of CTS Shares to be issued in connection with the Merger).

(3) Pursuant to Rule 457(b) $44,292 of the registration fee was paid on June 5, 1997 in connection with the filing of preliminary joint proxy material.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                CTS CORPORATION

     [LOGO]
                            905 WEST BOULEVARD NORTH
                             ELKHART, INDIANA 46514
                               SEPTEMBER 2, 1997

Dear Shareholder:

    You are invited to a special meeting of shareholders at 9:00 a.m., local time, on October 16, 1997, at CTS' corporate headquarters located at 905 West Boulevard North, Elkhart, Indiana.

    At the meeting, CTS shareholders will be asked to approve the issuance of CTS common stock in the previously announced merger with Dynamics Corporation of America ("DCA") and related amendments to CTS' articles of incorporation which would, among other things, increase CTS' authorized capitalization to provide sufficient authorized capitalization for the merger and the previously announced stock split in the form of a dividend to CTS shareholders of record on October 24, 1997 (subject to completion of the merger). In the merger, each DCA common share not owned by CTS will, at the election of DCA shareholders, be converted into either $58.00 in cash or 0.88 CTS common shares. The cash consideration will be prorated to the extent that the total number of DCA common shares for which cash elections are made exceeds 49.9% of DCA's common shares less the DCA common shares owned by CTS prior to the merger. At the date of the printing of this Joint Proxy Statement/Prospectus, holders of approximately 18.2% of the outstanding DCA common shares would be eligible to receive cash in the Merger. At the meeting, CTS shareholders will also be asked to consider and vote on certain employee stock options granted in connection with the merger.

    CTS owns 31.7% of the DCA shares, substantially all of which CTS acquired in a tender offer made in accordance with the CTS-DCA merger agreement. Following the tender offer, four CTS designees became members of DCA's 13-member Board of Directors. DCA has owned CTS shares for more than ten years and currently owns 43.9% of the outstanding CTS shares and 30.3% of the voting power of CTS shares. During such ten-year period, two DCA officers have been members of CTS' five-member Board of Directors. The CTS shares owned by DCA will be voted in favor of each of the matters to be considered at the shareholders meeting and described herein. Accordingly, CTS shareholder approval of each such matter will be assured if holders of 28.4% of the CTS shares not owned by DCA likewise so vote.

    Approval of the merger by DCA shareholders requires a two-thirds vote. CTS has agreed to vote the DCA shares it owns in favor of such approval, as has WHX Corporation ("WHX"), which holds approximately 13.5% of DCA's outstanding shares. In addition, DCA directors and officers intend to vote their 7.1% of DCA's outstanding shares in favor of such approval. Accordingly, DCA shareholder approval of the merger will be assured if holders of 30.2% of the DCA shares not owned by CTS, DCA's directors and officers and WHX likewise so vote.

    The entire CTS Board of Directors, as well as the members of the CTS Board who are not officers of DCA (the "Unaffiliated CTS Directors") voting separately, approved the CTS-DCA merger agreement and the transactions contemplated thereby, following a determination by the Unaffiliated CTS Directors, and also by the entire CTS Board, that such transactions were fair to and in the best interests of CTS and its shareholders (other than DCA). The CTS Board unanimously recommends that CTS shareholders vote "FOR" the approval of the issuance of CTS shares in the CTS-DCA merger and the related amendments to CTS' charter, as well as the grant of options described in the accompanying joint proxy statement/prospectus.

    The merger marks the beginning of an exciting new chapter in CTS' 100-year history. CTS has substantially improved its results of operations over the past three years through its commitment to quality, cost control and product innovation. The merger will create a company expected to have a market capitalization of over $425 million (based on recent stock market prices). In addition, the merger, when combined with a stock split in the form of a 1:1 stock dividend expected to be effected shortly after the merger, is expected to increase substantially the liquidity in the market for CTS shares and decrease the concentration of ownership of CTS shares.

    Additional information relating to the merger, the merger agreement and the option grants to be considered at the shareholders meeting is set forth in the accompanying material. Please review this material carefully.

    It is important that your CTS shares be represented at the shareholders meeting, regardless of the number of shares you hold. Whether or not you plan to attend the meeting, please sign, date and return your proxy card in the enclosed postage-paid envelope as soon as possible. If you later decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so and your proxy will have no further effect. If you attend the meeting, you may vote in person even though you previously mailed your proxy.

                                              Very truly yours,

                                              /s/ Joseph P. Walker
                                              Joseph P. Walker
                                              CHAIRMAN OF THE BOARD, PRESIDENT

                                              AND CHIEF EXECUTIVE OFFICER

                                CTS CORPORATION
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 16, 1997

To the Shareholders of CTS Corporation:

    A special meeting of shareholders of CTS Corporation (the "CTS Shareholders Meeting") will be held at 9:00 a.m., local time, on October 16, 1997 at CTS' corporate headquarters located at 905 West Boulevard North, Elkhart, Indiana, for the following purposes:

    1. To consider and to vote on a proposal to approve the (i) issuance of CTS Common Stock ("CTS Shares") pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 17, 1997 (the "Merger Agreement"), among CTS, CTS First Acquisition Corp., a wholly owned subsidiary of CTS ("Sub"), and Dynamics Corporation of America ("DCA") pursuant to which, among other things, DCA will merge (the "Merger") with and into Sub and (ii) adoption of certain amendments to CTS' articles of incorporation described in the accompanying Joint Proxy Statement/Prospectus (the "Charter Amendments"), including an increase in CTS' authorized capitalization necessary to effect the Merger. In the Merger, subject to certain exceptions, each share of DCA Common Stock ("DCA Shares") outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than DCA Shares owned by CTS) will be converted into the right to receive, at the holder's election, either $58.00 in cash (subject to proration) or 0.88 (the "Exchange Ratio") fully paid and non-assessable CTS Shares. CTS has declared a stock split in the form of a 1:1 stock dividend (the "Stock Split") to shareholders of record on October 24, 1997, subject to certain conditions including the completion of the Merger and the approval of the Charter Amendments.

    2. To consider and to vote on a proposal to approve, subject to the completion of the Merger, the grant of employee stock options (the "Options") to certain executive officers of CTS and DCA.

    3. To transact such other business as may properly come before the CTS Shareholders Meeting including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

    Information regarding the matters to be acted upon at the CTS Shareholders Meeting is contained in the Joint Proxy Statement/Prospectus accompanying this notice. A copy of the Merger Agreement is attached as Annex A thereto. The Joint Proxy Statement/Prospectus and the Annexes thereto form a part of this Notice.

    The close of business on September 5, 1997 is the record date (the "CTS Record Date") for determining the holders of CTS Shares entitled to receive notice of, and to vote at, the CTS Shareholders Meeting and any adjournments or postponements thereof.

    The approval of the foregoing proposals requires the affirmative vote of a majority of the votes cast by holders of record of CTS Shares present in person or represented by proxy and entitled to vote at the CTS Shareholders Meeting, provided that, in the case of the Merger proposal, the total votes cast (whether for or against) represents at least a majority of the CTS Shares entitled to vote.

                                      By order of the CTS Board of Directors,

                                      /s/ Jeannine M. Davis

                                      SECRETARY

Elkhart, Indiana
September 2, 1997

                        DYNAMICS CORPORATION OF AMERICA
                               475 STEAMBOAT ROAD
                          GREENWICH, CONNECTICUT 06830
                               SEPTEMBER 2, 1997
Dear Shareholder:

    You are invited to DCA's 1997 annual meeting of shareholders at 10:30 a.m. local time, on October 16, 1997, at the Greenwich Library, West Putnam Avenue at Deerfield Drive, Greenwich, Connecticut. At the meeting, DCA shareholders will be asked to approve the previously announced merger with CTS Corporation ("CTS") and to elect directors and ratify the appointment of independent auditors. In the merger, DCA shareholders (other than CTS) will have the option of receiving either $58.00 in cash (subject to proration) or 0.88 CTS common shares for each DCA share. The DCA-CTS merger agreement also contemplates that, subject to CTS shareholder approval of the issuance of CTS Shares in the merger and related amendments to CTS' charter to increase its authorized capitalization, CTS will effect a stock split in the form of a 1:1 stock dividend to shareholders of record on October 24, 1997.

    DCA has owned CTS shares for more than ten years and currently owns 43.9% of the issued and outstanding CTS shares and 30.3% of the voting power of CTS shares. During such ten-year period, two DCA officers have been members of CTS' five-member Board of Directors. CTS owns 31.7% of the DCA shares, substantially all of which CTS acquired in a tender offer made in accordance with the merger agreement. Following the tender offer, four CTS designees became members of DCA's 13-member Board of Directors. The DCA shares owned by CTS will be voted in favor of each of the matters to be considered at the shareholders meeting.

    Approval of the merger by DCA shareholders requires a two-thirds vote. CTS has agreed to vote the DCA shares it owns in favor of such approval, as has WHX Corporation ("WHX"), which holds approximately 13.5% of DCA's outstanding shares. In addition, DCA directors and officers intend to vote their 7.1% of DCA's outstanding shares in favor of such approval. Accordingly, DCA shareholder approval of the merger will be assured if holders of 30.2% of the DCA shares not owned by CTS, DCA's directors and officers and WHX likewise so vote.

    The DCA Board has unanimously approved the DCA-CTS merger agreement and the transactions contemplated thereby, and determined that such transactions are fair to, and are in the best interests of, DCA and its shareholders. The DCA Board (with CTS' designees abstaining) unanimously recommends that the shareholders of DCA vote "FOR" adoption of the DCA-CTS merger agreement, the election of DCA directors and the ratification of the appointment of independent auditors.

    The Cash Consideration may be different from the trading price for DCA Shares on the NYSE from time to time prior to the Effective Time of the Merger. On August 29, 1997, the last trading day prior to the date of the Joint Proxy Statement/Prospectus, the closing sales price for DCA Shares as reported on the NYSE was $71.00 per share. The amount of Cash Consideration is fixed at $58.00 per DCA Share, regardless of changes in the market prices for DCA Shares. DCA shareholders are urged to obtain current market quotations for DCA Shares.

    The merger presents an opportunity for DCA's shareholders to participate in the future growth of both CTS and DCA. DCA has had a major equity stake in CTS for over a decade, and DCA's shareholders are now in a position to benefit directly from CTS' profitability and growth.

    Additional information relating to the merger, the merger agreement, the election of directors and the ratification of the appointment of independent auditors to be considered at the DCA shareholders meeting is set forth in the accompanying Joint Proxy Statement/Prospectus. Please review this material carefully. For a discussion of the procedures to be followed in order to recieve the $58.00 per share in cash, including the deadline for making such election, see "Other Terms of the Merger and the Merger Agreement--Procedures for Cash Election" in the accompanying Joint Proxy Statement/Prospectus.

    It is important that your DCA shares be represented at the DCA shareholders meeting, regardless of the number of shares you hold. Whether or not you plan to attend the meeting, please sign, date and return your proxy card in the enclosed postage paid envelope as soon as possible. If you later decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so and your proxy will have no further effect. If you attend the meeting, you may vote in person, if you wish, even though you previously mailed your proxy.

                                          Very truly yours,

                                          /s/ Andrew Lozyniak
                                          Andrew Lozyniak
                                          CHAIRMAN OF THE BOARD
                                          AND PRESIDENT

                        DYNAMICS CORPORATION OF AMERICA
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 16, 1997

To the Shareholders of Dynamics Corporation of America:

    The 1997 annual meeting of Dynamics Corporation of America (the "DCA Shareholders Meeting") will be held at 10:30 a.m., local time, on October 16, 1997 at the Greenwich Library, West Putnam Avenue at Deerfield Drive, Greenwich, Connecticut, for the following purposes:

    1. To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of July 17, 1997 (the "Merger Agreement"), among DCA, CTS Corporation ("CTS") and CTS First Acquisition Corp., a wholly owned subsidiary of CTS ("Sub"), pursuant to which, among other things, DCA will merge (the "Merger") with and into Sub. In the Merger, subject to certain exceptions, each share of DCA Common Stock ("DCA Shares") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive, at the holder's election, either $58.00 in cash (subject to proration) or 0.88 (the "Exchange Ratio") fully paid and non-assessable shares of CTS Common Stock ("CTS Shares"). In connection with the Merger, CTS declared a stock split in the form of a 1:1 stock dividend (the "Stock Split") to shareholders of record on October 24, 1997, subject to certain conditions, including the completion of the Merger. DCA shareholders are entitled to dissenters' rights in the Merger under New York law as described in the Joint Proxy Statement/Prospectus accompanying this notice.

    2. To consider and vote on the election of directors to the DCA Board of Directors, four in the class of directors whose term expires at the 2000 annual meeting of DCA shareholders, one in the class of directors whose term expires at the 1998 annual meeting of DCA shareholders and one in the class of directors whose term expires at the 1999 annual meeting of DCA shareholders.

    3. To consider and vote on the ratification of the appointment of Ernst & Young LLP ("Ernst & Young"), as DCA's independent auditors for 1997.

    4. To transact such other business as may properly come before the DCA Shareholders Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

    Information regarding the matters to be acted upon at the DCA Shareholders Meeting is contained in the Joint Proxy Statement/Prospectus accompanying this notice. A copy of the Merger Agreement is attached as Annex A thereto. The Joint Proxy Statement/Prospectus and the Annexes thereto form a part of this Notice.

    The close of business on September 5, 1997 is the record date ("DCA Record Date") for determining the holders of DCA Shares entitled to receive notice of, and to vote at, the DCA Shareholders Meeting and any adjournments or postponements thereof.

    The adoption of the Merger Agreement requires the affirmative vote of at least two-thirds of the DCA Shares outstanding as of the DCA Record Date and the approval of the remaining proposals requires the affirmative vote of the holders of record of a majority of the DCA Shares present in person or by proxy and entitled to vote at the DCA Shareholders Meeting.

    DCA originally scheduled its 1997 annual shareholders meeting for May 2, 1997 and sent to shareholders proxy materials relating thereto. That meeting was postponed to October 16, 1997 in order to permit DCA shareholders to consider the Merger and other matters described in the accompanying Joint Proxy Statement/ Prospectus, which supersedes the prior proxy materials in their entirety.

                                       By order of the Board of Directors,

                                       /s/ Henry V. Kensing
                                       Henry V. Kensing
                                       SECRETARY

Greenwich, Connecticut
September 2, 1997

                      PRELIMINARY JOINT PROXY STATEMENT OF
                                CTS CORPORATION
                                      AND
                        DYNAMICS CORPORATION OF AMERICA
           SPECIAL AND ANNUAL MEETINGS, RESPECTIVELY, OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 16, 1997
                            ------------------------

                                 PROSPECTUS OF
                                CTS CORPORATION
                            ------------------------

    This Joint Proxy Statement/Prospectus is being furnished to all holders ("CTS Shareholders") of Common Stock of CTS Corporation ("CTS") and to all holders ("DCA Shareholders") of Common Stock of Dynamics Corporation of America ("DCA") in connection with the solicitation of proxies by the respective Boards of Directors of CTS and DCA for use at the respective special and annual shareholders meetings (including any adjournments or postponements thereof, respectively, the "CTS Shareholders Meeting," the "DCA Shareholders Meeting" and, together, the "Shareholders Meetings") to be held on October 16, 1997.

    At the CTS Shareholders Meeting, CTS Shareholders will be asked to consider and vote on (i) the issuance of CTS Shares in the Merger and related CTS charter amendments referred to below and (ii) the grant of stock options (the "Options") to certain executive officers of CTS and DCA. CTS cannot complete the Merger unless certain amendments (the "CTS Charter Amendments") to CTS' articles of incorporation described in "The Merger -- The CTS Charter Amendments" are approved, and the CTS Charter Amendments will not become effective unless the issuance of CTS Shares in the Merger is approved by CTS Shareholders. Accordingly, the approval of the issuance of the CTS Shares in the Merger and the Charter Amendments are being presented at the CTS Shareholders Meeting as a single proposal (the "CTS Merger Proposal"). Adoption of each of the foregoing proposals requires approval by a majority of the votes cast by holders of record of the outstanding shares of CTS common stock ("CTS Shares") present in person or represented by proxy and entitled to vote at the CTS Shareholders Meeting. In the case of the CTS Merger Proposal, the total votes cast (whether for or against) must represent a majority of the CTS Shares outstanding and entitled to vote on the Record Date. DCA has owned CTS Shares for more than ten years and currently owns 43.9% of the CTS Shares and 30.3% of the CTS Shares having voting rights. DCA has agreed to vote all such voting CTS Shares in favor of each of the matters expected to be considered at the CTS Shareholder Meeting. Accordingly, CTS Shareholder approval of each of those matters will be assured if holders of 28.4% of the CTS Shares not owned by DCA likewise so vote.

    At the DCA Shareholders Meeting, DCA Shareholders will be asked to consider and vote on (i) the adoption of the Merger Agreement, (ii) the election of six directors to DCA's Board of Directors (the "DCA Board") in the classes of directors whose terms expire at the 2000, 1998 and 1999 annual meetings of DCA Shareholders, and (iii) the ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as DCA's independent auditors for 1997. The adoption of the Merger Agreement by DCA requires the affirmative vote of two-thirds of the shares of DCA Common Stock ("DCA Shares") outstanding on the DCA Record Date. CTS has agreed to vote all DCA Shares beneficially owned by it, including DCA Shares purchased in the offer described below, in favor of adoption of the Merger Agreement. In addition, WHX Corporation ("WHX") has agreed to vote the 13.5% of the DCA Shares it beneficially owns, and DCA directors and officers owning approximately 7.1% of the DCA Shares intend to vote, in favor of adoption of the Merger Agreement. Accordingly, the Merger will be approved if holders of 30.2% of the DCA Shares not owned by CTS, WHX and the DCA officers and directors likewise so vote. The approval of the other matters to be considered at the DCA Shareholders Meeting requires the affirmative vote of a majority of the DCA Shares present in person or by proxy at the DCA Shareholders Meeting.

    A copy of the Merger Agreement is attached hereto as Annex A. The Merger is the second and final step in the acquisition of DCA by CTS pursuant to the terms of the Merger Agreement. The first step was a tender offer (the "Offer") by Sub to purchase up to 49.9% of the DCA Shares at $56.25 net per DCA Share in cash. CTS purchased 1,164,339 DCA Shares, or 30.3% of the outstanding DCA Shares pursuant to the Offer, and acquired an additional 1.4% of the DCA Shares in open-market purchases effected after the termination of the Offer. Following the Offer and in accordance with the Merger Agreement, four CTS designees became members of the 13-member DCA Board. Since prior to the Merger Agreement, two DCA officers have been members of CTS' five-member Board of Directors.

    THE ACQUISITION OF CTS SHARES PURSUANT TO THE MERGER IS SUBJECT TO VARIOUS RISKS. SEE "RISK FACTORS" ON PAGE 18.

                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------

    THE CTS SHARES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The date of this Joint Proxy Statement/Prospectus is September 2, 1997.

(CONTINUED FROM COVER PAGE)

    The entire CTS Board, as well as the members of the CTS Board who are not DCA employees (the "Unaffiliated CTS Directors") voting separately, approved the Merger Agreement and the transactions contemplated thereby, including the Offer, following a determination by the Unaffiliated CTS Directors, and also by the entire CTS Board, that such transactions were fair to and in the best interests of CTS and its shareholders (other than DCA). The CTS Board unanimously recommends that CTS Shareholders vote "FOR" the approval of the issuance of CTS Shares in the CTS Merger Proposal and the grant of Options.

    The DCA Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, and determined that such transactions are fair to, and are in the best interests of, DCA and its shareholders. The DCA Board (with CTS' designees abstaining) unanimously recommends that DCA Shareholders vote "FOR" adoption of the Merger Agreement, the election of DCA directors and the ratification of the appointment of independent auditors.

    Certain members of the respective managements and boards of DCA and CTS (including Joseph P. Walker, the Chairman and Chief Executive Officer of CTS (who also became a member of the DCA Board following the Offer), Andrew Lozyniak, the Chairman and Chief Executive Officer of DCA and a member of the CTS Board and Patrick Dorme, the Chief Financial Officer of DCA and a member of the CTS Board) have interests in the transactions contemplated by the Merger Agreement that are in addition to their interests as DCA Shareholders generally, including, in the case of Messrs. Walker and Lozyniak, options to purchase CTS Shares at $62.50 per share effective upon consummation of the Merger and, in the case of Messrs. Lozyniak and Dorme, employment agreements effective upon consummation of the Merger. See "The Merger--Interests of Certain Persons in the Merger." The DCA Board and the CTS Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. In considering the recommendations of the DCA Board and the CTS Board in respect of the Merger Agreement and the transactions contemplated thereby, the DCA Shareholders or CTS Shareholders, as the case may be, should be aware of these interests which may present actual or potential conflicts of interest.

    This Joint Proxy Statement/Prospectus also constitutes the prospectus of CTS filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of CTS Shares issuable to DCA Shareholders in the Merger. This Joint Proxy Statement/Prospectus relates to 2,314,025 CTS Shares.

    The CTS Shares and the DCA Shares are listed for trading on the New York Stock Exchange (the "NYSE"). Application has been made to the NYSE to list the CTS Shares to be issued in the Merger on the NYSE. On August 29, 1997, the last trading day prior to the date of this Joint Proxy Statement/Prospectus, the closing sale price per CTS Share as reported in the NYSE Composite Transactions Report was $81.00 and the closing sale price per DCA Share as so reported was $71.00. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR CTS SHARES AND DCA SHARES.
                            ------------------------

    DCA Shareholders have the right to dissent from the Merger and obtain the appraised fair value of their DCA Shares. Any DCA Shareholder who desires to exercise such rights must strictly comply with the procedures therefor. See Annex D and "Other Terms of the Merger and the Merger Agreement -- Dissenters' Rights."
                            ------------------------

    This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of CTS and DCA on or about September 4, 1997.

    NO PERSON HAS BEEN AUTHORIZED BY CTS OR DCA TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CTS OR DCA. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CTS OR DCA SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

    CTS and DCA are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Commission. CTS has filed with the Commission the Registration Statement under the Securities Act with respect to the CTS Shares to be issued to holders of DCA Shares in the Merger. The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information filed by CTS and DCA with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Suite 1300, Seven World Trade Center, New York, New York 10048, and at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's Web site address, http://www.sec.gov. In addition, the CTS Shares and the DCA Shares are listed on the NYSE, and material filed by CTS and DCA may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, a portion of which has been omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and the exhibits thereto for further information.

    Statements contained in this Joint Proxy Statement/Prospectus, or in any document incorporated in this Joint Proxy Statement/Prospectus by reference, referring to or summarizing the material terms of any contract or other document referred to herein or therein are qualified by reference to the copy of such contract or other document filed as an Annex or exhibit to the Registration Statement or such other document incorporated herein by reference.

    All information in this Joint Proxy Statement/Prospectus relating to CTS and its affiliates has been supplied by CTS and all information contained in this Joint Proxy Statement/Prospectus relating to DCA and its affiliates has been supplied by DCA.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) ARE AVAILABLE,

WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF CAPITAL STOCK OF CTS OR DCA, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO CTS, TO CTS CORPORATION, 905 WEST BOULEVARD NORTH, ELKHART, INDIANA 46514 (TELEPHONE NUMBER
(219) 293-7511), ATTENTION: SECRETARY OR, IN THE CASE OF DOCUMENTS RELATING TO DCA, TO DYNAMICS CORPORATION OF AMERICA, 475 STEAMBOAT ROAD, GREENWICH, CONNECTICUT 06830 (TELEPHONE NUMBER (203) 869-3211), ATTENTION: SECRETARY. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE APPLICABLE SHAREHOLDERS MEETING, REQUESTS SHOULD BE RECEIVED BY SEPTEMBER 26, 1997.

    The following documents filed with the Commission by DCA (File No. 1-7252) pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus: Form 8-A, dated January 30, 1986, as amended; Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "DCA 10-K"); Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 (the latter, the "DCA 10-Q") and Current Reports on Form 8-K, dated May 9, 1997 and May 12, 1997.

    All documents and reports filed by either CTS or DCA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of its respective Shareholders Meeting will be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                       CERTAIN FORWARD-LOOKING STATEMENTS

    This Joint Proxy Statement/Prospectus (including the documents incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to CTS and DCA that are based on the beliefs of the managements of CTS or DCA, as applicable, as well as assumptions made by and information currently available to the managements of CTS or DCA, as applicable. When used in this Joint Proxy Statement/ Prospectus, the words "anticipate," "believe," "estimate," "expect," "project," "imply," "intend" and similar expressions, as they relate to CTS, DCA, Sub or the managements of any of them, identify forward-looking statements. Such statements reflect the current views of CTS or DCA, as applicable, with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the operations and results of operations of CTS, DCA or Sub following the Merger, including as a result of competitive factors and pricing pressures, shifts in market demand and general economic conditions, assumed cost savings and other synergistic benefits of the Merger and other factors. See "Risk Factors." Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, projected, implied or intended.

                               TABLE OF CONTENTS

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                                                  PAGE
                                                ---------
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AVAILABLE INFORMATION.........................        iii

INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...................................        iii

CERTAIN FORWARD-LOOKING STATEMENTS............         iv

SUMMARY.......................................          1

RISK FACTORS..................................         18

THE SHAREHOLDERS MEETINGS.....................         20
  Date, Time and Place........................         20
  Matters to be Considered at the Shareholders
    Meetings..................................         20
  Quorum......................................         21
  Votes Required..............................         21
  Revocability of Proxies.....................         23
  Solicitation of Proxies.....................         23

THE MERGER....................................         24
  General.....................................         24
  The Offer...................................         24
  Structure of the Merger.....................         24
  Merger Consideration........................         24
  Effective Time..............................         25
  Background of the Merger....................         25
  Reasons for the Merger; Recommendations of
    the Boards of Directors...................         31
  Opinions of Financial Advisors..............         33
  Certain Federal Income Tax Consequences.....         45
  Anticipated Accounting Treatment............         47
  Interests of Certain Persons in the
    Merger....................................         47
  The CTS Charter Amendments..................         52
  Amendments to CTS Bylaws....................         53

SHAREHOLDERS AGREEMENT........................         54

OTHER TERMS OF THE MERGER AND THE MERGER
  AGREEMENT...................................         55
  Procedures for Cash Election................         55
  Proration...................................         56
  Conversion of Shares; Procedures for
    Exchange of Certificates; Fractional
    Shares....................................         56
  Conditions to the Consummation of the
    Merger....................................         57
  Termination.................................         58

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  Inducement Fee and Termination Fees.........         58
  No-Shop Covenant............................         59
  Conduct of Business Pending Merger..........         59
  Amendment and Waiver........................         60
  Expenses....................................         61
  Dividend Coordination.......................         61
  Required Regulatory Approvals...............         61
  Amendments to Rights Agreement..............         61
  Dissenters' Rights..........................         61

PRO FORMA FINANCIAL DATA......................         64

DESCRIPTION OF CTS CAPITAL STOCK..............         70
  CTS Shares..................................         70
  CTS Preferred Shares........................         70

DESCRIPTION OF DCA CAPITAL STOCK..............         71
  DCA Shares..................................         71
  DCA Preferred Shares........................         71

COMPARISON OF SHAREHOLDER RIGHTS..............         72
  Statutory Provisions........................         72
  Charter Provisions..........................         73
  Rights Plans................................         74

GRANT OF CERTAIN OPTIONS......................         76

ELECTION OF DCA DIRECTORS.....................         77

RATIFICATION OF APPOINTMENT OF DCA'S
  INDEPENDENT AUDITORS........................         80

OTHER INFORMATION REGARDING CTS...............         81
  1996 Form 10-K/A............................         81
  Credit Facilities...........................         81
  Securities Beneficially Owned by Principal
    Shareholders and Management...............         81

OTHER INFORMATION REGARDING DCA...............         85
  Security Ownership of Certain
   Beneficial Owners..........................         85
  Compliance with Section 16(a) of the
   Exchange Act...............................         85
  DCA Executive Compensation..................         86

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                                                  PAGE
                                                ---------
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EXPERTS.......................................         93

LEGAL MATTERS.................................         93

SHAREHOLDER PROPOSALS.........................         93

ANNEX A-AMENDED AND RESTATED AGREEMENT AND
  PLAN OF MERGER..............................        A-1

ANNEX B-OPINION OF WASSERSTEIN PERELLA & CO.,
  INC.........................................        B-1
                                                  PAGE
                                                ---------
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ANNEX C-OPINION OF J.P. MORGAN SECURITIES
  INC.........................................        C-1

ANNEX D-SECTIONS 910 AND 623 OF THE NYBCL.....        D-1

ANNEX E-ADDITIONAL INFORMATION REGARDING
  CTS.........................................        E-1

    CTS 1996 Annual Report on Form 10 K/A.....        E-1

    CTS Quarterly Report on Form 10-Q for the
    Quarter ended June 29, 1997...............       E-25

    CTS Quarterly Report on Form 10-Q for the
    Quarter ended March 30, 1997..............       E-38

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. SHAREHOLDERS ARE URGED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY.

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THE COMPANIES

CTS...........................  CTS, an Indiana corporation, designs, manufactures and sells a broad line of electronic components principally serving
                                original equipment manufacturers in the automotive,
                                computer, communications, instrument and controls, defense and aerospace industries. CTS' products are engineered and manufactured at 16 facilities worldwide and include
                                automotive control devices, interconnect products, frequency control devices, resistor networks and hybrid microcircuits.
                                CTS' principal executive offices are located at 905 West
                                Boulevard North, Elkhart, Indiana 46514 and its telephone
                                number is (219) 293-7511. Sub, a New York corporation, is a wholly owned subsidiary of CTS formed solely for purposes of the Offer and the Merger.

DCA...........................  DCA, a New York corporation, is a diversified manufacturer of commercial and industrial products founded in 1924. DCA's eight plants are located in California, Connecticut, Ohio
                                and Pennsylvania. Its six business units manufacture
                                electronic components, mobile vans and transportable
                                shelters for specialized electronic and medical diagnostic equipment, portable electric housewares and commercial
                                appliances, air distribution equipment, specialized
                                air-conditioning equipment and generator sets. DCA's
                                principal executive offices are located at 475 Steamboat
                                Road, Greenwich, Connecticut 06830-7197 and its telephone
                                number is (203) 869-3211.

The Combined Company..........  Following the Merger, CTS is expected to have a total market capitalization of over $425 million (based on the closing
                                sales price for CTS Shares on the last trading day
                                immediately preceding the date of this Joint Proxy
                                Statement/Prospectus and giving pro forma effect to the
                                Merger). It is anticipated that DCA's frequency control and heat dissipating businesses will be integrated into
                                complementary CTS operations, that DCA's management will
                                oversee the management of Sub's continuing operations and
                                that the Merger will result in significant costs savings
                                (estimated at $2.0 million, after tax, annually).

                                It is also anticipated that, following the Merger, the CTS
                                Board will consist of the five current members thereof, two of whom are currently officers of DCA, one of whom is CTS'
                                Chairman, President and Chief Executive Officer, and two of
                                whom are independent directors within the meaning of NYSE
                                guidelines. As promptly as practicable following the
                                effectiveness of the Merger (the "Effective Time"), CTS
                                expects to expand the CTS Board by adding at least two
                                additional directors who qualify as independent directors
                                under NYSE guidelines.


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THE SHAREHOLDERS MEETINGS

Date, Time and Place..........  The CTS Shareholders Meeting will be held at CTS' corporate headquarters located at 905 West Boulevard North, Elkhart,
                                Indiana, at 9:00 a.m., local time, on October 16, 1997.

                                The DCA Shareholders Meeting will be held at the Greenwich
                                Library, West Putnam Avenue at Deerfield Drive, Greenwich,
                                Connecticut at 10:30 a.m., local time, on October 16, 1997.

Matters to be Considered at
  the Shareholders Meetings...  At the CTS Shareholders Meeting, CTS Shareholders are being asked to consider and vote upon (i) the CTS Merger Proposal and (ii) subject to the consummation of the Merger, the
                                grant of Options to certain executive officers of CTS and
                                DCA.

                                At the DCA Shareholders Meeting, DCA Shareholders are being asked to consider and vote upon a proposal to adopt the
                                Merger Agreement, the election of directors and the
                                ratification of the appointment of DCA's independent
                                auditors for 1997. Sub's board of directors will continue to be the directors of Sub as the surviving corporation in the
                                Merger. It is anticipated that CTS' independent accountants will also be the independent accountants for Sub as the
                                surviving corporation in the Merger.

Record Date; Shares Entitled
  to Vote.....................  Only holders of record of CTS Shares and DCA Shares at the close of business on September 5, 1997 (the "CTS Record
                                Date" and the "DCA Record Date", respectively) are entitled to receive notice of and to vote at the CTS Shareholders
                                Meeting and the DCA Shareholders Meeting, respectively. As of the CTS Record Date, there were 5,249,589 CTS Shares
                                outstanding, of which 4,229,589 are entitled to vote at the
                                CTS Shareholders Meeting; as of the DCA Record Date, there were 3,837,600 DCA Shares outstanding (3,480 of which were non-voting).

Quorum........................  The required quorum for the transaction of business at both the CTS Shareholders Meeting and the DCA Shareholders
                                Meeting is a majority of the CTS Shares or DCA Shares, as
                                the case may be, outstanding on the applicable record date represented in person or by proxy and entitled to be voted at the applicable Shareholders Meeting. Abstentions and
                                broker non-votes each will be included in determining the
                                number of shares present for purposes of determining the
                                presence of a quorum.

Votes Required................  The approval of the CTS Merger Proposal and the grant of
                                Options to certain executive officers of CTS and DCA require the affirmative vote of a majority of votes cast by holders of record of CTS Shares present in person or represented by proxy and entitled to vote at the CTS Shareholders Meeting provided that, in the case of the CTS Merger Proposal, the total votes cast (whether for or against) represents at
                                least a majority of the CTS Shares outstanding on the CTS
                                Record Date and entitled to vote (the "CTS Plurality Vote").

                                The adoption of the Merger Agreement by DCA Shareholders
                                requires an affirmative vote of at least two-thirds of the
                                DCA Shares outstanding as of the DCA Record Date (a "DCA
                                Two-Thirds

                                Vote"); the election of DCA directors and ratification of
                                the appointment of DCA's independent auditors requires the affirmative vote of the holders of record of a majority of the DCA Shares present in person or represented by proxy and entitled to vote at the DCA Shareholders Meeting (a "DCA
                                Plurality Vote").

                                Holders of CTS Shares or DCA Shares entitled to vote, as the case may be, as of the applicable record date are entitled to one vote per share on each matter to be voted on at the applicable Shareholders Meeting. As of the CTS Record Date,
                                DCA beneficially owned 2,303,100 CTS Shares, which represent
                                43.9% of the issued and outstanding CTS Shares (the
                                "DCA-Owned CTS Shares"). Of the 2,303,100 DCA-Owned CTS
                                shares, 1,283,100 shares have voting rights (the "DCA-Owned
                                Voting CTS Shares"), which voting shares represent 30.3% of the CTS Shares having the right to vote at the CTS
                                Shareholders Meeting. (The remaining DCA-Owned CTS Shares
                                are non-voting because voting rights with respect to them
                                were not approved, as required by Indiana law, after they
                                were acquired in 1986.) CTS and Sub owned 1,215,264 DCA
                                Shares, or 31.7% of the DCA Shares outstanding on the DCA
                                Record Date, substantially all of which DCA Shares Sub
                                acquired in the Offer. WHX owned 516,440 DCA Shares, or
                                13.5% of the DCA Shares outstanding as of the Record Date, and officers and directors of DCA owned 7.1% of such DCA
                                Shares as of such date. DCA agreed in the Merger Agreement to vote the DCA-Owned Voting CTS Shares in favor of the
                                Merger and the grant of Options to certain executive
                                officers of CTS and DCA. CTS and WHX have agreed, and DCA's officers and directors intend, to vote all DCA Shares owned by them in favor of the Merger. Accordingly, assuming that all shares are so voted, shareholder approval of the CTS
                                Merger Proposal and the adoption of the Merger Agreement,
                                respectively, will be assured if such actions are approved by holders of 28.4% of the CTS Shares not owned by DCA and entitled to vote and 30.2% of the DCA Shares not owned by
                                CTS, WHX and DCA's directors and officers.

Shareholders Agreement........  On July 17, 1997, WHX and a wholly owned subsidiary of WHX
                                (collectively "WHX"), entered into a Shareholders Agreement with CTS and Sub (the "Shareholders Agreement"), wherein WHX
                                (i) agreed to vote all of the DCA Shares beneficially owned by them (currently 516,440 DCA Shares, or 13.5% of the
                                outstanding DCA Shares) in favor of the Merger and against any opposing transactions, (ii) agreed to vote against any actions inconsistent with the Merger, (iii) granted Sub an irrevocable proxy so to vote such DCA Shares, and (iv)
                                agreed not to sell or otherwise transfer such DCA Shares.
                                The Shareholders Agreement and WHX's obligations thereunder will terminate on the earliest to occur of (a) the Effective
                                Time, (b) the termination of the Merger Agreement, or (c)
                                October 31, 1997.

THE MERGER

The Offer.....................  The Merger is the second and final step in the acquisition of DCA by CTS pursuant to the Merger Agreement. The first
                                step was the Offer, pursuant to which Sub purchased
                                1,164,339 DCA Shares, or 30.3% of

                                the outstanding DCA Shares (together with the associated DCA
                                Share purchase rights described below), for $56.25 net per
                                DCA Share in cash. The Offer was completed on June 16, 1997.

The Merger....................  Subject to the terms and conditions of the Merger Agreement and in accordance with the New York Business Corporation Law
                                (the "NYBCL"), at the Effective Time, DCA will merge with
                                and into Sub, with Sub continuing as the surviving
                                corporation in the Merger. In addition, as of the Effective
                                Time, the CTS Charter will be amended to (i) increase the
                                authorized capital of CTS from 8.0 million CTS Shares to
                                75.0 million CTS Shares and 25.0 million preferred shares
                                (the terms of which will be as established from time to time by the CTS Board in connection with the issuance thereof),
                                (ii) increase the maximum size of the CTS Board to 15, with the exact size to be determined by the CTS Board, (iii)
                                expand CTS director and officer indemnification to the
                                extent allowed by law and to provide procedures for the
                                resolution of disputes over compliance with the applicable standard of care, and (iv) effect certain immaterial
                                conforming or technical amendments.

Conversion of Shares..........  As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of DCA Shares, each DCA Share issued and outstanding immediately prior to the Effective Time (other than DCA Shares owned by DCA or
                                CTS, or any wholly owned subsidiary of DCA or CTS, or DCA
                                Shares as to which dissenters' rights have been exercised)
                                will be converted into the right to receive, at the holder's election (the "Cash Election Option"), either $58.00 in cash
                                (the "Cash Consideration") or 0.88 fully paid and
                                nonassessable CTS Shares (except that cash will be paid in lieu of fractional shares). The Cash Consideration will be prorated to the extent that the total number of DCA Shares for which cash elections are made exceeds 49.9% of the
                                outstanding DCA Shares less the DCA Shares beneficially
                                owned by CTS prior to the Merger. At the date of the
                                printing of this Joint Proxy Statement/Prospectus, holders of approximately 18.2% of the outstanding DCA common shares would be eligible to receive cash in the Merger. In
                                connection with the Merger, CTS declared a Stock Split in
                                the form of a 1:1 stock dividend to shareholders of record on October 24, 1997 (subject to the completion of the
                                Merger). The Stock Split will not become effective if CTS
                                Shareholders do not approve the CTS Merger Proposal and the record date therefor will be postponed if the Effective Time has not occurred prior to October 24, 1997.

Cash Election Procedure.......  In order for a holder of DCA Shares to receive the Cash
                                Consideration, a properly completed Form of Election/Letter of Transmittal accompanied by certificates representing DCA
                                Shares or notice of guaranteed delivery must be received by
                                State Street Bank and Trust Company (the "Exchange Agent")
                                prior to 5:00 p.m. New York City time on October 15, 1997.
                                See "Other Terms of the Merger and the Merger
                                Agreement--Procedures for Cash Election." Holders of DCA
                                Shares who do not properly and timely elect to receive the
                                Cash Consideration will have their DCA Shares converted in the Merger into the right to receive the Stock

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                                Consideration. A Form of Election/Letter of Transmittal will be mailed to holders of DCA Shares as of the DCA Record Date as soon as practicable after the date of this Joint Proxy
                                Statement/ Prospectus.

                                The Cash Consideration may be different from the trading
                                price for DCA Shares on the NYSE from time to time prior to the Effective Time of the Merger. On August 29, 1997, the
                                last trading day prior to the date of the Joint Proxy
                                Statement/Prospectus, the closing sales price for DCA Shares as reported on the NYSE was $71.00 per share. The amount of
                                Cash Consideration is fixed at $58.00 per DCA Share,
                                regardless of changes in the market prices for DCA Shares.
                                DCA shareholders are urged to obtain current market
                                quotations for DCA Shares. See "--Comparative Stock Prices"

Proration of Cash
  Consideration...............  In the event that the aggregate number of DCA Shares electing to receive the Cash Consideration ("Electing
                                Shares") exceeds 49.9% of the DCA Shares less the DCA Shares owned by CTS and Sub (the "Maximum Cash Shares"), Electing
                                Shares will receive Cash Consideration prorated by
                                multiplying each holder's Electing Shares by the Maximum
                                Cash Shares and dividing the product by the total number of
                                Electing Shares. All Electing Shares not converted into the
                                Cash Consideration will be converted in the Merger into the
                                Stock Consideration. See "Other Terms of the Merger and the
                                Merger Agreement--Proration."

Recommendation of the CTS
  Board.......................  The CTS Board, including the Unaffiliated CTS Directors voting separately, unanimously determined that the issuance of CTS Shares in the Merger, the CTS Charter Amendments and
                                the grant of the Options are fair to and in the best
                                interests of CTS and CTS Shareholders (other than DCA), and has approved such proposals and recommends that CTS
                                Shareholders vote "FOR" approval of such proposals. In
                                making that determination, the CTS Board, and the
                                Unaffiliated CTS Directors, considered the following
                                material factors: (i) the business, financial position,
                                results of operations and prospects of CTS and DCA, and
                                potential synergies resulting from the Combination (as
                                defined below) (estimated at $2.0 million, after tax,
                                annually); (ii) the strategic fit between DCA's frequency
                                control and heat dissipating businesses and CTS' existing
                                operations, and the prospects for DCA's other operations;
                                (iii) the expectation that the Combination would be
                                accretive to CTS' net earnings in 1997 (excluding one-time transaction-related costs or charges) and thereafter; (iv)
                                historical market prices for DCA Shares and CTS Shares; (v)
                                the potential impact of the Combination on market prices for
                                CTS Shares as a result of the decrease in concentration of the ownership thereof and increase in the liquidity of the market for CTS Shares, as well as the factors described
                                above; (vi) the commitment of Andrew Lozyniak, the Chairman of the Board and Chief Executive Officer of DCA, Patrick J.
                                Dorme, the Vice President-Finance and Chief Financial
                                Officer of DCA, and Henry V. Kensing, the Vice President,
                                General Counsel and Secretary of DCA, to continue with DCA following the Merger under the terms of certain employment contracts to be effective as of the Effective Time (which
                                replace their existing employment/change-in-control
                                severance agreements with DCA); (vii) presentations by J.P.
                                Morgan Securities Inc. ("J.P. Morgan"), CTS' financial
                                advisor in connection with the Offer and the Merger
                                (together, the "Combination"); and (viii) the impact of the
                                Combination on the non-shareholder constituencies of CTS
                                (including the employees, suppliers and customers of CTS and communities in which offices or other facilities of CTS are located), which were believed to be generally favorable. In authorizing the addition of the Cash Election Option to the
                                Merger Agreement on July 17, 1997, the CTS Board considered the foregoing, as well as (i) the results of the Offer, (ii)
                                recent trading prices for CTS Shares and DCA Shares, (iii)
                                WHX's indication that it would be prepared to support the
                                Merger if the Cash Election Option were included therein,
                                and (iv) the terms of the Shareholders Agreement. For a
                                discussion of the interests that certain members of CTS
                                management and the CTS Board may have in the transactions
                                contemplated by the Merger Agreement, see "The
                                Merger--Interests of Certain Persons in the Merger."

Recommendation of the DCA
  Board.......................  Prior to the commencement of the Offer, the DCA Board carefully reviewed and unanimously determined that the
                                original Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, were fair to
                                and in the best interests of DCA and DCA Shareholders, and approved the original Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger.
                                The DCA Board (CTS' designees thereto abstaining) has also determined that the Merger Agreement, as amended to add the
                                Cash Election Option, and the transactions contemplated
                                thereby, including the Merger, are fair to and in the best interests of DCA and DCA Shareholders, and approved the
                                amended Merger Agreement and the transactions contemplated thereby, including the Merger. The DCA Board (CTS' designees thereto abstaining) recommends that DCA Shareholders vote
                                "FOR" adoption of the Merger Agreement. In approving the
                                Merger Agreement and the amended Merger Agreement and the
                                transactions contemplated thereby, the DCA Board considered the following material factors: (i) the business, results of operations, financial condition and prospects of DCA and CTS and presentations by DCA management and Wasserstein Perella
                                & Co., Inc. ("WP&Co."), DCA's financial advisor; (ii) the
                                presentations of WP&Co. at the May 9, and July 17, 1997
                                meetings of the DCA Board and the opinions of WP&Co. to the effect that, based upon and subject to the matters reviewed with the DCA Board, (a) as of May 9, 1997, the consideration to be received by DCA Shareholders in the Offer and the
                                Merger, taken together, pursuant to the Merger Agreement,
                                and (b) as of July 17, 1997, the consideration to be
                                received by DCA Shareholders in the Merger pursuant to the
                                Merger Agreement is fair to DCA Shareholders from a
                                financial point of view; (iii) that the transactions
                                contemplated by the Merger Agreement include (a) a cash
                                tender offer and Cash Election Option

                                for up to 49.9% of the outstanding DCA Shares, thereby
                                enabling those DCA Shareholders who wish to receive cash for some or (depending on the number of DCA Shares tendered) all of their DCA Shares to do so, and (b) a stock-for-stock
                                merger that would be a tax-free reorganization, thereby
                                allowing DCA Shareholders who wish to participate in the
                                future growth of the combined companies on a tax-free basis to do so; (iv) that because the Exchange Ratio is fixed, the value of the Merger Consideration will increase or decrease with increases or decreases, respectively, in the price of
                                CTS Shares; (v) the terms and conditions of the Merger
                                Agreement, including the provisions permitting DCA, prior to the expiration of the Offer (the "Offer Expiration Date"), to furnish information to and to negotiate with third
                                parties and to terminate the Merger Agreement upon the
                                payment of a $3.0 million fee (in addition to the $2.0
                                million fee paid at signing), which provisions applied
                                equally to DCA and CTS (other than that CTS would be
                                required to pay a $5.0 million fee and did not pay a fee at signing), and the belief of the DCA Board that the
                                provisions of the Merger Agreement would not deter a more
                                attractive offer for DCA; (vi) historical market prices and trading information for the DCA Shares and the CTS Shares;
                                (vii) the DCA Board's familiarity with the operations and
                                management of CTS due to DCA's significant equity ownership interest in CTS for over a decade; (viii) the strategic fit between the operations of DCA and those of CTS, including
                                (a) the ability of the two companies to combine
                                complementary product lines, reduce costs and create
                                significant synergies and (b) the financial strength and
                                flexibility, strong balance sheet and opportunities for
                                growth of the combined company; (ix) the ability of DCA
                                Shareholders to participate in the potential benefits of the combined company through ownership of approximately 36% of the CTS Shares following the Merger (assuming the purchase of 49.9% of the DCA Shares in the Offer and Cash Election
                                Feature); and (x) that, following the Merger, (a) the CTS
                                Board would continue to include two members from DCA's
                                management, (b) Mr. Lozyniak would be a member of CTS'
                                Office of the Chairman with Mr. Walker, (c) through CTS'
                                1998 annual shareholder's meeting, any new members of the
                                CTS Board elected by the CTS Board would have to be
                                unanimously elected or nominated therefor by a committee of the CTS Board consisting of, among others, Mr. Lozyniak or
                                Mr. Dorme, and (d) Messrs. Lozyniak, Kensing and Dorme would continue to be involved with the management of DCA. In
                                authorizing the addition of the Cash Election Option to the
                                Merger Agreement on July 17, 1997, the DCA Board considered the foregoing, as well as (i) the results of the Offer, (ii)
                                recent trading prices for CTS Shares and DCA Shares, (iii)
                                WHX's indication that it would be prepared to support the
                                Merger if the Cash Election Option were included therein,
                                and (iv) the terms of the Shareholders Agreement. For a
                                discussion of the interests that certain members of DCA
                                management and the DCA Board may have in the transactions
                                contemplated by the Merger Agreement, see "The Merger--
                                Interests of Certain Persons in the Merger."


                                The DCA Board makes no recommendation as to whether DCA
                                Shareholders should elect to receive cash or CTS Shares in the Merger. In that respect, DCA Shareholders should note
                                that, based on the closing price for a CTS Share on the last trading day before the date of this Joint Proxy
                                Statement/Prospectus, the value of the Stock Consideration would be $71.28 per DCA Share, but that stock prices are
                                inherently volatile and there can be no assurance as to the future value of the Stock Consideration.

Opinions of Financial
  Advisors....................  WP&Co. has rendered its written opinion to the DCA Board that, as of July 17, 1997, the consideration to be received by DCA Shareholders pursuant to the Merger Agreement is fair to the DCA Shareholders from a financial point of view. A
                                copy of the full text of the written opinion of WP&Co.,
                                which sets forth a description of the assumptions made,
                                matters considered and limitations on the review undertaken, is attached as Annex B to this Joint Proxy Statement/
                                Prospectus, is incorporated herein by reference and should be read carefully and in its entirety. DCA has agreed to pay certain fees to WP&Co. for its services in connection with the Merger, substantially all of which are contingent upon consummation of the Merger.

                                On July 17, 1997, J.P. Morgan advised the CTS Board that, as of such date, the consideration paid or to be paid by CTS in the Offer and the Merger is fair, from a financial point of view, to CTS. A copy of J.P. Morgan's written opinion, which sets forth the assumptions and qualifications made, matters considered and limitations on the review by J.P. Morgan in rendering its opinion, is attached as Annex C to this Joint
                                Proxy Statement/Prospectus and should be carefully read and in its entirety. CTS has agreed to pay certain fees to J.P.
                                Morgan for its services in connection with the Merger, a
                                substantial portion of which are contingent upon
                                consummation of the Merger.

Conditions of the Merger......  The consummation of the Merger is subject to the satisfaction or waiver of a number of conditions, including the adoption of the Merger Agreement by the requisite votes or consent of the DCA Shareholders, the approval of the CTS
                                Merger Proposal by CTS Shareholders and other customary
                                conditions.

Certain Federal Income Tax
  Consequences................  CTS and DCA expect that the Merger and the Offer, as a single integrated transaction, will qualify as a
                                reorganization under Section 368(a) of the Internal Revenue
                                Code of 1986, as amended (the "Code"). In that event, no
                                gain or loss will be recognized by DCA, CTS, Sub or any DCA
                                Shareholder in the Merger or the Offer, except in the event that cash is or was received in the Offer, upon the exercise of Dissenters' Rights, pursuant to the Cash Election Option or in lieu of any fractional CTS Shares in the Merger.

Interests of Certain Persons
  in the Merger...............  Certain directors and executive officers of each of CTS and
                                DCA have interests in the Merger that are different from, or in addition to, the interests of shareholders of CTS or DCA, as applicable, generally. Such interests relate to or arise from, among other things, the terms of the Merger Agreement providing for (i) employment agreements for Joseph P.
                                Walker, Chairman, Chief Executive Officer

                                and President of CTS (and a member of the DCA Board since
                                June 20, 1997), Andrew Lozyniak, Chairman and President of
                                DCA (and a member of the CTS Board), Patrick J. Dorme, Vice
                                President - Finance and Chief Financial Officer of DCA (and
                                a member of the CTS Board), and Henry V. Kensing, Vice
                                President, General Counsel and Secretary of DCA, (ii) the
                                award, subject to CTS Shareholder approval and completion of the Merger, of Options to Mr. Walker, Mr. Lozyniak, Stanley
                                J. Aris, Vice President-- Finance and Chief Financial
                                Officer of CTS, and Jeannine M. Davis, Vice President,
                                General Counsel and Secretary of CTS, and (iii) the
                                indemnification of existing directors and officers of CTS
                                and DCA. The employment agreements of Messrs. Lozyniak,
                                Dorme and Kensing are effective only upon completion of the
                                Merger and provide for increased salary and increased
                                severance benefits. Mr. Walker's employment agreement
                                replaced his existing employment agreement, which expired by its terms on June 24, 1997, and provides for increased
                                salary and benefits and, in certain circumstances, severance benefits upon a change in control of CTS or DCA (with a
                                gross-up for any excise tax applicable to such benefits).
                                The annual salaries and minimum bonus amounts of Messrs.
                                Walker, Lozyniak, Dorme and Kensing under their new
                                employment agreements are (1996 total cash compensation
                                indicated parenthetically); $500,004 ($342,167), $450,000
                                ($351,489), $169,944 ($161,749), and $204,468 ($192,568),
                                respectively. See "The Merger -- Interests of Certain
                                Persons in the Merger" for a description of other terms of these agreeements. The DCA Board and the CTS Board were
                                aware of these interests and considered them, among other
                                matters, in approving the Merger Agreement and the
                                transactions contemplated thereby. In considering the
                                recommendations of the DCA Board and the CTS Board in
                                respect of the Merger Agreement and the transactions
                                contemplated thereby, the DCA Shareholders or CTS
                                Shareholders, as the case may be, should be aware of these interests which may present actual or potential conflicts of interest.

Termination of the Merger
  Agreement; Inducement Fee
  and Termination Fees........  Subject to certain limitations, the Merger Agreement is subject to termination at the option of either CTS or DCA if the Merger is not consummated on or before October 31, 1997 and prior to such time upon the occurrence of certain
                                events. The Merger Agreement may also be terminated by the mutual written consent of CTS and DCA. As an inducement to
                                CTS and Sub to enter into the Merger Agreement and perform their respective obligations thereunder, on May 9, 1997, DCA paid $2.0 million to CTS. Under certain circumstances, CTS or DCA, as the case may be, may be required to pay to the
                                other a fee in the amount of $5.0 million or $3.0 million, respectively, upon the termination of the Merger Agreement.

Dissenters' Rights............  If the Merger is consummated, DCA Shareholders who follow the procedures in Section 623 of the NYBCL will be entitled to dissent from the Merger and receive payment of the "fair value" of their DCA Shares as determined in accordance with
                                Section 910 of the

                                NYBCL (such rights, "Dissenters' Rights"). However, any DCA
                                Shareholder who decides to pursue Dissenters' Rights must
                                vote against adoption of the Merger Agreement and otherwise strictly comply with the provisions specified in Section 623 of the NYBCL. A copy of Section 623 (together with a copy of
                                Section 910 of the NYBCL) is attached as Annex D to this
                                Joint Proxy Statement/ Prospectus and should be read in its entirety. CTS Shareholders do not have dissenters' rights in connection with the matters to be considered at the CTS
                                Shareholders Meeting.

DIVIDEND POLICIES

DCA...........................  In 1984, DCA established a regular semi-annual dividend rate of $0.10 per DCA Share. The Merger Agreement provides that
                                DCA may continue to pay regular semi-annual dividends until the Effective Time, and on July 30, 1997, DCA declared a
                                dividend of $0.10 per DCA Share payable on September 3,
                                1997, to holders of record on August 8, 1997.

CTS...........................  In 1996, CTS increased its quarterly dividend rate from
                                $0.15 to $0.18 per CTS Share. The Merger Agreement permits
                                CTS to continue to pay regular quarterly dividends and
                                requires CTS and DCA to coordinate their actions to assure that DCA Shareholders do not receive more than one dividend for any quarter. On August 13, 1997, CTS declared a dividend of $0.18 per CTS Share payable on October 15, 1997, to
                                holders of record on September 15, 1997. The payment of
                                dividends on CTS Shares is a matter for the discretion of
                                the CTS Board and is subject to customary restrictions
                                thereon. Following the Stock Split it is expected that the
                                CTS Board will adjust the regular quarterly dividend
                                accordingly.

SELECTED CONSOLIDATED FINANCIAL DATA OF CTS

    Set forth below is a summary of certain consolidated financial information with respect to CTS and its subsidiaries for the six months ended June 29, 1997 and June 30, 1996 and for its fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992 excerpted from financial statements presented in the CTS 10-Q, the CTS 10-K and other documents filed by CTS with the Commission and included in this Joint Proxy Statement/Prospectus as Annex E. More comprehensive financial information is included in such reports (including management's discussion and analysis of results of operations and financial position) and other documents filed by CTS with the Commission, and the financial information set forth below is qualified in its entirety by reference to such reports and other documents, and all the financial information and related notes contained therein. CTS' Quarterly Reports on Form 10-Q for the quarters ended March 30, 1997 and June 29, 1997 (the latter, the "CTS 10-Q") and Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended (the "CTS 10-K"), are attached hereto as Annex E.

                                 SIX MONTHS ENDED
                              ----------------------                   YEAR ENDED DECEMBER 31,
                               JUNE 29,    JUNE 30,   ----------------------------------------------------------
                                 1997        1996        1996        1995        1994        1993        1992
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT
  INFORMATION:
Net sales...................  $  198,751  $  164,006  $  321,297  $  300,157  $  268,707  $  236,979  $  227,391
Earnings before taxes.......      24,463      15,483      33,602      27,684      21,487      10,260       3,821
Net earnings................      15,412       9,754      21,170      17,164      13,967       1,956       1,901

PER CTS SHARE INFORMATION:
Net earnings applicable to
  CTS Shares................  $     2.92  $     1.86  $     4.03  $     3.30  $     2.70  $     0.38  $     0.37

                                                                           AT DECEMBER 31,
                                                      ----------------------------------------------------------
                                       AT JUNE 29,
                                          1997           1996        1995        1994        1993        1992
                                     ---------------  ----------  ----------  ----------  ----------  ----------

                                                             (IN THOUSANDS)
BALANCE SHEET INFORMATION:
Total current assets...............    $   143,473    $  138,201  $  126,113  $  110,667  $   97,266  $   87,376
Net property, plant and
  equipment........................         59,028        56,103      50,696      50,777      47,842      48,529
Total assets.......................        329,852       249,372     227,127     206,826     185,064     170,773
Total liabilities..................        150,526        83,140      80,874      74,971      65,861      51,401
Total shareholders' equity.........        179,326       166,232     146,253     131,855     119,203     119,372

CTS PROJECTIONS

    In the course of discussions giving rise to the Merger Agreement, representatives of CTS furnished representatives of DCA certain business and financial information that was not publicly available, including CTS' current business plan prepared prior to the initiation of discussions relating to the Merger Agreement (the "CTS Business Plan"). The CTS Business Plan included certain projections for the years 1997 through 2000 prepared solely for CTS' internal purposes. None of such projected financial information provided by CTS to DCA was prepared for publication or with a view to complying with the published guidelines of the Commission regarding projections or with the AICPA Guide for Prospective Financial Statements, and such information is being included in this Joint Proxy Statement/Prospectus solely because it was furnished to DCA in connection with the discussions giving rise to the Merger Agreement. CTS' independent accountants, Price Waterhouse LLP ("Price Waterhouse"), have neither examined nor compiled the prospective financial information set forth below and, accordingly, do not express an opinion or any other form of assurance with respect thereto. The reports of Price Waterhouse incorporated by reference in this Joint Proxy Statement/Prospectus relate to the historical financial information of CTS and do not extend to the prospective financial information and should not be read to do so.

    THE PROJECTED FINANCIAL INFORMATION SET FORTH BELOW NECESSARILY REFLECTS NUMEROUS ASSUMPTIONS WITH RESPECT TO GENERAL BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS, MANY OF WHICH ARE INHERENTLY UNCERTAIN OR BEYOND CTS' CONTROL, AND DOES NOT TAKE INTO ACCOUNT ANY CHANGES IN CTS' OPERATIONS OR CAPITAL STRUCTURE WHICH WILL RESULT FROM THE OFFER AND THE MERGER. IT IS NOT POSSIBLE TO PREDICT WHETHER THE ASSUMPTIONS MADE IN PREPARING THE PROJECTED FINANCIAL INFORMATION WILL BE VALID AND ACTUAL RESULTS MAY PROVE TO BE MATERIALLY HIGHER OR LOWER THAN THOSE CONTAINED IN THE PROJECTIONS. THE INCLUSION OF THIS INFORMATION SHOULD NOT BE REGARDED AS AN INDICATION THAT CTS, DCA OR ANYONE ELSE WHO RECEIVED THIS INFORMATION CONSIDERED IT A RELIABLE PREDICTOR OF FUTURE EVENTS, AND THIS INFORMATION SHOULD NOT BE RELIED ON AS SUCH.

    The material components of the projections included in the CTS Business Plan are as follows:

                                                               ESTIMATES FOR THE YEAR ENDING
                                                                        DECEMBER 31,
                                                         ------------------------------------------
                                                           1997       1998       1999       2000
                                                         ---------  ---------  ---------  ---------

                                                                       (IN MILLIONS)
Net sales..............................................  $   351.2  $   402.0  $   452.1  $   527.4
Cost of goods sold.....................................      262.1      298.0      335.3      389.4
Earnings before interest and taxes.....................       37.7       52.9       62.5       80.5
Net earnings...........................................       22.9       32.4       38.5       50.3

    The principal assumptions underlying the foregoing projections are as follows: (i) net sales are projected to increase at a compounded annual rate of approximately 15% over the period 1997 to 2000, based primarily on assumed increased sales of existing and new automotive, interconnect and microelectronic products; (ii) gross margin percentages are assumed to improve in 1998 and remain constant through 1999 and 2000, as CTS implements continued cost control efficiency and productivity improvements; (iii) sales per CTS employee are assumed to grow from $91,000 in 1997 to $122,000 in 2000; (iv) earnings before interest and taxes are assumed to grow from 10.7% of net sales in 1997 to 15.3% in 2000, primarily based upon the above-referenced sales increases and cost and expense controls; (v) operating expenses are assumed to be 15% of net sales in 1997 and are assumed to fall to 11% in 2000; (vi) interest expense is assumed to be essentially constant and then to drop significantly in 2000, due to a balloon payment on a term loan due at the end of 1999; and (vii) the tax rate is assumed to be CTS' current effective rate of 37%. As indicated above, the foregoing projections were prepared for CTS' internal purposes prior to the initiation of discussions relating to the Merger Agreement, do not reflect or give effect to the Offer or the Merger and transactions related thereto (including the financing for the Offer) and, accordingly, are not necessarily indicative of the results of operations of CTS following the Offer or the Merger.

SELECTED CONSOLIDATED FINANCIAL DATA OF DCA

    Set forth below is a summary of certain consolidated financial information with respect to DCA and its subsidiaries for the six months ended June 30, 1997 and 1996 and its fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992, excerpted from financial statements presented in the DCA 10-Q, the DCA 10-K and other documents filed by DCA with the Commission. More comprehensive financial information is included in such reports (including management's discussion and analysis of results of operations and financial condition) and other documents filed by DCA with the Commission, and the financial information summary set forth below is qualified in its entirety by reference to such reports and other documents, and all the financial information and related notes contained therein. The DCA 10-K, the DCA 10-Q and such other documents may be examined and copies may be obtained from the offices of the Commission or the NYSE. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                             SIX MONTHS ENDED
                                           --------------------                   YEAR ENDED DECEMBER 31,
                                           JUNE 30,   JUNE 30,   ----------------------------------------------------------
                                             1997       1996        1996        1995        1994        1993        1992
                                           ---------  ---------  ----------  ----------  ----------  ----------  ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT INFORMATION:
Net sales................................  $  66,228     61,190  $  129,206  $  114,164  $  107,700  $  106,577  $  124,898
Income (loss) from continuing operations
  before equity investment in CTS........     (1,856)*      (669)         76      1,364       5,106         168       2,886
Income (loss) from equity investment in
  CTS....................................      5,890      6,034      10,280       4,411       3,618       1,619        (442)
Income from continuing operations........      4,034      5,365      10,356       5,775       8,724       1,787       2,444
PER DCA SHARE INFORMATION:
Income (loss) from continuing operations
  before equity investments in CTS.......  $    (.48) $   (0.18) $     0.02  $     0.35  $     1.32  $     0.04  $     0.74
Income from continuing operations........       1.05       1.40        2.71        1.50        2.25        0.45        0.62
Net income...............................       1.05*      1.47        2.78        1.75        2.25        0.24        0.54

                                                                            AT DECEMBER 31,
                                          AT JUNE 30,  ----------------------------------------------------------
                                             1997         1996        1995        1994        1993        1992
                                          -----------  ----------  ----------  ----------  ----------  ----------
BALANCE SHEET INFORMATION:
Total current assets....................   $  55,248   $   49,350  $   50,793  $   49,612  $   51,195  $   54,962
Equity investment in CTS................      89,570       84,046      77,180      69,291      57,037      57,795
Total assets............................     153,659      140,736     134,301     124,177     115,364     120,288
Total liabilities.......................      34,887       25,698      28,827      24,452      22,550      27,572
Total shareholders' equity..............     118,772      115,038     105,474      99,725      92,814      92,716

------------------------

* Includes takeover defense and transaction costs of $4,168, or $1.09 per share, net of tax benefits.

DCA PROJECTIONS

    Representatives of DCA furnished to representatives of CTS certain business and financial information that was not publicly available, including certain financial projections of DCA's businesses for the years 1997 through 1999 (the "DCA Projections"). The DCA Projections were prepared solely for DCA's internal purposes. None of the projected financial information included therein was prepared for publication or with a view to complying with the published guidelines of the Commission regarding projections or with the AICPA Guide for Prospective Financial Statements, and such information is set forth herein solely because the DCA Projections were furnished to CTS in connection with the Offer and the Merger. DCA's independent auditors, Ernst & Young, have neither examined nor compiled the prospective financial information set forth below and, accordingly, do not express an opinion or any other form of assurance with respect thereto. The reports of Ernst & Young incorporated by reference in this Joint Proxy

Statement/Prospectus relate to the historical financial information of DCA, do not extend to the prospective financial information and should not be read to do so.

    THE PROJECTED FINANCIAL INFORMATION SET FORTH BELOW NECESSARILY REFLECTS NUMEROUS ASSUMPTIONS WITH RESPECT TO GENERAL BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS, MANY OF WHICH ARE INHERENTLY UNCERTAIN OR BEYOND DCA'S OR CTS' CONTROL, AND DOES NOT TAKE INTO ACCOUNT ANY CHANGES IN DCA'S OPERATIONS OR CAPITAL STRUCTURE WHICH MAY RESULT FROM THE OFFER AND THE MERGER. IT IS NOT POSSIBLE TO PREDICT WHETHER THE ASSUMPTIONS MADE IN PREPARING SUCH PROJECTED FINANCIAL INFORMATION WILL BE VALID AND ACTUAL RESULTS MAY PROVE TO BE MATERIALLY HIGHER OR LOWER THAN THOSE CONTAINED IN THE PROJECTIONS SET FORTH BELOW. NO SPECIFIC ASSUMPTIONS RELATING TO SUCH PROJECTIONS WERE FURNISHED BY DCA TO CTS, ALTHOUGH CERTAIN INFORMATION GENERALLY PERTINENT THERETO WAS FURNISHED BY DCA TO CTS IN ITS DUE DILIGENCE REVIEW. THE INCLUSION OF THIS INFORMATION SHOULD NOT BE REGARDED AS AN INDICATION THAT DCA, CTS OR ANYONE ELSE WHO RECEIVED THIS INFORMATION CONSIDERED IT A RELIABLE PREDICTOR OF FUTURE EVENTS, AND THIS INFORMATION SHOULD NOT BE RELIED ON AS SUCH.

    Set forth below are the DCA Projections presented on a consolidated basis:

                                                                          ESTIMATES FOR THE
                                                                      YEAR ENDING DECEMBER 31,
                                                                   -------------------------------
                                                                     1997       1998       1999
                                                                   ---------  ---------  ---------
                                                                        (AMOUNTS IN MILLIONS)
Net sales........................................................  $   156.7  $   171.7  $   175.9
Cost of goods sold...............................................      122.6      131.9      129.7
Earnings before interest, taxes and equity earnings from CTS.....        8.7       12.3       17.0
Net earnings before equity earnings from CTS.....................        5.5        7.8       10.7

    Set forth below are the DCA Projections for the year ending December 31, 1997 and 1998, as consolidated and modified by CTS and its representatives:

                                                                    ESTIMATES FOR THE
                                                                   YEAR ENDING DECEMBER
                                                                           31,
                                                                   --------------------
                                                                     1997       1998
                                                                   ---------  ---------
Net sales........................................................  $   148.6  $   170.9
Cost of goods sold...............................................      115.4      132.7
Earnings before interest, taxes and equity earnings from CTS.....        6.0        6.9
Net earnings before equity earnings from CTS.....................        4.3        5.0

SELECTED PRO FORMA FINANCIAL DATA

    The following unaudited pro forma financial data of CTS for the six months ended June 29, 1997 and the year ended December 31, 1996 present unaudited pro forma operating results for CTS as if the Combination, including the reacquisition by CTS of the DCA-Owned CTS Shares effected thereby, had occurred as of the beginning of each such period and the financial condition of CTS as if the Combination had occurred as of June 29, 1997. For purposes of the following pro forma financial data, the total purchase price paid by CTS in the Combination (the "Purchase Price") is estimated to be $241.5 million, consisting of the sum of (i) $68.5 million in cash for the purchase of 1,215,164 DCA Shares (assuming that no DCA Shareholders elect the Cash Election Option), (ii) $159.0 million in CTS Shares (2,622,336 DCA Shares, multiplied by the Exchange Ratio, with the product thereof multiplied by $68.91, the average closing sales price for CTS Shares during the period from three days before to three days after May 30, 1997, the last trading day prior to the date of the increase in the Offer price to $56.25 (the "Seven-Day Average Price")), and (iii) $14.0 million of transaction costs. The Purchase Price has been allocated in the following pro forma financial data to the estimated fair value of the net tangible operating assets and inventory ("Net DCA Operating Assets") and related goodwill of DCA and the DCA-Owned CTS Shares as follows: (i) Net DCA Operating Assets: $32.7 million, (ii)goodwill: $12.1 million, and (iii) DCA-Owned CTS Shares: $196.7 million (a premium of approximately 24% to the Seven-Day Average Price).

    Following the Effective Time, CTS will be required to allocate finally the Purchase Price to the fair value of DCA's assets and liabilities; such allocation will vary from the allocations in the following pro forma financial data based on various factors, including appraisals of the operating assets and liabilities of DCA, the identification and valuation of intangible assets and the final determination of the amount of goodwill. In addition, following the Effective Time, CTS will finally determine the purchase price for purposes of accounting for the Combination. The purchase price as finally determined will vary from the amounts assumed in the following pro forma financial data based on the actual transaction costs.

    For a discussion of the specific adjustments reflected in the following pro forma financial data, see "Pro Forma Financial Data" elsewhere in this Joint Proxy Statement/Prospectus. The following pro forma financial data is presented for informational purposes only and is not necessarily indicative of CTS' operating results or financial position that would have occurred had the Combination and other transactions described herein been consummated at the dates indicated, nor is it necessarily indicative of the future operating results or financial position of CTS following the Combination. The unaudited pro forma condensed consolidated financial data should be read in conjunction with the consolidated financial statements of each of CTS and DCA and the related notes thereto contained in the DCA 10-K and the DCA 10-Q, each of which are incorporated herein by reference and may be obtained in the manner described in "Available Information" and in the CTS 10-Q and the CTS 10-K, which are attached hereto as Annex E. See "Pro Forma Financial Data" and "Incorporation of Certain Documents by Reference."

                                                        SIX MONTHS ENDED       YEAR ENDED
                                                          JUNE 29, 1997     DECEMBER 31, 1996
                                                       -------------------  -----------------
                                                        (IN MILLIONS, EXCEPT PER SHARE DATA)
PRO FORMA INCOME STATEMENT DATA:
Net sales............................................       $   265.0           $   450.5
Earnings before taxes................................            22.4                29.8
Net earnings.........................................            13.7                18.8

PRO FORMA CTS SHARE DATA:
Net earnings applicable to CTS Shares................       $    2.59           $    3.57
Net earnings applicable to CTS Shares assuming Stock
  Split..............................................            1.30                1.78

                                                               AT
                                                          JUNE 29, 1997
                                                       -------------------
                                                          (IN MILLIONS)
PRO FORMA BALANCE SHEET DATA
Total current assets.................................       $   200.7
Net property, plant and equipment....................            65.6
Total assets.........................................           339.5
Total liabilities....................................           195.0
Total shareholders' equity...........................           144.5

COMPARATIVE STOCK PRICES

    CTS Shares and DCA Shares are listed on the NYSE under the symbols "CTS" and "DYA," respectively. The following table sets forth the high and low sale prices per CTS Share and DCA Share as reported in the NYSE Composite Transactions Report and certain other information for the periods indicated.

                            CTS SHARES                 DCA SHARES
                     -------------------------  -------------------------
                                        CASH                       CASH
CALENDAR QUARTER      HIGH      LOW    DIVIDENDS  HIGH     LOW    DIVIDENDS
-------------------- -------  -------  -------  -------  -------  -------
1995
  First Quarter..... $32      $27 3/8  $.15     $26 3/4  $19 1/2  $.10
  Second Quarter....  33 1/2   29 1/4  .15       24 3/4   22 1/4  -0-
  Third Quarter.....  34 1/2   29 15/16 .15      24 5/8   22 1/2  .10
  Fourth Quarter....  37 3/4   29 5/8  .15       25 7/8   21 5/8  -0-
1996
  First Quarter.....  38 5/8   36      .15       24 7/8   22 1/8  .10
  Second Quarter....  47       37 3/8  .15       27 7/8   23 1/4  -0-
  Third Quarter.....  47       40 1/2  .18       29 1/8   25      .10
  Fourth Quarter....  43       38 1/8  .18       29 1/4   27 7/8  -0-
1997
  First Quarter.....  51       40 3/4  .18       38 1/4   26 3/8  .10
  Second Quarter....  70 1/4   51 3/8  .18       62 1/4   37 3/4  -0-
  Third Quarter
  (through August
  29, 1997).........  86       68 9/16 .18       75       61      .10

    On May 9, 1997, the last full trading day before the public announcement of the Combination, the reported closing prices of CTS Shares and DCA Shares, as reported in the NYSE Composite Transactions Report, were $61 3/4 per share and $44 3/8 per share, respectively. The pro forma equivalent value of DCA Shares on May 9, 1997 was $54.34 per share. The pro forma equivalent value of DCA Shares on any date equals the closing sale price of CTS Common Stock on such date, as reported on the NYSE Composite Transactions Report, multiplied by the Exchange Ratio. On August 29, 1997, the last trading day before the date of this Joint Proxy Statement/Prospectus, the closing prices of CTS Shares and DCA Shares, as reported in the NYSE Composite Transactions Report, were $81.00 per share and $71.00 per share (pro forma equivalent value per DCA Share of $71.28 per share), respectively.

    SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE CTS SHARES AND DCA SHARES. No assurance can be given as to the market price of CTS Shares or DCA Shares as of or following the Effective Time; the market value of the CTS Shares that holders of DCA Shares receive in the Merger or that CTS Shareholders hold following the Merger may vary significantly from the prices shown above.

    The Exchange Ratio and the amount of the Cash Consideration per DCA Share are fixed and neither CTS nor DCA has the right to terminate the Merger Agreement based on changes in the market price of either party's stock. See "Risk Factors."

COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for the six months ended June 29, 1997 and for the year ended December 31, 1996 relating to CTS Shares and DCA Shares. The information presented herein should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus and the historical consolidated financial statements of CTS and DCA, including the notes thereto. See "Available Information," "Incorporation of Certain Documents by Reference," "Pro Forma Financial Data" and Annex E.

                                                                         AS OF AND FOR THE     AS OF AND FOR
                                                                         SIX MONTHS ENDED     THE YEAR ENDED
                                                                         JUNE 29, 1997(1)    DECEMBER 31, 1996
                                                                        -------------------  -----------------
CTS SHARES(2):
  Net earnings:
    Historical........................................................      $      2.92         $      4.03
    Pro forma.........................................................             2.59                3.57
  Cash dividends per CTS Share:
    Historical........................................................             0.36                0.69
    Pro forma.........................................................             0.36                0.69
  Book value per CTS Share at period end:
    Historical........................................................            34.29               31.82
    Pro forma.........................................................            27.61               24.42
DCA SHARES(3):
  Net income:
    Historical before equity earnings from CTS........................             (.48)               0.02
    Historical........................................................             1.05                2.78
    Pro forma equivalent..............................................             2.28                3.14
  Cash dividends per DCA Share:
    Historical........................................................             0.10                0.20
    Pro forma equivalent..............................................             0.32                0.61
  Book value per DCA Share at period end:
    Historical........................................................            30.94               30.19
    Pro forma equivalent..............................................            24.30               21.49

------------------------

(1) DCA's first half ends on June 30 each year.

(2) The pro forma data has been calculated assuming that the Combination occurred as of the beginning of each period presented using an 0.88 Exchange Ratio of CTS Shares for DCA Shares and the methodologies and assumptions described in "Pro Forma Financial Data" and does not give effect to the Stock Split.

(3) Pro forma equivalent data in respect of the DCA Shares has been calculated by multiplying the CTS pro forma amounts by the 0.88 Exchange Ratio.

                                  RISK FACTORS

    The risk factors discussed below should be considered (i) by DCA Shareholders, in evaluating whether to vote for the adoption of the Merger Agreement and whether to elect to receive cash or CTS Shares, and (ii) by CTS Shareholders, in evaluating whether to vote for the CTS Merger Proposal.

RISKS OF ACHIEVEMENT OF SYNERGIES AND INTEGRATION OF OPERATIONS

    Management of CTS believes that it will be able to achieve at least $2.0 million in after-tax cost savings and other synergistic benefits as a result of combining CTS and DCA in the Merger. However, there can be no assurance that such benefits will be realized. Regardless of the level of savings actually realized, the level of savings in 1997 would be affected by transaction costs, presently expected to aggregate approximately $14.0 million for CTS and DCA. The consolidation of functions, the integration of operations, systems, marketing methods and procedures and the relocation of staff present significant management challenges. There can be no assurance that such actions will be accomplished successfully or as rapidly as currently expected, or that CTS will not experience the loss of important personnel.

RISK OF FIXED EXCHANGE RATIO AND FIXED CASH CONSIDERATION

    The Exchange Ratio is expressed in the Merger Agreement as a fixed ratio and the $58.00 per DCA Share amount of the Cash Consideration available to DCA Shareholders under the Cash Election Option is also a fixed sum. Accordingly, neither the Exchange Ratio nor the amount of Cash Consideration per DCA Share will be adjusted in the event of any increase or decrease in the price of either CTS Shares or DCA Shares. The price of either CTS Shares or DCA Shares at the Effective Time may vary significantly from their prices at the date of this Joint Proxy Statement/Prospectus and at the dates of their respective Shareholders Meetings. Such variations may be the result of changes in the business, operations or prospects of CTS or DCA, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. Because the Effective Time may occur at a date later than the respective Shareholders Meetings, there can be no assurance that the price of either CTS Shares or DCA Shares on the date of their respective Shareholders Meetings will be indicative of their prices at the Effective Time. Accordingly, the market value of CTS Shares that holders of DCA Shares will receive in the Merger and the amount of the Cash Consideration per DCA Share may vary significantly from the market values of CTS Shares and DCA Shares as of the date of this Joint Proxy Statement/Prospectus. The Effective Time will occur as soon as practicable following the respective Shareholders Meetings and the satisfaction or waiver of the conditions set forth in the Merger Agreement. Shareholders of CTS and DCA are urged to obtain current market quotations for CTS Shares and DCA Shares.

RISK OF RELIANCE ON MAJOR CUSTOMERS

    CTS' 15 largest customers represented about 62%, 61% and 62% of CTS' net sales in 1996, 1995 and 1994, respectively. Sales to General Motors Corporation ("GM") represented more than 10% of CTS' net sales in each of the last three years (ranging from 15% to 18% of net sales over such period). The loss of, or reduction in, orders from GM could have a material adverse effect on CTS.

RISK OF INTERNATIONAL OPERATIONS

    Approximately 40% of CTS' net sales in 1996 to unaffiliated customers, after eliminations, were attributable to non-U.S. operations and approximately 33% of total CTS assets, after eliminations, were non-U.S. A substantial portion of these assets cannot readily be expatriated to the U.S. CTS' non-U.S. business is subject to the business risks inherent in non-U.S. operations, including the risks of expropriation, currency controls and changes in currency exchange rates and government regulations.

RISK OF SUBSTANTIAL LEVERAGE

    CTS financed a substantial portion of the Offer by borrowings under a new credit facility. See "Other Information Regarding CTS -- Credit Facilities." On a pro forma basis giving effect to the Combination and assuming that no DCA Shareholders elect to receive the Cash Consideration, CTS' total long-term debt, including the current portion thereof, would be $70.8 million, its total shareholders equity would be $144.5 million and its pro forma fixed charges coverage ratio (earnings before interest, taxes, depreciation and amortization as compared to interest on long-term debt, capital lease expense and the portion of rental expense deemed attributable to interest ("Coverage Ratio")) was 12.9x and 9.1x for the six and 12 months ending June 29, 1997 and December 31, 1996, respectively. See "Pro Forma Financial Data." CTS' total pro forma long-term debt would increase by $40.7 million if the maximum amount of Cash Consideration was paid under the Cash Election Option, its total shareholders' equity would decrease by a like amount and its coverage ratio would be 8.7x and 6.2x, respectively, for the six and 12 months ended June 29, 1997 and December 31, 1996. Neither CTS nor DCA has historically had substantial long-term debt. CTS' long-term debt resulting from the Offer and the Cash Election Option, if any, will affect CTS' future results of operations in that, among other things, substantially all of such indebtedness bears interest at variable rates. In addition, the covenants applicable to CTS under the terms of such indebtedness may restrict CTS' flexibility. See "Other Information Regarding CTS -- Credit Facilities."

    Based upon the current level of operations and anticipated cost savings, CTS believes that, after the Merger, its cash flow from operations, together with borrowings under the New Credit Facility and its other sources of liquidity, will be adequate to meet its anticipated requirements for working capital, capital expenditures, interest payments, dividends and scheduled principal payments over the next several years. There can be no assurance, however, that CTS' business will continue to generate cash flow at or above current levels or that anticipated cost savings can be fully achieved. If CTS is unable to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures, or if its future earnings growth is insufficient to amortize required principal payments out of internally generated funds, CTS may be required to restrict or terminate the payment of dividends to stockholders, refinance all or a portion of its existing debt, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained.

ANTITAKEOVER MATTERS

    CTS is an Indiana corporation and various provisions of Indiana law could have the effect of impeding or restricting a takeover bid or other change-in-control event affecting CTS. See "Comparison of Shareholder Rights." In addition, the additional authorized capital stock that would be available to CTS if the CTS Charter Amendments are approved could have antitakeover effects. See "The Merger -- The CTS Charter Amendments."

                           THE SHAREHOLDERS MEETINGS

DATE, TIME AND PLACE

    CTS. The CTS Shareholders Meeting will be held at CTS' corporate headquarters, 905 West Boulevard North, Elkhart, Indiana, at 9:00 a.m., local time, on October 16, 1997.

    DCA. The DCA Shareholders Meeting will be held at the Greenwich Library, West Putnam Avenue at Deerfield Drive, Greenwich, Connecticut, at 10:30 a.m. local time on October 16, 1997. DCA originally scheduled its 1997 annual shareholders meeting for May 2, 1997 and sent to DCA Shareholders proxy materials relating thereto. That meeting was postponed to October 16, 1997 in order to permit DCA Shareholders to consider the Merger and other matters described in this Joint Proxy Statement/Prospectus, which supersedes the prior proxy materials in their entirety.

MATTERS TO BE CONSIDERED AT THE SHAREHOLDERS MEETINGS

    CTS. At the CTS Shareholders Meeting, the CTS Shareholders are being asked to consider and to vote on the CTS Merger Proposal. CTS cannot complete the Merger unless the Charter Amendments are approved, and the Charter Amendments will not become effective unless the Effective Time occurs. Accordingly, the approval of the issuance of the CTS Shares in the Merger and the Charter Amendments are being presented at the CTS Shareholders Meeting as a single proposal. In addition, at the CTS Shareholders Meeting, the CTS Shareholders are being asked to consider and to vote on a proposal to approve the grant of Options to certain executive officers of CTS and DCA. The proposals are presented to CTS Shareholders as separate proposals and the CTS Merger Proposal is not contingent on the outcome of CTS Shareholder votes thereon. THE CTS BOARD HAS CAREFULLY REVIEWED AND UNANIMOUSLY DETERMINED THAT THE ISSUANCE OF THE CTS SHARES IN THE MERGER, THE CTS CHARTER AMENDMENTS AND THE GRANT OF THE OPTIONS AS DESCRIBED HEREIN ARE FAIR TO AND IN THE BEST INTERESTS OF CTS AND THE CTS SHAREHOLDERS AND HAS APPROVED SUCH PROPOSALS AND RECOMMENDS THAT THE CTS SHAREHOLDERS VOTE "FOR" APPROVAL OF SUCH PROPOSALS. FOR A DISCUSSION OF THE INTERESTS THAT CERTAIN MEMBERS OF CTS MANAGEMENT AND THE CTS BOARD MAY HAVE IN THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, SEE "THE MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER."

    DCA. At the DCA Shareholders Meeting, the DCA Shareholders are being asked to consider and vote upon proposals to adopt the Merger Agreement, to approve the election of six directors to the DCA Board (four in the class of directors whose term expires in 2000, one in the class of directors whose term expires in 1998 and one in the class of directors whose term expires in 1999) and the ratification of the appointment of Ernst & Young as DCA's independent auditors for 1997. PRIOR TO THE COMMENCEMENT OF THE OFFER, THE DCA BOARD CAREFULLY REVIEWED AND UNANIMOUSLY DETERMINED THAT THE ORIGINAL MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ORIGINAL MERGER, WERE FAIR TO AND IN THE BEST INTERESTS OF DCA AND THE DCA SHAREHOLDERS, AND APPROVED THE MERGER AGREEMENT. THE DCA BOARD (WITH CTS' DESIGNEES THERETO ABSTAINING) HAS ALSO DETERMINED THAT THE AMENDED MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF DCA AND DCA SHAREHOLDERS, AND APPROVED THE AMENDED MERGER AGREEMENT. ACCORDINGLY, THE DCA BOARD (WITH CTS' DESIGNEES THERETO ABSTAINING) RECOMMENDS THAT THE DCA SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT (BUT MAKES NO RECOMMENDATION AS TO WHETHER DCA SHAREHOLDERS SHOULD ELECT TO RECEIVE CASH OR CTS SHARES IN THE MERGER) AND "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE DCA BOARD AND THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS AS DESCRIBED HEREIN.

    Sub's board of directors will continue to be the board of directors of Sub as the surviving corporation in the Merger, except that it is expected that, following the Effective Time, such board will include representatives of DCA. See "The Merger -- Interests of Certain Persons in the Merger - Board Representation." It is also anticipated that CTS' independent accountants will also be the independent accountants for Sub as the surviving corporation in the Merger. For a discussion of the interests that certain members of DCA management and the DCA Board may have in the transactions contemplated by the Merger Agreement, see "The Merger--Interests of Certain Persons in the Merger."

QUORUM

    CTS. A majority of the CTS Shares issued and outstanding and entitled to vote on the CTS Record Date must be represented in person or by proxy at the CTS Shareholders Meeting in order for a quorum to be present for purposes of voting on the adoption of the proposals described above to be considered at the CTS Shareholders Meeting. In the event that a quorum is not present at the CTS Shareholders Meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. CTS Shareholders of record on the CTS Record Date are each entitled to one vote per share on each matter to be voted on at the CTS Shareholders Meeting (except for 1,020,000 of the DCA-Owned CTS Shares, which are not entitled to vote). As of the CTS Record Date, DCA beneficially owned 2,303,100 CTS Shares, which represents 43.9% of the issued and outstanding CTS Shares and 30.3% of the CTS Shares having voting rights. DCA agreed in the Merger Agreement to cause all DCA-Owned CTS Shares to be present for purposes of aiding in assuring a quorum at the CTS Shareholders Meeting. However, only the DCA-Owned Voting CTS Shares will be counted for purposes of determining the presence of a quorum. A quorum will be present at the CTS Shareholders Meeting if holders of only 15.9% of the outstanding CTS Shares not owned by DCA are present in person or represented by proxy at the CTS Shareholders Meeting. Abstentions and broker non-votes each will be included in determining the number of shares present for purposes of determining the presence of a quorum.

    DCA. Holders of a majority of the DCA Shares issued and outstanding and entitled to vote on the DCA Record Date must be present in person or represented by proxy at the DCA Shareholders Meeting in order for a quorum to be present for purposes of voting on the adoption of the Merger Agreement and the other matters expected to be considered at the DCA Shareholders Meeting. In the event that a quorum is not present at the DCA Shareholders Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. DCA Shareholders of record on the DCA Record Date are each entitled to one vote per share on each matter to be considered at the DCA Shareholders Meeting (except for 3,480 DCA Shares which are non-voting). As of the date hereof, CTS beneficially owns 1,215,264 DCA Shares. CTS and Sub agreed in the Merger Agreement and WHX (which beneficially owns 516,440 DCA Shares) agreed in the Shareholders Agreement to cause all DCA Shares beneficially owned by them to be present for purposes of aiding in assuring a quorum at the DCA Shareholders Meeting. In addition, DCA officers and directors owning 274,295 DCA Shares are expected to be present in person or represented by proxy at the DCA Shareholders Meeting. Accordingly, a quorum is expected to be present at the DCA Shareholders Meeting.

VOTES REQUIRED

    CTS. The Merger Proposal must be approved by a CTS Plurality Vote. If the CTS Shareholders do not so vote, the CTS Charter Amendment will not be adopted and the Merger will not be consummated. CTS Shareholder approval of the grant of the Options requires a CTS Plurality Vote.

    Only CTS Shareholders of record at the close of business on the CTS Record Date are entitled to receive notice of and to vote at the CTS Shareholders Meeting. On the CTS Record Date, 5,249,589 CTS Shares were issued and outstanding and held by approximately 927 CTS Shareholders of record; 4,229,589 of such CTS Shares are entitled to be voted at the CTS Shareholders Meeting.

    At the CTS Record Date, DCA owned 2,303,100 shares (1,020,000 of which are non-voting). It is expected that all of the voting CTS Shares beneficially owned by DCA will be voted for the approval of the CTS Merger Proposal and the grant of the Options.

    DCA. Under the NYBCL, the adoption of the Merger Agreement requires a DCA Two-Thirds Vote. The approval of the election of the director nominees to the DCA Board and the ratification of Ernst &

Young as DCA's independent auditors for 1997 requires a DCA Plurality Vote. Sub's board of directors will continue to be the directors of Sub as the surviving corporation in the Merger and it is anticipated that CTS' independent accountants will be the independent accountants for Sub as the surviving corporation in the Merger.

    Only DCA Shareholders of record at the close of business on the DCA Record Date are entitled to notice of and to vote at the DCA Shareholders Meeting. As of the DCA Record Date, 3,837,600 DCA Shares were issued and outstanding and held by approximately 2,835 DCA Shareholders of record.

    As of the DCA Record Date, CTS beneficially owned 1,215,264 DCA Shares. DCA Shares beneficially owned by CTS and Sub will be voted for the adoption of the Merger Agreement and it is expected that such DCA Shares will be voted for the approval of the election of the director nominees to the DCA Board and the ratification of the appointment of Ernst & Young as DCA's independent auditors for 1997. In addition, pursuant to the Shareholders Agreement, WHX has agreed to vote the 13.5% of the DCA Shares it beneficially owns and DCA directors and officers intend to vote the approximately 7.1% of the DCA Shares they beneficially own in favor of adoption of the Merger Agreement. See "Shareholders Agreement."

VOTING OF PROXIES

    Shares represented by all properly executed proxies received in time for the Shareholders Meetings will be voted at such Shareholders Meetings in the manner specified by the holders thereof. With respect to proxies to vote CTS Shares, properly executed proxies that do not contain voting instructions will be voted for the approval of (i) the CTS Merger Proposal, and (ii) the grant of Options. With respect to proxies to vote DCA Shares, properly executed proxies that do not contain voting instructions will be voted in favor of adoption of the Merger Agreement, the election of the directors nominated by the DCA Board and the ratification of the appointment of the independent auditors.

    CTS Shares or DCA Shares represented at the applicable Shareholders Meeting but not voting, including CTS Shares or DCA Shares, as the case may be, for which proxies have been received, but with respect to which holders of shares have abstained on any matter, will be treated as present at the applicable Shareholders Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

    For voting purposes at the Shareholders Meetings, only shares affirmatively voted in favor of a proposal (including properly executed proxies not containing voting instructions) will be counted as favorable votes for such proposal. With respect to the proposal to adopt the Merger Agreement, the failure of DCA Shareholders to submit a proxy (or to vote in person) or the abstention from voting will have the same effect as a vote against such proposal. In addition, under the applicable rules of the NYSE, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to the proposal to adopt the Merger Agreement in the absence of specific instructions from such customers ("broker nonvotes"). Accordingly, with respect to the proposal to adopt the Merger Agreement, broker nonvotes will also have the same effect as votes against such proposal.

    The persons named as proxies by a CTS or DCA Shareholder may, as the case may be, propose and vote for one or more adjournments or postponements of the applicable Shareholders Meeting, including adjournments to permit further solicitations of proxies in favor of any proposal. However, no proxy that is voted against the proposal to adopt the Merger Agreement will be voted in favor of any such adjournment or postponement.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed CTS or DCA form of proxy does not preclude a shareholder from voting in person. A shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of CTS (in the case of a CTS Shareholder) or the Secretary of DCA (in the case of a DCA Shareholder) a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing at the applicable Shareholders Meeting and voting in person at such Shareholders Meeting. Attendance at the applicable Shareholders Meeting will not, in and of itself, constitute revocation of a proxy.

SOLICITATION OF PROXIES

    Each of CTS and DCA will bear the cost of the solicitation of proxies from its own shareholders, except that CTS and DCA will share equally the cost of printing this Joint Proxy Statement/Prospectus and the applicable fees associated with the filing of this Joint Proxy Statement/Prospectus with the Commission. In addition to solicitation by mail, the directors, officers and employees of CTS and DCA and their respective subsidiaries may solicit proxies from shareholders of such company by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and CTS and DCA will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

    MacKenzie Partners and Morrow & Co. will assist in the solicitation of proxies by CTS and DCA, respectively. Such firms will receive customary fees for their services.

    DCA SHAREHOLDERS SHOULD NOT SEND THEIR DCA SHARE CERTIFICATES IN WITH THEIR PROXY CARDS. DCA SHAREHOLDERS ELECTING TO RECEIVE THE CASH CONSIDERATION WILL BE REQUIRED TO SEND THEIR DCA SHARE CERTIFICATES OR A NOTICE OF GUARANTEED DELIVERY WITH THE FORM OF ELECTION/LETTER OF TRANSMITTAL, WHICH WILL BE MAILED TO DCA SHAREHOLDERS AS SOON AS PRACTICABLE AFTER THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. SEE "THE MERGER--PROCEDURES FOR CASH ELECTION."

                                   THE MERGER

GENERAL

    This section of the Joint Proxy Statement/Prospectus contains certain information relevant to the proposed Merger and the Merger Agreement. Certain technical terms of the Merger Agreement are described in "Other Terms of the Merger and the Merger Agreement." While all material terms of the Merger and the Merger Agreement are described herein, the description of the Merger and the Merger Agreement contained in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Annex A and which is incorporated herein by reference. DCA Shareholders and CTS Shareholders are urged to read the Merger Agreement carefully and in its entirety.

THE OFFER

    The Merger Agreement contemplated the commencement of the Offer and prescribed the conditions to the consummation of the Offer. Pursuant to the Offer, Sub purchased 1,164,339 DCA Shares, or 30.3% of the outstanding DCA Shares (together with the associated DCA share purchase rights), at the price of $56.25 net per DCA Share in cash. The Offer was completed on June 16, 1997.

STRUCTURE OF THE MERGER

    Subject to the terms and conditions of the Merger Agreement and in accordance with the NYBCL, DCA will merge with and into Sub at the Effective Time. Sub will be the surviving corporation in the Merger and will be a wholly owned subsidiary of CTS. In addition, at the Effective Time, the CTS Charter will be amended to, among other things, (i) increase the authorized capital of CTS from 8.0 million CTS Shares to 75.0 million CTS Shares and 25.0 million preferred shares (the terms of which will be established from time to time by the CTS Board in connection with the issuance thereof), (ii) increase the maximum and minimum size of the CTS Board to 15 and three, respectively, with the exact size to be determined by the CTS Board, and (iii) expand the required director and officer indemnification to the extent allowed by law and to provide procedures for the resolution of disputes over compliance with applicable standards of care.

MERGER CONSIDERATION

    As of the Effective Time, by virtue of the Merger and without any action on the part of any DCA Shareholder, each DCA Share issued and outstanding prior to the Effective Time (other than DCA Shares owned by DCA, CTS or any of their wholly owned subsidiaries or DCA Shares as to which Dissenters' Rights have been exercised), will be converted into the right to receive, at the holder's election, $58.00 in cash or 0.88 fully paid and nonassessable CTS Shares (the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration")(except that cash will be paid in lieu of fractional shares as described under "Other Terms of the Merger and the Merger Agreement -- Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares"). The Cash Consideration will be prorated to the extent that the total number of DCA Shares for which cash elections are made exceeds 49.9% of the outstanding DCA Shares less the DCA Shares owned by CTS immediately prior to the Effective Time. At the date of the printing of this Joint Proxy Statement/Prospectus, holders of approximately 18.2% of the outstanding DCA common shares would be eligible to receive cash in the Merger. As of the Effective Time, all DCA Shares will no longer be outstanding, will automatically be cancelled and retired and will cease to exist, and each holder of a certificate formerly representing any DCA Shares (a "DCA Share Certificate") will cease to have any rights in respect thereto except the right to receive the Merger Consideration and any cash in lieu of fractional shares and, if applicable, Dissenters' Rights. Any DCA Shares owned immediately prior to the Effective Time by DCA, CTS or any of their wholly owned subsidiaries will be cancelled. In connection with, and subject to completion of, the Merger, CTS declared a Stock Split in the form of a 1:1 stock dividend payable to CTS Shareholders of record on October 24, 1997. The record date therefor will be postponed if the Effective Time has not occurred prior to October

24, 1997. See "Other Terms of the Merger and the Merger Agreement -- Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares."

EFFECTIVE TIME

    The Effective Time will be the time of the filing of a Certificate of Merger with the Secretary of State of the State of New York or such later time as is agreed upon by CTS and DCA and specified in such Certificate of Merger. The filing of the Certificate of Merger will occur as soon as practicable on or after the Closing Date. The Closing Date will be no later than the second business day after satisfaction or waiver of the conditions to the consummation of the Merger unless another date is agreed to in writing by DCA and CTS. See "Other Terms of the Merger and the Merger Agreement -- Conditions to the Consummation of the Merger."

BACKGROUND OF THE MERGER

    On March 27, 1997, WHX sent a letter to DCA proposing to acquire DCA in a merger in which all of the outstanding DCA Shares would be converted into the right to receive $40 per share in cash (the "WHX Merger Proposal"). In its March 27, 1997 letter, WHX stated it had no interest in increasing the equity stake which DCA holds in CTS, or in changing the nature of the current relationship between DCA and CTS. WHX also stated that it would be prepared to increase its offer to DCA if additional information demonstrated that a higher price was warranted, and asked DCA to respond by the close of business on the next day (which was Good Friday). Later that day, Mr. Lozyniak advised WHX that he would not be able to review the WHX Merger Proposal with the DCA Board until the following week and would communicate further with WHX promptly thereafter.

    On March 31, 1997, WHX announced an offer to purchase up to 649,000 DCA Shares, subject to downward adjustment, at a price of $40 per share in cash (the "Initial WHX Tender Offer"). WHX also filed preliminary proxy materials with the Commission on March 31, 1997 relating to the solicitation of proxies by WHX for use at the DCA Shareholders Meeting to (i) elect four WHX nominees to the DCA Board, (ii) adopt changes to DCA's By-laws to (a) permit holders of at least 9.9% of the outstanding DCA Shares to call a special meeting of shareholders and
(b) permit the removal of directors at any time with or without cause, and (iii) repeal any By-law changes adopted by the DCA Board after March 14, 1997 and prior to the adoption of such resolution.

    To obtain advice and assistance in considering the WHX Merger Proposal and the Initial WHX Tender Offer or an alternative business combination, DCA engaged WP&Co. as its financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps") as its outside counsel.

    On April 5, 1997, Joseph P. Walker, on behalf of CTS, and Andrew Lozyniak, on behalf of DCA, met to discuss a possible business transaction. Mr. Walker indicated a price range of $45.00 per DCA Share, payable in CTS Shares and cash, for such a transaction. Mr. Lozyniak indicated in this meeting that he would be willing to instruct DCA's advisors to pursue further discussions of a possible transaction, but did not respond to Mr. Walker's price indication.

    To obtain advice and assistance in considering possible strategic benefits that could result from a business combination and the issues that would be required to be considered if such a transaction were to be pursued, CTS engaged J.P. Morgan as CTS' financial advisor pursuant to an engagement letter dated April 9, 1997, Sommer & Barnard as counsel in respect to matters of Indiana law and possible litigation and Jones, Day, Reavis & Pogue ("Jones Day") as transactional counsel. From April 16, 1997 through April 25, 1997, representatives of J.P. Morgan met on various occasions with certain members of senior management of DCA and representatives of WP&Co. to discuss certain aspects of the business, operations and prospects of DCA. In connection therewith, representatives of DCA furnished J.P. Morgan certain DCA projections.

    On April 9, 1997, WHX amended the Initial WHX Tender Offer (as amended, the "Second WHX Tender Offer"), among other things, to increase the tender offer price and WHX Merger Proposal price to

$45 per DCA Share. In an effort to move forward from the discussions conducted at the April 5, 1997 meeting, representatives of CTS delivered to representatives of DCA a draft merger agreement on April 9, 1997. In response, representatives of DCA informed representatives of CTS that, while DCA was not prepared at that time to commence negotiations of the detailed terms of a business combination transaction, the proposed draft merger agreement was unacceptable, particularly provisions therein requiring DCA to grant to CTS an option on the CTS Shares beneficially owned by DCA, a ten-year standstill that would operate regardless of whether the transaction closed and a fiduciary-out provision that was limited to superior acquisition proposals meeting specified criteria.

    On April 9 and April 11, 1997, the DCA Board met to discuss the Second WHX Tender Offer and possible actions to be taken by DCA. At the April 11, 1997 meeting, the DCA Board unanimously rejected the Second WHX Tender Offer as inadequate and not in the best interests of the DCA Shareholders and unanimously recommended that DCA Shareholders reject the Second WHX Tender Offer and not tender their shares pursuant thereto. In reaching its determination to reject the Second WHX Tender Offer, the DCA Board considered a number of factors, including the opinion of WP&Co. to the effect that, based upon and subject to the matters reviewed with the DCA Board, the $45 per share cash consideration offered to holders of DCA Shares pursuant to the Second WHX Tender Offer was inadequate from a financial point of view to such holders. DCA did not respond to CTS' $45 price indication, as communicated to Mr. Lozyniak by Mr. Walker at their April 5, 1997 meeting, but unanimously determined to reject the Second WHX Tender Offer because DCA was required by the federal securities laws to disclose a position to DCA Shareholders with respect to the Second WHX Tender Offer but was not under a similar obligation with respect to CTS' preliminary price indication.

    At the April 11, 1997 meeting, the DCA Board also determined to explore alternative transactions to maximize DCA Shareholder value, including a possible business combination with CTS. DCA's management and advisors believed that value could best be maximized by exploring third party alternatives prior to holding discussions with WHX in order to strengthen DCA's bargaining position with WHX. As a result of discussions between CTS and DCA, CTS thereafter made a proposal, which included both cash and CTS stock, that was much more attractive than the WHX offer and, in connection with its proposal, CTS required that DCA negotiate exclusively with CTS. Therefore, the DCA Board did not communicate with WHX due to (i) the fact that there could be no assurance that DCA and WHX could agree as to the final terms of a merger agreement, (ii) WP&Co.'s opinion as to the fairness of the consideration provided for in the Merger Agreement, and (iii) the DCA Board's belief that the break-up fee and other features of the Merger Agreement would not deter a more attractive offer from WHX or any other third party to acquire DCA.

    At the April 11, 1997 meeting, the DCA Board also (i) postponed the DCA Shareholders Meeting to August 1, 1997, (ii) added two directors to the DCA Board (resulting in the DCA Board being divided into three, rather than two, classes), (iii) amended DCA's By-laws to (a) eliminate the DCA Shareholders' ability to remove directors without cause, (b) raise to two-thirds the percentage of DCA Shares needed to call a special meeting of shareholders, (c) add advance notice provisions for DCA Shareholders to nominate persons for election to the DCA Board or to propose business at annual or special DCA Shareholders' meetings, and (d) remove an inconsistent, and ineffective, provision purporting to allow the holders of a majority of the DCA Shares to amend DCA's By-laws (DCA's Restated Certificate of Incorporation, as amended (the "DCA Charter"), which controls over the By-laws, provides for an 80% vote to amend DCA's By-laws), and (iv) approved certain employee benefits matters. As a result of these actions, it will take at least two annual meetings to replace a majority of the DCA Board. As discussed below, WHX has challenged the validity of certain of these actions in litigation.

    At an April 11, 1997 meeting, the CTS Board considered, on a preliminary basis, alternatives that may be available to it in the circumstances (Messrs. Lozyniak and Dorme having excused themselves from such discussion), including the matters discussed in the meeting between Messrs. Walker and Lozyniak at their April 5, 1997 meeting.

    On April 14, 1997, DCA commenced litigation against WHX in Federal District Court in Connecticut (the "Connecticut Court") alleging, among other things, violations of the federal securities laws. On April 17, 1997, WHX filed a counterclaim in the action pending in the Connecticut Court seeking a declaratory judgment that Article XV of the DCA Charter is invalid and unenforceable. Article XV provides, in general, that 80% of the outstanding voting stock of DCA is required to approve a merger of DCA with another person if the other person is the "beneficial owner" of 5% or more of the outstanding voting stock of DCA unless the DCA Board approves such a merger before the acquisition of such ownership. The NYBCL only requires a two-thirds approval by shareholders.

    Subsequently, WHX amended its counterclaim, among other things, to challenge certain actions taken by the DCA Board at its April 11, 1997 meeting. In particular, WHX alleged that (i) increasing the number of directors from seven to nine and the number of classes of directors from two to three, which also had the effect of lengthening the term of certain directors, violated the DCA Charter and/or the NYBCL or was otherwise illegal because it impeded shareholder voting rights and entrenched management, (ii) failure to redeem the DCA Rights Plan to make it inapplicable to the WHX Tender Offer violated the DCA Board's fiduciary duties under New York law and (iii) postponement of the DCA Shareholders Meeting to August 1, 1997, violated the NYBCL.

    On April 14, 1997, DCA and CTS signed a confidentiality agreement providing that, subject to the terms of the agreement, each company would keep confidential certain non-public information furnished by the other. Starting April 16, 1997, representatives of DCA, including representatives of WP&Co. and financial and operational executives of DCA, commenced discussions with representatives of CTS, including representatives of J.P. Morgan, concerning the operations of DCA and areas of potential synergy between DCA and CTS.

    On April 16, 1997, Mr. Walker, Mr. Lozyniak and representatives of J.P. Morgan, WP&Co., Jones Day and Skadden Arps met to discuss a potential business combination transaction. The specific price proposed by CTS to be paid therein was not discussed at that meeting. On April 17, 1997, representatives of CTS informed representatives of DCA that the price proposed to be paid by CTS was at $50.00 per DCA Share, consisting of approximately 50% cash and approximately 50% CTS Shares. This proposal of CTS was rejected by representatives of DCA in a conference call with representatives of CTS later that day.

    The CTS Board met on April 24, 1997. At this meeting, the CTS Board determined that it would be appropriate to establish a directorate committee comprised of the two CTS directors who were not employed by either CTS or DCA to facilitate discussions of a possible business combination transaction between CTS and DCA (the "CTS Board Committee"). On April 25, 1997, the originally scheduled day of the CTS Shareholders Meeting, representatives of DCA and of other CTS Shareholders discussed the possible adjournment of the CTS Shareholders Meeting. Following discussions between representatives of CTS and DCA, the CTS Shareholders Meeting was adjourned to June 16, 1997.

    On April 29, 1997, the Connecticut Court entered a preliminary injunction against WHX in connection with the Initial WHX Tender Offer. The Connecticut Court ordered WHX to make further and complete disclosures on certain issues and to extend its tender offer for an additional 20 days.

    On April 30, 1997, WHX amended the Second WHX Tender Offer to provide that WHX is offering to purchase any and all outstanding DCA Shares and to condition its tender offer on the inapplicability of the DCA Rights Plan and Section 912 of the NYBCL, which prohibits certain transactions, including mergers, between a New York corporation, such as DCA, and a shareholder that beneficially owns 20% or more of the outstanding voting stock of such corporation for a period of five years after the acquisition of such ownership, unless the acquisition of such ownership is approved in advance by the board of directors of the company (as so amended, the "Third WHX Tender Offer"). The Third WHX Tender Offer was scheduled to expire on May 27, 1997.

    During April 29-30, 1997, the CTS Board Committee received presentations from WP&Co. and J.P. Morgan as to such firms' views regarding DCA and CTS and the possible terms of a business combination transaction involving the two companies. In addition, the CTS Board Committee conducted discussions with representatives of CTS and DCA with respect to other matters relevant to a possible business combination transaction.

    On April 30, 1997, DCA executed a confidentiality agreement with a substantial multinational entity that has existing relationships with CTS and has from time to time indicated a desire to pursue a substantial equity investment, business combination or other transaction with CTS (the "Third Party"). The confidentiality agreement contained an 18 month standstill provision that prohibited the Third Party from, among other things, making any proposal to acquire securities or assets of DCA. Thereafter, representatives of DCA met with representatives of the Third Party and provided the Third Party with certain information concerning DCA. Representatives of CTS had engaged in preliminary discussions with representatives of the Third Party on April 29, 1997.

    On May 1, 1997, representatives of J.P. Morgan met with representatives of WP&Co. and informally discussed a possible $55.00 per DCA Share offer for DCA, with approximately 50% of the consideration in cash and 50% in CTS Shares. A meeting of the CTS Board was held on May 2, 1997, at which the status of efforts regarding the possible business combination with DCA was reviewed with the CTS Board (Messrs. Lozyniak and Dorme having excused themselves from such discussion). It was the consensus of the Unaffiliated CTS Directors that the parties should continue to pursue a possible business combination transaction with DCA. Commencing on May 5, 1997, representatives of DCA and CTS engaged in substantially continuous negotiations of the terms for such a transaction, including definitive documentation.

    The DCA Board met on May 7, 1997 to discuss the status of negotiations and the terms of a possible transaction with CTS. The DCA Board also adopted an amendment to the DCA Rights Plan to prevent the Rights from separating from the DCA Shares as a result of WHX amending its offer to purchase any and all DCA Shares.

    On May 7, 1997, a meeting of the CTS Board was held at which the possible business combination with DCA was reviewed with the assistance of J.P. Morgan, Sommer & Barnard and Jones Day. The presentations to and discussions by the CTS Board (Messrs. Lozyniak and Dorme having excused themselves therefrom) were wide-ranging and detailed, and included, among other things, (i) a presentation by Sommer & Barnard regarding the duties of directors in considering a possible business combination, (ii) a review by senior management of the discussions conducted to date with representatives of DCA, (iii) a detailed review by Jones Day of the draft merger documentation and the status of discussions thereon between the parties, (iv) a review by senior management as to how a combination could be implemented, including the expected composition of the board of directors and senior management of the combined company, and (v) a presentation by J.P. Morgan of its preliminary views of the possible transaction. The CTS Board also received presentations regarding the terms of the DCA Employment Contracts and the CEO Employment Contract (as such terms are defined in "--Interests of Certain Persons in the Merger").

    The CTS Board also met in the morning of May 9, 1997. At that meeting, the CTS Board as an entirety, and the Unaffiliated CTS Directors separately, approved the Combination.

    Later in the morning of May 9, 1997, DCA received a letter from the Third Party proposing to acquire DCA at $54 per share in cash, subject to a number of conditions, including satisfactory completion of financial, legal, tax and environmental due diligence (which was not a condition in the Combination), exclusive negotiation between DCA and the Third Party regarding the acquisition of DCA (which would have required the cessation of negotiations between DCA and CTS) and a $10 million break-up fee (the "Third Party Proposal"). The Third Party did not indicate whether the $54 per share price was negotiable. The Third Party also sent a letter to CTS that same morning indicating an intention to pursue the possible acquisition of DCA and a desire to work with CTS' management in connection therewith.

    Representatives of CTS contacted representatives of DCA in the morning of May 9, 1997 to report that CTS had approved the Merger Agreement earlier that morning, that CTS had received the above-described letter from the Third Party, that CTS believed that the Merger Agreement had been substantially negotiated and could be signed later that day, that CTS had invested substantial time and effort negotiating with DCA and that CTS did not wish to invest further time and effort discussing a transaction with DCA if DCA were not willing to sign a Merger Agreement on the terms which had been discussed. Accordingly, representatives of CTS informed representatives of DCA that CTS would terminate further discussions of a business combination if the Combination were not approved by DCA and the Merger Agreement were not signed that day. Representatives of CTS also said that CTS would not increase the consideration it was proposing in the Combination. In light of the Third Party Proposal, representatives of DCA proposed that CTS reduce the break-up fee contemplated by the draft merger documents which the parties had been discussing. CTS agreed in these discussions to reduce the fee to $2 million upon signing and $4 million under certain circumstances.

    Later that day, the DCA Board met to continue the discussions begun on May 7, 1997 regarding a possible business combination transaction with CTS. At the meeting, the DCA Board considered the Third Party Proposal, the Third WHX Tender Offer and CTS' proposal. The DCA Board received a presentation by representatives of WP&Co. relating to financial considerations with respect to the transactions contemplated by the Merger Agreement with CTS. Representatives of WP&Co. delivered the May 9 WP&Co. fairness opinion. See "-- Opinions of Financial Advisors -- WP&Co. Opinion."

    During the deliberations of the DCA Board on May 9, 1997, representatives of the Third Party sent a second letter to DCA that removed the due diligence condition in its first letter and clarified that its proposal was not subject to the consent of or approval by CTS. Representatives of DCA held further discussions with representatives of CTS regarding the break-up fee proposed by CTS, as a result of which CTS agreed to reduce the fee to $2.0 million upon the signing of the Merger Agreement and $3.0 million under certain circumstances. See "Other Terms of the Merger and the Merger Agreement -- Inducement Fee and Termination Fees."

    The DCA Board unanimously determined not to communicate with the Third Party regarding the Third Party Proposal in light of (i) the fact that, while there could be no assurance that DCA and the Third Party could agree as to the final terms of a merger agreement, DCA and CTS had substantially negotiated the terms of the Merger Agreement, (ii) CTS' statement that if the Merger Agreement were not approved that day it would terminate further discussions of a business combination transaction, (iii) WP&Co.'s opinion as to the fairness of the consideration provided for in the Merger Agreement (and the fact that representatives of WP&Co. were aware of the Third Party Proposal when they delivered such opinion), and (iv) DCA Board's belief that the break-up fee and other features of the Merger Agreement would not deter a more attractive offer to acquire DCA.

    After discussion and further analysis, at its May 9, 1997 meeting, the DCA Board unanimously determined to approve the Offer and the Merger. In addition, the DCA Board unanimously recommended that (i) DCA Shareholders who wish to receive cash for their DCA Shares accept the Offer and tender their DCA Shares pursuant thereto and (ii) DCA Shareholders vote in favor of approval and adoption of the Merger Agreement and the Merger. At the May 9, 1997 meeting, the DCA Board also reaffirmed its determination that the Third WHX Tender Offer was inadequate and not in the best interests of DCA and its shareholders and reaffirmed its recommendation to the DCA Shareholders that they reject the Third WHX Tender Offer and not tender their DCA Shares pursuant thereto. Finally, the DCA Board also adopted an amendment to the DCA Rights Plan to make it inapplicable to the Offer, the Merger and the other transactions contemplated by the Merger Agreement.

    CTS and DCA signed the Merger Agreement on the evening of May 9, 1997 and publicly announced the transaction on May 11, 1997.

    WHX sent a notice, dated May 8, 1997, to DCA, in compliance with DCA's advance-notice By-law provisions adopted on April 11, 1997 (i) nominating six persons for election to the DCA Board at DCA Shareholders Meeting and (ii) proposing that a non-binding shareholder resolution be presented to DCA Shareholders at the DCA Shareholders Meeting recommending that the DCA Board take all actions necessary, including removing any anti-takeover devices of DCA, to effect the Third WHX Tender Offer or to effect a transaction with a third party for cash consideration in excess of $45 per DCA Share. On May 9, 1997, WHX filed revised preliminary proxy materials with the Commission relating to the solicitation of proxies by WHX for use at the DCA Shareholders Meeting regarding these matters. To DCA's knowledge, WHX did not commence its proxy solicitation and such solicitation would be inconsistent with its obligations under the Shareholders Agreement. See "Shareholders Agreement."

    On May 14, 1997, a representative of WHX stated that WHX was reviewing its options with respect to DCA. On May 20, 1997, WHX extended the expiration date of the Third WHX Tender Offer to May 27, 1997 and stated that, as of the close of business on May 20, 1997, approximately 850,000 DCA Shares had been tendered pursuant to the Third WHX Tender Offer.

    On May 16, 1997, Sub commenced the Offer.

    On May 27, 1997, WHX increased its tender offer price in the Third WHX Tender Offer to $56.00 per share, net to the seller in cash, and extended the expiration date thereof to June 13, 1997 (as so amended, the "Fourth WHX Tender Offer"). On May 28, 1997, CTS and Sub delivered to DCA a letter stating that CTS and Sub believed that the current terms of the Merger Agreement, including the Offer at the $55.00 Cash Price, were clearly superior to the Fourth WHX Tender Offer and requesting that, pursuant to the terms of the Merger Agreement, the DCA Board reconfirm its approval and recommendation of the Offer, the Merger and the Merger Agreement within five business days.

    On May 29, 1997, WHX filed a counter-claim against DCA in the Connecticut Court, seeking a preliminary injunction (i) barring DCA from relying on the DCA Rights Plan plan to impede WHX from purchasing DCA Shares from DCA Shareholders in the Fourth WHX Tender Offer and (ii) directing DCA to take appropriate steps to eliminate the impediments to such offer under Section 912(b) of the NYBCL.

    On June 2, 1997, representatives of CTS and DCA met. In that meeting, representatives of CTS reiterated their belief that prior to the June 2, 1997 amendment to the Offer, the terms of the Offer and the Merger were superior to the terms of the Fourth WHX Tender Offer in that, among other things, the blended price to be paid to DCA Shareholders pursuant to the Offer and the Merger, based on the closing sales price for CTS Shares on May 30, 1997 and assuming the purchase by Sub of 49.9% of the outstanding DCA Shares pursuant to the Offer, was $57.87, compared to $56.00 per DCA Share offered in the Fourth WHX Tender Offer. However, in seeking to assure the success of the Offer, representatives of CTS informed representatives of DCA that CTS was willing either (i) to increase the Offer price to $56.25 and retain the Exchange Ratio in the Merger at 0.88 CTS Shares for each DCA Share not purchased pursuant to the Offer (such proposal, the "$56.25/0.88 CTS Proposal") or (ii) increase the Offer price to $60.00 per DCA Share, in cash, decrease the Exchange Ratio in the Merger to 0.82 CTS Shares for each DCA Share not purchased pursuant to the Offer and effect certain changes in the Merger Agreement, including (a) eliminating the condition to the Offer that 25% of the DCA Shares be tendered but amending the Merger Agreement to provide that, unless Sub purchased 49.9% of the DCA Shares pursuant to the Offer for cash, the Merger consideration would include (in Sub's discretion) up to such amount of cash as Sub would have paid had 49.9% of the Shares been validly tendered and not withdrawn, (b) permitting CTS to adopt a shareholder rights plan under which the rights could become exercisable at any time (rather than, as presently provided in the Merger Agreement, only after termination of the Merger Agreement), but would not become so exercisable prior to the termination of the Merger Agreement based on changes in ownership of the DCA Shares, and (c) providing for the parties to cooperate to postpone or adjourn CTS' 1997 annual meeting of DCA shareholders to July 31, 1997 (such proposal, the "$60.00/0.82 CTS Proposal").

    The DCA Board met on June 2, 1997 and took no action with respect to either the $56.25/0.88 CTS Proposal or the $60.00/0.82 CTS Proposal. CTS publicly announced the $56.25 Offer price on June 2, 1997.

    On June 16, 1997, the Offer was completed. Pursuant to the Offer, CTS purchased 1,164,339 DCA Shares, or 30.3% of the then-outstanding DCA Shares. Thereafter, CTS purchased 50,825 DCA Shares in

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
open-market purchase transactions, bringing CTS' beneficial ownership of DCA Shares to 31.7% of the DCA Shares outstanding on the DCA Record Date.

    On June 16, 1997, WHX announced the expiration of its cash tender offer and its acceptance for payment of 406,579 DCA Shares, bringing its ownership of DCA Shares to 516,440, or 13.5% of the DCA Shares outstanding on the DCA Record Date.

    From time to time beginning in late June 1997, representatives of CTS, WHX and DCA had informal exploratory discussions relating to the proposed Merger and the respective stock ownership interests of CTS and WHX in DCA. In those discussions, representatives of WHX indicated that WHX was considering a number of possible alternatives, including making an additional offer to acquire DCA and otherwise opposing the proposed Merger. Representatives of WHX also indicated that WHX was not prepared to consider a transaction in which all DCA Shareholders did not have an opportunity to participate, but that WHX might be prepared to support the Merger if the Merger Agreement were amended or other action was taken so that all DCA Shareholders were offered a liquidity option for a portion of their DCA Shares. Following discussions between representatives of CTS and DCA, on the one hand, and CTS and WHX, on the other hand, CTS and DCA agreed to amend the Merger Agreement to provide for the Cash Election Option and CTS and WHX agreed to the Shareholders Agreement.

    At its July 17, 1997 meeting, the DCA Board considered the factors referred to in "--Reasons for the Merger; Recommendations of the Boards of Directors" and received a presentation by representatives of WP&Co. relating to the financial considerations with respect to the transactions contemplated by the amended Merger Agreement with CTS. Representatives of WP&Co. delivered the WP&Co. fairness opinion with respect to the consideration to be received by DCA Shareholders pursuant to the amended Merger Agreement. For a discussion of all material factors presented to and considered by the DCA Board, see "--Reasons for the Merger; Recommendations of the Boards of Directors" and "--Opinions of Financial Advisors."

    THE DCA BOARD MAKES NO RECOMMENDATION AS TO WHETHER DCA SHAREHOLDERS SHOULD ELECT TO RECEIVE CASH OR CTS SHARES IN THE MERGER. SEE "--REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS."

    At the CTS Board meeting on July 17, 1997, the CTS Board considered the factors referred to in "-- Reasons for the Merger; Recommendations of the Boards of Directors," as well as a presentation from J.P. Morgan with respect to the fairness to CTS of the transactions contemplated by the Merger Agreement, including as amended to provide for the Cash Election Option, from a financial point of view. For a discussion of all material factors presented to and considered by the CTS Board, see "--Reasons for the Merger; Recommendations of the Boards of Directors" and "--Opinions of Financial Advisors."

    Following the approvals by the DCA Board and the CTS Board, the amended Merger Agreement and the Shareholders Agreement were executed on July 17, 1997 and publicly announced later that day.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    CTS. Prior to the commencement of the Offer, the CTS Board, including the Unaffiliated CTS Directors voting separately, unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer, the issuance of CTS Shares in the Merger, the CTS Charter Amendments and the grant of the Options, following a determination by the Unaffiliated CTS Directors, and thereafter by the entire CTS Board, that such transactions were fair to and in the best interests of CTS and CTS Shareholders (other than DCA). In making such determination, the CTS Board, and the Unaffiliated CTS Directors, considered the following material factors: (i) the business, financial position, results of operations and prospects of CTS and DCA, and potential synergies resulting from the Combination (with cost savings estimated at not less than $2.0 million, after tax, annually); (ii) the strategic fit between DCA's frequency control and heat dissipating businesses and CTS' existing operations, and the prospects for DCA's other operations; (iii) the expectation that the Combination would be accretive to CTS' net earnings in 1997 (excluding one-time transaction-related costs or charges) and thereafter; (iv) historical market prices for DCA Shares and CTS Shares; (v) the potential impact of the Combination on market prices for CTS Shares as a result of the decrease in concentration of the ownership thereof and increase in the liquidity of the market for CTS Shares as well as the factors described above; (vi) the commitment of Messrs. Lozyniak, Dorme and Kensing to continue with DCA following the Combination under the terms of the DCA Employment Contracts to be effective as of the Effective Time (which replace their existing employment/change-in-control severance agreements with
DCA); (vii) presentations by J.P. Morgan relating to the proposed Combination; and (viii) the impact of the Combination on the non-shareholder constituencies of CTS (including the employees, suppliers and customers of CTS and communities in which offices or other facilities of CTS are located), which were believed to be generally favorable. In authorizing the addition of the Cash Election Option to the Merger Agreement on July 17, 1997, the CTS Board considered the foregoing, as well as (i) the results of the Offer, (ii) recent trading prices for CTS Shares and DCA Shares, (iii) WHX's indication that it would be prepared to support the Merger if the Cash Election Option were included therein, and
(iv) the terms of the Shareholders Agreement. The foregoing discussion of the factors considered and given weight by the CTS Board is not intended to be exhaustive but includes all material factors considered by the CTS Board. In view of the variety of factors considered in connection with its evaluation of the Combination, the CTS Board did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors. In addition, individual members of the CTS Board may have given different weight to different factors.

    For a discussion of the interests that certain members of CTS management and the CTS Board may have in the transactions contemplated by the Merger Agreement, see "--Interests of Certain Persons in the Merger."

    DCA.

    Prior to the commencement of the Offer, the DCA Board carefully reviewed and unanimously determined that the original Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of DCA and DCA Shareholders, and approved the original Merger Agreement and the transactions contemplated thereby. The DCA Board (CTS' designees thereto abstaining) has also determined that the Merger Agreement as amended to add the Cash Election Option on July 17, 1997, and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of DCA and DCA Shareholders, and approved the amended Merger Agreement and the transactions contemplated thereby, including the Merger. The DCA Board (CTS' designees thereto abstaining) recommends that DCA Shareholders vote "FOR" adoption of the Merger Agreement. In approving the original Merger Agreement, the amended Merger Agreement and the transactions contemplated thereby, the DCA Board considered the following material factors: (i) the business, results of operations, financial condition and prospects of DCA and CTS and presentations by management of DCA and WP&Co.; (ii) the presentations of WP&Co. at the May 9, and July 17, 1997 DCA Board meetings and the opinions of WP&Co. to the effect that, based upon and subject to the matters reviewed with the DCA Board, (a) as of May 9, 1997, the consideration to be received by DCA Shareholders in the Offer and the Merger, taken together, pursuant to the Merger Agreement, and (b) as of July 17, 1997, the consideration to be received by DCA Shareholders in the Merger pursuant to the Merger Agreement is fair to DCA Shareholders from a financial point of view (such opinion is based on various assumptions and subject to various limitations, as discussed in the opinion (see "-- Opinions of Financial Advisors -- WP&Co. Opinion")); (iii) that the transactions contemplated by the Merger Agreement include (a) the Offer and the Cash Election Option, thereby enabling those DCA Shareholders who wish to receive cash for some or (depending on the number of DCA Shares tendered) all of their DCA Shares to do so and (b) a stock-for-stock merger that would be a tax-free reorganization, thereby allowing those DCA Shareholders who wish to participate in the future growth of the combined companies on a tax-free basis to do so;
(iv) that because the Exchange Ratio is fixed, the value of the Merger Consideration will increase or decrease with increases or decreases, respectively, in the price of CTS Shares (See "Risk Factors--Risk of Fixed Exchange Ratio"); (v) the terms and conditions of the Merger Agreement and that the Merger Agreement permitted DCA, under certain circumstances and prior to the Offer Expiration Date, to furnish information to and to negotiate with third parties and to terminate the

Merger Agreement upon the payment of a $3.0 million fee (in addition to the $2.0 million fee paid at signing), that such provisions apply equally to DCA and CTS (other than that CTS would be required to pay a $5.0 million fee and did not pay a fee at signing) and the belief of the DCA Board that the provisions of the Merger Agreement would not deter a more attractive offer for DCA; (vi) historical market prices and trading information for the DCA Shares and the CTS Shares; (vii) the DCA Board's familiarity with the operations and management of CTS due to DCA's significant equity ownership interest in CTS for over a decade;
(viii) the strategic fit between the operations of DCA and those of CTS, including (a) the ability of the two companies to combine complementary product lines, reduce costs and create significant synergies and (b) the financial strength and flexibility, strong balance sheet and opportunities for growth of the combined company; (ix) the ability of DCA Shareholders to participate in the potential benefits of the combined company through ownership of approximately 36% of the CTS Shares following the Merger; and (x) that, following the Merger,
(a) the CTS Board would continue to include two members from DCA's management,
(b) Mr. Lozyniak would be a member of CTS' Office of the Chairman with Mr. Walker, (c) through CTS' 1998 annual shareholders meeting, any new members of the CTS Board elected by the CTS Board would have to be unanimously elected or nominated therefor by a committee of the CTS Board consisting of, among others, Mr. Lozyniak or Patrick J. Dorme, DCA's Chief Financial Officer, and (d) Messrs. Lozyniak, Kensing and Dorme would continue to be involved with the management of Sub. Having considered all the foregoing, the DCA Board concluded that the Offer and the Merger, taken together, was fair to and in the best interests of DCA and DCA Shareholders.

    In authorizing the addition of the Cash Election Option to the Merger Agreement on July 17, 1997, the DCA Board considered the foregoing, as well as
(i) the results of the Offer, (ii) recent trading prices for CTS Shares and DCA Shares, (iii) WHX's indication that it would be prepared to support the Merger if the Cash Election Option were included therein, and (iv) the terms of the Shareholders Agreement. For a discussion of the interests that certain members of DCA management and the DCA Board have in the transactions contemplated by the Merger Agreement, see "--Interests of Certain Persons in the Merger."

    The DCA Board makes no recommendation as to whether shareholders should elect to receive cash or CTS Shares in the Merger. In that respect, shareholders should note that based on the closing price for a CTS Share on the last trading day before the date of this Joint Proxy Statement/Prospectus, the value of the Stock Consideration would be $71.28 per DCA Share, but that stock prices are inherently volatile and there can be no assurance as to the future value of the Stock Consideration.

    The foregoing discussion of the information and factors considered by the DCA Board is not intended to be exhaustive but includes all material factors considered by the DCA Board. The DCA Board did not assign relative weights to the foregoing factors or determine that any factor was of particular importance, and individual directors may have given differing weights to different factors. Rather, the DCA Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it.

    There can be no assurance that the expected benefits of the CTS Merger will be realized.

OPINIONS OF FINANCIAL ADVISORS.

    WP&CO. OPINION.

    WP&Co. delivered its oral opinion to the DCA Board on May 9, 1997 (subsequently confirmed in writing) that, as of the date of such opinion, and based on the procedures followed, assumptions made, matters considered and limitations on the review undertaken, as set forth in the opinion, the consideration to be received in the Offer and the Merger, taken together, was fair to the DCA Shareholders from a financial point of view.

    At the July 17, 1997 meeting of the DCA Board, WP&Co. delivered its oral opinion to the DCA Board (subsequently confirmed in writing) that, as of the date of such opinion, and based on the procedures followed, assumptions made, matters considered and limitations on the review undertaken, as set forth in the opinion, the consideration to be received in the Merger was fair to DCA Shareholders from a financial point of view.

    A copy of the opinion of WP&Co., dated July 17, 1997, is attached hereto as Annex B, and incorporated by reference. DCA Shareholders are urged to read the WP&Co. opinion in its entirety for information with respect to the procedures followed, assumptions made, matters considered and limits of the review undertaken by WP&Co. in rendering its opinion. References to the WP&Co. opinion and the summary of the WP&Co. opinion herein are qualified by reference to the full text of the WP&Co. opinion, which is incorporated herein by reference. The WP&Co. opinion is directed only to the fairness, from a financial point of view, to DCA Shareholders of the consideration to be received in the Merger, pursuant to the Merger Agreement, and WP&Co. did not express any views on any other terms of the transactions contemplated by the Merger Agreement or on the fairness from a financial point of view to shareholders of one form of consideration that DCA Shareholders may elect to receive pursuant to the Merger in comparison to the other. WP&Co.'s opinion does not address DCA's underlying business decision to effect the transactions contemplated by the Merger Agreement or constitute a recommendation to any DCA Shareholder with respect to whether such holder should elect to receive cash or CTS Common Stock pursuant to the Merger or as to how such DCA Shareholder should vote with respect to the Merger.

    In connection with rendering its opinion, WP&Co. reviewed the Merger Agreement. WP&Co. also reviewed and analyzed certain publicly available business and financial information relating to DCA and CTS for recent years and interim periods to the date of such opinion, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of DCA and CTS and provided to WP&Co. for purposes of its analysis, and WP&Co. met with representatives of the senior managements of DCA and CTS to review and discuss such information and, among other matters, DCA's and CTS' respective businesses, operations, assets, financial condition and future prospects.

    WP&Co. reviewed and considered certain financial and stock market data relating to DCA and CTS, and compared that data with similar data for certain other companies, the securities of which are publicly traded, that WP&Co. believed may be relevant or comparable in certain respects to DCA and CTS or one or more of their respective businesses or assets, and WP&Co. reviewed and considered the financial terms of certain recent acquisitions and business combination transactions which WP&Co. believed to be reasonably comparable to the transactions contemplated by the Merger Agreement or otherwise relevant to its inquiry. WP&Co. also performed such other studies, analyses, and investigations and reviewed such other information as WP&Co. considered appropriate for purposes of its opinion.

    WP&Co. noted that, in its review and analysis and in formulating its opinion, WP&Co. assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with it or publicly available, and did not assume any responsibility for independent verification of any of such information. WP&Co. also relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to WP&Co. and assumed, with DCA's consent, that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of DCA's and CTS' management, and WP&Co. expressed no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they were based. In addition, WP&Co. did not review any of the books and records of DCA or CTS, or assume any responsibility for conducting a physical inspection of the properties or facilities of DCA or CTS, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of DCA or CTS, and no such independent valuation or appraisal was provided to WP&Co. WP&Co. noted that it assumed that the transactions described in the Merger Agreement will be consummated on the terms set forth therein, without material waiver or modification. WP&Co. also assumed that the Merger will qualify as a tax-free reorganization under the Code. WP&Co. noted that its opinion was necessarily based on economic and market conditions and other circumstances as they existed and could be evaluated by WP&Co. as of the date of such opinion. In rendering its opinion, WP&Co. noted that it was not expressing any opinion as to the price at which the DCA Shares or CTS Shares will actually trade at any time, or the market value of the consideration that DCA Shareholders will receive upon consummation of the Merger.

    WP&Co. noted that in the context of its engagement by DCA, at the direction of DCA, WP&Co. did not solicit alternative offers for DCA or its assets, although WP&Co. did (with DCA's permission) engage in preliminary discussions with the Third Party. On May 9, 1997, the Third Party made the Third Party Proposal. No other limitations were imposed by DCA on the scope of WP&Co.'s investigation.

    Set forth below is a summary of the material financial analyses used by WP&Co. in connection with providing its opinion to the DCA Board as contained in the presentation by WP&Co. to the DCA Board on July 17, 1997 (the "WP&Co. Presentation").

WP&CO. VALUATION ANALYSIS

    WP&Co. prepared a summary pre-tax valuation reference range for each of DCA's divisions, and, by aggregating such valuation ranges with valuations for DCA's other assets, calculated an implied reference range of valuations for DCA as a whole. The divisions are IERC, Reeves-Hoffman, Waring, Ellis & Watts, Fermont, Anemostat-West and Anemostat-Scranton. WP&Co. arrived at its summary valuations of the divisions by considering, among other things, as applicable,
(i) discounted cash flow analysis, (ii) comparable company analysis, (iii) comparable acquisition analysis, and (iv) book value. DCA's other assets are cash and approximately 2.3 million CTS Shares.

    DISCOUNTED CASH FLOW ANALYSIS. WP&Co. performed a discounted cash flow analysis on each division for the years ended December 31, 1997 through 2001. WP&Co., using forecasts prepared by management of DCA for the years 1997 through 1999 and extrapolated to 2001 in consultation with management, discounted the unlevered free cash flow of each division (unlevered net income plus depreciation and amortization, less capital expenditures and changes in working capital) over the forecast period using a range of risk-adjusted discount rates (representing a range of risk-adjusted costs of capital for companies with similar and/or broader business portfolios than the applicable division). Discount rate ranges ranged from 8.0% to 11.0% (in the case of Fermont) to 13% to 16% (in the case of Reeves-Hoffman). The sum of the present values of such cash flows was then added to the present value of the applicable division's terminal value in 2001. The terminal value was calculated by multiplying the EBITDA for calendar year 2001 by multiples ranging from 4.0x to 5.5x (in the case of Fermont) to 8.5x to 10.0x (in the case of IERC and Reeves-Hoffman). Based on this analysis, WP&Co. calculated a pre-tax valuation reference range of $50 million to $60 million for IERC, $25 million to $30 million for Reeves-Hoffman, $10 million to $15 million for Waring, $8 million to $10 million for Ellis & Watts, $6 million to $7 million for Fermont, $8 million to $10 million for Anemostat-West and $5 million to $10 million for Anemostat-Scranton.

    With respect to the discounted cash flow analysis, WP&Co. noted that the selection of an appropriate discount rate and an appropriate multiple for determining terminal value is an inherently subjective process. The selection of an appropriate discount rate is affected by such factors as the applicable division's cost of capital and the uncertainties associated with achieving the projections provided by management of DCA. The selection of an appropriate terminal multiple involves a judgment concerning appropriate multiples of EBITDA prevailing in the market at the time such selection is made and such multiples may not be obtainable in the future. WP&Co. also noted that discounted cash flow analysis is a widely used valuation methodology, but that it relies on numerous assumptions regarding the future performance of a company and the future economic environment, including earnings growth rates, unlevered free cash flows, terminal values and discount rates, all of which are inherently uncertain because they are predicated on future events and circumstances.

    COMPARABLE COMPANY ANALYSIS. WP&Co. reviewed certain financial information relating to IERC, Reeves-Hoffman, Waring and Anemostat West and compared it to corresponding publicly available financial information, ratios and public market multiples for certain publicly-traded corporations. Such financial information was used to calculate multiples, including Equity Value (as defined below) to net income, Equity Value to after-tax cash flow, Equity Value to book value, Enterprise Value (as defined below) to revenues, Enterprise Value to EBITDA and Enterprise Value to EBIT. WP&Co. noted that Ellis & Watts, Fermont and Anemostat-Scranton were not deemed susceptible to comparable company analysis. WP&Co.'s comparable company analysis for the other divisions was prepared both with and without giving effect to any change-of-control premium that may arise in connection with a transaction such as the Combination. For the purpose of giving effect to a change-of-control premium, WP&Co. included a control premium of 30% of imputed Equity Value.

    As used in the WP&Co. analysis: (i) "Enterprise Value" means the sum of the Equity Value of the transaction or the company, as the case may be, plus the book value of net debt (short and long term debt less cash and short term investments), non-convertible preferred stock and minority interest and (ii) "Equity Value" and "Market Value" mean the fully-diluted equity value of the transaction or the company, as the case may be.

    Comparable companies for IERC included Aavid Thermal Technologies, Alpha Technologies Group, Inc., Zero Corp., AVX Corporation and Vishay Intertechnology, Inc. and implied a pre-tax valuation reference range of $35 million to $45 million assuming no control premium and $46 million to $59 million assuming a control premium. Comparable companies for Reeves-Hoffman included AVX Corporation, Kemet Corporation, International Rectifier Corporation, Vishay Intertechnology, Inc. and Thomas & Betts Corporation and implied a pre-tax valuation reference range of $20 million to $25 million assuming no control premium and $26 million to $33 million assuming a control premium. Comparable companies for Waring included Specialty Equipment Companies, Inc., Premark International, Inc., The Rival Company and Toastmaster, Inc. and implied a pre-tax valuation reference range of $5 million to $7 million assuming no control premium and $7 million to $9 million assuming a control premium. Comparable companies for Anemostat-West included Butler Manufacturing Company, Nortek, Inc., ABT Building Products Corporation, Armstrong World Industries, Inc. and United Dominion Industries, Ltd. and implied a pre-tax valuation reference range of $10 million to $12 million assuming no control premium and $13 million to $15 million assuming a control premium.

    The comparable corporations were chosen because they are publicly traded companies with operations that, for purposes of this analysis, may be considered to be similar to the operations of a division of DCA. WP&Co. observed that comparable company analysis is subject to certain limitations, including: no individual company has a business mix that precisely mirrors that of any division of DCA and the analysis has limited applicability to a loss-making business. Accordingly, an analysis of the results of WP&Co.'s analysis necessarily involves certain considerations and judgments concerning differences in the financial and operating characteristics of each division which could affect the implied public trading value of the companies to which it is being compared.

    COMPARABLE ACQUISITIONS ANALYSIS. WP&Co. reviewed and analyzed certain financial information based on selected mergers and acquisitions in industries considered comparable to IERC, Reeves-Hoffman, Waring and Anemostat-West. WP&Co. noted that Ellis & Watts, Fermont and Anemostat-Scranton were not deemed susceptible to comparable acquisitions analysis. WP&Co. considered (i) the multiples of Enterprise Value to sales, Enterprise Value to EBITDA and Enterprise Value to EBIT and (ii) the multiples of Market Value (as defined above) to net income and Market Value to book value. Based on an analysis of the transactions, the means and medians of the foregoing multiples were applied to the applicable division's corresponding 1996 information to calculate implied value ranges.

    Comparable acquisitions (listed by acquiror/acquiree) for IERC and Reeves-Hoffman included Technitrol/Pulse Engineering, Vishay Intertechnology, Inc./Vitramon, Kemet/Vishay Intertechnology, Inc. (proposed), DII Group/Orbit Semiconductor and Crane Co./Interpoint and implied a pre-tax valuation reference range of $25 million to $27 million for IERC and $8 million to $10 million for Reeves-Hoffman. Comparable acquisitions for Anemostat-West included Investcorp/Falcon Building Products, Rugby Group PLC/Pioneer Plastics and Atlas Copco Group/Milwaukee Electric Tools Corp. and implied a pre-tax valuation reference range of $8 million to $10 million. Comparable acquisitions for Waring included Berisford International/Welbilt, Health o Meter/Mr. Coffee and Honeywell/Duracraft; however, because Waring had negative EDITDA, negative EBIT and a net loss for 1996, WP&Co. concluded that the multiples exhibited in these transactions did not provide meaningful valuation information for Waring.

    WP&Co. observed that comparable acquisitions analysis is subject to certain limitations, including: the analysis does not incorporate the time of the transactions, no single transaction is precisely comparable in business characteristics and market conditions, there is a scarcity of public disclosure on terms of comparable transactions and the financial performance of acquirees and the analysis has limited applicability to loss-making businesses. Accordingly, an analysis of the results of the foregoing necessarily involves certain considerations and judgments concerning differences in the financial and operating characteristics of the divisions and certain other characteristics that could affect the derived value of the transactions to which the divisions are being compared.

    WP&Co. analyzed the pre-tax valuation reference ranges implied by its discounted cash flow analysis, comparable companies analysis and comparable acquisitions analysis as well as the book values of the divisions to obtain an implied valuation reference range for each division. The pre-tax valuation reference ranges were $30 million to $50 million for IERC, $10 million to $30 million for Reeves-Hoffman, $5 million to $10 million for Waring, $5 million to $10 million for Ellis & Watts, $5 million to $7 million for Fermont, $5 million to $10 million for Anemostat-West and up to $5 million for Anemostat-Scranton. The foregoing analysis implied a total pre-tax valuation reference range for all of the divisions of $60 million to $122 million. WP&Co. then added the value of DCA's other assets, which consist of cash and CTS Shares. For purposes of this calculation, WP&Co. used the July 16, 1997 closing price of CTS Shares of $71.69 per share. These analyses resulted in a range of values per share of the DCA Shares of $58 to $74.

WP&CO. STOCK PRICE AND EXCHANGE RATIO ANALYSES

    WP&Co. reviewed the monthly closing prices of the DCA Shares and CTS Shares over the period from July 1, 1994 through June 30, 1997. During this period, the DCA Shares increased from a closing price of $17.00 per share on July 1, 1994 to a closing price of $62.25 per share on June 30, 1997. During the same period, CTS Shares increased from a closing price of $28.25 per share to a closing price of $68.938 per share.

    In addition, WP&Co. analyzed the ratios of closing prices of DCA Shares to closing prices of CTS Shares as reported on the NYSE during various periods, compared to the exchange ratio of 0.88 CTS Shares per DCA Share in the Merger. WP&Co. observed that from March 28, 1994 through March 27, 1997, the mean of the ratios of closing stock prices of the DCA Shares to CTS Shares was 0.67x with a standard deviation of 0.06x and a high ratio of 0.88x. WP&Co. also observed that the mean of the ratios of closing stock prices of DCA Shares to CTS Shares for various periods ending March 27, 1997 were (1) 0.64x over the prior month; (2) 0.64x over the prior three months; (3) 0.67x over the prior six months; and (4) 0.64x over the prior year.

WP&CO. SELECTED PUBLIC ACQUISITION PREMIA ANALYSIS

    WP&Co. reviewed mergers and acquisition transactions with values ranging from $50 million to $500 million to derive a range of premia paid over the public trading prices per share one day, one week and four weeks prior to the announcement of such transactions. However, WP&Co. noted that the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and the characteristics of the companies involved were not particularly comparable to those of DCA and CTS and that premia fluctuate based on perceived growth, synergies, strategic value and the type of consideration utilized in the transaction.

    The analyses indicated that the medians of premia paid in the transactions over the public per share trading prices one day, one week and four weeks prior to the announcement of such transactions were 24.8%, 29.8% and 34.2%, respectively, and that the means of premia paid in the transactions over the public per share trading prices one day, one week and four weeks prior to the announcement of such transactions were 30.2%, 34.2% and 40.4%, respectively. Assuming all of the DCA Shares not already owned by CTS are exchanged for CTS Shares pursuant to the Merger, the proposed premia of an assumed value of $63.10 (representing a CTS Share price of $71.69 per share (the closing price on July 16, 1997)) over the closing price per share of the DCA Shares on March 27, 1997 and the average trading price of the DCA Shares during the 10, 30 and 90 days prior to the announcement of the Initial WHX Tender Offer were 90%, 90%, 100% and 114%, respectively. Assuming 18.2% of DCA Shares elect to receive Cash Consideration and the remaining 50.1% of DCA Shares not already owned by CTS are exchanged for CTS Shares pursuant to the Merger, the proposed premia of an assumed value of $61.70 (representing the blended value of the Merger utilizing a CTS Share price of $71.69 per share (the closing price on July 16, 1997)) over the closing price per share of the DCA Shares on March 27, 1997 and the average trading price of the DCA Shares during the 10, 30, and 90 days prior to the announcement of the Initial WHX Tender Offer were 86%, 86%, 95% and 109%, respectively.

WP&CO. PRO FORMA MERGER ANALYSIS

    WP&Co. analyzed the pro forma impact of the Combination on holders of CTS Shares based on estimates of fully diluted earnings per share ("EPS") and fully diluted after-tax cash flow from operations per share (defined as net income plus depreciation and amortization and herein referred to as "CFPS") for DCA and CTS prepared by their respective managements for 1997 and 1998. The pro forma analysis was based on certain assumptions set forth in the WP&Co. Presentation, including the assumptions that the Combination had been consummated on January 1, 1997, that the price of CTS Shares at consummation of the Merger was $71.69 per share, that no goodwill was recorded in connection with the Combination and an interest rate of 9% on acquisition debt.

    WP&Co. first analyzed the Combination assuming that 31.7% of the outstanding DCA Shares were purchased for cash (at an average cash price of $56.38 per share) and 68.3% of such shares were acquired in exchange for CTS Shares pursuant to the Combination. This analysis showed that, without giving effect to the estimated impact of potential cost savings, the Combination would result in increases in fully diluted EPS and CFPS of CTS Shares of approximately 5.6% and 12.1%, respectively, in 1997 and 11.5% and 13.9%, respectively, in 1998, in each case as compared to CTS on a stand-alone basis. After giving effect to $2 million of annual pre-tax corporate and operating cost savings as preliminarily estimated by the DCA and CTS managements, the Combination would result in increases in fully diluted EPS and CFPS of CTS Shares of approximately 11.3% and 15.5%, respectively, in 1997 and 15.8% and 16.7%, respectively, in 1998, in each case as compared to CTS on a stand-alone basis.

    WP&Co. also analyzed the pro forma impact of the Combination on certain interest coverage ratios and debt ratios assuming that 31.7% of the outstanding DCA Shares were acquired for cash (at an average cash price of $56.38 per share) and the remaining shares were acquired in exchange for CTS Shares pursuant to the Combination. These analyses showed that CTS' EBITDA to interest coverage ratio would be 7.7x and 10.8x, respectively, in 1997 and 1998 assuming no cost savings and 8.0x and 11.3x, respectively, assuming $2 million of annual cost savings. CTS' EBIT to interest coverage ratio would be 5.4x and 8.1x, respectively, in 1997 and 1998 assuming no cost savings and 5.7x and 8.6x, respectively, assuming $2 million of annual cost savings. CTS' net debt as a percentage of total capitalization would be 28.0% and 21.9%, respectively, at the outset of 1997 and 1998 assuming no cost savings and 28.0% and 21.1%, respectively, assuming $2 million of annual cost savings.

    WP&Co. also analyzed the Combination assuming that 49.9% of the outstanding DCA Shares were purchased for cash (at an average cash price of $56.97 per share) and 50.1% of such Shares were acquired in exchange for CTS Shares pursuant to the Combination. This analysis showed that, without giving effect to the estimated impact of potential cost savings, the Combination would result in increases in fully diluted EPS and CFPS of CTS Shares of approximately 7.9% and 19.9%, respectively, in 1997 and 17.5% and 23.3%, respectively, in 1998, in each case as compared to CTS on a stand-alone basis. After giving effect to $2 million of annual pre-tax corporate and operating cost savings as preliminarily estimated by the DCA and CTS managements, the Combination would result in increases in fully diluted EPS and CFPS of CTS Shares of approximately 14.3% and 23.8%, respectively, in 1997 and 22.4% and 26.4%, respectively, in 1998, in each case as compared to CTS on a stand-alone basis.

    WP&Co. also analyzed the pro forma impact of the Combination on certain interest coverage ratios and debt ratios assuming that 49.9% of the outstanding DCA Shares were acquired for cash (at an average cash price of $56.97 per share) and the remaining shares were acquired in exchange for CTS Shares pursuant to the Combination. These analyses showed that CTS' EBITDA to interest coverage ratio would be 5.3x and 7.2x, respectively, in 1997 and 1998 assuming no cost savings and 5.5x and 7.5x, respectively, assuming $2 million of annual cost savings. CTS' EBIT to interest coverage ratio would be 3.7x and 5.4x, respectively, in 1997 and 1998 assuming no cost savings and 3.9x and 5.7x, respectively, assuming $2 million of annual cost savings. CTS' net debt as a percentage of total capitalization would be 52.4% and 45.4%, respectively, at the outset of 1997 and 1998 assuming no cost savings and 52.4% and 44.7%, respectively, assuming $2 million of annual cost savings.

WP&CO. ANALYSIS OF CTS

    WP&Co. compared the trading price of CTS Shares to certain financial information, ratios and public market multiples for certain publicly traded companies. Such financial information was used to calculate multiples, including Equity Value to net income, Equity Value to after-tax cash flow, Equity Value to book value, Enterprise Value to revenues, Enterprise Value to EBITDA and Enterprise Value to EBIT utilizing both CTS projections and VALUE LINE estimates for CTS. Comparable companies for CTS included AVX Corporation, Vishay Intertechnology, Inc., AMP Incorporated, Berg Electronics Corporation and Kemet Corporation. WP&Co. observed that (i) the trading price of CTS Shares of $49.75 per share on March 27, 1997 (the last trading day prior to the announcement of the Initial WHX Tender Offer) indicated discounts from the comparable company multiples ranging from 46% to 67% utilizing CTS projections and 53% to 67% utilizing VALUE LINE estimates and (ii) the trading price of CTS Shares of $71.69 per share on July 16, 1997 indicated discounts from the comparable company multiples ranging from 22% to 51% utilizing CTS projections and 31% to 51% utilizing VALUE LINE estimates.

    The comparable companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered to be similar to CTS. No company considered in WP&Co.'s analysis is identical to CTS. Accordingly, an analysis of the results of WP&Co.'s analysis necessarily involves certain considerations and judgments concerning differences in the financial and operating characteristics of CTS which could affect the multiples of the companies to which it is being compared.
                            ------------------------

    The foregoing summary of the material analyses included in the WP&Co. Presentation does not purport to be a complete description of the WP&Co. Presentation or the analyses performed by WP&Co. The preparation of financial analyses and fairness opinions is a complex process and is not necessarily susceptible to partial analysis or summary description. WP&Co. believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by WP&Co., without considering all of such analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by WP&Co. and its opinion. WP&Co. made no attempt to assign specific weights to particular analyses. Any estimates contained in WP&Co.'s analyses are not necessarily indicative of actual value, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold.

    WP&Co. was retained to act as DCA's financial advisor in connection with the WHX Tender Offer and related matters based on WP&Co.'s qualifications, expertise, reputation and experience with respect to transactions similar to those contemplated by the Merger Agreement. WP&Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of business, WP&Co. and its affiliates may actively trade the debt and equity securities of DCA and CTS and their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

    WP&Co. was retained, pursuant to the terms of a letter agreement, dated as of April 4, 1997 (the "Letter Agreement"), to provide financial advisory services with regard to DCA's review of the WHX Tender Offer, any acquisition of or similar business combination involving DCA or a significant portion of DCA's assets or any alternative transaction (each, an "Alternative Business Combination"). WP&Co. also agreed to provide, in accordance with its customary practice, an opinion to the DCA Board with respect to the adequacy or fairness, from a financial point of view, of the consideration to be paid or received, as the case may be, in any Alternative Business Combination. DCA paid WP&Co. a fee of $150,000 in cash on the date the Letter Agreement was executed, which fee is to be credited against any other fees earned by WP&Co. pursuant to the Letter Agreement. DCA has also agreed to pay WP&Co. a fee, in connection with any Alternative Business Combination, equal to 0.875% of the aggregate value of such Alternative Business Combination, as determined in accordance with the Letter Agreement, or a fee of $750,000 if, after the passage of one year from the date of the Letter Agreement, no Alternative Business Combination shall have been consummated. DCA has also agreed to reimburse WP&Co. for its reasonable out-of-pocket expenses, including the fees, disbursements and other costs of counsel and of other consultants and advisors retained by WP&Co. in connection with its activities contemplated by the Letter Agreement, and to indemnify WP&Co. for certain liabilities arising out of actions taken under the Letter Agreement.

    J.P. MORGAN OPINION.

    Pursuant to an engagement letter dated April 9, 1997, CTS retained J.P. Morgan as its financial advisor. On July 17, 1997, J.P. Morgan delivered its opinion to the CTS Board that, as of the date of such opinion, and based on the procedures followed, assumptions made, matters considered and limitations on the review undertaken, the consideration paid or to be paid by CTS in the Offer and the Merger was fair, from a financial point of view, to CTS. A written copy of the opinion of J.P. Morgan, dated as of July 17, 1997 (the "J.P. Morgan Opinion"), is attached hereto as Annex C, and incorporated by reference. CTS Shareholders are urged to, and should, read the J.P. Morgan Opinion in its entirety for information with respect to the procedures followed, assumptions made, matters considered and limitations of the review undertaken by J.P. Morgan in rendering the J.P. Morgan Opinion. References to the J.P. Morgan Opinion and the summary of the J.P. Morgan Opinion herein are qualified by reference to the full text of the J.P. Morgan Opinion. The J.P. Morgan Opinion is addressed to the CTS Board, is directed only to the consideration to be paid in the Combination and does not constitute a recommendation to any CTS Shareholder as to how any CTS Shareholder should vote or otherwise act with respect to the Merger.

    In connection with rendering the J.P. Morgan Opinion, J.P. Morgan reviewed, among other things, the Merger Agreement and certain related documents; certain publicly available information concerning the businesses of CTS and DCA and of certain other companies engaged in businesses deemed comparable to those of CTS and DCA, and the reported trading prices for certain other companies' securities deemed comparable; publicly available terms of certain transactions involving companies deemed comparable to CTS and DCA; current and historical trading prices of the common stock of CTS and DCA; the audited financial statements of CTS and DCA for the fiscal year ended December 31, 1996, and certain unaudited financial statements of CTS and DCA for the period ended March 30, 1997, in the case of CTS, and March 31, 1997, in the case of DCA; certain agreements with respect to outstanding indebtedness or obligations of CTS and DCA; and certain internal financial analyses and forecasts concerning CTS and DCA prepared by the management of CTS and DCA, respectively. J.P. Morgan also held discussions with certain members of the managements of CTS and DCA with respect to certain aspects of the Combination, and the past and current business operations of CTS and DCA, the financial condition and future prospects and operations of CTS and DCA, the effects of the Combination on the financial condition and future prospects of CTS and DCA and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry. In addition, J.P. Morgan visited certain facilities of CTS and DCA, and reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of the J.P. Morgan Opinion.

    J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by CTS and DCA or otherwise reviewed by or discussed with J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, including the views of CTS and DCA concerning the business, operational and strategic benefits of the Combination, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the managements of CTS and DCA as to the expected future results of operations and financial condition of CTS and DCA to which such analyses or forecasts relate. J.P. Morgan assumed that the businesses of DCA would be valued on a going concern basis, which could be greater than the realizable value of such businesses in a sale process, and that the items disclosed in DCA's disclosure schedule to the Merger Agreement do not and will not individually or in the aggregate have a materially adverse affect on the business, financial condition, results of operations or prospects of CTS or DCA. J.P. Morgan also assumed that approximately $109 million of the total consideration paid by CTS will be paid in cash pursuant to the Offer, open-market purchases effected prior to the Cash Election Option and the Cash Election Option or, alternatively, that, to the extent that less than 49.9% of DCA's shares are so acquired, within a reasonable period of time after the consummation of the Merger, CTS will effect repurchases of its outstanding common shares at prices not materially in excess of prevailing market prices during the period immediately preceding the Merger Agreement, through open-market purchases or other capital market transactions, which will result in CTS having a substantially equivalent capital structure as had 49.9% of DCA's shares been purchased for cash pursuant to the Offer or the Merger. J.P. Morgan further assumed that the Combination will have the tax consequences contemplated by the recitals to the Merger Agreement, and in discussions with, and materials furnished to J.P. Morgan by, representatives of CTS, and that the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement.

    The projections furnished to J.P. Morgan for DCA by WP&Co. were prepared by the management of DCA. DCA normally does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the Combination, and such projections were not prepared for publication or with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary materially from those set forth in such projections.

    The J.P. Morgan Opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect the J.P. Morgan Opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan expressed no opinion as to the after-tax value of any of the businesses of DCA that may be achievable in a sale process. J.P. Morgan also expressed no opinion as to the price at which CTS Shares will trade at any future time.

    J.P. MORGAN VALUATION ANALYSES. In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. Set forth below is a summary of certain financial analyses used by J.P. Morgan in connection with providing its opinion. No limitations were imposed by CTS on the scope of J.P. Morgan's investigation.

    J.P. Morgan valued DCA Shares based upon a segmented analysis of DCA's assets: (i) the DCA-Owned CTS Shares; (ii) DCA's International Electronic Research Corporation, Reeves-Hoffman Division and Waring Products Division business units (the "IRW Businesses"); and (iii) DCA's Ellis and Watts Division, Fermont Division and Anemostat Products Division business units (the "EFA Businesses").

    MARKET TRADING PRICES. J.P. Morgan used publicly available current and historical trading prices of the common stock of CTS and DCA to examine the implied values of the DCA-Owned CTS Shares and the IRW Business and the EFA Business. J.P. Morgan valued the DCA-Owned CTS Shares on a pre-tax and an after-tax basis (assuming a tax basis for the DCA-Owned CTS Shares of approximately $33.00 per CTS Share) to which a 20% block trade discount was applied, reflecting J.P. Morgan's view as to the potential pricing in comparable block trades. In addition, J.P. Morgan examined historical premia in substantial share repurchase transactions.

    PUBLIC TRADING MULTIPLES. Using publicly available information, J.P. Morgan compared selected financial data of CTS with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan in consultation with CTS believed to be analogous to CTS and DCA. The companies used in this analysis by J.P. Morgan were Aavid Thermal Technologies Inc., Amphenol Corporation, AVX Corporation, The Cherry Corporation, C.P. Clare Corporation, Exar Corporation, Methode Electronics Inc., Molex Inc. and Vishay Intertechnology Inc. These companies were used, among other reasons, because of the comparable nature of their business segments and the markets they serve. For each comparable company, publicly available financial performance through the most recently reported 12-month period ended on or prior to April 30, as available for each, was measured. J.P. Morgan applied a value range for each multiple, specifically:
Firm Value (as defined below) to revenue, Firm Value to earnings before interest, taxes, depreciation and amortization ("EBITDA"), Firm Value to operating profit, Equity Value (as defined below) to net income and Equity Value to book value. These multiples were then applied to CTS' revenue, EBITDA and operating profit. These multiples were also applied to the IRW Businesses' revenue, EBITDA and operating profit.

    As used in the J.P. Morgan analyses: (i) "Firm Value" means the sum of the Equity Value of the transaction or the company, as the case may be, plus the book value of net debt (short and long term debt and less cash and short term investments), non-convertible preferred stock and minority interest, and (ii) "Equity Value" means the fully diluted equity value of the transaction or the company, as the case may be.

    SELECTED TRANSACTION ANALYSIS. Using publicly available information, J.P. Morgan examined selected transactions with respect to the electronic component industry sector. Specifically, J.P. Morgan reviewed the following transactions:
(i) Hadco's 1997 acquisition of Zycon, (ii) Tyco International's 1996 acquisition of ElectroStar, (iii) Thomas & Betts' 1996 acquisition of Augat,
(iv) Johnson Matthey's 1995 acquisition of Advance Circuits, (v) General Signal's 1995 acquisition of Best Power Technology, (vi) AEG's 1994 acquisition of ElectroCom Automation, (vii) Read-Rite's 1994 acquisition of Sunward Technologies, (viii) Crane's 1994 acquisition of Eldec, (ix) Berg Electronic's 1993 acquisition of AT&T Microelectronics, (x) Jason's 1993 acquisition of Koller Industries, and (xi) Amphenol's 1992 acquisition of LPL Technologies. J.P. Morgan applied a range of multiples derived from such analysis to the IRW Businesses' revenue, EBITDA and earnings before interest and taxes ("EBIT"). J.P. Morgan concluded that such comparable transaction analysis was not appropriate for purposes of valuing the EFA Businesses due to the substantial losses incurred by the EFA Businesses historically.

    DISCOUNTED CASH FLOW ANALYSIS. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the Firm Value of the IRW Businesses. J.P. Morgan calculated the unlevered free cash flows that the IRW Businesses expected to generate during fiscal years 1997 through 2001 based upon financial projections prepared by the management of DCA through the years ended December 31, 2001 (the "DCA Management Case") and upon DCA management projections adjusted by J.P. Morgan to reflect more moderate growth in revenues and lower operating margins during the five-year period (the "DCA Alternative Case"). J.P. Morgan also calculated a range of terminal values for the IRW Businesses at the end of the five-year period ending December 31, 2001 by applying a terminal multiple of 6x to 7x to the EBITDA of the IRW Businesses during the final year of the five-year period for both the DCA Management Case and the DCA Alternative Case. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 10% to 11%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the IRW Businesses and selected publicly traded companies engaged in businesses judged to be analogous to the IRW Businesses. J.P. Morgan formulated, in conjunction with CTS management, a range of after-tax annual synergies, in the range of $2-3 million, which were capitalized at a price/earnings multiple of 15x, based upon the comparable company analysis described above.

    J.P. Morgan also conducted a discounted cash flow analysis of CTS for the purpose of determining the implied equity value of the DCA-Owned CTS Shares. J.P. Morgan calculated the unlevered free cash flows that CTS expected to generate during fiscal years 1997 through 2001 based upon financial projections prepared by the management of CTS through the years ended December 31, 2000 and extrapolated for 2001 (the "CTS Management Case") and upon management projections adjusted by J.P. Morgan to reflect CTS' first quarter financial performance and more moderate growth in revenues and lower operating margins during the five-year period (the "CTS Alternative Case"). J.P. Morgan applied a terminal EBITDA multiple of 6x to 7x and a range of discount rates from 10% to 11% to the unlevered free cash flows of CTS and adjusted the resulting Firm Value to reflect $21.9 million in net cash (net of debt and environmental liabilities).

    DCA-OWNED CTS SHARES. The range of equity values for the DCA-Owned CTS Shares implied by the analyses described above was approximately $33.50 to $35.35 per DCA Share on a stand-alone basis (i.e., without synergies). The range of possible values for CTS Shares in the presentation made by J.P. Morgan to the CTS Board was $70.00 to $90.00 per CTS Share based upon the assumptions set forth in such analysis and the considerations J.P. Morgan discussed with the CTS Board. J.P. Morgan expressed no opinion as to the price at which the CTS Shares will trade.

    IRW BUSINESSES. The pre-tax Firm Values (before adjustments for excess cash and total debt balances) for the IRW Businesses implied by the analyses described above were in the range of $33 million to $42 million, exclusive of the value of synergies described above, or approximately $8.65 to $11.00 per DCA Share.

    EFA BUSINESSES. J.P. Morgan evaluated the EFA Businesses based upon an adjusted asset liquidation basis. A range of book value multiples were applied to the identifiable current and fixed assets (net of identifiable liabilities) for each of the EFA Businesses. In aggregate, the pre-tax Firm Values (before adjustments for excess cash and total debt balances) of the EFA Businesses were in the range of $8 million to $16 million, or approximately $2.10 to $4.20 per DCA Share.

    DCA COMMON STOCK. The range of values for the DCA-Owned CTS Shares, IRW Businesses and EFA Businesses were aggregated and then adjusted for DCA's December 31, 1996 year-end excess cash and total debt balances, corporate liabilities and estimated environmental and other liabilities. These analyses indicated a range of equity values of approximately $49.20 to $59.45 per DCA Share, inclusive of synergies.

    PRO FORMA MERGER ANALYSIS. J.P. Morgan prepared pro forma analyses of the financial impact of the Merger. Using earnings estimated for CTS and DCA in the CTS Alternative Case and the DCA Alternative Case for the 1998 fiscal year, J.P. Morgan compared the EPS of CTS Shares, on a standalone basis, to the EPS of the common stock of the combined companies on a pro forma basis. These comparisons were based on the following assumptions and did not assume any synergies or cost savings: (i) the Exchange Ratio of 0.88, (ii) per share equity consideration of $55.00 per DCA Share, and (iii) the issuance of 1.692 million CTS Shares and the cancellation of the DCA-Owned CTS Shares (net shares cancelled of 0.611 million) in the Merger. The analyses indicated that CTS' Shareholders would own approximately 64% of the outstanding common equity (based on the treasury stock method) of the combined companies after the Merger. The analyses indicated that the proposed transaction would be accretive to the CTS Shareholders on an EPS basis for the 1998 fiscal year utilizing the DCA and CTS Alternative Cases.

    In examining the Exchange Ratio, J.P. Morgan compared the $55.00 proposed cash offer price per DCA Share to the average historical trading price of the common stock of CTS for the 20 days, 15 days, 10 days and 5 days ended May 5, 1997. Such comparison indicated that for such periods the average market price of a common share of DCA was equal to 0.91, 0.90, 0.89 and 0.88, respectively, of a common share of CTS.

    CONTRIBUTION ANAYLSIS. J.P. Morgan reviewed certain historical and estimated future operating and financial information (including, among other things, net sales, EBITDA, operating cash flow, EBIT and operating assets) for CTS and DCA for the historical period 1992-1996 and estimates for 1997-1998 (based upon the CTS Alternative Case and the DCA Alternative Case). J.P. Morgan analyzed the relative contributions of CTS and DCA to the combined entity based upon these time periods. These analyses indicated that, based upon the average contribution for the period 1992-1996, CTS would contribute approximately 70% to net sales, 86% to EBITDA, 78% to operating cash flow, 79% to EBIT and 78% to operating assets. Based upon the average contribution for the estimated period 1997-1998, CTS would contribute approximately 73% to net sales, 92% to EBITDA, 89% to operating cash flow, 92% to EBIT and 82% to operating assets.
                            ------------------------

    The material terms of the J.P. Morgan Opinion are set forth above; the foregoing summary also describes all material analyses performed by J.P. Morgan and presented to the CTS Board. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

    As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise CTS with respect to the Combination and deliver an opinion to the CTS Board with respect to the Combination on the basis of such experience.

    For services rendered in connection with the Combination, CTS has agreed to pay J.P. Morgan a fee of $1,500,000, $400,000 of which is contingent upon the occurrence of the Effective Time. In addition, CTS has agreed to reimburse J.P. Morgan for its reasonable expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of CTS or DCA for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the principal federal income tax consequences of the Offer and the Merger. This discussion is based upon the Code, the applicable Treasury Regulations promulgated thereunder, judicial authorities, administrative rulings and other applicable authorities, all as in effect as of the date hereof. Legislative, judicial or administrative authorities are subject to change, possibly on a retroactive basis, at any time and any such change therein could alter or modify the statements and conclusions set forth below. In addition, the recently enacted Taxpayer Relief Act of 1997 could affect the federal income tax consequences of the Offer and the Merger in that, among other things, it reduces the rate of federal income tax imposed on capital gains of individual taxpayers for capital assets held more than eighteen months. It is assumed for purposes of this discussion that the DCA Shares are held and will continue to be held as "capital assets" within the meaning of Section 1221 of the Code (i.e., in general, property held for investment). This discussion does not address all aspects of federal income taxation that may be relevant to a particular DCA Shareholder in light of such shareholder's particular investment circumstances, or those DCA Shareholders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign corporations and nonresident alien individuals) or to DCA Shareholders who acquired their DCA Shares through the exercise of employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state, local or estate and gift taxation that may be applicable to a DCA Shareholder. No ruling has been or will be sought from the Internal Revenue Service (the "IRS") regarding the federal income tax consequences of the Offer and the Merger, and thus no assurance can be given that the IRS will agree with the consequences described below.

    CONSEQUENCES OF PARTICIPATION IN THE MERGER. It is the opinion of Jones Day, counsel to CTS, that, based upon certain assumptions and representations (including the assumption that DCA Shareholders will maintain a significant continuing ownership interest in DCA through ownership of CTS Shares after the Merger), the Merger will qualify as a reorganization under Section 368(a) of the Code and that CTS, Sub and DCA will be parties to the reorganization within the meaning of Section 368(b) of the Code. Assuming the Merger so qualifies, in general, (i) no gain or loss will be recognized by DCA, CTS or Sub pursuant to the Offer and/or the Merger, (ii) no gain or loss will be recognized by a DCA Shareholder who does not participate in the Offer and receives solely stock pursuant to the Merger, except to the extent that cash is received in lieu of a fractional CTS Share, as discussed below, and (iii) a DCA Shareholder who receives a combination of cash and CTS Shares for such shareholder's DCA Shares pursuant to the Offer and/or the Merger will not recognize loss but will recognize gain, if any, to the extent of the lesser of (a) the cash received in the Offer and/or the Merger and (b) the excess of the sum of the fair market value of the CTS Shares received pursuant to the Merger (including, for this purpose, fractional shares), and the amount of cash received pursuant to the Offer and/or the Merger, over the DCA Shareholder's adjusted tax basis in its DCA Shares tendered in the Offer or exchanged pursuant to the Merger. For purposes of clause (iii), gain or loss must be calculated separately for each identifiable block of shares surrendered pursuant to the Merger, and a loss realized on one block of DCA Shares may not be used to offset a gain realized on another block of DCA Shares. A DCA Shareholder's recognized gain will be capital gain (and long-term capital gain if, at the Effective Time, the shares were held for more than one year), unless the receipt of cash by the DCA Shareholder has the effect of the distribution of a dividend as provided in Section 356(a)(2) of the Code. The receipt of cash by a DCA Shareholder will not be considered to have the effect of a distribution of a dividend if such shareholder's disposition of the DCA Shares pursuant to the Offer and Merger effects a "meaningful reduction" in the DCA Shareholder's stock interest or is "substantially disproportionate" with respect to the shareholder, within the meaning of Section 302(b) of the Code. For purposes of making this determination, a DCA Shareholder will be treated as constructively owning CTS Shares directly or indirectly owned by certain related parties under Section 318 of the Code. As these rules are complex, each DCA Shareholder should consult its tax advisor to determine whether such constructive ownership rules apply and the effect of such application. The IRS has ruled that any reduction in interest of a minority stockholder owning a small number of shares in a publicly and widely held corporation who exercises no control over corporate affairs may constitute a "meaningful reduction."

    The qualification of the Merger as a reorganization under Section 368(a) of the Code will be subject to certain facts and conditions, including that there be "continuity of interest" by DCA Shareholders in the CTS Shares. In connection with the Offer, as previously stated, CTS and DCA have received an opinion from Jones Day to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that CTS, Sub and DCA will each be a party to such reorganization within the meaning of Section 368(b) of the Code. Because such opinion was rendered as a condition to consummation of the Offer and not as of the Effective Time of the Merger, no assurance can be given that the facts and conditions necessary for the Merger to qualify as a reorganization under Section 368(a) of the Code (which facts and conditions were assumed or represented by the parties for purposes of such opinion) will be satisfied. If these facts and conditions are not satisfied, the Merger would be a taxable transaction for federal income tax purposes. In that case, DCA Shareholders would recognize gain or loss on their exchange of DCA Shares for CTS Shares (or for CTS Shares and cash, as the case may be), and DCA would be treated as if it sold all its assets to Sub in a taxable sale for federal income tax purposes.

    Each of DCA and CTS will use all reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code.

    TAX BASIS AND HOLDING PERIOD OF CTS SHARES RECEIVED IN THE MERGER. Assuming that the Merger qualifies as a reorganization under Section 368(a) of the Code, the aggregate tax basis of the CTS Shares received by a DCA Shareholder in the Merger (including fractional shares deemed received) will be the same as the aggregate tax basis of the DCA Shares converted in the Merger, increased by the amount of any gain recognized by the DCA Shareholder (including any portion treated as dividend income, as described above), and decreased by the amount of cash received by the DCA Shareholder pursuant to the Offer and/or the Merger. The holding period of such CTS Shares will include the holding period of the DCA Shares converted in the Merger, provided such shares are held as a capital asset at the Effective Time. If a DCA Shareholder has different tax bases or holding periods in respect of its shares, it should consult its tax advisor prior to the Merger with regard to identifying the bases or holding periods of the particular CTS Shares received in the Merger, as several methods of determination may be available.

    CASH RECEIVED IN LIEU OF A FRACTIONAL SHARE OF CTS COMMON STOCK. Cash received by a DCA Shareholder in lieu of a fractional share of CTS Common Stock will be treated as received in exchange for such CTS Shares and, generally, gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the DCA Shares exchanged that is allocable to such fractional CTS Share. In general, such gain or loss will constitute capital gain or loss, and will be long-term capital gain or loss if the holding period for such DCA Shares was greater than one year at the Effective Time.

    CONSEQUENCES OF EXERCISE OF DISSENTERS' RIGHTS OR OTHER RECEIPT OF SOLELY CASH. The exercise of dissenters' rights in connection with the Merger (see "Other Terms of the Merger and the Merger Agreement -- Dissenters' Rights") or the receipt of solely cash for a shareholder's DCA Shares pursuant to the Offer and/or the Merger is a taxable transaction for federal income tax purposes. In general, a DCA Shareholder who dissents to the Merger or receives solely cash pursuant to the Offer and/or the Merger will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount received and the adjusted tax basis in the DCA Shares sold. Gain or loss must be determined specifically for each identifiable block of shares (I.E., DCA Shares acquired at the same cost in a single transaction). Assuming, as noted above, that the DCA Shares constitute "capital assets" in the hands of a selling DCA Shareholder, such gain or loss will be capital gain or loss and will be long-term gain or loss if, on the date of sale, the shares were held for more than a year. The foregoing also assumes that a DCA Shareholder who dissents to the Merger or receives solely cash pursuant to the Offer and/or the Merger will not own or acquire any CTS Shares or options with respect to DCA Shares or CTS Shares, and will not be treated as constructively owning any CTS Shares after the Merger by attribution from a related party under Section 318 of the Code, as described above. Each DCA Shareholder should consult its tax advisor to determine whether such constructive ownership rules apply and the effect of any such application.

    BACKUP TAX WITHHOLDING. Under the Code, a DCA Shareholder may be subject, under certain circumstances, to "backup withholding" at a 31% rate with respect to payments made in connection with the Offer or the Merger. Backup withholding generally applies if the DCA Shareholder (i) fails to furnish his or her social security number or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends to the IRS, or (iv) under certain circumstances, fails to provide a certified statement to the IRS, signed under penalties of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Each DCA Shareholder should consult with his or her tax advisor as to the qualifications for exemption from withholding and the procedure for obtaining such exemption.
                            ------------------------

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. DCA SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE OFFER AND THE MERGER TO THEM IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.

ANTICIPATED ACCOUNTING TREATMENT

    The Merger is expected to be accounted for under the purchase method of accounting and as a purchase and reacquisition of DCA-Owned CTS Shares. See "Pro Forma Financial Data."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of the respective managements and boards of DCA and CTS have interests in the transactions contemplated by the Merger Agreement that are in addition to their interests as DCA Shareholders generally. The DCA Board and the CTS Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. In considering the recommendations of the DCA Board and the CTS Board in respect of the Merger Agreement and the transactions contemplated thereby, the DCA Shareholders or CTS Shareholders, as the case may be, should be aware of these interests which may present actual or potential conflicts of interest.

    DIRECTORS AND OFFICERS. Andrew Lozyniak, the Chairman of the Board and President of DCA, and a director of DCA, is a director of CTS. Patrick J. Dorme, Vice President-Finance and Chief Financial Officer and director of DCA, is also a director of CTS. On May 9, 1997, in connection with the execution of the Merger Agreement, CTS, DCA and each of Mr. Lozyniak, Mr. Dorme and Henry V. Kensing, Vice President, General Counsel and Secretary of DCA, entered into employment contracts to be effective at the Effective Time (collectively, the "DCA Employment Contracts"). See "-- DCA Employment Contracts" below for a description of the terms of the DCA Employment Contracts.

    It is expected that Messrs. Lozyniak and Dorme will continue as members of the CTS Board following the Effective Time. The failure to nominate either of them for election as a member of the CTS Board following the Effective Time constitutes grounds for termination by them of, and gives rise to the right to receive severance benefits under, the DCA Employment Contracts. The failure to nominate either of Messrs. Lozyniak or Dorme for election to the CTS Board also constitutes grounds for Mr. Kensing to receive such benefits. It is anticipated that, as of the Effective Time, the CTS Board will initially be CTS' current five-member board, which includes Joseph P. Walker, Chairman, President and Chief Executive Officer of CTS, Messrs. Lozyniak and Dorme and the two present independent directors of CTS. It is also contemplated that, as promptly as practicable following the Effective Time, the CTS Board will be increased by at least two additional directors who qualify as independent directors under NYSE guidelines. See "-- Board Representation" for a description of certain procedures set forth in the Merger Agreement relating to the election of additional members of the CTS Board by the other members thereof. Mr. Lozyniak will also join CTS' Office of the Chairman with Mr. Walker and will focus on strategic issues while continuing to oversee the management of DCA's continuing operations.

    In addition, in connection with its approval of the DCA Employment Contracts, CTS approved, subject to the completion of the Merger and the approval by the CTS Shareholders, the award of an Option (the "Lozyniak Option") to Mr. Lozyniak to purchase 100,000 CTS Shares at $62.50 per share. The Lozyniak Option has a ten-year term from the Effective Time and vests as to 20% of the CTS Shares covered thereby on each of the first five annual anniversaries thereof, subject to immediate vesting if the average closing price for CTS Shares equals or exceeds $70.00 over a 20-trading-day period and upon certain terminations of Mr. Lozyniak's employment. The CTS Board also approved Option awards (having substantially similar terms, and subject to the same conditions, as the Option granted to Mr. Lozyniak) to Joseph P. Walker, in respect of 200,000 CTS Shares, and certain other executive officers of CTS and DCA in respect of 100,000 CTS Shares. In addition, the CTS Board approved CTS' entry into the employment agreement described below with Mr. Walker to replace his existing employment agreement (which was to expire by its terms on June 24, 1997).

    SECURITY OWNERSHIP. As of the date hereof, CTS beneficially owns 1,215,264 DCA Shares.

    RELATED-PARTY TRANSACTIONS. CTS paid DCA the following amounts for the purchase of products from DCA in each of 1994, 1995 and 1996: $233,000, $143,000 and $157,000, respectively. CTS believes that such purchases were on substantially comparable terms to those that would have been available in arms' length transactions involving unrelated persons. Each of Messrs. Lozyniak and Dorme has received directors' fees from CTS. Mr. Dorme was paid the following amounts: 1994: $23,500; 1995: $27,500; 1996: $28,000; and 1997 (through the date hereof): $11,833. Mr. Lozyniak was paid the following amounts: 1994: $24,000; 1995: $28,000; 1996: $28,500; and 1997 (through the date thereof): $12,000. Such directors' fees will no longer be payable to Messrs. Lozyniak and Dorme after the Effective Time under the CTS Board's current director compensation policies.

    DCA EMPLOYMENT CONTRACTS. In connection with the execution of the Merger Agreement, DCA and CTS entered into the DCA Employment Contracts effective as of the Effective Time (the "Effective Date"), with Messrs. Lozyniak, Kensing and Dorme, pursuant to which each executive (an "Executive") will be employed by DCA for a period of five years following the Effective Date (the "Term") in the same position as he currently holds. As of the Effective Date, the DCA Employment Contracts will supersede the Amended DCA Employment Agreements to which the Executives are currently parties with DCA. The terms and provisions of the DCA Employment Contracts are substantially similar to those of the Amended DCA Employment Agreements.

    The DCA Employment Contracts provide for (i) level monthly payments for Messrs. Lozyniak, Kensing and Dorme of $37,500, $17,039 and $14,162, respectively, with salary increases for Mr. Lozyniak comparable to those provided from time to time for the Chief Executive Officer of CTS ("Base Salary"); (ii) split-dollar life insurance coverage, supplemental retirement benefits and, for the ten-year period following retirement, post-retirement medical coverage, each as provided to the Executives under the Amended DCA Employment Agreements; (iii) eligibility to participate in annual and long-term (including stock-based) incentive programs, on the same level as similarly situated employees of CTS; and (iv) participation in other benefit programs and policies at the level provided as of the date of the DCA Employment Contracts. Mr. Lozyniak's DCA Employment Contract also provides for the Lozyniak Option.

    The DCA Employment Contracts provide that if an Executive's employment is terminated by the Executive for Good Reason, as defined in the DCA Employment Contracts, or by DCA for any reason other than Cause, as defined in the DCA Employment Contracts, or Disability, as defined in the DCA Employment Contracts, the Executive will be entitled to the following payments and benefits: (i) a cash lump sum equal to 3 1/3 times the sum of his annual Base Salary and his highest aggregate stock and cash bonuses earned for any of the five years prior to the Effective Date or (ii) if the Executive so elects, the continuation of his Base Salary over the remainder of the Term plus an annual bonus for each year of the remainder of the Term equal to his highest annual aggregate stock and cash bonuses earned for any of the five years prior to the date of termination.

    The DCA Employment Contracts provide that if an Executive's termination of employment is by reason of death or Disability, he or his estate will be entitled to the continuation of Base Salary over the remainder of the Term plus an annual bonus for each year of the remainder of the Term equal to his highest annual aggregate cash and stock bonuses earned for any of the five years prior to the date of termination. At the end of the Term, if termination is by reason of death, the Executive's surviving spouse will receive for ten additional years (or her earlier death) an annual amount equal to $50,000 ($60,000 in the case of Mr. Lozyniak). At the end of the Term, if termination is by reason of Disability, the Executive will receive an annual amount equal to 40% of his base salary until age 65.

    The DCA Employment Contracts also provide that if an Executive's employment is terminated for any reason other than by DCA for Cause or by the Executive without Good Reason: (i) an amount sufficient to pay ten years of premiums with respect to the split-dollar insurance policy on the Executive's life will be transferred to the split-dollar life insurance carrier and CTS and DCA will release all their rights under such policy; (ii) the Executive will be immediately eligible for post-retirement supplemental retirement and medical benefits; and (iii) life and disability insurance benefits, at the level provided as of the date of the agreements, will be continued for the remainder of the Term. The Executives will also be entitled to reasonable attorney's fees in the event of any disputes, as well as a gross-up for any excise tax imposed upon any payments or benefits.

    Finally, the DCA Employment Contracts provide that, during the Term, Messrs. Lozyniak and Dorme will be nominated to the CTS Board and that Messrs. Lozyniak, Dorme and Kensing will be nominated to the DCA Board.

    PRE-MERGER DCA EMPLOYMENT AGREEMENTS. On April 11, 1997, the DCA Board approved amendments to the employment agreements (the "Amended DCA Employment Agreements") previously entered into with Messrs. Lozyniak, Dorme and Kensing to
(i) provide for a new definition of a change in control of DCA ("Change in Control"), pursuant to which a Change in Control is, in general, deemed to occur if (a) any person, with specified exceptions, becomes the beneficial owner of at least 25% of DCA's voting securities, (b) a change in the majority of the membership of the DCA Board occurs without approval of two-thirds of the directors who either were directors on the date of the amendments, or whose election was previously so approved, (c) there is consummated a merger or consolidation of DCA or a subsidiary thereof with another company in which DCA Shareholders do not continue to hold at least 60% of the voting securities of the surviving entity (excepting certain recapitalizations of DCA), or (d) there occurs a liquidation of DCA or a sale or other disposition of all or substantially all of DCA's assets, and (ii) clarify that the payment by DCA of any excise tax imposed under section 280G of the Code would itself be made on an after-tax basis and would include all "change-in-control" payments, whether made pursuant to the Amended DCA Employment Agreements or otherwise.

    On April 11, 1997, the DCA Board approved an amendment to the grantor trust established by DCA (the "Trust Agreement Amendment") that provides for the segregation of assets to pay liabilities under certain of DCA's employee benefit arrangements to permit the segregation of additional assets to pay any future severance liabilities under the Amended DCA Employment Agreements, which are described above. The grantor trust agreement was also amended to adopt the definition of Change in Control described above under "Pre-Merger DCA Employment Agreements" and to provide certain other changes.

    On April 11, 1997, the DCA Board authorized DCA to enter into severance agreements (the "DCA Severance Agreements") with two groups of DCA employees:
Group I (the "Group I DCA Severance Agreements"), consisting of seven employees (other than Messrs. Lozyniak, Dorme and Kensing) and Group II (the "Group II DCA Severance Agreements"), consisting of 30 employees. The DCA Severance Agreements provide for the payment of certain severance and other benefits to covered employees who are terminated within two years following a change in control of DCA (as defined above under "Pre-Merger DCA Employment Agreements"). If, following a change in control of DCA, the employee is terminated by DCA other than for cause (as defined in the DCA Severance Agreements), or if the employee terminates employment for Good Reason (as defined in the DCA Severance Agreements) (each a "Qualifying Termination"), then DCA will pay to the employee in one lump sum, as severance pay, an amount equal to, in the case of the Group I DCA Severance Agreements, three times, and in the case of the Group II DCA Severance Agreements, one times, salary (based upon annual base salary at the date of termination) and bonus payments (based upon the highest bonus paid in respect of DCA's prior three full fiscal years) and will continue the employee's welfare benefits for a period of, in the case of the Group I DCA Severance Agreements, three years, and in the case of the Group II DCA Severance Agreements, one year. In no case, however, may the employee receive any payment or benefit in connection with a Change in Control in excess of 2.99 times his "base amount" (as that term is defined in section 280G of the Code).

    On April 11, 1997, the DCA Board adopted a severance policy pursuant to which six employees at DCA's corporate headquarters would be eligible, in the event of a Qualifying Termination, to receive, in the case of covered employees with at least five years of service with DCA or its subsidiaries, one year's, and in the case of the remaining covered employees, six months', salary (based upon annual base salary at the date of termination) and highest bonus paid in respect of DCA's prior three full fiscal years, payable in one lump sum.

    DCA maintains the 1980 Restricted Stock and Cash Bonus Plan, as amended (the "DCA Restricted Stock Plan"), which provides for the award or sale of shares of so-called restricted stock and, upon the lapse of restrictions thereon, the payment of a cash bonus. The DCA Restricted Stock Plan provides that all restrictions on outstanding awards will lapse in the event of a Change in Control. On April 11, 1997, the DCA Board made awards of restricted shares under the DCA Restricted Stock Plan to certain of DCA's employees and adopted an amendment to the DCA Restricted Stock Plan to adopt the definition of Change in Control described above.

    OTHER DCA COMPENSATION MATTERS. As of May 9, 1997, Mr. Kensing exercised his authority under DCA's Stock Retirement Plan for nonemployee DCA Directors to accelerate, from January 1, 1998 to immediately prior to the Effective Time, the date on which the transfer of DCA Shares will be made under such plan. In addition, it is anticipated that the Compensation Committee of the DCA Board will review and consider the award of cash bonuses under DCA's annual cash incentive plan, payable immediately prior to the Effective Time, based on performance during the portion of 1997 preceding the Effective Time in an aggregate amount not to exceed the accrual for annual cash incentive payments reflected on the books of DCA on the date of the awards.

    Pursuant to the Merger Agreement, with respect to each CTS "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including plans or policies providing severance benefits and vacation entitlement ("CTS Plans"), if the Effective Time occurs, service with DCA will be treated as service with CTS for purposes of determining eligibility to participate, vesting and entitlement to benefits (other than the accrual of benefits under any defined benefit pension plan) unless, and to the extent that, the recognition of such service would result in a duplication of benefits. Such service also will apply for purposes of satisfying any waiting periods, evidence of insurability requirements or the application of any preexisting condition limitations under any CTS Plan. Employees of DCA will be given credit under any CTS Plan in which they are eligible to participate for amounts paid under a corresponding DCA benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the CTS Plans.

    Following the Effective Time, CTS will cause the combined company to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements of DCA, including but not limited to severance benefit plans, the existence or terms of which do not involve any material breach of any representation, warranty or covenant of DCA under the Merger Agreement.

    CTS CEO EMPLOYMENT CONTRACT. On May 9, 1997, the CTS Board approved CTS' entry into an employment agreement with Mr. Walker (the "CEO Employment Contract") to replace his existing employment agreement with CTS, which expired by its terms on June 24, 1997. Mr. Walker's salary under the CEO Employment Contract is $500,000 per year, subject to review by the CTS Board for increases, but not decreases, each year. During the term of the CEO Employment Contract, if Mr. Walker's employment is terminated as a result of his death or disability, for good reason (as defined) or by CTS without Cause (as defined), Mr. Walker will receive severance benefits equal to his base salary for the remainder of the term, plus an annual bonus for each year remaining in the term equal to the largest cash and stock bonus that he received during the five fiscal years preceding the date of termination. In addition, if Mr. Walker's employment is terminated by Mr. Walker for good reason or by CTS without Cause, Mr. Walker may instead receive a lump sum equal to 3 1/3 times his base salary and the largest cash and stock bonus that he received during the five fiscal years preceding the date of CEO Employment Contract. Any payments to Mr. Walker upon a change in control (as defined) are increased to compensate Mr. Walker for any excise tax payable to him pursuant to Section 280G of the Code. The payments and benefits to Mr. Walker under his employment agreement are reduced automatically by any corresponding payments or benefits under his severance agreement (described below).

    CHANGE-IN-CONTROL AGREEMENTS. CTS entered into severance agreements, dated April 11, 1997, with each of its nine executive officers and seven other key employees of CTS. The agreements have a rolling three-year term which is automatically extended each January 1 thereafter unless notice is given otherwise. The severance agreements become operative only upon a change in control of CTS (as defined). Severance benefits are provided if, upon a change in control, CTS terminates a covered executive's employment without cause or the executive terminates his employment for good reason (each as defined). Severance compensation under the agreements includes a multiple (two or three, depending upon level of job responsibility) of base salary, a multiple (two or three, depending upon level of job responsibility) of the average annual incentive compensation awarded to the executive during the three fiscal years preceding the fiscal year in which the change in control occurred, the continued participation for a number of months following termination in welfare benefits plans and other similar benefit programs, a lump sum payment equal to the increase in actuarial value of the benefits under CTS' qualified and supplemental retirement plans that the executive would have received had he or she remained employed, outplacement services, and, in lieu of perquisites provided immediately prior to the change in control, the payment of the lesser of $50,000 or 10% of the total base salary and incentive compensation. In addition, if any payments made to the executive are subject to the excise tax under Section 280G of the Code, CTS will make an additional payment in an amount to put the executive in the same after-tax position as if no excise tax had been imposed; provided that if certain thresholds are not met, payments will be reduced so that no excise tax applies.

    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. The Merger Agreement provides that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing in favor of the current or former directors or officers of DCA or its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) will be assumed by CTS and CTS will be directly responsible for such indemnification, without further action, as of the Effective Time and will continue in full force and effect in accordance with their respective terms. In addition, from and after the Effective Time, directors and officers of DCA who become or remain directors or officers of CTS or Sub will be entitled to the same indemnity rights and protections (including those provided by directors' and officers' liability insurance) as are afforded to other directors and officers of CTS.

    For a period of six years after the Effective Time, CTS will, and will cause Sub to, maintain policies of directors' and officers' liability insurance applicable to former directors and officers of DCA equivalent in all material respects to those maintained by or on behalf of DCA and its subsidiaries on the date of the Merger Agreement (and having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insureds) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance at any time during such period exceed 200% of the per annum rate of premium currently paid by DCA and its subsidiaries for such insurance on the date of the Merger Agreement, then CTS will cause Sub to, and Sub will, provide the maximum coverage that will then be available at an annual premium equal to 200% of such rate.

    BOARD REPRESENTATION. In accordance with the Merger Agreement, following the Offer Expiration Date, DCA increased the size of the DCA Board to 13 and elected four designees of CTS, all of whom are CTS employees. Prior to the Effective Time, any amendment or termination of the Merger Agreement by DCA, extension by DCA for the performance or waiver of the obligations or other acts of CTS or Sub or waiver of DCA's rights thereunder requires the concurrence of a majority of the directors of DCA then in office who were directors on the date of the Merger Agreement and who voted to approve the Merger Agreement.

    As promptly as practicable following the Effective Time, CTS expects to expand the CTS Board and add at least two additional directors who qualify as independent directors under NYSE guidelines. The Merger Agreement provides that from the Effective Time until the date immediately following the date of CTS' 1998 annual shareholder meeting or any adjournment or postponement thereof, any additional directors elected by the CTS Board must be elected or nominated therefor by the unanimous vote of a committee of the CTS Board comprised of two Unaffiliated CTS Directors and one member who is not an Unaffiliated CTS Director (the "Board Committee"). Pursuant to the Merger Agreement, the Board Committee will initially be composed of Mr. Walker, Mr. Lozyniak and Gerald H. Frieling, Jr. It is expected that, following the Effective Time, the Board of Directors of Sub will include Messrs. Lozyniak, Dorme, Kensing and not fewer than four employees of CTS, including its Chairman and Chief Executive Officer.

THE CTS CHARTER AMENDMENTS

    The CTS Board approved the Charter Amendments in connection with the approval of the Merger Agreement. The CTS Charter Amendments will be effective as of the Effective Time, but will not be effective if the issuance of CTS Shares in the Merger is not approved by CTS Shareholders. The Charter Amendments, (i) increase the authorized capital of CTS from 8.0 million CTS Shares to 75.0 million CTS Shares and authorize 25.0 million shares of preferred stock (the "CTS Preferred Shares") (the terms of which will be established by the CTS Board in connection with the authorization of the issuance thereof) (the "Capitalization Amendment"), (ii) increase the maximum and minimum size of the CTS Board to 15 and three, respectively, with the exact size to be determined by the CTS Board (the "Board Size Amendment"), (iii) expand the required director and officer indemnification to the extent allowable by the IBCL and to provide procedures for the resolution of disputes over compliance with the applicable standard of care (the "Indemnity Amendment"), and (iv) effect certain immaterial conforming or technical changes. The CTS Charter, as so amended, is attached to the Merger Agreement, a copy of which is attached hereto as Annex A. Unless the Capitalization Amendment is approved, CTS will not have sufficient authorized and unissued CTS Shares to effect the Merger (or the Stock Split). In addition, the CTS Board and DCA Board believe it is desirable to increase CTS' authorized capitalization so that there will be sufficient shares available for issuance after the Merger for purposes that the CTS Board may hereafter determine to be in the best interests of CTS and its shareholders. Such purposes could include the offer of shares for cash, acquisitions, employee benefit programs and other general corporate purposes. In many situations, prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for the specific transaction on a timely basis. The CTS Board and DCA Board believe the CTS Board should have the flexibility to act promptly in the best interests of CTS Shareholders. The terms of any future issuance of CTS Shares or CTS Preferred Shares will be dependent largely on market and financial conditions and other factors existing at the time of issuance.

    CTS currently has no plans, understandings, agreements or arrangements concerning the issuance of additional CTS Shares or CTS Preferred Shares, except for the shares to be issued in the Merger, the Stock Split and shares reserved or to be reserved for issuance by CTS as described herein. If any plans, understandings, arrangements or agreements are made concerning the issuance of any such shares, holders of the then outstanding shares of CTS' capital stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transaction, the law applicable thereto, the policy of the NYSE and the judgment of CTS' Board regarding the submission thereof to CTS' shareholders. The current rules of the NYSE, however, would require shareholder approval if the number of CTS Shares to be issued would equal or exceed 20% of the number of such shares of CTS Shares outstanding immediately prior to such issuance.

    It is not presently contemplated that such additional CTS capital stock would be issued for the purpose of making the acquisition by an unwanted suitor of a controlling interest in CTS more difficult, time-consuming or costly. However, it should be noted that shares of CTS capital stock could be issued for that purpose and to that effect, and the CTS Board reserves its right (if consistent with its fiduciary responsibilities) to issue CTS capital stock for such purposes.

    As promptly as practicable following the Effective Time, CTS intends to increase the size of the CTS Board and add thereto at least two members thereof who qualify as independent directors under NYSE guidelines. The Board Size Amendment and the Indemnity Amendment are intended to facilitate the accomplishment of that objective.

AMENDMENTS TO CTS BYLAWS

    If the Merger is effective, CTS' Bylaws will be amended so that, in general, the CTS Board may take action by majority vote rather than, as is currently generally the case, two-thirds vote of the CTS Board.

                             SHAREHOLDERS AGREEMENT

    The following is a summary of the material terms of the Shareholders Agreement and is qualified in its entirety by reference to the complete text of the Shareholders Agreement, a copy of which has been filed as an exhibit to the Registration Statement and incorporated herein by reference.

    The Shareholders Agreement provides that during the period commencing on the date thereof and continuing until the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement but in no event later than October 31, 1997 (the "Restriction Period"), at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of DCA Shares, however called, WHX will appear at the meeting or otherwise cause the DCA Shares or other DCA voting securities (or securities exchangeable for any of such securities) then beneficially owned by them ("DCA Securities") to be counted as present thereat for purposes of establishing a quorum and vote or, in connection with any written consent of the holders of DCA Shares, consent (or cause to be voted or consented) the DCA Securities (A) in favor of the transactions contemplated by the Merger Agreement and the Shareholders Agreement and any actions required in furtherance thereof; (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of DCA under the Merger Agreement or WHX under the Shareholders Agreement; and (C) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Merger and the other transactions expressly contemplated by the Merger Agreement): (1) any Takeover Proposal or Acquisition Agreement with respect to DCA and (2)(u) any change in a majority of the persons who constitute the DCA Board; (v) any material change in the present capitalization of DCA, including without limitation any proposal to sell a substantial equity interest in DCA or any of its subsidiaries; (w) any amendment of DCA's Certificate of Incorporation or By-laws; (x) any other change in DCA's corporate structure or business; or (y) any other action which, in the case of each of the matters referred to in clauses (2)(u), (v), (w) or (x), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by the Shareholders Agreement and the Merger Agreement.

    In the Shareholders Agreement WHX irrevocably appointed Sub as its proxy and attorney in fact, with full power of substitution and resubstitution, to the full extent of WHX's rights with respect to the DCA Securities to vote or cause to be voted all DCA Securities as provided in the above paragraph.

    The Shareholders Agreement provides that, during the Restriction Period, WHX will not, directly or indirectly, (a) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the DCA Securities or any interest therein; (b) grant any proxies or powers of attorney, deposit the DCA Securities into a voting trust or enter into a voting agreement with respect to the DCA Securities; or (c) take any action that would make any representation or warranty of WHX contained in the Shareholders Agreement untrue or incorrect or would result in a breach by WHX of its obligations under the Shareholders Agreement.

    The Shareholders Agreement may be terminated by WHX by written notice to CTS, or by CTS by written notice to WHX, (a) upon announcement that the Merger Agreement has been amended to (i) reduce the $58.00 price per DCA Share payable under the Cash Election Option or the Exchange Ratio, (ii) reduce the amount of cash available for holders of DCA Shares who elect to receive cash by changing the percentage used to calculate the Maximum Cash Shares to a percentage lower than 49.9%, or (iii) require DCA Shareholders to receive cash for all or any portion of their DCA Shares (other than in respect of fractional shares) or (b) if the Effective Time has not occurred, at any time on or after October 31, 1997.

               OTHER TERMS OF THE MERGER AND THE MERGER AGREEMENT

PROCEDURES FOR CASH ELECTION

    A Form of Election/Letter of Transmittal containing instructions with respect to the surrender of certificates representing the DCA Shares ("DCA Share Certificates") will be mailed to holders of DCA Shares as of the DCA Record Date as soon as practicable after the date of this Joint Proxy Statement/ Prospectus. At any time thereafter, any holder of DCA Shares may request a Form of Election/Letter of Transmittal by written or telephone request to State Street Bank and Trust Company (the "Exchange Agent") c/o Corporate Reorganization Department, P.O. Box 9061, Boston, Massachusetts 02205-9061, telephone 1 (800) 426-5523. Requests should be made by September 26, 1997 in order to ensure timely receipt.

    Subject to the proration procedures described below, each record holder of DCA Shares (other than Dissenting Shares and shares owned by CTS or DCA or any of their wholly owned subsidiaries immediately prior to the Effective Time, which shares will be cancelled) outstanding immediately prior to the Effective Time will be entitled to receive the Cash Consideration of $58.00 per DCA Share if a properly completed Form of Election/Letter of Transmittal and DCA Share Certificates or guarantee of delivery thereof are received by State Street Bank and Trust Company (the "Exchange Agent") prior to 5:00 p.m. New York City time on October 15, 1997 (the "Election Deadline"). Such DCA Shares as to which an election to receive Cash Consideration on a properly completed and timely received Form of Election and not revoked are hereinafter referred to as "Electing Shares."

    All DCA Shares outstanding immediately prior to the Effective Time, other than Electing Shares but including DCA Shares as to which a demand for appraisal has been withdrawn or not properly completed, will be converted into the right to receive the Stock Consideration ("Non-Electing Shares"). In order to receive the Stock Consideration, holders of Non-Electing Shares must complete a Form of Election/Letter of Transmittal and submit DCA Share Certificates or guarantee of delivery in accordance with the instructions in the Form of Election/Letter of Transmittal.

    COMPLETING THE FORM OF ELECTION. To make a proper election to receive cash, a holder of DCA Shares must have delivered to the Exchange Agent at the address specified above prior to the Election Deadline the following:

        (i) a Form of Election properly completed in accordance with the instructions thereon and signed by the record holder of the DCA Shares as to which such election is being made; and

        (ii) either (a) the DCA Share Certificates for such shares or (b) an appropriate guarantee of delivery of DCA Share Certificates for such shares.

    Holders of record of DCA Shares who hold such shares as nominees, trustees or in other such representative capacities may submit multiple Forms of Election.

    A form of the guarantee of delivery will accompany the Form of Election, and, unless DCA Share Certificates are submitted with the Form of Election, a guarantee of delivery must be properly executed by a firm which is a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, and DCA Share Certificates covered by such guarantee must in fact be received by the Exchange Agent by the time specified in such guarantee for a valid Form of Election to have been deemed submitted.

    WITHDRAWAL AND CHANGE OF ELECTIONS. Any DCA shareholder may revoke his or her election by submitting to the Exchange Agent written notice and a properly completed and signed and revised Form of Election, by withdrawing his or her DCA Share Certificates, or by withdrawing the guarantee of delivery of such certificates previously deposited with the Exchange Agent, provided that the Exchange Agent receives all necessary materials prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election is thereafter submitted, such shares will be Non-Electing Shares.

    All elections will be revoked automatically if the Exchange Agent is notified in writing by CTS or DCA that the Merger Agreement has been terminated.

    DISCRETIONARY AUTHORITY. CTS will determine in its sole and absolute discretion whether Forms of Election have been properly completed, signed and submitted or revoked. The determinations of CTS in such matters will be conclusive and binding.

    IN MAKING AN ELECTION FOR CASH CONSIDERATION OR STOCK CONSIDERATION, DCA SHAREHOLDERS ARE URGED TO CONSIDER THE POSSIBLE IMPACT OF THE FLUCTUATING MARKET VALUE OF CTS SHARES ON THE VALUE OF TOTAL CONSIDERATION RECEIVED IN THE MERGER. UNDER THE MERGER AGREEMENT, THE STOCK CONSIDERATION PER SHARE OF DCA SHARES WILL BE FIXED AT 0.88 CTS SHARES FOR EACH DCA SHARE. SEE "RISK FACTORS." THIS WILL RESULT IN THE STOCK CONSIDERATION HAVING A VALUE OF $71.28 PER SHARE OF DCA SHARES BASED UPON THE PRICE OF CTS SHARES ON AUGUST 29, 1997.

    DCA SHAREHOLDERS WHO PERFECT AN ELECTION MAY NOT RECEIVE THE ELECTED CASH CONSIDERATION IN FULL DUE TO PRORATION LIMITATIONS IN THE MERGER AGREEMENT. DCA SHAREHOLDERS ARE ALSO URGED TO CONSIDER THE DIFFERING FEDERAL INCOME TAX CONSEQUENCES IN MAKING THE ELECTION, AS DISCUSSED ABOVE.

    THE DCA SHARES OF A HOLDER WHO FAILS TO PROPERLY COMPLETE AND RETURN THE FORM OF ELECTION, TOGETHER WITH DCA SHARE CERTIFICATES OR AN APPROPRIATE GUARANTEE OF DELIVERY OF CERTIFICATES FOR SUCH DCA SHARES, TO THE EXCHANGE AGENT BY THE ELECTION DEADLINE, OR WHO FAILS TO COMPLY WITH THE ELECTION PROCEDURES DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS AND THE FORM OF ELECTION, WILL BE DEEMED BY CTS, IN ITS SOLE AND ABSOLUTE DISCRETION, TO BE CONVERTED INTO THE STOCK CONSIDERATION.

PRORATION

    Electing Shares will not be entitled to, and CTS will not be obligated to pay, the Cash Consideration in respect of the number of DCA Shares outstanding at the Effective Time that exceeds (i) 49.9% of the number of DCA Shares outstanding at the Effective Time (including DCA Shares owned by Sub) minus (ii) the number of DCA Shares owned by CTS, Sub and any of their respective subsidiaries as of the Effective Time. At the date of the printing of this Joint Proxy Statement/Prospectus, holders of approximately 18.2% of the outstanding DCA common shares would be eligible to elect cash in the Merger. The maximum number of DCA Shares so entitled to the Cash Consideration is hereinafter referred to as the "Maximum Cash Shares."

    In the event that the aggregate number of Electing Shares exceeds the Maximum Cash Shares, all Electing Shares will be converted into the right to receive Merger Consideration in the following manner:

        (i) The number of Electing Shares covered by each Form of Election to be converted into the Cash Consideration shall be determined by multiplying the number of Electing Shares covered by such Form of Election by a fraction, the numerator of which is the Maximum Cash Shares and the denominator of which is the total number of Electing Shares, rounded down to the nearest whole number.

        (ii) All Electing Shares not converted into the Cash Consideration in accordance with the above paragraph shall be converted into the Stock Consideration.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

    After the Effective Time, each DCA Share Certificate will represent only the right to receive the Cash Consideration (subject to proration and assuming a valid election to receive cash), the CTS Shares into which such DCA Shares were converted in the Merger and the right to receive cash in lieu of fractional shares as described below. Holders of DCA Share Certificates will not be paid dividends or distributions on the CTS Shares into which such DCA Shares have been converted with a record date after the Effective Time, and will not be paid cash in lieu of fractional CTS Shares, until such DCA Shares Certificates are surrendered to the Exchange Agent for exchange. When such DCA Share Certificates are surrendered, any unpaid dividends and any cash in lieu of fractional CTS Shares payable as described below will be paid without interest.

    In the event of a transfer of ownership of the DCA Shares which is not registered in the transfer records of DCA, a certificate representing the proper number of CTS Shares may be issued to a person other than the person in whose name the certificate so surrendered is registered if such certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of CTS Shares to a person other than the registered holder of such certificate or establish to the satisfaction of CTS that such tax has been paid or is not applicable.

    All CTS Shares issued upon conversion of the DCA Shares (including any cash paid in lieu of any fractional CTS Shares) will be deemed to have been issued in full satisfaction of all rights pertaining to such DCA Shares.

    No fractional CTS Shares will be issued to any DCA Shareholder upon surrender of certificates previously representing the DCA Shares. For each fractional share that would otherwise be issued, CTS will make available to such DCA Shareholder an amount in cash determined in the manner set out in the next two succeeding paragraphs.

    As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (i) the number of whole CTS Shares delivered to the Exchange Agent by CTS pursuant to the Merger Agreement over (ii) the aggregate number of whole CTS Shares to be distributed to DCA Shareholders pursuant to the Merger (such excess being herein called the "Excess Shares"). The Exchange Agent will sell the Excess Shares at then-prevailing prices on the NYSE and will hold the net proceeds of such sale or sales in trust for such DCA Shareholders entitled thereto (the "Common Share Trust"). Promptly following such sale or sales, the Exchange Agent will determine the portion of the Common Share Trust to which each DCA Shareholder is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Share Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such DCA Shareholder is entitled (after taking into account all DCA Shares held at the Effective Time by such DCA Shareholder) and the denominator of which is the aggregate amount of fractional share interests to which all DCA Shareholders are entitled.

    Notwithstanding the preceding paragraph, CTS may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each DCA Shareholder an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such DCA Shareholder (after taking into account all DCA Shares held at the Effective Time by such DCA Shareholder) would otherwise be entitled by (ii) the average closing price for a share of CTS Common Stock as reported in the NYSE Composite Transactions Report (as reported in the Wall Street Journal, or, if not reported thereby, any other authoritative source) (the "Average Closing Price") for the ten trading days prior to the Closing Date.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    Each party's obligation to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of various conditions which include, in addition to other customary closing conditions, the following: (i) each of the requisite shareholder approvals of each of CTS and DCA shall have been obtained; (ii) no judgment, order, decree, statute, law, ordinance, rule, regulation, temporary restraining order, injunction or other order enacted, entered, promulgated, enforced or issued by any court or other governmental entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect (each, a "Restraint"); and (iii) the Joint Proxy Statement/Prospectus shall not be the subject of any stop order or proceeding seeking a stop order. CTS' obligation to effect the Merger is also subject to the satisfaction or waiver on or prior to the Closing Date of the conditions that DCA shall have performed in all material respects all obligations to be performed by it on or before the earlier of (i) such time as CTS controls the DCA Board pursuant to the Merger Agreement and
(ii) the Closing Date. DCA's obligation to effect the Merger is also subject to the satisfaction or waiver on or prior to the Closing Date of the conditions that Sub and CTS shall have performed in all material respects all obligations to be performed by them.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after shareholder approval, (i) by mutual written consent of CTS and DCA; (ii) by either CTS or DCA (a) if the Merger has not been consummated by October 31, 1997; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to any party whose failure to perform any of its obligations under the Merger Agreement results in the failure of the Merger to be consummated by such time, (b) if the DCA Shareholder Approval has not been obtained, (c) if CTS Shareholder Approval has not been obtained, or (d) if any governmental entity has issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement and such Restraint or other action has become final and nonappealable; (iii) by CTS, if the DCA Board or any committee thereof has (a) withdrawn or modified in a manner adverse to CTS its approval or recommendation of the Merger or the Merger Agreement or failed to reconfirm its approval or recommendation within five business days after a written request to do so, (b) approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal with respect to DCA, (c) caused DCA to enter into an Acquisition Agreement with respect to such a Takeover Proposal, or (d) resolved to take any of the foregoing actions; and (iv) by DCA, if the CTS Board or any committee thereof has (a) withdrawn or modified in a manner adverse to DCA its approval or recommendation of the Merger or the Merger Agreement or failed to reconfirm its approval or recommendation within five business days after a written request to do so, (b) approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal with respect to CTS, (c) caused CTS to enter into an Acquisition Agreement with respect to such a Takeover Proposal, or (d) resolved to take any of the foregoing actions.

INDUCEMENT FEE AND TERMINATION FEES

    As an inducement to CTS and Sub to enter into the Merger Agreement and perform their respective obligations thereunder, on May 9, 1997, DCA paid $2.0 million to CTS (the "Inducement Fee"). The Inducement Fee is not subject to refund or return for any reason whatever and may not be used as an offset against or otherwise applied to any obligation of DCA, including without limitation the obligation to pay a termination fee. In addition, the Merger Agreement provides that DCA will pay CTS a $3.0 million fee in the event that
(i) a Takeover Proposal with respect to DCA (other than WHX Corporation's $45.00 cash tender offer) is made known to DCA or any of its subsidiaries or has been made directly to DCA Shareholders generally or any person or entity publicly announces an intention (whether or not conditional) to make such a Takeover Proposal and thereafter the Merger Agreement is terminated by DCA or CTS because either the Merger has not been consummated by October 31, 1997 or DCA Shareholders have not approved the Merger at the DCA Shareholders Meeting, or
(ii) the Merger Agreement is terminated by CTS because the DCA Board or any committee thereof has (1) withdrawn or modified in a manner adverse to CTS its approval or recommendation of the Offer, the Merger or the Merger Agreement or failed to reconfirm its approval within the prescribed time, (2) approved or recommended, or proposed publicly to do so, any Takeover Proposal with respect to DCA, (3) caused DCA to enter into an agreement relating to a Takeover Proposal (an "Acquisition Agreement"), or (4) resolved to take any of the foregoing actions.

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
    The Merger Agreement provides that CTS will pay DCA a $5.0 million fee in the event that (i) a Takeover Proposal with respect to CTS is made known to CTS or any of its subsidiaries or has been made directly to shareholders generally or any person or entity publicly announces an intention (whether or not conditional) to make such a Takeover Proposal and thereafter the Merger Agreement is terminated by CTS or DCA because either the Merger has not been consummated by October 31, 1997 or CTS Shareholder Approval has not been obtained at the CTS Shareholders Meeting called for such purpose or (ii) the Merger Agreement is terminated by DCA because the CTS Board or any committee thereof has (1) withdrawn or modified in a manner adverse to DCA its approval or recommendation of the Offer, the Merger or the Merger Agreement or failed to reconfirm its approval within the prescribed time, (2) approved or recommended, or proposed publicly to do so, any Takeover Proposal with respect to CTS, (3) caused CTS to enter into an Acquisition Agreement, or (4) resolved to take any of the foregoing actions.

NO-SHOP COVENANT

    Pursuant to the Merger Agreement, DCA and CTS will not, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to, with respect to DCA, the Offer completion date (which has occurred) and, with respect to CTS, the Effective Time, the DCA Board (with respect to DCA) or the Unaffiliated CTS Directors (with respect to CTS) determine in good faith, after consultation with advisors, that the failure to do so would create a reasonable possibility of a breach of their fiduciary duties to their shareholders under applicable law, such party may, in response to a Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of the covenant described herein, furnish information with respect to it and its subsidiaries to any person pursuant to a customary confidentiality agreement and participate in negotiations regarding such Takeover Proposal. Except as expressly permitted by the Merger Agreement, neither the DCA Board nor the CTS Board, nor any committee thereof, will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such board of directors or such committee of the Merger or the Merger Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause such party to enter into any Acquisition Agreement.

    A "Takeover Proposal" is defined, with respect to either DCA or CTS, to be any inquiry, proposal or offer from any person or entity relating to any direct or indirect acquisition or purchase of 20% or more of such party's and its subsidiaries' assets or 20% or more of any class of equity securities of such party or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person owning 20% or more of any class of equity securities of such party or any of its subsidiaries or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party or any of its subsidiaries other than the transactions contemplated by the Merger Agreement.

CONDUCT OF BUSINESS PENDING MERGER

    Pursuant to the Merger Agreement, CTS and DCA have each agreed to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and other key employees and preserve their relationships with those persons and entities having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the Effective Time. In addition, CTS and DCA have each agreed that during the period from May 9, 1997 to the Effective Time, among other things and subject to certain exceptions, neither it nor any of its subsidiaries may: (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any capital stock, other than certain dividends and distributions by a subsidiary and other than the regular quarterly or semi-annual dividends, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire any shares of its capital stock or its significant subsidiaries' capital stock or any rights, warrants or options to acquire any such securities; provided, however, CTS may (A) effect the Stock Split and (B) under certain conditions, declare a dividend of rights in connection with the adoption of a rights plan (the "CTS Rights"); (ii) issue, deliver, sell, pledge or otherwise encumber any shares of capital stock, any other voting securities or any securities convertible into or any rights, warrants or options to acquire any such shares, other than pursuant to existing employee stock options, the issuance of CTS Rights and the Stock Split; (iii) amend its certificate or articles, as applicable, of incorporation, by-laws or other comparable organizational documents; or (iv) make any material change to accounting methods, principles or practices, except as may be required by generally accepted accounting principles.

    DCA has further agreed, among other things and subject to certain exceptions, that neither it nor any of its subsidiaries will: (i) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business entity or other business organization; (ii) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any properties or assets, other than
(A) in the ordinary course of business or (B) sales of assets that individually or in the aggregate do not exceed $1 million; (iii) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of DCA or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other person, other than to subsidiaries or to officers and to employees for travel, business or relocation expenses in the ordinary course of business; (v) make or agree to make any new capital expenditure other than as set forth in existing operating budgets; (vi) except as required by law or contemplated by the Merger Agreement, enter into, adopt or amend in any material respect or terminate any employee benefit plan or any other agreement, plan or policy involving DCA or any of its subsidiaries and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any DCA pension plans, or change the manner in which contributions to any DCA pension plans are made or the basis on which such contributions are determined; (vii) increase the compensation of any director, executive officer or other key employee of DCA or pay any benefit or amount not required by a plan or arrangement as in effect on the date of the Merger Agreement to any such person; (viii) enter into any contract or agreement, written or oral, with any affiliate, associate or relative of CTS, or make any payment to or for the benefit of, directly or indirectly, any of the foregoing; or (ix) make any amendment to, or waive or enter into or give any binding interpretation of, any term of a certain agreement with certain DCA Shareholders.

AMENDMENT AND WAIVER

    Subject to applicable laws (i) the Merger Agreement may be amended by an instrument in writing signed on behalf of each party at any time (except that, after the Merger Agreement has been approved and adopted by the shareholders of either CTS or DCA, no amendment may be entered into which requires further approval by such shareholders unless such further approval is obtained) and (ii) at any time prior to the Effective Time, the parties may, by written instrument signed on behalf of each party, (a) extend the time for performance of the obligations of the other party to the Merger Agreement, (b) waive inaccuracies in representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto, and (c) waive (subject to the parenthetical in clause (i)) compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

EXPENSES

    Except as described above in "-- Inducement Fee and Termination Fees," all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring the cost or expense, except that DCA and CTS will each pay one half of the cost of (i) filing, printing and mailing the Joint Proxy Statement (including Commission filing fees) and (ii) the filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

DIVIDEND COORDINATION

    Each of CTS and DCA expects to continue to declare until the Effective Time their respective regularly scheduled dividends. The Merger Agreement requires each of CTS and DCA to coordinate with the other the payment of dividends, and the designation of record and payment dates, relating to CTS Shares and DCA Shares with the intent that DCA Shareholders will not receive two dividends, or fail to receive one dividend, for any single calendar quarter, in the case of CTS, and semiannually, in the case of DCA, as a result of the Merger.

REQUIRED REGULATORY APPROVALS

    The HSR Act and the rules and regulations promulgated thereunder provide that certain transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. On May 22, 1997, CTS and DCA filed all appropriate notification and report forms with the Antitrust Division and the FTC with respect to the Merger, as required by the HSR Act, and on June 21, 1997 the waiting period under the HSR Act expired. The expiration of the HSR Act waiting period does not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds. Neither CTS nor DCA believes that the Merger will violate federal antitrust laws.

AMENDMENTS TO RIGHTS AGREEMENT

    DCA has amended the DCA Rights Agreement (as defined in "Comparison of Shareholder Rights -- Rights Plans) to provide that (i) the DCA Rights issued thereunder will expire immediately prior to the Effective Time, (ii) neither CTS nor any of its affiliates or associates will be deemed an acquiring person, and
(iii) neither a Distribution Date nor a Stock Acquisition Date (as such terms are defined in the DCA Rights Agreement) will occur by reason of the execution of the Merger Agreement, the announcement or completion of the Offer, the consummation of the Merger or the consummation of the other transactions contemplated by the Merger Agreement. See "Comparison of Shareholder Rights -- Rights Plans."

DISSENTERS' RIGHTS

    GENERAL. If the Merger is consummated, DCA Shareholders will be entitled to Dissenters' Rights under the NYBCL. DCA Shareholders who follow the procedures for Dissenters' Rights under the NYBCL will be entitled to have their DCA Shares appraised by a New York court and to receive payment of the "fair value" of such shares as determined by such court. The following summary of the material provisions of Section 623 is not intended to be a complete statement of such provisions. The relevant provisions of the NYBCL are attached as Annex D to this Joint Proxy Statement/Prospectus. DCA Shareholders are urged to read such provisions carefully.

    PREREQUISITES FOR EXERCISE OF DISSENTERS' RIGHTS. DCA Shareholders electing to exercise Dissenters' Rights must (i) file with DCA before the DCA Shareholders Meeting, or at such meeting but before the vote, a written objection (an "Objection") to the Merger, including (a) a notice of such holder's election to dissent, (b) such holder's name and residence address, (c) the number and class of the DCA Shares as to which such holder dissents, and (d) a demand for payment of the fair value of such DCA Shares if the Merger is consummated and (ii) not vote in favor of adoption of the Merger Agreement. DCA Shareholders to whom DCA did not give notice of the DCA Shareholders Meeting (each a "Non-Informed Shareholder") are not required to provide an Objection to assert their Dissenters' Rights, but such Non-Informed Shareholders must not vote in favor of the adoption of the Merger Agreement in order to assert such rights.

    Within ten days after the date on which the Merger Agreement is adopted by the requisite vote of DCA Shareholders, DCA will give written notice of the adoption of the Merger Agreement by registered mail to each DCA Shareholder who has properly filed an Objection or who was a Non-Informed Shareholder and who did not vote in favor of the adoption of the Merger Agreement.

    Within 20 days after the giving of notice to a Non-Informed DCA Shareholder, any Non-Informed DCA Shareholder who voted against adoption of the Merger Agreement and who elects to exercise Dissenters' Rights must file with DCA a written notice (with an Objection, a "Written Objection") of such election stating (i) such Non-Informed Shareholder's name and residence address, (ii) the number and class of the DCA Shares as to which such Non-Informed Shareholder dissents, and (iii) a demand for payment of the fair value.

    Only a record holder of DCA Shares is entitled to assert Dissenters' Rights for DCA Shares registered in such holder's name. The Written Objection should be executed by or for such holder of record, fully and correctly, as such holder's name appears on the DCA Share Certificate for such shares. A DCA Shareholder may not dissent as to less than all of such holder's shares, as to which such holder has a right to dissent. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the DCA Shares of such owner.

    As of the Effective Time, a dissenting DCA Shareholder will cease to have any of the rights of a DCA Shareholder, except the right to be paid the fair value of such shareholder's DCA Shares and any other rights under the NYBCL. A Written Objection may be withdrawn by such holder at any time prior to such holder's acceptance in writing of an offer made by DCA or Sub (as the surviving corporation in the Merger), as the case may be, but in no case later than 60 days from the date of consummation of the Merger, except that if DCA or Sub fails to make a timely offer, the time for withdrawing a notice of election will be extended until 60 days from the date an offer is made. Upon the expiration of such time, withdrawal of a notice of election requires the written consent of DCA or Sub.

    At the time of filing the Written Objection to the Merger, or within one month thereafter, objecting holders of DCA Shares must submit their DCA Stock Certificates to DCA, 475 Steamboat Road, Greenwich, Connecticut, 06830,
Attention: Corporate Secretary, or to DCA's transfer agent, the First National Bank of Boston, 100 Federal Street, Boston, Massachusettes 02110, Attention:
Shareholder Services Division. DCA or the transfer agent, as the case may be, will note conspicuously on each such certificate that notice of election to dissent has been filed and will return the DCA Stock Certificates to the DCA Shareholder or other person who submitted them on such holder's behalf. Any DCA Shareholder who fails to submit DCA Stock Certificates for such notation will, at the option of DCA, exercised by written notice to such holder within 45 days from the date of filing of such notice of election to dissent, lose such holder's Dissenters' Rights, unless a court, for good cause shown, otherwise directs.

    DETERMINATION OF FAIR VALUE. Within 15 days after expiration of the period within which any DCA Shareholder may file a Written Objection, or within 15 days after the Effective Time, whichever is later (but in no event later than 90 days after the adoption of the Merger Agreement by DCA Shareholders), Sub (as the surviving corporation in the Merger) or DCA, as the case may be, must make a written offer by registered mail to each DCA Shareholder who has filed a Written Objection to pay for such holder's shares at a specified price which Sub or DCA, as the case may be, considers to be their fair value. Such offer must be accompanied by a statement setting forth the aggregate number of DCA Shares with respect to which Written Objections have been received and the aggregate number of such holders of DCA Shares. If the

Merger has been consummated, such offer must also be accompanied by (i) advance payment to each such DCA Shareholder who has submitted DCA Share Certificates of an amount equal to 80% of the amount of such offer or (ii) as to each DCA Shareholder who has not yet so submitted DCA Stock Certificates, a statement that an advance payment equal to 80% of the amount of such offer will be made by Sub promptly upon submission of such certificates. If the Merger has not been consummated at the time DCA makes an offer, such advance payment or statement as to advance payment must be sent to each DCA Shareholder forthwith upon consummation of the Merger. Every advance payment or statement as to advance payment must include advice to DCA Shareholders to the effect that acceptance of such payment does not constitute a waiver of any Dissenters' Rights. Such offer must be made at the same price per DCA Share to all dissenting holders of DCA Shares of the same class or series. If within 30 days after the making of such offer, DCA or Sub, as the case may be, and any DCA Shareholders agree upon the price to be paid for such holder's shares, payment therefor must be made within 60 days after the making of such offer or the Effective Time, whichever is later, upon the surrender of the DCA Share Certificates representing such DCA Shares.

    If any dissenting DCA Shareholder and DCA or Sub, as the case may be, cannot agree on the value of the shares within certain time periods prescribed by the NYBCL, or if DCA or Sub, as the case may be, does not make a timely offer for such shares, DCA or Sub, as the case may be, or in the absence of timely action by DCA or Sub, as the case may be, a dissenting DCA Shareholder may institute appraisal proceedings in the Supreme Court of the State of New York to determine the fair value of such holder's shares. All such dissenting DCA Shareholders, except those who have come to an agreement with DCA or Sub, as the case may be, must be made parties to such judicial action. The fair value so determined could be more or less than the Merger Consideration. Any judicial determination of the fair value could be based upon considerations other than or in addition to the market value of the shares including, among other things, asset values, earning capacity and interest.

    Each party in the appraisal proceeding is required to bear such party's own costs and expenses, including counsel and expert fees. The court may, however, in its discretion, assess any of the costs, fees and expenses incurred by DCA or Sub, as the case may be, against dissenting DCA Shareholders who are parties to the proceeding if the court finds that their refusal to accept DCA's or Sub's, as the case may be, offer of payment was arbitrary, vexatious or otherwise not in good faith. Similarly, the costs, fees and expenses incurred by a DCA Shareholder may be assessed by the court, in its discretion, against DCA or Sub, as the case may be, if the fair value of the DCA Shares as determined by the court materially exceeds the amount which DCA or Sub, as the case may be, offered to pay or under certain other circumstances, including a failure by DCA or Sub, as the case may be, to follow the provisions of Section 623 of the NYBCL.

    If a DCA Shareholder who exercises Dissenters' Rights under Section 623 of the NYBCL effectively withdraws notice of election to dissent or loses the right to dissent, the DCA Shares owned by such DCA Shareholder will be converted into a right to receive the Merger Consideration in accordance with the terms of the Merger Agreement. Failure by any DCA Shareholder strictly to comply with the provisions of Section 623 of the NYBCL for perfecting dissenter's rights may result in the loss of such rights.

                            PRO FORMA FINANCIAL DATA

    The following Unaudited Condensed Consolidated Pro Forma Statements of Operations of CTS for the six months ended June 29, 1997 and the year ended December 31, 1996 present unaudited pro forma operating results for CTS as if the Combination, including the reacquisition of DCA-Owned CTS Shares effected thereby, had occurred as of the beginning of each such period. The following Unaudited Condensed Consolidated Pro Forma Balance Sheet of CTS presents the unaudited pro forma financial condition of CTS as if the Combination had occurred as of June 29, 1997.

    For purposes of the following pro forma financial data, the Purchase Price paid by CTS in the Combination is estimated to be $241.5 million, consisting of the sum of (i) $68.5 million in cash for the purchase of 1,215,164 DCA Shares pursuant to the Offer and in the open market (assuming that no DCA Shareholders elect the Cash Election Option), (ii) $150.0 million in CTS Shares (2,622,336 DCA Shares, multiplied by the Exchange Ratio, with the product thereof multiplied by $68.91, the Seven-Day Average Price for CTS Shares during the period from three days before to three days after May 30, 1997, the last trading day prior to the date the increased Offer price of $56.25 was made known to DCA Shareholders), and (iii) $14.0 million of transaction costs. The Purchase Price has been allocated in the following pro forma financial data to the estimated fair value of the Net DCA Operating Assets and related goodwill and DCA-Owned CTS Shares as follows: (i) Net DCA Operating Assets: $32.7 million, (ii) goodwill: $12.1 million, and (iii) DCA-Owned CTS Shares: $196.7 million (a premium of approximately 24% to the Seven-Day Average Price). See Note (1) below.

    Following the Effective Time, CTS will be required to allocate finally the Purchase Price to the fair value of DCA's assets and liabilities; such allocation will vary from the allocations in the following pro forma financial data based on various factors, including appraisals of the operating assets and liabilities of DCA, identification and valuation of intangible assets and final determination of the amount of goodwill. In addition, following the Effective Time, CTS will finally determine the purchase price for purposes of accounting for the Combination. The purchase price as finally determined will vary from the amounts assumed in the following pro forma financial data based on the actual transaction costs.

    CTS has entered into a credit agreement providing for Credit Facilities for up to $125.0 million of borrowings to fund the purchase of DCA Shares pursuant to the Offer and the Cash Election Option and the payment of transaction costs and expenses, and for general corporate purposes. See "Other Information Regarding CTS -- Credit Facilities." While CTS expects annual after-tax cost savings of $2.0 million resulting from the Combination, such estimated savings have not been reflected in the pro forma financial data because their realization is not assured. See "Risk Factors -- Risks of Achievement of Synergies and Integration of Operations."

    The following pro forma financial data is presented for informational purposes only and is not necessarily indicative of CTS' operating results or financial position that would have occurred had the Combination and other transactions described herein been consummated at the dates indicated, nor is it necessarily indicative of the future operating results or financial position of CTS following the Combination. The unaudited pro forma condensed consolidated financial data should be read in conjunction with the consolidated financial statements of each of CTS and DCA and the related notes thereto contained in the DCA 10-K and the DCA 10-Q and the CTS 10-K and the CTS 10-Q attached hereto as Annex E. See "Additional Information" and "Incorporation of Certain Documents by Reference."

                                CTS CORPORATION

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

                                AT JUNE 29, 1997

                                 (IN THOUSANDS)

                                                                        PRO FORMA ADJUSTMENTS
                                                                        ----------------------
                                                   CTS         DCA        DEBITS     CREDITS     PRO FORMA
                                                ----------  ----------  ----------  ----------  -----------
Assets
  Total Current Assets........................  $  143,473  $   55,248  $    2,000(1) $          $ 200,721
Property, plant & equipment--net..............      59,028       6,532                              65,560
Goodwill......................................       3,717                                           3,717
Prepaid pension expense.......................      53,570                                          53,570
Investment in DCA.............................      68,509                              68,509(1)          0
Equity investment in CTS......................                  89,570                  89,570(1)          0
Other assets..................................       1,555       2,309      12,100(1)               15,964
                                                ----------  ----------  ----------  ----------  -----------
  Total Assets................................  $  329,852  $  153,659  $   14,100  $  158,079   $ 339,532
                                                ----------  ----------  ----------  ----------  -----------
                                                ----------  ----------  ----------  ----------  -----------
Liabilities and Shareholders' Equity
Current Liabilities
  Current maturities of long-term
    obligations...............................  $    3,923  $    2,054                           $   5,977
  Accounts payable............................      26,351       6,584                              32,935
  Accrued liabilities.........................      40,287      19,044  $    1,500(2) $   14,000(1)     68,931
                                                                             2,900(3)
                                                ----------  ----------              ----------  -----------
  Total Current Liabilities...................      70,561      27,682       4,400      14,000     107,843

Long-term obligations.........................      59,506       5,364                              64,870
Deferred income taxes.........................      16,146         644                              16,790
Other liabilities.............................       4,313       1,197                               5,510
                                                ----------  ----------  ----------  ----------  -----------
  Total Liabilities...........................     150,526      34,887       4,400      14,000     195,013
Shareholders' Equity
  Common stock................................      33,564         384         384(1)    159,021(1)    192,585
  Additional paid-in capital..................                  12,851      12,851(1)      7,250(3)      7,250
  Retained earnings...........................     157,642     106,962     106,962(1)              153,292
                                                                             4,350(3)
  Other.......................................         812      (1,425)                  1,425(1)        812
                                                ----------  ----------  ----------  ----------  -----------
                                                   192,018     118,772     124,547     167,696     353,939
  Less cost of common stock held in
    treasury..................................     (12,692)                196,728(1)             (209,420)
                                                ----------  ----------  ----------  ----------  -----------
  Total shareholders' equity..................     179,326     118,772     321,275     167,696     144,519
                                                ----------  ----------  ----------  ----------  -----------
  Total Liabilities and Shareholders'
    Equity....................................  $  329,852  $  153,659  $  325,675  $  181,696   $ 339,532
                                                ----------  ----------  ----------  ----------  -----------
                                                ----------  ----------  ----------  ----------  -----------

              See accompanying Notes to Pro Forma Financial Data.

                                CTS CORPORATION

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 29, 1997

                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                                 PRO FORMA
                                                                                ADJUSTMENTS
                                                                            --------------------
                                                        CTS         DCA      DEBITS     CREDITS    PRO FORMA
                                                     ----------  ---------  ---------  ---------  -----------
Net sales..........................................  $  198,751  $  66,228                         $ 264,979
Cost of goods sold.................................     144,623     48,881                           193,504
Selling, general and administrative expenses.......      23,866     12,488        151(8)              36,505
Research and development expenses..................       6,049        527                             6,576
                                                     ----------  ---------  ---------  ---------  -----------
    Operating income...............................      24,213      4,332        151          0      28,394
Other income (expense)--net........................         250     (6,243) $   1,541(4)     2,000(2)     (5,997)
                                                                                  463(5)
                                                     ----------  ---------  ---------  ---------  -----------
    Earnings before income tax.....................      24,463     (1,911)     2,155      2,000      22,397
Income taxes.......................................       9,051        (55)       500(2) $     802(6)      8,694
Income from equity investment in CTS (net of income
  tax charge)......................................      --          5,890      5,890(7)               0
                                                     ----------  ---------  ---------  ---------  -----------
    Net earnings...................................  $   15,412  $   4,034  $   8,545  $   2,802   $  13,703
                                                     ----------  ---------  ---------  ---------  -----------
                                                     ----------  ---------  ---------  ---------  -----------
    Net earnings per share.........................  $     2.92  $    1.05                         $    2.59
                                                     ----------  ---------                        -----------
                                                     ----------  ---------                        -----------
    Average common and common equivalent shares
      outstanding..................................       5,282      3,830                             5,287
                                                     ----------  ---------                        -----------
                                                     ----------  ---------                        -----------
    Net earnings per share assuming the Stock
      Split........................................                                                $    1.30
                                                                                                  -----------
                                                                                                  -----------

              See accompanying Notes to Pro Forma Financial Data.

                                CTS CORPORATION

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                                 PRO FORMA
                                                                                ADJUSTMENTS
                                                                            --------------------
                                                       CTS         DCA       DEBITS     CREDITS    PRO FORMA
                                                    ----------  ----------  ---------  ---------  -----------
Net sales.........................................  $  321,297  $  129,206                         $ 450,503
Cost of goods sold................................     233,801     102,810                           336,611
Selling, general and administrative expenses......      43,333      24,729        302(8)              68,364
Research and development expenses.................      10,743       1,435                            12,178
                                                    ----------  ----------  ---------  ---------  -----------
    Operating income..............................      33,420         232        302          0      33,350
Other income (expense)--net.......................         182         314  $   3,081(4)              (3,510)
                                                                                  925(5)
                                                    ----------  ----------  ---------  ---------  -----------
    Earnings before income tax....................      33,602         546      4,308          0      29,840
Income taxes......................................      12,432         219             $   1,602(6)     11,049
Income from equity investment in CTS (net of
  income tax benefit).............................      --          10,280     10,280(7)                   0
                                                    ----------  ----------  ---------  ---------  -----------
    Net earnings..................................  $   21,170  $   10,607  $  14,588  $   1,602   $  18,791
                                                    ----------  ----------  ---------  ---------  -----------
                                                    ----------  ----------  ---------  ---------  -----------
    Net earnings per share........................  $     4.03  $     2.78                         $    3.57
                                                    ----------  ----------                        -----------
                                                    ----------  ----------                        -----------
    Average common and common equivalent shares
      outstanding.................................       5,259       3,820                             5,264
                                                    ----------  ----------                        -----------
                                                    ----------  ----------                        -----------
    Net earnings per share assuming the Stock
      Split.......................................                                                 $    1.78
                                                                                                  -----------
                                                                                                  -----------

              See accompanying Notes to Pro Forma Financial Data.

                       NOTES TO PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

(1) Adjustments record the effects of the Combination and reacquisition of DCA-Owned CTS Shares and the elimination of the historical shareholders equity of DCA, DCA's 43.9% equity investment in CTS and the CTS 31.7% investment in DCA.

-          Acquisition cost of all the outstanding DCA Shares:
           Purchase of DCA Shares in the Offer and in the open market:
           Cash............................................................     18,509
           Debt (Term Loan)................................................     50,000
           CTS Shares issued (2,307,656 CTS Shares x $68.91 per CTS
               Share)......................................................    159,021
                                                                             ---------
                                                                               227,530
                                                                             ---------
           Transaction costs...............................................     14,000
                                                                             ---------
           Total pro forma Purchase Price..................................  $ 241,530
                                                                             ---------
                                                                             ---------
-          Allocated to:
           Inventory.......................................................  $   2,000
           Net DCA Operating Assets........................................     30,702
           DCA-Owned CTS Shares............................................    196,728
           Goodwill........................................................     12,100
                                                                             ---------
                                                                             $ 241,530
                                                                             ---------
                                                                             ---------

    The total pro forma Purchase Price of $241,530 is subject to generally accepted accounting principles ("GAAP") purchase accounting and is currently allocated to the DCA-Owned CTS Shares and the Net DCA Operating Assets as follows:

    The DCA-Owned CTS Shares are recorded at fair value as determined by CTS based primarily upon an independent study performed by CTS' financial advisor, J.P. Morgan, and reflects the cost of acquiring such CTS Shares.

    Except for inventory, the tangible Net DCA Operating Assets have been assigned a fair value which approximates historic cost values, based upon preliminary valuation information.

    The balance of the pro forma Purchase Price has been allocated to goodwill. Value has been estimated and preliminarily assigned to DCA intangible assets (goodwill), consisting of tradenames and the potential synergies of DCA operating units with product lines similar to some of the CTS businesses. These estimated intangible assets are being amortized over 40 years on a straight-line basis. The final amount recorded for any goodwill will be subject to GAAP purchase accounting upon consummation of the Merger and may be affected by certain factors including determination of actual transaction costs.

(2) Adjustment records the elimination of the $2,000 inducement fee paid to CTS by DCA, and recorded as an expense by DCA (the after-tax effect of which is $1,500).

(3) Adjustment records the non-recurring, non-cash compensation charge resulting from the 400,000 share Option Grants described in "Grant of Certain Options." The $4,350 adjustment is calculated as the difference between (i) the product of (a) 400,000 and (b) the difference between the assumed market price for CTS Shares at the date of CTS Shareholder approval of the Option Grants (assuming the closing share price of CTS Shares on August 12, 1997 of $80.625 for this purpose) and the exercise price of $62.50 per CTS Share and
    (ii) the $2,900 tax benefit (40% of $7,250). The amount of the adjustment (net of applicable income taxes) will change by $240 for every $1.00 change between the actual market price for CTS Shares at the date of such CTS Shareholder approval and the assumed market price of $80.625.

(4) Adjustment records the additional interest expense associated with the $50,000 term loan borrowings incurred in connection with the Combination at an assumed 6.2% effective annual interest rate. The impact of a 0.125% change in the effective annual interest rate would impact expense by approximately $100. See "Other Information Regarding CTS -- Credit Facilities."

(5) Adjustment records the assumed reduction in interest income earned (at a 5% per annum rate) on the $18,509 of CTS cash used to finance a portion of DCA Shares in the Offer.

(6) Adjustment records the aggregate tax effect of applying the assumed income tax rate of 40% to the adjustments described in Notes (4) and (5).

(7) Adjustment records the elimination of DCA's equity earnings from its 43.9% equity ownership in CTS.

(8) The adjustment records the amortization of goodwill over 40 years on a straight-line basis.

 PRO FORMA FINANCIAL DATA ASSUMING THE CASH ELECTION OPTION IS FULLY SUBSCRIBED

    If the Cash Election Option were fully subscribed the total Purchase Price paid by CTS and its allocation would be as follows:

-Acquisition cost of all the outstanding DCA Shares:
    Purchase of DCA Shares in the Offer and in the open market:
      Cash......................................................   $  18,509
      Debt (Term Loan)..........................................      50,000
    Purchase of DCA Shares in the Merger:
      Debt (Revolving Credit)...................................      40,620
    CTS shares issued (1,692,453 CTS Shares x $68.91 per CTS
      Share)....................................................     116,627
                                                                  -----------
                                                                     225,756
    Transaction costs...........................................      14,000
                                                                  -----------
      Total pro forma Purchase Price............................   $ 239,756
                                                                  -----------
                                                                  -----------

-Allocated to:
  Inventory.....................................................   $   2,000
  Net DCA Operating Assets......................................      30,702
  DCA-Owned CTS Shares..........................................     196,728
  Goodwill......................................................      10,326
                                                                  -----------
                                                                   $ 239,756
                                                                  -----------
                                                                  -----------

Assuming payment of Cash Consideration in the Merger in respect of 49.9% of the DCA Shares less the number of DCA Shares beneficially owned by CTS, CTS' pro forma earnings would be $12,974 (or $2.78 per share) and $16,332 (or $3.51 per share) for the six months ended June 29, 1997 and year ended December 31, 1996, respectively, and at June 29, 1997 long-term obligations would be $111,467 and shareholders' equity would be $102,125.

                        DESCRIPTION OF CTS CAPITAL STOCK

    The following is a summary description of the material terms of CTS capital stock and is subject in all respects to the applicable provisions of the Indiana Business Corporation Law (the "IBCL") and the CTS Articles of Incorporation (the "CTS Charter"). The CTS Charter, as it will be amended by the CTS Charter Amendments, is attached to the Merger Agreement as Annex B thereto. A copy of the Merger Agreement (including Annex B) is attached hereto as Annex A hereto and incorporated herein by reference to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part.

    As of the Effective Time, the CTS Charter will be amended to, among other things, increase the number of authorized CTS Shares from 8.0 million to 75.0 million and authorize 25.0 million CTS Preferred Shares. See "The Merger -- The CTS Charter Amendments."

CTS SHARES

    GENERAL. As of the CTS Record Date, CTS had outstanding 5,249,589 CTS Shares. As of the CTS Record Date, 561,775 CTS Shares were reserved for issuance upon exercise of outstanding stock options under various employee or non-employee director incentive, compensation and stock purchase plans, and 400,000 CTS Shares will be reserved for issuance pursuant to the Options upon shareholder approval thereto. Following the Merger, Sub will own the DCA-Owned CTS Shares. Such DCA-Owned CTS Shares will not, however, be deemed outstanding for voting or other purposes.

    DIVIDEND RIGHTS. CTS Shareholders are entitled to receive dividends when, as and if declared by the CTS Board, out of funds legally available therefor, subject, however, to the rights relating to any CTS Preferred Shares. See "Summary -- Dividend Policies."

    VOTING RIGHTS. Subject to the rights of the holders of any series of CTS preferred shares, if any, all voting rights are vested in the holders of CTS Shares, with each CTS Share being entitled to one vote on each matter presented for a vote, including the election of directors. Because holders of CTS Shares do not have cumulative voting rights, the holders of a plurality of the CTS Shares represented at a meeting can elect all the directors standing for election at such meeting. The DCA-Owned CTS Shares include 1,020,000 shares which are non-voting pursuant to Chapter 42 of the IBCL, which requires shareholder approval of the grant of voting rights to shares acquired in a control share acquisition. See "Comparison of Shareholder Rights -- Statutory Provisions."

    RIGHTS UPON LIQUIDATION. In the event of the liquidation, dissolution or winding up of CTS, whether voluntary or involuntary, CTS Shareholders will be entitled to share ratably in assets available for distribution to holders of CTS Shareholders.

    MISCELLANEOUS. CTS Shares are not liable for further calls or assessments by CTS, and the holders of CTS Shares are not liable for any liabilities of CTS. The CTS Shares do not have preemptive, subscription, conversion or redemption rights or sinking fund provisions. State Street Bank currently acts as co-Transfer Agent and Registrar for the CTS Shares.

CTS PREFERRED SHARES

    As of the Effective Time, pursuant to the CTS Charter Amendments, the CTS Board will have the authority to issue CTS Preferred Shares in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the shareholders. There are no issued and outstanding CTS Preferred Shares.

                        DESCRIPTION OF DCA CAPITAL STOCK

    The following is a summary of the material terms of the DCA capital stock and is subject in all respects to the applicable provisions of the NYBCL, the DCA Charter and the terms of the DCA Rights Agreement (as defined below under "Comparison of Shareholder Rights -- Rights Plans").

DCA SHARES

    GENERAL. As of the DCA Record Date, DCA had outstanding 3,837,600 DCA Shares. As of the DCA Record Date, there were no DCA Shares reserved for issuance upon exercise of outstanding stock options under various employee or non-employee director incentive, compensation and stock purchase plans.

    DIVIDEND RIGHTS. DCA Shareholders are entitled to receive dividends when, as and if declared by the DCA Board, out of funds legally available therefor, subject, however, to the rights relating to any outstanding DCA Preferred Shares. See "Summary -- Dividend Policies."

    VOTING RIGHTS. Subject to the rights, if any, of the holders of any series of preferred stock of DCA, all voting rights are vested in the DCA Shareholders, with each DCA Share being entitled to one vote on each matter presented for a vote, including the election of directors, except for 3,569 DCA Shares which are non-voting but are convertible into voting DCA Shares at any time. The DCA Board is divided into three classes of directors with the term of one class expiring at each annual meeting of shareholders. Because holders of DCA Shares do not have cumulative voting rights, the holders of a plurality of the DCA Shares represented at a meeting can elect all the directors standing for election at such meeting.

    RIGHTS UPON LIQUIDATION. In the event of the liquidation, dissolution or winding up of DCA, whether voluntary or involuntary, DCA Shareholders will be entitled to share ratably in assets available for distribution to DCA Shareholders.

    CHARTER PROVISIONS AFFECTING CHANGES IN CONTROL.  For a description of
Article XV of the DCA Charter and its effect on certain prospective holders of DCA Shares, see "Comparison of Shareholder Rights -- Charter Provisions."

    DCA RIGHTS. For a description of the DCA Rights which are attached to each outstanding share of DCA Shares, see "Comparison of Shareholder Rights -- Rights Plans."

    MISCELLANEOUS. DCA Shares are not liable for further calls or assessments by DCA, and the holders of DCA Shares are not liable for any liabilities of DCA. The DCA Shares do not have preemptive or other subscription rights, any conversion rights or any redemption or sinking fund provisions. The First National Bank of Boston currently acts as Transfer Agent and Registrar for the DCA Shares.

DCA PREFERRED SHARES

    The DCA Board has the authority to issue up to 894,000 shares of DCA Preferred Stock (the "DCA Preferred Shares") in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the shareholders. There are no issued and outstanding DCA Preferred Shares. See "Comparison of Shareholder Rights -- Rights Plans" for a discussion of the DCA Rights.

                        COMPARISON OF SHAREHOLDER RIGHTS

    Pursuant to the terms of the Merger, at the Effective Time, DCA Shares will be converted into the right to receive CTS Shares at the Exchange Ratio. CTS is organized under the laws of Indiana and DCA is organized under the laws of New York. Differences between the IBCL and the NYBCL as well as between the CTS Charter and the CTS Bylaws, on the one hand, and the DCA Charter and the DCA Bylaws, on the other hand, will result in changes in the rights of DCA Shareholders when they become CTS Shareholders.

    The following is a summary of material differences between the rights of CTS Shareholders and the rights of DCA Shareholders.

STATUTORY PROVISIONS

    INTERESTED SHAREHOLDER TRANSACTIONS. Chapter 43 of the IBCL prohibits certain business combinations, including, in general, certain mergers, sales of assets, recapitalizations and reverse stock splits (each, a "Business Combination"), between certain Indiana corporations, including CTS, and an interested shareholder (defined as the beneficial owner of 10% or more of the voting power of the outstanding voting stock of such corporation) for five years following the date on which the interested shareholder obtained 10% ownership unless the Business Combination or the purchase of the shares by the interested shareholder was approved in advance of that date by the board of directors of such corporation. If such prior approval is not obtained, any one of several requirements must be met before the Business Combination can be completed, including disinterested shareholder approval or that the consideration received by the disinterested shareholders in the Business Combination must be at least equal to the higher of the highest price paid for shares by the interested shareholder or the highest market value since the interested shareholder's share acquisition date and must be in cash or the same form as the interested shareholder has used to acquire the largest number of shares.

    Section 912 of the NYBCL prohibits certain Business Combinations between certain New York corporations, including DCA, and an "interested shareholder" (defined as the beneficial owner of 20% or more of the voting power of the outstanding voting stock of any such corporation) for five years following the date on which the interested shareholder obtained 20% ownership unless the Business Combination or the purchase of the shares was approved in advance of that date by the board of directors of such corporation or the Business Combination was approved by disinterested shareholders not more than five years earlier. As under the IBCL, if such prior approval is not obtained, the Business Combination cannot be completed until certain requirements are met (which requirements are substantially similar to those contained in the IBCL).

    CONTROL SHARE ACQUISITIONS. Chapter 42 of the IBCL provides that if an acquiror makes a tender offer for, or otherwise acquires, shares giving such acquiror more than 20%, 33 1/3%, or 50% of the outstanding voting securities of any Indiana resident corporation having 100 or more shareholders such as CTS (each, a "Control Share Acquisition"), and such Control Share Acquisition is effected at a time that the corporation in question is subject to Chapter 42, then until each class or series of shares entitled to vote separately on any such Control Share Acquisition approves, by a majority shareholder vote (excluding from such vote the shares held by officers of the corporation, employees of the corporation who are directors thereof and the acquiror), the right of the acquiror to vote the shares acquired in any such Control Share Acquisition, the acquiror cannot vote such shares. As permitted by 23-1-42-5 of the IBCL, CTS' Bylaws provide that Chapter 42 of the IBCL does not apply to control share acquisitions made after March 3, 1987. The CTS' Bylaws, however, may be amended at any time by the affirmative vote of two-thirds of the members of the CTS Board (or, following the Effective Time, a majority of the CTS Board) and the CTS Board reserves the right to amend the CTS Bylaws so that Chapter 42 of the IBCL would apply to control share acquisitions of CTS Shares (if consistent with its fiduciary responsibilities). The NYBCL does not contain any comparable provision regulating Control Share Acquisitions.

    FIDUCIARY DUTIES OF DIRECTORS. Under the NYBCL, directors, when considering corporate action, including action which may relate to a change in control, are entitled to consider both the long-term and the short-term interests of the corporation and its shareholders and the effects that any such actions may have in the short-term or the long-term upon the corporation's prospects, current employees, customers and creditors. The IBCL provides directors with somewhat greater latitude and specifically authorizes directors, in considering whether an action is for the best interest of a corporation, to consider the effects of any such corporate action on shareholders, employees, suppliers and customers of the corporation, communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Under the NYBCL, directors may be held personally liable for breaches of their duties as directors if such breaches constitute gross negligence. Under the IBCL, directors may be held liable for breaches of their duties as directors if their actions constitute willful misconduct or if they recklessly disregard such duties.

    DISSENTERS' RIGHTS. Both the IBCL and the NYBCL afford dissenters' rights of appraisal upon certain mergers, consolidations, sales and other dispositions of assets requiring shareholder approval and share exchanges. See "Other Terms of the Merger and the Merger Agreement -- Dissenters' Rights." The IBCL, however, does not grant dissenters' rights in respect of shares of any class of stock such as the CTS Shares that is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. The NYBCL has no exceptions to such rights comparable to those afforded by the IBCL.

    INDEMNIFICATION. Both the NYBCL and the IBCL contain provisions setting forth conditions under which a corporation may indemnify its directors and officers. Both also permit corporations to adopt by-laws that provide for additional indemnification of directors and officers. The NYBCL contains specific restrictions on the kind of matters for which non-statutory indemnification will be permitted; the IBCL does not contain any comparable restrictions.

CHARTER PROVISIONS

    INTERESTED SHAREHOLDER TRANSACTIONS. Article XV of the DCA Charter provides, among other things, that the affirmative vote of not less than 80% of the outstanding stock of DCA entitled to vote thereon (an "80% Vote") is required to approve any of the following transactions with an acquiror who is a beneficial owner (as such term is defined in the DCA Charter) of 5% or more of the outstanding capital stock of DCA entitled to vote in the election of directors: (i) any agreement for merger or consolidation of DCA or any subsidiary with or into such an acquiror or the merger of any other such acquiror into DCA or any subsidiary, (ii) any sale, lease, exchange, mortgage or pledge to any such acquiror of all or substantially all of the property and assets of DCA or any subsidiary, or any part of such assets having a fair market value greater than 50% of the fair market value of the total assets of DCA or any subsidiary, or any part of such assets having a fair market value greater than 50% of the fair market value of the total assets of DCA or such subsidiary, or (iii) the issuance or transfer by DCA or any subsidiary of any voting security of DCA or any subsidiary having a fair market value of more than $1,000,000 in exchange for payment for the securities or property and assets (including cash) of any such acquiror. Notwithstanding the preceding sentence, the 80% Vote is not required if DCA owns a majority of such acquiror's voting stock or if, as was the case in respect of the Offer, the DCA Board approves the transaction before such acquiror becomes a 5% or more beneficial owner of such capital stock. Neither the CTS Charter nor the CTS Bylaws contains a similar provision relating to transactions with acquirors that are significant shareholders.

    CLASSIFICATION OF DIRECTORS. Article V of the DCA Charter provides for the classification of the DCA Board into two or three classes (depending on the number of members of the DCA Board), with directors serving staggered two or three-year terms, as the case may be. The CTS Charter does not provide for classification of the CTS Board.

    AMENDMENTS TO THE CHARTER AND BYLAWS. The CTS Charter does not contain any provisions regarding amendment. Under the IBCL, amendments to the CTS Charter must be approved by a CTS Plurality Vote. The CTS Bylaws provide that such by-laws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the affirmative vote of two-thirds of the members of the CTS Board (or, following the Effective Time, a majority of the CTS Board).

    Under the DCA Charter, any amendment or repeal of the DCA Bylaws, or any alteration, amendment, change or repeal of Article V of the DCA Charter establishing classification of the DCA Board, requires the affirmative vote of the holders of at least 80% of the outstanding DCA Shares. The DCA Charter also requires the affirmative vote of 80% of the DCA Shares for any change to, or adoption of any provision inconsistent with, the provisions of the DCA Charter regarding transactions with interested shareholders. Under the NYBCL, all other amendments to the DCA Charter must be approved by the affirmative vote of holders of a majority of the outstanding stock of DCA, unless a class vote is required under the NYBCL.

    The DCA Bylaws provide that, except as otherwise provided in the DCA Charter, the DCA Bylaws may be altered, changed, amended or replaced by a majority of the outstanding DCA Shares represented and entitled to vote thereon or by a affirmative vote of a majority of the DCA Board.

RIGHTS PLANS

    CTS has not adopted a rights plan as of the date of this Joint Proxy Statement/Prospectus. However, depending upon the circumstances, CTS reserves the right to adopt a rights plan in the future. The Merger Agreement permits CTS to adopt a rights plan by action of a majority of the Unaffiliated CTS Directors if the rights thereunder become exercisable only after the Effective Time, or, if earlier, the termination of the Merger Agreement.

    DCA has entered into a Rights Agreement, dated as of January 10, 1986, as amended (the "DCA Rights Agreement"), with The First National Bank of Boston, as Rights Agent. Pursuant to the DCA Rights Agreement, on January 30, 1986, the Board declared a distribution of one Preferred Stock Purchase Right (a "DCA Right") on each outstanding DCA Share. Each DCA Right entitles the holder to purchase one one-hundredth of a share of Series A Cumulative Preferred Stock (the "Preferred Stock") of DCA at an exercise price of $80.00, subject to certain adjustments.

    The DCA Rights will be represented by the certificates for DCA Shares and will not be exercisable, or transferable apart from the DCA Shares, until (i) 10 days after the public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, the beneficial ownership of 20 percent or more of the DCA Shares in a transaction not approved by the DCA Board prior to such transaction (an "Acquiring Person"), or (ii) such date as the DCA Board shall determine following the first public announcement of the commencement of, or the intent of any individual, firm, corporation or other entity (other than DCA) to commence, a tender or exchange offer for 25% or more of the outstanding DCA Shares. As soon as practicable after such date (the "Distribution Date"), separate certificates evidencing the DCA Rights will be mailed to holders of record of DCA Shares as of the close of business on the Distribution Date and such separate certificates alone will evidence the DCA Rights.

    In the event that, after the Distribution Date, DCA is acquired in a merger or other business combination transaction, provision will be made so that each holder of DCA Rights will be entitled to purchase, upon the exercise thereof at then current exercise price of the DCA Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a value equal to two times the exercise price of the DCA Right. In the event that DCA is the surviving corporation in such merger and the DCA Shares are not changed, each DCA Right would become exercisable for that number of shares of Preferred Stock having a market value of two times the exercise price of the DCA Right.

    The DCA Rights are redeemable in whole, but not in part, at $0.05 per DCA Right prior to a person or group of affiliated or associated persons acquiring beneficial ownership of at least 20 percent of the DCA Shares. The DCA Rights will expire on February 14, 2006 (unless the DCA Rights are earlier redeemed by DCA).

    The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110, Attention: Shareholders Services Division, is the Rights Agent.

    The purchase price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the DCA Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of Preferred Stock of certain rights or warrants to subscribe for shares of Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or
(iii) upon the distribution to holders of Preferred Stock of evidence of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price.

    Until a DCA Right is exercised, the holder thereof, as such, will have no rights as a shareholder of DCA including without limitation the right to vote or to receive dividends.

    The Preferred Stock purchasable upon exercise of the DCA Rights will be nonredeemable. Each share of Preferred Stock will be entitled to an aggregate dividend of 100 times the dividend declared on the DCA Shares, but in no event less than semiannual dividends of $240.00 per share. In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment equal to the greater of $8,000 per share and 100 times the payment made per DCA Share. Each share of Preferred Stock will have 100 votes, voting together with the DCA Shares. In the event of any merger, consolidation or other transaction in which DCA Shares are exchanged for or changed into other stock or securities, cash or other property, each share of Preferred Stock will be entitled to receive 100 times the amount received per DCA Share. The foregoing rights of the Preferred Stock are protected against dilution in the event additional DCA Shares are issued.

    The DCA Rights Agreement has been amended to provide that the DCA Rights will expire immediately prior to the Effective Time and that neither CTS nor any of its affiliates or associates will be deemed an Acquiring Person and that neither a Distribution Date nor a Stock Acquisition Date (as such term is defined in DCA Rights Agreement) will occur by reason of the approval, execution or delivery of the Merger Agreement, the announcement or completion of the Offer, the consummation of the Merger or the consummation of the other transactions contemplated by the Merger Agreement.

    The foregoing is a summary of all material elements of the DCA Rights Agreement and is qualified in its entirety by reference to DCA's Form 8-A, dated January 30, 1986, the text of the DCA Rights Agreement as an exhibit thereto filed with the Commission and subsequent amendments to the DCA Rights Agreement as filed with the Commission. Copies of these documents may be obtained in the manner set forth in "Available Information."

                            GRANT OF CERTAIN OPTIONS

    On May 9, 1997, the CTS Board approved Option grants, effective as of the Effective Time (the "Option Grants"), to certain executive officers of CTS and DCA, subject to CTS Shareholder approval and the consummation of the Merger. The general terms of the Options are as follows:

                                                                         OTHER TERMS APPLICABLE
                                                                             TO ALL OPTIONS
                                                         -------------------------------------------------------
                                             NUMBER OF
                                            CTS SHARES
                                            SUBJECT TO                                  STOCK
OFFICER                                       OPTIONS           VESTING                 PRICE            TERM
------------------------------------------  -----------  ---------------------  ---------------------  ---------
Joseph P. Walker,.........................     200,000   20% per year over      $62.50 ($31.25 after   10 years
  Chairman, President and Chief Executive      100,000     five years; vesting   the Stock Split)
  Officer of CTS                                50,000     to accelerate if
Andrew Lozyniak,..........................      50,000     market price for 20
  Chairman and President of DCA                          trading days is at or
Jeannine M. Davis,........................                 above $70.00 per
  Vice President, General Counsel and                      share ($35.00 per
  Secretary of CTS                                         share if the Stock
Stanley J. Aris,..........................                 Split is effected)
  Vice President--Finance, Chief Financial                 and in certain
  Officer of CTS                                           change-in-control
                                                           events

    The closing sales price for CTS Shares on May 8, 1997, the last trading day prior to the grant of the Options, was $61.00. The $70.00 Price Target was reached on August 11, 1997. Accordingly, the Options will be fully vested if CTS Shareholders approve the Option Grants.

    If the Option Grants are approved by CTS Shareholders, CTS will recognize a non-cash charge during the fiscal quarter in which the Effective Time occurs equal to the market price for CTS Shares on the date of the CTS Shareholder approval of the issuance of CTS Shares in the Merger over the $62.50 exercise price under the Options multiplied by the total number of Options subject to the Option Grant. Based on the closing sales price as reported on the NYSE for CTS Shares on August 11, 1997, the total amount of that charge would be $4.4 million (net of applicable income taxes).

PURPOSE

    The executive officers and other key employees of CTS presently have minimal equity based incentive arrangements. From time to time, prior to the commencement of discussions that gave rise to the Merger Agreement, the CTS Board considered the possible award of options or other equity-based incentive rights to key employees of CTS. The principal purpose for the award of the Options in connection with the Merger is to provide incentives to certain executive officers who have the capacity for contributing in substantial measure toward the growth and profitability of CTS, particularly in light of the increase in the scope and diversity of CTS resulting from the Merger.

VOTE REQUIRED

    The Options were granted outside of CTS' existing stock option plan. Accordingly, the award of the Options is subject to approval by CTS Shareholders. The approval of the Option Grants requires a CTS Plurality Vote. Shareholder approval of Option Grants is not a condition to the consummation of the Merger.

    THE CTS BOARD RECOMMENDS THAT CTS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE OPTION GRANTS.

                           ELECTION OF DCA DIRECTORS

    At the DCA Shareholders Meeting, the four Class A directors, comprised of two CTS designees and two current DCA directors, are to be elected to serve for a term of three years and until the election and qualification of their respective successors. In addition, one designee of CTS (George T. Newhart) is to be elected to Class B to serve for a term of one year and one designee of CTS (Stanley J. Aris) is to be elected to Class C to serve for a term of two years, in each case until the election and qualification of their respective successors.

    In the event that any of such nominees is unable or unwilling to serve as a director, an event DCA does not anticipate, the proxies hereby solicited will be voted for the remaining nominees named below or for such substitute person or persons as the DCA Board may select.

    The following table sets forth the name, age, present principal occupation or employment, five-year employment history and DCA Share ownership of (i) the nominees for directors, each of whom is now a director of DCA, and (ii) DCA's other directors, whose terms of office will continue after the DCA Shareholders Meeting and will expire, in the case of the Class B directors, at the 1998 Annual Meeting of Shareholders, and, in the case of the Class C directors, at the 1999 Annual Meeting of Shareholders. Each person is a citizen of the United States and the business address of each such person is c/o Dynamics Corporation of America, 475 Steamboat Road, Greenwich, Connecticut 06830-7197, except for the designees of CTS, the business address of which is c/o CTS Corporation, 905 West Boulevard North, Elkhart, Indiana 46514.

                                                                               DCA SHARES
                                                                              BENEFICIALLY      PERCENT
                                                                              OWNED AS OF         OF       YEAR FIRST
                                                   PRINCIPAL                   AUGUST 29,       COMMON       BECAME
NAME AND AGE                                       OCCUPATION                   1997(1)          STOCK      DIRECTOR
------------------------------------  ------------------------------------  ----------------  -----------  -----------
CLASS A
  (term expires 2000)
Jeannine M. Davis--48...............  Vice President, General Counsel and
                                        Secretary of CTS                                  0        *             1997
Joseph P. Walker--58................  Director, Chairman of the Board,
                                        President and Chief Executive
                                        Officer and Chairman of the
                                        Executive Committee of CTS                      853(2)      *            1997
Ronald Steiner--58..................  President of International
                                        Electronic Research Corporation              12,858        *             1997
John Thompson--62...................  Principal of IMCOR, a management
                                        firm                                              0        *             1997

CLASS B
  (term expires 1998)
Harold Cohan--72....................  Business Consultant                             1,168        *             1986
Frank A. Gunther--89................  President, Highpoint Enterprises
                                        Incorporated, radio and microwave
                                        communications engineering                    5,273(3)      *            1966
Henry V. Kensing--64................  Vice President, General Counsel and
                                        Secretary of DCA                         21,669.246(4)      *            1977

                                                                               DCA SHARES
                                                                              BENEFICIALLY      PERCENT
                                                                              OWNED AS OF         OF       YEAR FIRST
                                                   PRINCIPAL                   AUGUST 29,       COMMON       BECAME
NAME AND AGE                                       OCCUPATION                   1997(1)          STOCK      DIRECTOR
------------------------------------  ------------------------------------  ----------------  -----------  -----------
Andrew Lozyniak--66.................  Chairman of the Board and President
                                        of DCA                                  194,528.189(5)        5.1%       1970
George T. Newhart--54...............  Corporate Controller of CTS                         0        *             1997

CLASS C
  (term expires 1999)
Patrick J. Dorme--61................  Vice President - Finance and Chief
                                        Financial Officer of DCA                 51,444.803(6)        1.3%       1985
Stanley J. Aris--56.................  Vice President, Finance and Chief
                                        Financial Officer of CTS. Prior to
                                        his present capacity, Mr. Aris was
                                        a business consultant                             0        *             1997
Russell H. Knisel--63...............  Business Consultant                               906        *             1993
Saul Sperber--84....................  Financial Advisor                               3,785        *             1974

------------------------

*   Less than 1%.

(1) In each case, beneficial ownership consists of sole voting and investment power, except that 500 DCA Shares of Mr. Knisel are owned jointly with his spouse. Beneficial ownership as of August 29, 1997 includes DCA Share Units credited to the accounts of non-employee directors under the DCA Outside Directors Plan described below. Except as referred to herein, no nominee or director owns beneficially any security of DCA. In addition, Messrs. Dorme, Kensing and Lozyniak, as members of the Pension Committee for the Retirement Plan for Employees of DCA, have the right to instruct the Trustee to vote 50,000 DCA Shares, which DCA Shares are not included in the foregoing tables.

(2) Mr. Walker's wife owns all of these DCA Shares. Mr. Walker disclaims beneficial ownership of such DCA Shares.

(3) Mrs. Gunther owns 600 of these DCA Shares. Mr. Gunther disclaims beneficial ownership of such DCA Shares.

(4) Mrs. Kensing owns 7,500 of these DCA Shares. Mr. Kensing disclaims beneficial ownership of such DCA Shares.

(5) Mrs. Lozyniak owns 15,100 of these DCA Shares. Mr. Lozyniak disclaims beneficial ownership of such DCA Shares.

(6) Mrs. Dorme owns 18,000 of these DCA Shares. Mr. Dorme disclaims beneficial ownership of such DCA Shares.

                            ------------------------

    Pursuant to the Merger Agreement, if any of Ms. Davis or Messrs. Aris, Newhart or Walker is not elected to the DCA Board at the DCA Shareholders Meetings, DCA has agreed that the other members of the DCA Board will either cause other persons designated by CTS to be elected to the DCA Board or will take such other actions as may be required to give CTS proportionate representation on the DCA Board, including by securing the resignations of other DCA directors.

    There is no family relationship between any director, executive officer or person nominated or chosen by the DCA Board to become a director or executive officer. Except for the provisions of the Merger

Agreement under which the CTS designees were elected to the DCA Board, there are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director.

    The business experience of each of the nominees and directors during the past five years is as listed above under principal occupation with the exception of Mr. Knisel, Mr. Sperber, Mr. Thompson and Mr. Steiner.

    Mr. Knisel's present occupation is and has been since January 1, 1994 as listed above. Mr. Knisel retired as Vice Chairman of Shawmut Bank on December 31, 1993, a position he held for more than five years prior to his retirement.

    Mr. Sperber's present occupation is and has been since February 9, 1993 as listed above. From May 1, 1989 to February 9, 1993, Mr. Sperber was an accountant with Salerno & Co., Certified Public Accountants.

    Mr. Thompson's present occupation is and has been since April 1988, the Chairman and Chief Executive Officer of IMCOR,Inc., a management consulting firm.

    Mr. Steiner's present occupation is and has been since 1992, the President of International Electronic Research Corporation, a subsidiary of DCA ("IERC"). Prior to that, Mr. Steiner has served as Director of Operations, Vice President of Operations and Executive Vice President of IERC since joining IERC in April 1985.

    Messrs. Lozyniak, Dorme and Walker also serve as directors of CTS. Mr. Lozyniak is also a director of Physicians Health Services, Inc., a corporation engaged in the delivery of managed care health services. Mr. Walker is also a director of NBD Bank, N.A.

    DCA has a standing Audit Committee of the DCA Board (the "DCA Audit Committee") which is comprised of Messrs. Cohan (Chairman), Gunther, Knisel and Sperber, and which met twice during the year 1996. It performs the following functions: recommends the engagement of the independent auditors, reviews the scope and the results of the audit, reviews the recommendations and comments of the independent auditors with respect to internal controls and the consideration given or the corrective action taken by management, reviews internal accounting procedures and controls with DCA's financial and accounting staff and reviews non-audit services provided by the independent auditors.

    DCA has a standing Compensation Committee of the DCA Board (the "DCA Compensation Committee") which is comprised of Messrs. Knisel (Chairman), Cohan, Gunther and Sperber and which met once during the year 1996. It considers and acts upon all matters dealing with executive compensation, including executive contracts, incentive compensation plans and the 1980 Restricted Stock and Cash Bonus Plan (the "DCA Restricted Stock Plan").

    DCA has no nominating or similar committee.

    During 1996, the DCA Board held 12 meetings. Each director attended all of the meetings of the DCA Board and committees on which he served, except that two directors were each absent from one meeting of the DCA Board and a DCA Audit Committee member was absent from one meeting of such committee.

VOTE REQUIRED

    The approval of the election of the directors requires a DCA Plurality Vote.

    THE DCA BOARD RECOMMENDS THAT DCA SHAREHOLDERS VOTE "FOR" ELECTION OF THE DIRECTOR-NOMINEES TO THE DCA BOARD.

           RATIFICATION OF APPOINTMENT OF DCA'S INDEPENDENT AUDITORS

    DCA is submitting for approval by the DCA Shareholders the DCA Board's selection of Ernst & Young as independent auditors to examine the consolidated financial statements of DCA for the fiscal year ending December 31, 1997. The DCA Audit Committee concurs in this recommendation. The firm has served as DCA's independent auditors since 1972. It is anticipated that CTS' independent accountants will serve as the independent accountants for Sub as the surviving corporation in the Merger.

    If the DCA Shareholders do not approve the selection of Ernst & Young to serve as its independent auditors, the directors will, under authority of the DCA by-laws, appoint other auditors.

    Representatives of Ernst & Young will be present at the DCA Shareholders meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the DCA Shareholders.

    Ernst & Young's auditing-related fees for 1996 aggregated $265,000.

VOTE REQUIRED

    The approval of the ratification of the appointment of Ernst & Young as DCA's independent auditors for 1997 requires a DCA Plurality Vote.

    THE DCA BOARD RECOMMENDS THAT DCA SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG AS DCA'S INDEPENDENT AUDITORS FOR 1997.

                        OTHER INFORMATION REGARDING CTS

1996 FORM 10-K/A

    See the CTS 10-K (including portions of the CTS 1996 Annual Report included in Annex E as Exhibit 13 thereto), the CTS 10-Q and the CTS Quarterly Report on 10-Q for the quarter ended March 30, 1997 each of which is attached hereto as Annex E for information as to CTS' businesses, properties, management and other matters.

CREDIT FACILITIES

    In connection with the Offer, CTS entered into a Credit Agreement among CTS, NBD Bank, N.A., as Agent, and the institutions from time to time parties thereto as lenders (the "Credit Agreement") providing for credit facilities (the "Credit Facilities") of $125.0 million. The Credit Facilities consist of an unsecured six-year amortizing term loan of $50.0 million and an unsecured six-year revolving credit facility of $75.0 million. On June 16, 1997, CTS borrowed $50.0 million under the term loan portion of the Credit Facilities, which was used to finance the purchase of DCA Shares in the Offer. CTS intends to borrow additional funds under the Credit Facilities to finance the payment of the Cash Consideration.

    The initial pricing of the Credit Facilities is LIBOR plus 0.50% per annum through March 31, 1998, with adjustments thereafter based on the ratio of CTS' consolidated total indebtedness to consolidated EBITDA. A commitment fee of 0.175% per annum will accrue on the undrawn portion of the revolving credit facility. As of August 29, 1997, the prevailing three-month LIBOR rate was 5.72% and the effective annual interest rate (including debt issuance costs) was 6.83%.

    The term loan will amortize on a quarterly basis in aggregate installments of $0 in 1997, $3.0 million in 1998, $5.0 million in 1999, $10.0 million in 2000, $10.0 million in 2001, $10.0 million in 2002 and $12.0 million in 2003.
CTS will also be required to prepay the term loan with the net proceeds of asset sales in excess of $10.0 million per annum, the net proceeds of certain debt financings, 50% of the net proceeds of equity financings involving the sale of CTS treasury stock in excess of $30.0 million and 50% of the net proceeds of all other equity financings in excess of $5.0 million.

    The Credit Agreement includes certain representations and warranties and covenants customary for facilities of this type, including: (i) financial maintenance tests consisting of a fixed charge coverage ratio, a leverage ratio and a minimum tangible net worth test; (ii) preservation of corporate existence, compliance with laws, maintenance of properties and insurance and compliance with reporting requirements; and (iii) limitations (subject to certain baskets and exceptions) on indebtedness, liens, mergers and acquisitions, sales of assets and other fundamental changes, investments, guarantees, transactions with affiliates, leases, cash dividends and stock repurchases and redemptions during the continuance of any default under the Credit Facilities, and certain hedging obligations. The Credit Agreement also includes customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross defaults to other indebtedness, bankruptcy events, defaults in satisfaction of money judgments, certain events under ERISA and a change of control of CTS (defined as (i) any person together with its affiliates becoming the beneficial owner of 40% or more of the combined voting power of CTS' common stock or (ii) during any period of 12 months persons constituting a majority of the CTS Board at the beginning of such period (and persons whose election to the CTS Board was approved by such persons) ceasing to constitute such a majority).

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table includes information with respect to all persons and groups known to CTS to be beneficial owners of more than five percent of the CTS Shares on August 29, 1997. The number of CTS Shares and the percent held by each director is also stated.

                                                                                   AMOUNT AND NATURE OF
                                                                                   BENEFICIAL OWNERSHIP
                                                                                            ON              PERCENT
BENEFICIAL OWNER                                                                    AUGUST 29, 1997(1)     OF CLASS
--------------------------------------------------------------------------------  ----------------------  -----------
Dynamics Corporation of America.................................................       2,303,100(2)             43.9%
  475 Steamboat Road
  Greenwich, CT 06830
The Gabelli Group, Inc..........................................................         946,400(3)            18.00
  GAMCO Investors, Inc., and Gabelli Funds, Inc.
  One Corporate Center
  Rye, NY 10580-1434
Gerald H. Frieling, Jr..........................................................         200,150(4)             3.81
Lawrence J. Ciancia.............................................................         199,650(4)             3.80
Patrick J. Dorme................................................................         199,150(4,9)           3.79
Andrew Lozyniak.................................................................         199,150(4,9)           3.79
Joseph P. Walker................................................................          26,712(5,9)              *
Stanley J. Aris.................................................................          11,914(6,9)              *
Donald R. Schroeder.............................................................          10,641(7)                *
James N. Hufford................................................................           4,815(8)                *
13 Directors and officers as a group............................................         290,710(4,10)          5.54

------------------------

*   Less than 1%.

 (1) Information with respect to beneficial ownership is based upon information furnished by each shareholder or contained in filings made with the Commission. Except where otherwise indicated, the CTS Shareholders listed in the table have sole voting and investment authority with respect to the CTS Shares owned by them.

 (2) Includes 1,020,000 CTS Shares for which voting authority was not granted by a vote of the CTS Shareholders at the 1987 CTS shareholders meeting pursuant to Chapter 42 of the IBCL. See "Comparison of Shareholder Rights -- Statutory Provisions."

 (3) Includes 219,500 CTS Shares held by Gabelli Funds, Inc. ("GFI") and 726,900 CTS Shares held by GAMCO Investors, Inc., which were reported on a joint
    Schedule 13D filed August 15, 1997, the most recent filing by such reporting persons. According to the Schedule 13D, Mario J. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons and GFI is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons other than Mr. Gabelli. Each of the reporting persons and covered persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that GAMCO Investors, Inc. does not have authority to vote 23,500 of the reported CTS Shares, and except that GFI has sole dispositive and voting power with respect to the 219,500 CTS Shares held by the funds, so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the issuer and in that event, the proxy voting committee of each of the funds shall respectively vote that fund's CTS Shares, and except that, at any time, the proxy voting committee of each such fund may take and exercise in its sole discretion the entire voting power with respect to the CTS Shares held by such fund under special circumstances such as regulatory considerations, and except that the power of Mr. Gabelli and GFI is indirect with respect to securities beneficially owned directly by other reporting persons.

 (4) 199,150 of the CTS Shares shown as owned beneficially by each of Mr. Ciancia, Mr. Dorme, Mr. Frieling, Mr. Lozyniak and 13 directors and officers as a group are the same CTS Shares, which CTS Shares are held by The Northern Trust Company as Trustee of the CTS Employee Benefit Plans Master Trust. The CTS Compensation Committee of the CTS Board has voting and investment authority over these CTS Shares. The present members of the CTS Compensation Committee are Lawrence J. Ciancia, Patrick J. Dorme, Gerald H. Frieling, Jr. and Andrew Lozyniak, who were appointed by the CTS Board.

 (5) Includes 4,012 CTS Shares attributed to Joseph P. Walker's account in the CTS Corporation Retirement Savings Plan (the "CTS Thrift Plan"), as shown as of December 31, 1996, the most recent annual report of the Plan. The number of CTS Shares attributed to Mr. Walker's account may not reflect CTS Shares that have accrued to his account since the filing of the CTS Thrift Plan's last annual report. Also includes 2,500 CTS Shares subject to options exercisable on August 29, 1997, or which become exercisable within 60 days thereafter.

 (6) Includes 314 CTS Shares attributed to Stanley J. Aris' account in the CTS Thrift Plan, as shown as of December 31, 1996, the most recent annual report of the Thrift Plan. The number of CTS Shares attributed to Mr. Aris' account may not reflect CTS Shares that have accrued to his account since the filing of the Thrift Plan's last annual report. Also includes 4,600 CTS Shares subject to options exercisable on August 29, 1997, or which become exercisable within 60 days thereafter.

 (7) Includes 6,341 CTS Shares attributed to Donald R. Schroeder's account in the CTS Thrift Plan, as shown as of December 31, 1996, the most recent annual report of the Plan. The number of CTS Shares attributed to Mr. Schroeder's account may not reflect CTS Shares that have accrued to his account since the filing of the CTS Thrift Plan's last annual report. Also includes 2,300 CTS Shares subject to options exercisable on August 29, 1997, or which become exercisable within 60 days thereafter.

 (8) Includes 1,015 CTS Shares attributed to James N. Hufford's account in the CTS Thrift Plan, as shown as of December 31, 1996, the most recent annual report of the Plan. The number of CTS Shares attributed to Mr. Hufford's account may not reflect CTS Shares that have accrued to his account since the filing of the CTS Thrift Plan's last annual report. Also includes 2,400 CTS Shares subject to options exercisable on August 29, 1997, or which become exercisable within 60 days thereafter. Also includes 400 CTS Shares held in a trust for his spouse, of which he disclaims beneficial ownership.

(9) Messrs. Aris, Dorme, Lozyniak and Walker are directors of DCA.

(10) Includes 28,300 CTS Shares subject to options exercisable on August 29, 1997, or which become exercisable within 60 days thereafter.

CTS SHARES PERFORMANCE CHART

    The following graph compares the cumulative total shareholder return on CTS Shares for the last five fiscal years with the cumulative total return on the S & P 500 Index and an index of peer companies over the same period.

                                                                                 1991   1992   1993   1994   1995
                                                                                 ----   ----   ----   ----   ----
CTS Corp.                                                                        100     90    110    120    190
S&P High-Tech Index                                                              100    105    130    150    220
S&P 500                                                                          100    110    120    120    190

                        OTHER INFORMATION REGARDING DCA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of August 29, 1997, to the knowledge of DCA, the following table shows the only entities which owned beneficially more than 5% of the DCA Shares issued and outstanding on that date.

NAME AND ADDRESS                                                        NUMBER OF       PERCENT
OF BENEFICIAL OWNER                                                   DCA SHARES(1)    OF CLASS
--------------------------------------------------------------------  --------------  -----------
CTS Corporation.....................................................      1,215,264         31.7%
GAMCO Investors, Inc................................................        171,600          4.5
Gabelli Funds, Inc..................................................         80,000          2.1
Gabelli Associates Limited..........................................          3,700          0.1
  One Corporate Center
  Rye, NY 10580-1435
WHX Corporation.....................................................        516,440         13.5
Directors and officers as a group...................................        316,348          8.2

------------------------

(1) Information with respect to beneficial ownership is based on information furnished by the beneficial owners named above. Under the rules of the Commission, beneficial ownership is determined by the possession of either voting or investment power.

    Each of the above Gabelli entities has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that GAMCO Investors, Inc. does not have authority to vote 23,000 of the reported DCA Shares and except that Gabelli Funds, Inc. has sole disposition and voting power with respect to the 80,000 DCA Shares held by such funds, so long as the aggregate voting interest of all joint filers does not exceed 25% of the issuer's total voting interest and, in that event, the proxy voting committee of each fund shall respectively vote that fund's DCA Shares.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    To DCA's knowledge, based solely on its review of the copies of changes of ownership of DCA Shares and other equity securities furnished to DCA and written representations that no other reports were required to be filed during the year 1996 and to date, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with, except that Messrs. Steiner and Thompson filed their Form 3's late after they were elected directors of DCA and Messrs. Steiner and M. Gregory Bohnsack, the Controller of DCA, filed their Form 4's late after they received restricted stock grants.

                           DCA EXECUTIVE COMPENSATION

    The following table sets forth current and long-term compensation information for each of the last three fiscal years of the DCA Chief Executive Officer and each of the other executive officers whose salary and bonus for the fiscal year 1996 exceeded the disclosure threshold established by the Commission (the "DCA Named Executive Officers").

                         DCA SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                        COMPENSATION
                                           ANNUAL COMPENSATION           RESTRICTED
                                   -----------------------------------      STOCK           ALL OTHER
NAME AND PRINCIPAL POSITION (5)      YEAR     SALARY($)(1) BONUS($)(2)  AWARDS($)(3)   COMPENSATION($)(4)
---------------------------------  ---------  -----------  -----------  -------------  -------------------
Andrew Lozyniak, Chairman of the
  Board
  and President..................       1996     351,489           --            --            14,792
                                        1995     341,802           --            --            14,250
                                        1994     333,316           --       147,500            11,888
Henry V. Kensing, Vice President,
  General Counsel, Secretary and
  a Director.....................       1996     182,568       10,000            --             5,831
                                        1995     177,536       10,000            --             5,651
                                        1994     173,123       10,000       110,625             5,405
Patrick J. Dorme, Vice
  President--Finance, Chief
  Financial Officer and a
  Director.......................       1996     151,749       10,000            --             4,571
                                        1995     147,566       10,000            --             4,431
                                        1994     143,898       10,000       110,625             4,248

------------------------

(1) Includes salaries deferred under the DCA Savings and Investment Plan pursuant to Section 401(k) of the Code (the "DCA 401K Plan").

(2) Includes bonuses paid to the executives shown in the table in the last three years pursuant to DCA's incentive performance plan. The DCA Board has determined to continue for 1997 a policy of awarding bonuses on the basis of results on both an overall and divisional basis, and on individual performance as described in "-- Report of the DCA Compensation Committee on Executive Compensation" below.

(3) The number of restricted shares awarded in 1994 under the DCA Restricted Stock Plan to the executives named were as follows: Mr. Lozyniak, 10,000; Mr. Kensing, 7,500; Mr. Dorme, 7,500. The value of the restricted DCA Share awards in 1994 was determined by multiplying the fair market value of the DCA Shares on the date of grant by the number of DCA Shares awarded. As of December 31, 1996, the number and value of aggregate restricted share award holdings were as follows: 6,000 DCA Shares ($169,500) by Mr. Lozyniak; 4,500 DCA Shares ($127,125) by Mr. Kensing and 4,500 DCA Shares ($127,125) by Mr. Dorme.

    Restrictions lapse each year after the first year with respect to 20% of the DCA Shares awarded in prior years under the DCA Restricted Stock Plan and cash bonuses are paid to the holders thereof as called for by the DCA Restricted Stock Plan. The aggregate amount of cash compensation paid, in 1996, 1995, and 1994, for the executives named is as follows:

Mr. Lozyniak.......................       1996  $ 99,000;       1995  $ 95,750;       1994  $  26,500
Mr. Kensing........................       1996  $ 62,250;       1995  $ 59,438;       1994  $  13,250
Mr. Dorme..........................       1996  $ 62,250;       1995  $ 59,438;       1994  $  13,250

    Pursuant to the DCA Restricted Stock Plan, regular cash dividends are paid to holders of restricted DCA Shares awarded under the DCA Restricted Stock Plan.

    The DCA Restricted Stock Plan has a change of control provision under which, upon a change of control of DCA, all restrictions on DCA Shares awarded under the DCA Restricted Stock Plan will lapse and cash bonuses will be paid on those shares.

(4) Includes the amounts contributed under the DCA 401(k) Plan and the imputed income value of the term life insurance portion of the coverage under "split-dollar" life insurance policies.

(5) As of February 1, 1996, DCA entered into five-year employment agreements with Andrew Lozyniak, Henry V. Kensing and Patrick J. Dorme. See "The Merger -- Interests of Certain Persons in the Merger."

In addition, the executive officers received other non-cash compensation, not otherwise described in this proxy statement, such as perquisites, but the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the total salary and bonus for each of the persons named in the Table.

DCA PENSION PLAN

    The estimated annual benefits payable upon retirement at normal retirement age and the years of credited service as of January 1, 1997 under DCA's Retirement Plan for Employees (the "DCA Pension Plan") for the individuals named in the DCA Summary Compensation Table above and for all the executive officers of DCA as a group are as follows:

                                                                   ESTIMATED        YEARS OF
                                                                    ANNUAL      CREDITED SERVICE
                                                                  RETIREMENT          AS OF
                                                                   BENEFITS      JANUARY 1, 1997
                                                                  -----------  -------------------
Andrew Lozyniak.................................................   $ 119,970               35
Patrick J. Dorme................................................   $  80,500               28
Henry V. Kensing................................................   $  38,760               12
All executive officers as a group (consisting of 4 people)......   $ 295,255

    The latest available actuarial present value of normal retirement benefits for all employees who are participants in the DCA Pension Plan is $18,003,643. Under the DCA Pension Plan, the retirement benefit, payable at normal retirement or current age, is equal to the sum of (A) and (B) below:

        (i) Past Service Benefit--equal to .7% of 1975 earnings up to $7,800 plus 1.4% of the excess multiplied by credited service prior to December 31, 1975.

        (ii) Future Service Benefit

           (a) equal to 1% of annual earnings up to the Social Security Wage Base plus 2% of the excess, for each year of credited service after January 1, 1976 and prior to December 31, 1988;

           (b) equal to 1.1% of annual earnings up to the Social Security Wage Base plus 1.45% of the excess, for each year of credited service after December 31, 1988; or

           (c) equal to 1.45% of annual earnings up to the Social Security Wage Base plus 1.80% of the excess (in lieu of the benefit under (ii) (b) above) for up to ten years of credited service in excess of 25 years (but such higher benefit to be earned no earlier than in the plan year ended December 31, 1989).

For purposes of the DCA Pension Plan, covered earnings for the DCA Chief Executive Officer and the DCA Named Executive Officers are essentially equivalent to the amount reported as salary in the annual compensation section of the DCA Summary Compensation Table above.

    The minimum annual benefit for Greenwich office employees who have completed 20 or more years of service is 50% of the three-year average salary, not including bonuses, for the years immediately preceding a participant's actual retirement date. The maximum annual retirement benefit for 1996 under the DCA Pension Plan is $120,000 ($125,000 for 1997). The DCA Pension Plan has been amended and restated to comply with changes in the Code. Such changes have reduced retirement benefits earned by the executive officers of DCA for service after January 1, 1989 and have also eliminated the minimum annual Greenwich office benefit for such executive officers as of that date. In addition, the estimated annual retirement benefits reflect the additional changes in the Code, occasioned by the 1993 Tax Act, limiting to $150,000 ($160,000 for 1997) the amount of compensation which may be taken into account in calculating benefits under the DCA Pension Plan.

    The DCA Employment Contracts (and the Amended DCA Employment Agreements) provide for supplemental retirement benefits for Messrs. Lozyniak, Dorme and Kensing to restore benefits generally available to employees in the Greenwich office of DCA under the DCA Pension Plan and the DCA 401K Plan but which are not available to them because of the above mentioned tax law changes and limitations. Under the employment agreements, DCA will provide additional retirement benefits, payable in an actuarially determined lump sum at retirement, equal to the difference between the benefits the executives will receive under the DCA Pension Plan and the benefits they would have received thereunder but for the tax law changes and limitations. The estimated annual benefits under the retirement benefit restoration provision of the employment agreements, when added to the benefits under the DCA Pension Plan, and assuming the executives were to retire at the end of the term of the agreements, produce the following total annual estimated retirement benefits for the executives:

Andrew Lozyniak.......................................  $ 225,000
Patrick J. Dorme......................................  $  80,642
Henry V. Kensing......................................  $  95,761

DCA SAVINGS AND INVESTMENT PLAN

    Effective January 1, 1985, DCA implemented the DCA 401K Plan for all employees not covered by collective bargaining agreements. The DCA 401K Plan allows eligible employees to defer up to 18% of their pay until retirement, death, disability or the occurrence of certain other events. Under the DCA 401K Plan, DCA makes basic matching contributions, in cash (in which the employee is immediately fully vested), of $1.00 for every $1.00 of pay deferred up to 2% of pay, and also may match, in cash or in DCA Shares, at DCA's option, all or part of additional deferrals of pay up to 6% of pay, depending on DCA's current results of operations and forecasted business conditions. Since inception of the DCA 401K Plan through October 31, 1991, DCA decided in each plan year to match 50% of deferrals above 2% of pay up to 6% of pay in DCA Shares. Such additional matching contributions vest if and when the employee completes five years of service with DCA.

    Under the Code, the amount of pay employees may defer under the DCA 401K Plan must be limited to $9,500 in 1996 and $9,500 in 1997 for such plan to retain its tax-qualified status. The tax laws have also imposed a limit of $150,000 ($160,000 in 1997) on pay available for deferral and matching by DCA under the DCA 401K Plan. The employment agreements with Messrs. Lozyniak, Dorme and Kensing provide for payment to each of the executives at retirement of an amount equal to 2% of the excess of his base salary over $150,000 ($160,000 in 1997) in each year of the term of the agreements, together with interest at 8% on these amounts.

    Under the DCA 401K Plan, all contributions of employees and all DCA matching contributions which are made in cash are invested either in guaranteed investment contracts issued by insurance companies or other financial institutions and/or in mutual funds, in accordance with the choice of the contributing employee.

DCA 1980 RESTRICTED STOCK AND CASH BONUS PLAN

    All officers and directors who are employees of DCA are also eligible to participate in the DCA
Restricted Stock Plan. The DCA Restricted Stock Plan, as approved by the DCA Shareholders on May 1, 1981, and as amended by them on May 6, 1988 to replenish the 148,567 DCA Shares granted from 1981 to 1988, provides for the award or sale of so-called "restricted stock", which is governed by Section 83 of the Code, to key executive personnel of DCA or any subsidiary. The total number of DCA Shares which may be subject to the DCA Restricted Stock Plan may not exceed 400,000 (subject to adjustment in certain events as described below).

    The DCA Restricted Stock Plan is administered by the DCA Compensation Committee elected by the DCA Board, presently consisting of four directors of DCA, each of whom is ineligible to participate in the DCA Restricted Stock Plan and is a non-employee director as that term is defined in Rule 16b-3 under the Exchange Act.

    In accordance with the terms of the DCA Restricted Stock Plan, the DCA Compensation Committee selects participants from among those officers and key management executives who are full-time employees of DCA or any subsidiary. Criteria for selection include: level of responsibility, performance, potential, salary, bonuses, prior grants of stock options and similar considerations. Having selected eligible participants, the DCA Compensation Committee will offer such persons the right to acquire by award or purchase a certain number of DCA Shares on such terms and at such price, if any, as it deems appropriate. DCA Shares acquired by offerees pursuant to the DCA Restricted Stock Plan are subject to the restriction that, during the period of five years after the date of acquisition, the participant may not sell, transfer, or otherwise dispose of such shares as to which the restrictions shall not have lapsed unless he or she shall first have offered such shares to DCA for repurchase. The restrictions lapse as to 20% of the DCA Shares acquired pursuant to the DCA Restricted Stock Plan in each year following the acquisition of the DCA Shares after the first year. In addition, within five years following the date DCA Shares were acquired, upon termination of the participant's employment for any reason, including the participant's death or disability, DCA is required to repurchase and the participant is required to sell, at no cost to DCA if such DCA Shares were awarded or at their original purchase price if such DCA Shares were purchased, all DCA Shares as to which the restrictions shall not have lapsed. In the event of a change in control of DCA, all restrictions upon the transfer of such DCA Shares lapse.

    As soon as practicable after the restrictions as to any DCA Shares have lapsed, DCA pays a cash bonus to the participant equal to the fair market value of such DCA Shares as of the date of such lapse if such DCA Shares were awarded or equal to the excess of the fair market value thereof as of the date of such lapse over the original purchase price of such DCA Shares if such DCA Shares were purchased. The cash bonus is intended to defray the federal income tax payable at the time restrictions on transfer lapse. DCA may pay up to five such cash bonuses to any participant, but in no event may the aggregate of such cash bonuses payable to any participant be greater than a sum equal to twice the fair market value of such DCA Shares on the date they were originally acquired.

    In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares for other securities, the DCA Restricted Stock Plan provides for appropriate adjustment by the DCA Compensation Committee of the total number of DCA Shares which may be offered for award or purchase under the DCA Restricted Stock Plan and in the price, if any, paid for DCA Shares under such plan.

    The DCA Restricted Stock Plan terminates upon the award or sale of all of the DCA Shares available under the DCA Restricted Stock Plan. The DCA Board may terminate or amend the DCA Restricted Stock Plan but may not, without approval by a DCA Plurality Vote, increase the number of DCA Shares reserved for the DCA Restricted Stock Plan.

    There is no limit to the number of DCA Shares that may be granted to any individual or to the officers and directors of DCA as a group. Each participant will be required to give a representation in writing that he or she is acquiring the DCA Shares under the DCA Restricted Stock Plan for his or her own account as an investment and not with a view to, or for sale in connection with, any distribution thereof. The approximate number of key employees which it is estimated will participate in the DCA Restricted Stock Plan at any one time is no more than 35.

    No DCA Shares were awarded in 1996 under the DCA Restricted Stock Plan.

    In 1996, restrictions lapsed with respect to 20% of the DCA Shares awarded in prior years under the DCA Restricted Stock Plan and cash bonuses were paid to the holders thereof as called for by the DCA Restricted Stock Plan.

REPORT OF THE DCA COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The DCA Compensation Committee, comprised of Messrs. Knisel (Chairman), Cohan, Gunther and Sperber, submits this report on executive compensation to the DCA Shareholders.

    COMPENSATION PRINCIPLES AND PHILOSOPHY. The DCA Compensation Committee believes it has implemented programs of executive compensation established to achieve the following objectives:

        1.  Attract and retain key executives and managers;

        2. Align the financial interests of those key executives and managers with those of the DCA Shareholders; and

        3. Reward individual performance commensurate with corporate performance.

    These objectives are achieved through a combination of compensation arrangements including base salary, annual cash incentive compensation and long-term incentive compensation through restricted stock and cash bonus awards, in addition to medical, pension and other benefits available to employees in general. The three principal components of DCA Executive Officer compensation at DCA are base salary, the DCA Incentive Performance Plan and the DCA Restricted Stock Plan.

    The DCA Compensation Committee each year reviews the recommendations of the DCA Chief Executive Officer as to the amount of his proposed base salary, cash incentive and long term compensation, if any, and that for DCA's other executive officers. Factors considered by the DCA Chief Executive Officer in making his recommendations are typically subjective, such as his perception of the individual's performance, any planned change in functional responsibility and unusual contributions to DCA, as well as the objective criterion of DCA's financial performance. Each of the members of the DCA Compensation Committee has many years of experience in business, industry and financial and corporate affairs and utilizes that experience and his knowledge of DCA's several lines of business in considering the recommendations of the DCA Chief Executive Officer and in making the final determinations on executive compensation.

    BASE SALARY. The base salaries of the DCA Chief Executive Officer and the DCA Named Executive Officers are as set forth above in the Summary Compensation Table and in the outline of their employment agreements as discussed in "The Merger -- Interests of Certain Persons in the Merger." With respect to the DCA Chief Executive Officer's compensation, the DCA Compensation Committee has consistently accepted his recommendation as to the amount of his proposed base salary because, for at least the past ten years, he has only recommended an increase comparable to the increase in the Consumer Price Index, which is the minimum amount required by his employment contract and which, therefore, is not based upon corporate performance.

    INCENTIVE PERFORMANCE PLAN. The DCA Board has a policy of awarding bonuses on the basis of results on both an overall and divisional basis plus individual performance (the "Incentive Performance Plan"). As indicated in the above DCA Summary Compensation Table, no bonus was awarded to the DCA Chief Executive Officer during the last three years under the Incentive Performance Plan. The DCA Chief Financial Officer and the General Counsel of DCA were awarded bonuses under such plan in 1994, 1995 and 1996. The principal criterion for a bonus award under the Incentive Performance Plan is financial performance, although the Incentive Performance Plan by its terms does not limit itself to that criterion.

    DCA RESTRICTED STOCK AND CASH BONUS PLAN. The DCA Restricted Stock Plan is outlined in detail above. The DCA Restricted Stock Plan provides for equity participation as a key part of DCA's executive compensation program for motivating and rewarding executives and managers over the long term. Awards of restricted DCA Shares have provided an important link between the executives and the stockholders of DCA. The key employees selected for share awards under the DCA Restricted Stock Plan in 1994 were those who have contributed to the success of DCA and are expected to contribute materially to its success in the future. The number of shares awarded in 1994 to the DCA Chief Executive Officer and the DCA Named Executive Officers, their market value, vesting and related cash bonuses paid are set forth in the above DCA Summary Compensation Table and footnote (3) thereto. The awards to the DCA Chief Officer and the DCA Named Executive Officers in 1994 were in recognition of their effective performance, particularly in connection with the favorable settlement of a portion of DCA's Fermont Division's claim against the U.S. Government for an equitable adjustment under its 3KW generator set contract. There were no awards of restricted DCA Shares to the DCA Chief Executive Officer and the DCA Named Executive Officers under the DCA Restricted Stock Plan in 1995 and 1996.

                          DCA Respectfully submitted,

                           DCA COMPENSATION COMMITTEE

                        Russell H. Knisel, Harold Cohan,

                       Frank A. Gunther and Saul Sperber

DCA DIRECTOR COMPENSATION

    Directors who are employees of DCA and are compensated as such receive no additional compensation for their services as directors. Outside directors receive an annual retainer of $10,000 plus $800 as a fee for attendance at each meeting of the DCA Board. No fee is paid for services on any committee of the DCA Board.

    Effective January 1, 1993, DCA agreed to reimburse outside directors for certain covered prescription drug charges incurred by the directors or their spouses net of any reimbursement from any other group coverage and/or individual coverage independently arranged by the director or his spouse. Under this program, no more than $25,000 in reimbursement may be paid to any outside director over the entire life of the program ($50,000 in case an outside director's spouse also participates in the program). The program is subject to amendment or termination at the discretion of DCA. During 1996, pursuant to the program, the amount following each director's name was paid: Mr. Cohan $358; Mr. Gunther $5,073; and Mr. Sperber $1,222.

    On June 26, 1986, DCA adopted The Dynamics Corporation of America Stock Retirement Plan For Outside Directors (the "DCA Outside Directors Plan"). Under the DCA Outside Directors Plan, separate accounts are opened by DCA in the names of each outside director. On January 1 of each year, starting in 1987, a Deferred DCA Shares Account in the name of each such outside director is credited with 100 DCA Share Units if said director was an outside director of DCA on the last day of the immediately preceding calendar year or ceased to be a director during such preceding calendar year by reason of his retirement, disability or death. In addition, on January 1, 1987, DCA credited to the Deferred DCA Shares Account of each such director 50 DCA Share Units for each complete calendar year of his service to DCA as an outside director prior to January 1, 1986. Each Deferred DCA Shares Account will also be credited with DCA Share Units when credits equivalent to cash dividends on the DCA Shares in an account aggregate an amount equal to the value of a DCA Share on a dividend payment date. All Deferred DCA Share Units in a director's account will be distributed in DCA Shares as of January 1st after the director leaves the DCA Board from treasury shares held by DCA. Until such time DCA's obligation under the DCA Outside Directors Plan is an unsecured promise to deliver DCA Shares. No DCA Share will be held in trust or as a segregated fund because of the DCA Outside Directors Plan. In 1996, four members of the DCA Board were eligible to participate in the DCA Outside Directors Plan. DCA expensed an aggregate of $11,300 in respect of DCA Share Units credited on January 1, 1997 to the accounts of the eligible directors as a group for the year 1996 pursuant to the DCA Outside Directors Plan.

    On May 9, 1997, the DCA Board adopted a resolution providing that, in addition to the special meeting fees paid or to be paid to the outside directors of DCA from April 1, 1997, through the consummation of the transactions contemplated by the Merger Agreement or any other acquisition of DCA, the outside directors be paid a fee of $25,000 upon the earlier to occur of (i) the date any person acquires beneficial ownership of 20% or more of the DCA Shares other than a person that currently beneficially owns 20% or more of the DCA Shares, or (ii) September 30, 1997.

DCA SHARE PERFORMANCE CHART

    The following graph compares the cumulative total stockholder return on the DCA Shares for the last five fiscal years with the cumulative total return on the Wilshire 5000 Equity Index and the S&P Hi-Tech Index over the same period.

                       FIVE-YEAR CUMULATIVE TOTAL RETURNS

                                                                                 1991   1992   1993   1994   1995
                                                                                 ----   ----   ----   ----   ----
DCA                                                                              100    135    150    205    250
S&P High-Tech Index                                                              100    100    130    150    210
Wilshire 5000 Equity Index                                                       100    110    120    120    170

                        For the Year Ended December 31,

                     Assumes $100 invested on January 1, 1992 in DCA Shares,
                     Standard & Poor's Hi-Tech composite and
                     Wilshire 5000 Equity Index.
                     Assumes reinvestment of dividends.

                                    EXPERTS

    The consolidated financial statements and schedule of CTS appearing in CTS' Annual Report on Form 10-K/A for the year ended December 31, 1996 as filed with the Commission and as attached hereto as Annex E have been audited by Price Waterhouse, independent accountants, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements and schedule are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements and schedules of DCA appearing in the DCA Annual Report on Form 10-K for the year ended December 31, 1996, or incorporated by reference in the DCA 10-K have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon, which are based in part on the reports of Price Waterhouse, independent accountants included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

    Representatives of Price Waterhouse and Ernst & Young are expected to be present at the CTS Shareholders Meeting and the DCA Shareholders Meeting, respectively, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 LEGAL MATTERS

    The validity of the CTS Shares being offered hereby will be passed upon for CTS by Jeannine M. Davis, Esq., Vice President and General Counsel of CTS.

                             SHAREHOLDER PROPOSALS

    Any CTS Shareholder who wishes to submit a proposal for presentation at CTS' 1998 annual meeting of shareholders must submit the proposal to CTS, 905 West Boulevard North, Elkhart, Indiana 46514, Attention: Office of the Secretary, not later than November 21, 1997, for inclusion, if appropriate, in CTS' proxy statement and the form of proxy relating to the CTS annual meeting.

    Any DCA Shareholder who wishes to submit a proposal for presentation to the DCA's 1998 annual meeting of shareholders, if the Merger has not been consummated prior to the date the meeting is to be held, must submit the proposal to DCA, 475 Steamboat Road, Greenwich, Connecticut 06830, Attention:
Office of the Secretary, not later than November 30, 1997, for inclusion, if appropriate, in DCA's proxy statement and the form of proxy relating to the DCA annual meeting.

                                                                         ANNEX A

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 9, 1997 and amended and restated on July 17, 1997, among CTS Corporation, an Indiana corporation ("Parent"), CTS First Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Sub"), and Dynamics Corporation of America, a New York corporation (the "Company").

                                    RECITALS

    A. The Boards of Directors of Parent and the Company have determined that it is in the best interests of the shareholders of their respective companies that Parent and the Company combine their respective businesses on the terms and subject to the conditions set forth herein (the "Combination");

    B. As a first step in the Combination, the Company and Parent each desire that Parent cause Sub to commence an offer to purchase up to 49.9% of the issued and outstanding shares of Common Stock of the Company, together with the associated Company Rights (the "Shares"), on the terms and subject to the conditions set forth in this Agreement and the Offer Documents (the "Offer") and the Board of Directors of the Company (the "Company Board") has unanimously approved the Offer and has determined to recommend that the Company's shareholders accept the Offer and tender their Shares pursuant thereto;

    C. To complete the Combination, the respective Boards of Directors of the Parent, Sub and the Company have approved the merger of the Company with and into Sub, wherein each issued and outstanding Share not owned directly or indirectly by Parent, Sub or the Company will be converted into the right to receive the Merger Consideration, on the terms and subject to the conditions of this Agreement (the "Merger");

    D. The parties desire to make certain representations, warranties and covenants in connection with the Merger and the Offer and also to prescribe various conditions to the Merger and the Offer;

    E. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

    F. Parent, Sub and two shareholders of the Company have entered into a Shareholders Agreement, dated as of July 17, 1997 (the "Shareholders Agreement"), pursuant to which, among other things, such shareholders have agreed to vote the Shares Beneficially Owned by them in favor of the adoption of the Merger Agreement.

    NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, the parties agree as follows:

                                  I. THE OFFER

    1.01. The Offer. (a) As promptly as practicable (but in any event not later than five business days after the public announcement of the execution and delivery of this Agreement), Parent will cause Sub to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer whereby Sub will offer to purchase up to 49.9% of the Shares at a price of $55 per Share, net to the seller in cash (as paid pursuant to the Offer, the "Offer Consideration"). The obligation of Parent to cause Sub to commence the Offer, to consummate the Offer and to accept for payment and to pay for Shares validly tendered in the Offer and not withdrawn in accordance therewith will be subject to, and only to, those conditions set forth in Annex A hereto.

    (b) Without the prior written consent of the Company, Sub will not, and Parent will cause Sub not to, (i) decrease or change the form of the Offer Consideration, (ii) change the conditions to the Offer or impose additional conditions to the Offer, (iii) increase the number of Shares to be purchased pursuant to the Offer to more than 50.1% of the number of Shares (calculated on a fully diluted basis), (iv) extend the expiration date of the Offer (the "Expiration Date") except (A) as required by Law and (B) that, in the event that any condition to the Offer is not satisfied or waived at the time that the Expiration Date would otherwise occur, (1) Sub must extend the Expiration Date for an aggregate of 20 additional business days (the "First Extension Date") to the extent necessary to permit such condition to be satisfied and (2) Sub may, in its sole discretion, extend the Expiration Date for up to 20 additional business days after the First Extension Period, or (v) amend any term of the Offer in any manner materially adverse to holders of Shares (including without limitation to result in any extension which would be inconsistent with the preceding provisions of this sentence), provided, however, that (1) subject to applicable legal requirements, Parent may cause Sub to waive any condition to the Offer, other than the Minimum Share Condition and the Tax Opinion Condition (each as defined in Annex A), in Parent's sole discretion and
(2) the Offer may be extended in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). Assuming the prior satisfaction or waiver of the conditions of the Offer, Parent will cause Sub to accept for payment, and pay for, in accordance with the terms of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the Expiration Date or any extension thereof.

    1.02. Offer Documents. (a) As soon as practicable on the date of commencement of the Offer, Parent and Sub will file or cause to be filed with the SEC a tender offer statement on Schedule 14D-1 (the "Schedule 14D-1") which will contain an offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "Offer Documents") and which Parent and Sub represent, warrant and covenant will comply in all material respects with the Exchange Act and other applicable Laws and will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable Laws; provided, however, that (i) no agreement or representation hereby is made or will be made by Parent or Sub with respect to information supplied by the Company in writing expressly for inclusion in, or information derived from the Company's public SEC filings which is incorporated by reference in, the Offer Documents and (ii) no representation, warranty or covenant is made or will be made herein by the Company with respect to information contained in the Offer Documents other than information supplied by the Company in writing expressly for inclusion in or information derived from the Company Filed SEC Documents which is incorporated by reference in, the Offer Documents.

    (b) Parent, Sub and the Company will each promptly correct any information provided by them for use in the Offer Documents if and to the extent that it becomes false or misleading in any material respect and Parent and Sub will jointly and severally take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable Law. In conducting the Offer, Parent and Sub will comply in all material respects with the provisions of the Exchange Act and other applicable Laws. Parent and Sub will endeavor to afford the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC.

    1.03. Company Actions. The Company hereby consents to the Offer and represents that (a) the Company Board (at a meeting duly called and held) has
(i) determined that this Agreement, the Offer and the Merger are fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and such approval is sufficient to render Section 912 of the New York Business Corporation Law (the "NYBCL") inapplicable to this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (iii) amended the Company Rights Agreement as described in Section 4.01(n), and (iv) resolved to recommend acceptance of the Offer by those Shareholders who wish to receive cash for their Shares and adoption of this Agreement by the holders of Shares and (b) WP&Co. has delivered to the Company

Board the Fairness Opinion as described in Section 4.01(l). The Company hereby consents to the inclusion in the Offer Documents of the recommendation referred to in this Section 1.03; provided, however, that the Company Board may withdraw, modify or change such recommendation to the extent, and only to the extent and on the conditions, specified in Section 5.02. The Company will file with the SEC simultaneously with the filing by Parent and Sub of the Schedule 14D-1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, "Schedule 14D-9") containing such recommendations of the Company Board in favor of the Offer and the Merger. The Company represents, warrants and covenants that Schedule 14D-9 will comply in all material respects with the Exchange Act and any other applicable Laws and will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable Laws. The Company will include in the Schedule 14D-9 information furnished by Parent in writing concerning Parent's Designees as required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder and will use its reasonable best efforts to have the Schedule 14D-9 available for inclusion to the initial mailing (and any subsequent mailing) of the Offer Documents to Shareholders. Each of the Company and Parent will promptly correct any information provided by them for use in Schedule 14D-9 if and to the extent that it becomes false or misleading in any material respect and the Company will further take all lawful action necessary to cause Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the holders of Shares, in each case as and to the extent required by applicable Law. Parent and its counsel will be given a reasonable opportunity to review the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. In connection with the Offer, the Company will promptly furnish Parent with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record holders of Shares as of the latest practicable date and will furnish Parent such information and assistance (including updated lists of shareholders, mailing labels and lists of security positions) as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable Law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Sub will, and will instruct each of their respective affiliates, associates, partners, employees, agents and advisors to, hold in confidence the information contained in such labels, lists and files, will use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated in accordance with its terms, will deliver promptly to the Company (or destroy and certify to the Company the destruction of) all copies of such information (and any copies, compilations or extracts thereof or based thereon) then in their possession or under their control.

    1.04. Directors. (a) Promptly upon the purchase of Shares by Sub pursuant to the Offer, and from time to time thereafter, (i) Parent will be entitled to designate such number of directors ("Parent's Designees"), rounded up to the next whole number as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board equal to the product of
(A) the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 1.04) and (B) the percentage that such number of Shares so purchased bears to the aggregate number of Shares outstanding (such number being, the "Board Percentage"), provided, however, that if the number of Shares purchased pursuant to the Offer equals or exceeds 49.9% of the outstanding Shares, the Board Percentage will in all events be at least a majority of the members of the Company Board, and (ii) the Company will, upon request by Parent, promptly satisfy the Board Percentage by (A) increasing the size of the Company Board or (B) using reasonable efforts to secure the resignations of such number of directors as is necessary to enable Parent's Designees to be elected to the Company Board and will use its best efforts to cause Parent's Designees promptly to be so elected, subject in all instances to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. At the request of Parent, the Company will take all lawful action necessary to effect any such election. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself, the Parent's Designees and Parent's officers, directors and affiliates required by Section 14(f) of the Exchange and

Rule 14f-1 promulgated thereunder to be included in the Schedule 14D-9. Notwithstanding the foregoing, at all times prior to the Effective Time, the Company Board will include at least two Continuing Directors.

    (b) Notwithstanding any other provision hereof, of the articles of incorporation or bylaws of the Company or of applicable Law to the contrary, following the election or appointment of Parent's Designees pursuant to this
Section 1.04 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, extension by the Company for the performance or waiver of the obligations or other acts of Parent or Sub hereunder or waiver by the Company of the Company's rights hereunder will require the concurrence of a majority of directors of the Company then in office who are directors on the date hereof and who voted to approve this Agreement (such directors, the "Continuing Directors").

    (c) Notwithstanding any other provision hereof, of the articles of incorporation or bylaws of Parent and Sub or of applicable Law to the contrary, on or after the date hereof, any amendment or termination of this Agreement by Parent or Sub, extension by Parent or Sub for the performance or waiver of the obligations or other acts of the Company hereunder or waiver by Parent or Sub of the rights of Parent or Sub hereunder will be taken by a majority of the members of the Board of Directors of Parent (the "Parent Board") who are not employed by the Company or any Subsidiary of the Company on the date hereof (such directors being on the date hereof Messrs. Lawrence J. Ciancia, Gerald H. Frieling, Jr., and Joseph P. Walker) (the "Unaffiliated Directors") or any successor thereto elected to the Parent Board with the prior approval of the Unaffiliated Directors.

    1.05. Offer Completion Date. If (a) the Minimum Share Condition is not satisfied on the Expiration Date and (b) the Average Closing Price for the ten trading days prior to the Expiration Date multiplied by the Exchange Ratio is at least $55.00, Parent and Sub may elect, by written notice from Parent to the Company not later than the first business day after the Expiration Date, to proceed with the Merger, in which case the Company, Parent and Sub will be obligated to effect the Merger subject only to the conditions specified in
Article VII other than the conditions set forth in Section 7.02(b) and 7.03(b). As used herein, "Offer Completion Date" means the earlier to occur of (i) the date on which Sub purchases Shares pursuant to the Offer and (ii) the Effective Time.

                                 II. THE MERGER

    2.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the NYBCL, the Company will be merged with and into Sub at the Effective Time in the Merger. Following the Effective Time, Sub will be the surviving corporation in the Merger (the "Surviving Corporation") and will succeed to and assume all the rights and obligations of the Company in accordance with the NYBCL.

    2.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Article VII) will be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York unless another date, time or place is agreed to in writing by the parties hereto.

    2.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties will file a certificate of merger or other appropriate documents (the "Certificate of Merger") executed in accordance with the relevant provisions of the NYBCL and will make all other filings or recordings required under the NYBCL in order to effect the Merger. The Merger will become effective at such time as the Certificate of Merger for the Merger has been duly filed with the New York Secretary of State or at such subsequent date or time as Parent and the Company agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

    2.04. Effects of the Merger. The Merger will have the effects set forth in
Section 906 of the NYBCL.

    2.05. Certificate of Incorporation and By-laws. (a) The certificate of incorporation of Sub will be the certificate of incorporation of the Surviving Corporation, amended to change the name of the Surviving Corporation to "DCA Incorporated", until thereafter changed or amended as provided therein or by Law.

    (b) The by-laws of Sub will be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

    2.06. Boards, Committees and Officers. The Board of Directors, committees of the Board of Directors, composition of such committees (including chairmen thereof) and officers of Sub as of the Effective Time will serve as such as the directors and officers of the Surviving Corporation until the earlier of the resignation or removal of any such individual or until their respective successors are duly elected and qualified, as the case may be.

 III. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATION;
                            EXCHANGE OF CERTIFICATES

    3.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares:

    (a) Conversion of Sub Shares. At the Effective Time, each share of common stock, without par value, of Sub issued and outstanding immediately prior to the Effective Time will remain outstanding unaffected by the Merger, with the result that the Surviving Corporation will be a wholly owned Subsidiary of Parent.

    (b) Cancellation of Treasury Stock and Sub-Owned Stock. Each Share that is owned by the Company or by any wholly owned Subsidiary of the Company or by Parent or any wholly owned Subsidiary of Parent will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

    (c) Electing Shares. Subject to Sections 3.01(f) and (g) hereof, each Share outstanding immediately prior to the Effective Time with respect to which a Form of Election to receive cash has been properly made and not revoked pursuant to
Section 3.01(e) (other than Shares to be cancelled in accordance with Section 3.01(b)) will, at the Effective Time, be converted into, and holders thereof will be entitled to receive therefor, $58.00 in cash (the "Cash Election Price") (such shares with respect to which an election to be converted into cash is duly filed being hereinafter referred to as "Electing Shares").

    (d) Non-Electing Shares. Each Share outstanding immediately prior to the Effective Time (other than Electing Shares and Shares to be cancelled in accordance with Section 3.01(b)) (each such share being hereinafter referred to as "Non-Electing Shares") and any Electing Shares subject to proration pursuant to Section 3.01(g) will, at the Effective Time, be converted into 0.88 (the "Exchange Ratio") fully paid and non-assessable shares of Parent Common Stock, (the "Stock Consideration" and, together with the Cash Election Price, the "Merger Consideration") subject to adjustment as provided in Section 3.03.

    (e) Form of Election.The Company will mail a form of election ("Form of Election") to holders of record of Shares as of the Record Date of the Company Shareholder Meeting. In addition, the Company will use its best efforts to make the Form of Election and Joint Proxy Statement available to all persons who become shareholders of Company during the period between such record date and such meeting. Any election to receive the Cash Election Price contemplated by
Section 3.01(c) hereof shall have been properly made only if the Exchange Agent shall have received at its designated office or offices, by 5:00 p.m. New York City time, on the last business day preceding the date of the Company Shareholder Meeting, a Form of Election properly completed and accompanied by Certificates for the shares to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of the Company, (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election to receive cash may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m.

New York City time, on the last business day preceding the date of the Company Shareholder Meeting. In addition, all elections to receive cash shall automatically be revoked if the Exchange Agent is notified in writing by Parent and Company that the Merger has been abandoned. If an election to receive cash is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) for the Shares to which such election to receive cash relates shall be promptly returned to the person submitting the same to the Exchange Agent.

    (f) Limitations on Cash Payments. Anything in this Article III to the contrary notwithstanding, Electing Shares shall not be entitled to, and Parent will not be obligated in implementation of Section 3.01(c) hereof to pay, the Cash Election Price in respect of the number of Shares that exceeds (i) 49.9% of the number of Shares outstanding at the Effective Time (including Shares owned by Sub) minus (ii) the number of Shares owned by Parent, Sub and any of their respective Subsidiaries as of the Effective Time. The maximum number of Shares entitled to the Cash Election Price pursuant to this Section 3.01(f) is hereinafter referred to as the "Maximum Cash Shares".

    (g) Proration of Electing Shares. In the event that the aggregate number of Electing Shares exceeds the Maximum Cash Shares, all Electing Shares will be converted into the right to receive Merger Consideration in the following manner:

        (i) The number of Electing Shares covered by each Form of Election to be converted into the Cash Election Price shall be determined by multiplying the number of Electing Shares covered by such Form of Election by a fraction, the numerator of which is the Maximum Cash Shares and the denominator of which is the total number of Electing Shares, rounded down to the nearest whole number.

        (ii) All Electing Shares not converted into the Cash Election Price in accordance with Section 3.01(g)(i) shall be converted into the Stock Consideration.

    (h) Cancellation of Shares. As of the Effective Time, all such Shares will no longer be outstanding and will automatically be cancelled and retired and will cease to exist and each holder of a certificate representing any such Shares (a "Certificate") will cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any additional cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with
Section 3.02, without interest.

    3.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent will enter into an agreement with such bank or trust company as may be designated by Parent (the "Exchange Agent"), which will provide that Parent will deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Shares, for exchange in accordance with this Article III, through the Exchange Agent, certificates representing the shares of common stock, without par value, of Parent ("Parent Common Stock") (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares and any cash (including cash proceeds from the sale of the Excess Shares) payable pursuant to Section 3.01(c) or in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 3.01 in exchange for outstanding Shares.

    (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a Certificate which immediately prior to the Effective Time represented outstanding Shares whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 3.01 (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as Parent may specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and cash, if any, which such holder has the right to receive pursuant to the provisions of this Article III, and the Certificate so surrendered will forthwith be cancelled. In the event of a transfer of ownership of Shares which are not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the Person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establishes to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 3.02, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and cash, if any, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article III. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article III.

    (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, no cash payment in lieu of fractional shares will be paid pursuant to Section 3.02(e) and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock will be paid by Parent to the Exchange Agent and will be included in the Exchange Fund, in each case in accordance with this
Article III. Subject to the effect of applicable escheat or similar Laws, following surrender of any Certificate in accordance herewith there will be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and, in the case of Certificates formerly representing Shares, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.02(e) and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

    (d) No Further Ownership Rights in Shares. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article III (including any cash paid pursuant to this Article III) will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of previously outstanding Shares. If, after the Effective Time, Certificates are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, they will be cancelled and exchanged as provided in this Article III.

    (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

    (ii) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 3.02(a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of Shares pursuant to Section 3.02(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent will sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in Section 3.02(e)(iii).

    (iii) The sale of the Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the prior holders of Shares, the Exchange Agent will hold such proceeds in trust for such holders entitled thereto (the "Common Shares Trust"). The Surviving Corporation will pay out of the Common Shares Trust all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of the Common Shares Trust to which each holder of Shares is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Shares is entitled (after taking into account all Shares held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Shares are entitled.

    (iv) Notwithstanding the provisions of Section 3.02(e)(ii) and (iii), Parent may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each holder of Shares an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all Shares held at the Effective Time by such holder) would otherwise be entitled by (B) the average closing price for a share of Parent Common Stock as reported on the NYSE Composite Combination Tape (as reported in the Wall Street Journal, or, if not reported thereby, any other authoritative source) ("Average Closing Price") for the ten trading days prior to the Closing Date and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references will be deemed to mean and refer to the payments calculated as set forth in this Section 3.02(e)(iv).

    (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Shares subject to and in accordance with the terms of Section 3.02(c).

    (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time will be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article III will thereafter look only to Parent for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

    (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent will be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate representing Shares pursuant to this Article III or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration or cash, dividends or distributions in respect of such Certificate will become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

    (h) Investment of Exchange Fund. The Exchange Agent will invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments will be paid to Parent.

    (i) Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock or deliverable in respect thereof, pursuant to this Agreement.

    (j) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, no Share, the holder of which has properly complied with the provisions of Section 623 of the NYBCL as to appraisal rights (a "Dissenting Share"), will be deemed to be converted into and to represent the right to receive the Merger Consideration hereunder and the holders of Dissenting Shares, if any, will be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 623 of the NYBCL; provided, however, that (i) if any holder of Dissenting Shares, under the circumstances permitted by the NYBCL, subsequently delivers a written withdrawal of his or her demand for appraisal of such Dissenting Shares, (ii) if any such holder fails to establish his or her entitlement to rights to payment as provided in such
Section 623, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has instituted a proceeding to determine the rights of holders of Dissenting Shares and to fix the fair value of Dissenting Shares in any of the circumstances described in subparagraph (h) of Section 623 within the time provided in such Section 623, such holder will forfeit such right to payment for such Dissenting Shares pursuant to such Section 623 and, as of the later of Effective Time or the occurrence of such event, such holder's Certificate formerly representing shares of Company Common Stock will automatically be converted into and represent only the right to receive the Merger Consideration pursuant to Section 3.01 hereof, without any interest thereon, upon surrender of the Certificate or Certificates formerly representing such shares of Company Common Stock. The Company will give Parent (A) prompt notice of any written demands for appraisal of any Dissenting Shares, attempted withdrawals of such demands and any other instruments received by the Company relating to shareholders' rights of appraisal, (B) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the NYBCL, and (C) the right to approve any settlement of any such demand in Parent's sole discretion.

    (k) Exchange of Certificates for Cash. Without limiting the generality or effect of any other provision hereof, the Exchange Agent will have discretion to determine whether or not elections to receive cash have been properly made or revoked pursuant to this Article III with respect to Shares and when elections and revocations were received by it. If the Exchange Agent determines that any election to receive cash was not properly made with respect to Shares, such shares will be treated by the Exchange Agent as, and for all purposes of this Agreement will be deemed to be, Non-Electing Shares at the Effective Time, and such shares will be converted in the Merger into shares of Parent Common Stock pursuant to Section 3.01(d). The Exchange Agent will also make computations as to the allocation and proration contemplated by this Article III and any such computation will be conclusive and binding on the holders of Electing Shares pursuant to this Article III. The Exchange Agent may, with the mutual agreement of Parent, make such equitable changes in the procedures set forth herein for the implementation of the cash elections provided for in this Article III as it determines to be necessary or desirable to effect fully such elections.

    3.03. Stock Split. In connection with its approval of this Agreement, the Board of Directors of Parent approved a stock split in the form of a dividend of one Parent Common Share for each then outstanding Parent Common Share (the "Stock Split"), to be effective, subject to certain conditions, immediately after the Effective Time. If the Stock Split is so effective, without further action, the Exchange Ratio will be adjusted so as to be 1.76 shares of Parent Common Stock for each Share.

                       IV. REPRESENTATIONS AND WARRANTIES

    4.01. Representations and Warranties of the Company. Except as disclosed in the Company Filed SEC Documents or as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

    (a) Organization, Standing and Corporate Power. The Company and each of its Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. The Company and each of its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate could not be reasonably expected to have a material adverse effect on the business, financial condition or results of operations of the Company and each of its Subsidiaries, taken as a whole, or on the ability of the Company to perform any of its obligations under this Agreement (any such effect, a "Company MAE"). The Company has delivered to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and has made available to Parent the certificate of incorporation and by-laws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to date.

    (b) Subsidiaries. Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 includes all of the Subsidiaries of the Company. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

    (c) Capital Structure. The authorized capital stock of the Company consists of 10,600,000 Shares and 894,000 shares of preferred stock of the Company ("Company Preferred Shares"). At the close of business on the last business day immediately preceding the date hereof (the "Measurement Date"), (i) 3,838,742 Shares were issued and outstanding, (ii) 3,336,419 Shares were held by the Company in its treasury, (iii) 106,000 shares of Series A Participating Preferred Stock, par value $1 per share (the "Participating Preferred"), were reserved for issuance pursuant to the Company Rights Agreement, and (iv) other than the Participating Preferred, no other Company Preferred Shares have been designated or issued. Except as set forth above, at the close of business on the Measurement Date, no shares of capital stock or other voting securities of the Company or any Subsidiary were issued, reserved for issuance or outstanding. At the close of business on the Measurement Date, there were no outstanding stock options, stock appreciation rights or rights to receive Shares on a deferred basis. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the close of business on the Measurement Date, there were no bonds, debentures, notes, other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, as of the close of business on the Measurement Date, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the close of business on the Measurement

Date, there were no outstanding contractual obligations of the Company or any of its Subsidiaries to issue, repurchase, redeem, exchange or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. As of the close of business on the Measurement Date, there were no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its Subsidiaries. The Company has delivered to Parent a complete and correct copy of the Rights Agreement, dated as of January 10, 1986 (the "Company Rights Agreement"), as amended and supplemented to the date hereof relating to rights ("Company Rights") to purchase Participating Preferred.

    (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, breach or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Significant Subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order or decree ("Order"), or statute, law, ordinance, rule or regulation ("Law") applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not be reasonably expected to have a Company MAE. No Order, consent, approval or authorization of, or registration, declaration or filing with, any federal, state, local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority, agency or instrumentality (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the SEC of (A) a proxy statement relating to the Company Shareholders Meeting (such proxy statement, together with the proxy statement relating to the Parent Shareholders Meeting, in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), (B) the Schedule 14D-9, and (C) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Certificate of Merger with the New York Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such other filings and consents as may be required under any environmental, health or safety Law or regulation pertaining to any notification, disclosure or required approval necessitated by the Offer, the Merger or the transactions contemplated hereby; and (5) such consents, approvals, Orders or authorizations the failure of which to be made or obtained could not reasonably be expected, individually or in the aggregate, to have a Company MAE.

    (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later Company Filed SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto, (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and
(iii) for liabilities and obligations incurred since March 31, 1997 in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under any Laws relating to the protection of health, safety or the environment ("Environmental Laws"), required by generally accepted accounting principles to be reflected in a consolidated balance sheet of the Company and its consolidated Subsidiaries and which, individually or in the aggregate, could reasonably be expected to have a Company MAE.

    (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Offer Documents, at the time such documents are first published, sent or given to holders of Shares, and any time they are amended or supplemented, (ii) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4"), at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, or (iii) the Joint Proxy Statement, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, including Rule 13e-3 (if applicable, nothing herein being deemed to be an admission that Rule 13e-3 is so applicable), except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Joint Proxy Statement or contained in any Parent Filed SEC Documents incorporated by reference in the Offer Documents, the Form S-4 or the Joint Proxy Statement.

    (g) Absence of Certain Changes or Events. Except (i) as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents"), (ii) for the transactions provided for herein or permitted by
Section 5.01(a), and (iii) for liabilities incurred in connection with or as a result of this Agreement, since March 31, 1997, the Company has conducted its business only in the ordinary course, and there has not been (1) any Company MAE, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company stock, other than regular semiannual cash dividends at the rate in effect for the first half of 1997 ("Regular Company Semiannual Dividends"), (3) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (4) any granting by the Company or any of its Subsidiaries to any director, executive officer or other key employee of the Company of any increase in compensation, other than as contemplated by Section 4.01(o), (5) any granting by the Company or any of its Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Company Filed SEC Documents or referred to in Section 4.01(o), (6) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such director, executive officer or key employee, other than as contemplated by Section 4.01(o), or (7) except insofar as may be required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Company. For purposes of this Agreement, "key employee" means any employee whose current salary and targeted bonus exceeds $100,000 per annum. Section 4.01(g) of the Company Disclosure Schedule contains a true and complete list of all agreements or plans providing for termination or severance pay to any employee of the Company.

    (h) Litigation. There are no suits, actions or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Company MAE, nor are there any Orders of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which could reasonably be expected to have, individually or in the aggregate, a Company MAE.

    (i) Voting Requirements. The affirmative vote of the holders of two-thirds of the voting power of all outstanding Shares, voting as a single class, at the Company Shareholders Meeting (the "Company Shareholder Approval") to adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

    (j) State Takeover Statutes. The Company Board has approved this Agreement and the consummation of the Merger and the other transactions contemplated by hereby. Such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Company Board under the provisions of
Section 912 of the NYBCL and Article XV of the Company's Certificate of Incorporation.

    (k) Brokers. No broker, investment banker, financial advisor or other Person, other than Wasserstein, Perella & Co., Inc. ("WP&Co."), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

    (l) Opinion of Financial Advisor. The Company has received the opinion of WP&Co. (the "Fairness Opinion") to the effect that, as of the date thereof, the consideration in the form of shares of Parent Common Stock issuable in the Merger and, in the event Shares are purchased in the Offer, the cash price of such Shares, collectively, to be received by the Company's shareholders pursuant to this Agreement is fair to the Company's shareholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

    (m) Ownership of Parent Common Stock. Except as set forth in the Company Disclosure Schedule, neither the Company nor, to its Knowledge, any of its Affiliates, (i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent.

    (n) The Company Rights Agreement. The Company Rights Agreement has been amended (the "Company Rights Plan Amendment") as set forth in the Company Disclosure Schedule to, among other things, (i) render the Company Rights Agreement inapplicable to the Offer, the Merger and the other transactions contemplated hereby, including without limitation the Shareholders Agreement, and (ii) ensure that (y) neither Parent nor any of its Subsidiaries nor any of its permitted assignees or transferees is an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement and (z) a Stock Acquisition Date or Distribution Date (in each case as defined in the Company Rights Agreement) does not occur by reason of the execution of this Agreement, the commencement or completion of the Offer, the consummation of the Merger or the other transactions contemplated hereby. Except as set forth in the Company Disclosure Schedule, the Company Rights Agreement may not be further amended by the Company without the prior consent of Parent in its sole discretion.

    (o) Employment Agreements. The Company, Parent and each of the three executive officers of the Company identified in Section 6.05(a) of the Company Disclosure Schedule (the "Executives") have entered into employment agreements among the Company, Parent and the Executives (the "Company Employment Agreements") in the form attached to the Company Disclosure Schedule. Without limiting the generality or effect of any other provision hereof, none of the Company Employment Agreements will be amended or modified, or any binding interpretation thereof made, by the Company prior to the Effective Time without the prior approval of the Parent Board.

    4.02. Representations and Warranties of Parent and Sub. Except as disclosed in the Parent Filed SEC Documents or as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub jointly and severally represent and warrant to the Company as follows:

    (a) Organization, Standing and Corporate Power. Each of Parent and each of its Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. The Parent and each of its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate could not be reasonably expected to have a material adverse effect on the business, financial condition or results of operations of Parent and each of its Subsidiaries, taken as a whole, or on the ability of Parent and Sub to perform their respective obligations under this Agreement (any such effect, a "Parent MAE"). Parent has delivered to the Company prior to the execution of this Agreement complete and correct copies of its articles of incorporation and bylaws, in each case as amended to date and as proposed to be amended and restated at the Parent Shareholders Meeting (as so amended and restated, the "Amended Parent Constituent Documents") and has made available to the Company the articles of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to date.

    (b) Subsidiaries. Exhibit 21 to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 includes all of the Subsidiaries of Parent. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent, free and clear of all Liens.

    (c) Capital Structure. The authorized capital stock of Parent consists of 8,000,000 shares of Parent Common Stock. The authorized capital stock of Sub consists of 1,000 shares of common stock, without par value, 100 of which are issued and outstanding and are held beneficially and of record by Parent. At the close of business on the Measurement Date, (i) 5,228,896 shares of Parent Common Stock were issued and outstanding, (ii) 578,135 shares of Parent Common Stock were held by Parent in its treasury, and
(iii) 589,575 shares of Parent Common Stock were reserved for issuance pursuant to the 1986 Stock Option Plan, the 1996 Stock Option Plan, the 1988 Restricted Stock and Cash Bonus Plan and the Stock Retirement Plan for Nonemployee Directors (such plans, collectively, the "Parent Stock Plans"). Except as set forth above, at the close of business on the Measurement Date, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. At the close of business on the Measurement Date, there were no outstanding stock options, stock appreciation rights or rights (other than employee stock options or other rights ("Parent Employee Stock Options") to purchase or receive Parent Common Stock granted under the Parent Stock Plans) to receive shares of Parent Common Stock on a deferred basis granted under the Parent Stock Plans or otherwise. The Parent Disclosure Schedule sets forth a complete and correct list, as of the Measurement Date, of the number of shares of Parent Common Stock subject to Parent Employee Stock Options. All outstanding shares of capital stock of Parent are, and all shares which may be issued, including shares to be issued pursuant to this Agreement, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the close of business on the Measurement Date, there were no bonds, debentures, notes or other indebtedness or securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth above or as contemplated by Schedule 6.05(b), as of the close of business on the Measurement Date, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except for agreements entered into with respect to the Parent Stock Plans, as of the close of business on the Measurement Date, there were no outstanding contractual obligations of Parent or any of its Subsidiaries to issue, repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries. As of the close of business on the Measurement Date, there were no outstanding contractual obligations of Parent to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

    (d) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub subject, in the case of the adoption of this Agreement and the Amended Parent Constituent Documents, to Parent Shareholder Approval. This Agreement has been duly executed and delivered by Parent and Sub and constitutes valid and binding obligations of Parent and Sub, enforceable against each of them in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated thereby and compliance with the provisions thereof will not, conflict with, breach, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Significant Subsidiaries under, (i) the articles of incorporation or bylaws of Parent or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Significant Subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Order or Law applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not be reasonably expected to have a Parent MAE. No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act; (2) the filing with the SEC of (A) the Joint Proxy Statement relating to the Parent Shareholders Meeting, (B) the Schedule 14D-1, (C) the Form S-4, and (D) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Certificate of Merger with the New York Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws;
(4) such filings with and approvals of the NYSE to permit the shares of Parent Common Stock that are to be issued in the Merger to be listed for trading on the NYSE; (5) such other filings and consents as may be required under any Environmental Law pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement; and (6) such consents, approvals, Orders or authorizations the failure of which to be made or obtained could not reasonably be expected, individually or in the aggregate, to have a Parent MAE.

    (e) SEC Documents; Undisclosed Liabilities. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later Parent Filed SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto, (ii) as contemplated hereunder, (iii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby (including without limitation financing relating to the transactions contemplated hereby), and (iv) for liabilities and obligations incurred since March 31, 1997 in the ordinary course of business consistent with past practice, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under any Environmental Laws, required by generally accepted accounting principles to be reflected in a consolidated balance sheet of Parent and its consolidated Subsidiaries and which, individually or in the aggregate, could reasonably be expected to have a Parent MAE.

    (f) Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Offer Documents, at the time the Offer Documents are first published, sent or given to holders of Company Common Stock, and any time they are amended or supplemented, (ii) the Form S-4, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, or (iii) the Joint Proxy Statement, at the date it is first mailed to Parent's shareholders or at the time of the Parent Shareholders Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents, the Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and the rules and regulations thereunder, including Rule 13e-3 under the Exchange Act, if applicable, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Offer Documents, the Joint Proxy Statement or the Form S-4 or contained in any Company Filed SEC Documents incorporated by reference in the Offer Documents, the Joint Proxy Statement or the Form S-4.

    (g) Absence of Certain Events. Except (i) as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Parent Filed SEC Documents"), (ii) for the transactions provided for herein or permitted by Section 5.01(b), and
(iii) for liabilities incurred in connection with or as a result of this Agreement, since March 31, 1997, Parent has conducted its business only in the ordinary course, and there has not been (1) any Parent MAE, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, other than regular quarterly cash dividends at the rate in effect for the first quarter of 1997 ("Regular Parent Quarterly Dividends"), (3) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock other than the Stock Split, or (4) except insofar as may be required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Parent. Section 4.02(g) of the Parent Disclosure Schedule contains a true and complete list of all agreements or plans providing for termination or severance pay to any employee of Parent.

    (h) Litigation. There are no suits, actions or proceedings pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Parent MAE, nor are there any Orders of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries having, or which could reasonably be expected to have, individually or in the aggregate, a Parent MAE.

    (i) Voting Requirements. The consent actions executed by Parent as sole shareholder of Sub on the date hereof (copies of which have been previously furnished to the Company) and the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Parent Common Stock, voting as a single class, at the Parent Shareholders Meeting (the "Parent Shareholder Approval") to approve the Amended Charter Documents and the issuance of Parent Common Stock in connection with the Merger are the only votes of the holders of any class or series of Parent's or Sub's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

    (j) Brokers. No broker, investment banker, financial advisor or other Person, other than J.P. Morgan & Co., the fees and expenses of which will be paid by Parent or, if the Merger occurs, the Surviving Corporation, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent has furnished to the Company true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

    (k) Opinion of Financial Advisor. Parent has received the opinion of J.P. Morgan & Co. (the "Fairness Opinion") to the effect that, as of the date hereof, terms of this Agreement are fair to Parent from a financial point of view.

    (l) Ownership of Company Common Stock. Except for Shares owned by Benefit Plans maintained or contributed to by Parent to any of its Subsidiaries (the "Parent Benefit Plans") or as set forth in the Parent Disclosure Schedule, neither Parent nor, to its Knowledge, any of its Affiliates (excluding for purposes hereof any director of Parent other than the Unaffiliated Directors),
(i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Company.

    (m) Tax Matters. Parent has no plan or intention to (a) liquidate the Surviving Corporation, (b) merge the Surviving Corporation with and into another corporation, (c) sell or otherwise dispose of the stock of the Surviving Corporation, (d) cause the Surviving Corporation to (i) violate the "continuity of business" requirements of Treasury Regulation ss. 1.368-1(d) by selling or otherwise disposing of assets of the Company acquired in the Merger, or (ii) sell or dispose of any shares of capital stock of Parent owned by the Company, or (e) take any action that would reasonably be expected to cause the Merger not to qualify as a reorganization under Section 368(a) of the Code.

                  V. COVENANTS RELATING TO CONDUCT OF BUSINESS

    5.01. Conduct of Business. (a) Conduct of Business by the Company. Except as set forth in Section 5.01(a) of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Laws and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those Persons having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the Effective Time. Except as set forth in Section 5.01(a) of the Company Disclosure Schedule, without limiting the generality or effect of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company will not, and will not permit any of its Subsidiaries to:

        (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of the Company to its parent, or by a Subsidiary that is partially owned by the Company or any of its Subsidiaries, provided that the Company or any such Subsidiary receives or is to receive its proportionate share thereof and Regular Company Semiannual Dividends, (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

       (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

        (iv) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof;

        (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than
    (x) in the ordinary course of business consistent with past practice and (y) sales of assets which do not individually or in the aggregate exceed $1.0 million;

        (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any Subsidiary of the Company or to officers and employees of the Company or any of its Subsidiaries for travel, business or relocation expenses in the ordinary course of business;

       (vii) make or agree to make any capital expenditure or capital expenditures other than capital expenditures set forth in the operating budget of the Company previously furnished to Parent, the relevant portions of which are set forth in Section 5.01(a)(vii) of the Company Disclosure Schedule;

      (viii) make any change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

        (ix) except as required by Law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any Company Benefit Plan or any other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their directors, officers or employees including without limitation the Company Employment Agreements, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company pension plans, or change the manner in which contributions to any Company pension plans are made or the basis on which such contributions are determined;

        (x) increase the compensation of any director, executive officer or other key employee of the Company or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person;

        (xi) enter into any contract or agreement, written or oral, with any affiliate, associate or relative of Parent, or make any payment to or for the benefit of, directly or indirectly, any of the foregoing;

       (xii) make any amendment to, or waive or enter into or give any binding interpretation of, any term of the Agreement, dated October 9, 1990, among the Company and certain shareholders of the Company; or

      (xiii) authorize, or commit or agree to take, any of the foregoing actions.

    (b) Conduct of Business by Parent. Except as set forth in Section 5.01(b) of the Parent Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Parent will, and will cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Laws and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those Persons having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the

Effective Time. Except as set forth in Section 5.01(b) of the Parent Disclosure Schedule, without limiting the generality or effect of the foregoing, during the period from the date of this Agreement to the Effective Time, Parent will not, and will not permit any of its Subsidiaries to:

        (i) other than (A)(1) dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of Parent to its parent, or by a Subsidiary that is partially owned by Parent or any of its Subsidiaries, provided that Parent or any such Subsidiary receives or is to receive its proportionate share thereof, and (2) Regular Parent Quarterly Dividends, (B) the Stock Split, and (C) in connection with rights that are authorized by action of a majority of the Unaffiliated Directors which, by the terms thereof, become exercisable only after the Effective Time or, if earlier, the termination of this Agreement ("Rights"), (1) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (2) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (3) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (ii) other than in connection with the Stock Split or Rights or the issuance of Parent Common Stock upon the exercise of Parent Employee Stock Options, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

       (iii) amend its articles of incorporation, bylaws or other comparable organizational documents;

        (iv) make any change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles; or

        (v) authorize, or commit or agree to take, any of the foregoing actions.

    (c) Other Actions. Except as required by Law, neither the Company, on the one hand, nor Sub or Parent, on the other hand, will, and will not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger set forth in Article VIII not being satisfied.

    (d) Advice of Changes. The Company and Parent will promptly advise the other party orally and in writing of (i) any representation or warranty made by it or, in the case of Parent, Sub contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it or, in the case of Parent, Sub to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VIII to be satisfied; provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (e) Coordination of Dividends. Each of Parent and the Company will coordinate with the other regarding the declaration and payment of dividends in respect of the Parent Common Stock and the Shares and the record dates and payment dates relating thereto, it being the intention of Parent and the Company that any holder of Shares will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its Shares and/or any Parent Common Stock any such holder receives in exchange therefor pursuant to the Merger.

    (f) As used herein, "Parent's 1997 Annual Meeting" shall mean Parent's 1997 annual meeting of shareholders.

    5.02. No Solicitation by the Company. (a) The Company will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that if, at any time prior to the Offer Completion Date, the Company Board determines in good faith, after consultation with its financial advisor and outside counsel, that failure to do so would create a reasonable possibility of a breach of its fiduciary duties to the Company's shareholders under applicable Law, the Company may, in response to a Company Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 5.02(a), (A) furnish information with respect to the Company and each of its Subsidiaries to any Person pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) and (B) participate in negotiations regarding such Company Takeover Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its Subsidiaries or 20% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

    (b) Except as expressly permitted by this Section 5.02(b), neither the Company Board nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or such committee of the Offer, the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal (each, a "Company Acquisition Agreement"). Notwithstanding the foregoing, in the event that prior to the Offer Completion Date, the Company Board determines in good faith, after the Company has received a Company Takeover Proposal and after consultation with its financial adviser and outside counsel, that failure to do so would create a reasonable possibility of a breach of its fiduciary duties to the Company's shareholders under applicable Law, the Company Board may withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement, approve or recommend a Company Takeover Proposal or terminate this Agreement pursuant to Section 8.01(i) but only if (A) prior to any such approval, recommendation or termination, the Company shall, simultaneously with giving such notice, pay the Company Termination Fee, and (B) prior to any such termination which is to be effective within two business days of the date of the Parent's 1997 Annual Meeting and any adjournment or rescheduling thereof, the Company shall have given Parent at least two business days notice of the effectiveness of such termination.

    (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 5.02, the Company will (i) immediately advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the Person making such request or Company Takeover Proposal and (ii) keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal, provided, however, that the Company will not be required to provide to Parent any information if and to the extent that the Company Board determines, following consultation with outside counsel, that so doing would create a reasonable possibility of a breach of its fiduciary duties to the Company's shareholders under applicable Law.

    (d) Nothing contained in this Section 5.02 will prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, the failure so to disclose would be inconsistent with its fiduciary duties to the Company's shareholders under applicable Law; provided, however, that neither the Company nor the Company Board nor any committee thereof may, except as expressly permitted by Section 5.02(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Offer, this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

    5.03. No Solicitation by Parent. (a) Parent will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Parent Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Parent Takeover Proposal; provided, however, that if, at any time prior to the Effective Time, the Unaffiliated Directors determine in good faith, after consultation with outside counsel, that failure to do so would create a reasonable possibility of a breach of their fiduciary duties to the Parent's shareholders under applicable Law, Parent may, in response to a Parent Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 5.03(a), (A) furnish information with respect to Parent and each of its Subsidiaries to any Person pursuant to a customary confidentiality agreement (as determined by Parent after consultation with its outside counsel) and (B) participate in negotiations regarding such Parent Takeover Proposal. For purposes of this Agreement, "Parent Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of Parent and its Subsidiaries or 20% or more of any class of equity securities of Parent or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Parent or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

    (b) Except as expressly permitted by this Section 5.03(b), neither the Parent Board nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Parent Board or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Parent Takeover Proposal, or (iii) cause Parent to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Parent Takeover Proposal (each, a "Parent Acquisition Agreement"). Notwithstanding the foregoing, in the event that prior to the Offer Completion Date, the Unaffiliated Directors determine in good faith, after Parent has received a Parent Takeover Proposal and after consultation with its financial adviser and outside counsel, that failure to do so would create a reasonable possibility of a breach of their fiduciary duties to Parent's shareholders under applicable Law, the Parent Board, by action of the Unaffiliated Directors, may withdraw or modify its approval or recommendation of the Merger or this Agreement, approve or recommend a Parent Takeover Proposal or terminate this Agreement pursuant to Section 8.01(f) but only if, prior to any such approval, recommendation or termination in respect of a Parent Takeover Proposal, Parent shall have paid the Parent Termination Fee.

    (c) In addition to the obligations of Parent set forth in paragraphs (a) and
(b) of this Section 5.03, Parent will (i) immediately advise the Company orally and in writing of any request for information or of any Parent Takeover Proposal, the material terms and conditions of such request or Parent Takeover Proposal and the identity of the Person making such request or Parent Takeover Proposal and (ii) keep the Company reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Parent Takeover Proposal, provided, however, that the Parent will not be required to provide to the Company any information if and to the extent that the Unaffiliated Directors determine, following consultation with outside counsel, that so doing would create a reasonable possibility of a breach of their fiduciary duties to the Parent's shareholders under applicable Law.

    (d) Nothing contained in this Section 5.03 will prohibit Parent from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Parent's shareholders if, in the good faith judgment of the Unaffiliated Directors, after consultation with outside counsel, the failure so to disclose would be inconsistent with their fiduciary duties to Parent's shareholders under applicable Law; provided, however, that neither Parent nor the Parent Board nor any committee thereof may, except as expressly permitted by Section 5.03(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Parent Takeover Proposal.

    5.04. Proposed Parent Charter and Bylaws Amendments. Without further approval or consent of the Company, Parent may take all such actions as are necessary or appropriate to make amendments to its articles of incorporation or bylaws having the terms and conditions described in Annex B (respectively, the "Proposed Parent Charter Amendments" and the "Proposed Parent Bylaw Amendments"), provided however, that such amendments shall not be effective until the Effective Date. The Company will vote all shares of Parent Common Stock beneficially owned by it or any of its Subsidiaries in favor of the adoption of the Proposed Parent Charter Amendments.

                            VI. ADDITIONAL COVENANTS

    6.01. Preparation of the Form S-4 and the Joint Proxy Statement; Shareholders Meetings. (a) As soon as practicable following the date of this Agreement, the Company, Parent and Sub will prepare and file with the SEC the Joint Proxy Statement and Parent will prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent will use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's shareholders, and Parent will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent will also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of Parent Common Stock in the Merger and under the Company Stock Plans and Parent Stock Plans and the Company will furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

    (b) Subject to its rights to terminate this Agreement pursuant to the applicable provisions of Section 8.01, the Company will as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approval and, through the Company Board, subject to the provisions of Section 5.02(b), recommend to Shareholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality or effect of the foregoing but subject to its rights to terminate this Agreement as aforesaid, the Company's obligations pursuant to the first sentence of this
Section 6.01(b) will not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

    (c) Subject to its rights to terminate this Agreement under the applicable provision of Section 8.01, Parent will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Parent Shareholders Meeting") for the purpose of obtaining the Parent Shareholder Approval and, through the Parent's Board of Directors, subject to the provisions of Section 5.03(b), recommend that its shareholders approve the issuance of Parent Common Stock pursuant to the Merger. Without limiting the generality or effect of the foregoing but subject to its rights to terminate this Agreement as aforesaid, Parent's obligations pursuant to the first sentence of this Section 6.01(c) will not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Parent Takeover Proposal. Notwithstanding any other provision hereof, (i) subject to future action by the Unaffiliated Directors, the Proposed Parent Charter Amendments will be considered at the Parent Shareholders Meeting, (ii) the Company will vote or cause to be voted all Parent Common Stock having voting rights in respect thereof in favor of adoption of the Proposed Parent Charter Amendments, and (iii) neither the Offer or the Merger will be subject to a condition that the Proposed Parent Charter Amendments be approved or become effective, provided, however, that the authorization of an increase in capitalization sufficient to permit the Merger Consideration to be paid will be a condition to the Merger as herein provided.

    (d) Parent and the Company will use reasonable efforts to hold the Parent Shareholders Meeting and the Company Shareholders Meeting on the same date and as soon as practicable after the date hereof.

    6.02. Access to Information; Confidentiality. Each of the Company and Parent will, and will cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent will, and will cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, financial condition, results of operations, properties and personnel as such other party may reasonably request. Subject to the requirements of applicable Law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, the parties will, and will instruct each of their respective Affiliates, associates, partners, employees, agents and advisors to, hold in confidence all such information as is confidential or proprietary, will use such information only in connection with the Offer and the Merger and, if this Agreement is terminated in accordance with its terms, will deliver promptly to the other (or destroy and certify to the other the destruction of) all copies of such information (and any copies, compilations or extracts thereof or based thereon) then in their possession or under their control.

    6.03. Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including without limitation, (i) obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making of all necessary registrations and filings (including filings with Governmental Entities) and taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining of all necessary consents, approvals or waivers from third parties, (iii) defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any adverse Order entered by any court or other Governmental Entity vacated or reversed, and (iv) execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 6.03(a) will limit or affect actions permitted to be taken pursuant to Section 5.02 or 5.03.

    (b) In connection with and without limiting the foregoing, the Company and Parent will, and Parent will cause Sub to, (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger or any of the other transactions contemplated hereby, and (ii) if any state takeover statute or similar statute or regulation becomes applicable thereto, take all action necessary to ensure that the Offer and the Merger and such other transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation thereon.

    (c) Notwithstanding any other provision hereof, in no event will Parent be required to agree to any divestiture, hold-separate or other requirement in connection with this Agreement or any of the transactions contemplated thereby.

    6.04. Employee Benefit Matters. (a) With respect to each Parent "employee benefit plan," as defined in Section 3(3) of ERISA, including plans or policies providing severance benefits and vacation entitlement ("Parent Plans"), if the Effective Time occurs, service with the Company will be treated as service with the Parent for purposes of determining eligibility to participate, vesting and entitlement to benefits (other than the accrual of benefits under any defined benefit pension plan); provided, however, that such service will not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also will apply for purposes of satisfying any waiting periods, evidence of insurability requirements or the application of any preexisting condition limitations under any Parent Plan. Employees of the Company will be given credit under any Parent Plan in which they are eligible to participate for amounts paid under a corresponding Company benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Parent Plans.

    (b) Following the Effective Time, Parent will cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements, including but not limited to severance benefit plans, the existence or terms of which do not involve any material breach of any representation, warranty or covenant of the Company hereunder.

    6.05. Certain Employee Matters; Parent Board Composition; Etc. (a) The Company will take the actions specified in Section 6.05(a) of the Company Disclosure Schedules.

    (b) Parent will take the actions specified in Section 6.05(b) of the Parent Disclosure Schedule.

    6.06. Fees and Expenses. (a) Except as set forth in this Section 6.06, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company will bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Joint Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees).

    (b) In the event that (i) a Company Takeover Proposal (excluding for purposes of this Section 6.06(b)(i) only the $45.00 per share cash tender offer made by WHX Corporation prior to the date hereof (the "WHX $45.00 Bid")) is made known to the Company or any of its Subsidiaries or has been made directly to shareholders generally or any Person publicly announces an intention (whether or not conditional) to make a Company Takeover Proposal (excluding the WHX $45.00
Bid) and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(d)(i) or 8.01(d)(ii), or (ii) this Agreement is terminated (x) by the Company pursuant to Section 8.01(i) or (y) by Parent pursuant to Section 8.01(e), then the Company will promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $3 million (the "Company Termination Fee"), payable by wire transfer of same-day funds. The Company acknowledges that the agreements contained in this Section 6.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Sub would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 6.06(b), and, in order to obtain such payment, Parent or Sub commences a suit which results in a judgment against the Company for the fee set forth in this Section 6.06(b), the Company will pay to Parent and Sub their costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

    (c) In the event that (i) a Parent Takeover Proposal is made known to Parent or any of its Subsidiaries or has been made directly to shareholders generally or any Person publicly announces an intention (whether or not conditional) to make a Parent Takeover Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(d)(i) or 8.01(d)(iii), or
(ii) this Agreement is terminated (x) by Parent pursuant to Section 8.01(f) or
(y) by the Company pursuant to Section 8.01(g), then Parent shall promptly, but in no event later than two days after the date of such termination, pay the Company a fee equal to $5 million (the "Parent Termination Fee") payable by wire transfer of same-day funds. Parent acknowledges that the agreements contained in this Section 6.06(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay the amount due pursuant to this Section 6.06(c), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent or Sub for the fee set forth in this Section 6.06(c), Parent will pay to the Company its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

    (d) Notwithstanding any other provision hereof, as an inducement to Parent and Sub to enter into this Agreement and perform their respective obligations hereunder, the Company has paid Parent a fee equal to $2 million (the "Inducement Fee") simultaneously with the execution and delivery of this Agreement by delivery of a check in such amount, which the Company hereby irrevocably agrees to honor. The Inducement Fee is not subject to refund or return for any reason whatever and may not be used as an offset against or otherwise applied to any obligation of the Company, including without limitation the obligation to pay the Company Termination Fee.

    6.07. Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, and will not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form heretofore agreed to by the parties.

    6.08. Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all Persons who are, at the time this Agreement is submitted for adoption by to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will use all reasonable efforts to cause each such Person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Schedule 6.09 hereto.

    6.09. NYSE Listing. Parent will use reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

    6.10. Shareholder Litigation. Each of the Company and Parent will give the other the reasonable opportunity to participate in the defense of any shareholder litigation against the Company, Parent or Sub, as applicable, or their respective directors relating to the transactions contemplated by this Agreement.

    6.11. Tax Treatment. Each of Parent and the Company will use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code.

    6.12. The Company Rights Agreement. The Company Board will take all further action (in addition to that referred to in Section 4.01(n)) reasonably requested in writing by Parent (including redeeming the Company Rights immediately prior to the Effective Time or amending the Company Rights Agreement) in order to render the Company Rights inapplicable to the Offer and the Merger and the other transactions contemplated hereby, including without limitation, the Shareholders Agreement, to the extent provided herein and in the Company Rights Plan Amendment. Except as provided above with respect to the Offer, the Merger and the other transactions contemplated hereby or as set forth in the Company Disclosure Schedule, the Company Board will not (a) amend the Company Rights Agreement or (b) take any action with respect to, or make any determination under, the Company Rights Agreement, including a redemption of the Company Rights or any action to facilitate a Company Takeover Proposal.

    6.13. Voting of Common Stock. The Company and the Parent agree that, during the period from the date hereof until the Effective Time or the termination of this Agreement in accordance with its terms (the "Restricted Period"), (i) the Company and the Parent will not, and will cause each of their respective Subsidiaries not to, sell, transfer, or pledge any Securities of the other party or any interest therein directly or indirectly therein beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (such ownership, "Beneficially Owned") by it or any of its Subsidiaries to any person, other than a wholly owned Subsidiary of the Company (with respect to sales of Parent Securities by the Company) or the Parent (with respect to sales of Company Securities by Parent), and (ii) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the other party's Securities, however called, including without limitation Parent's 1997 Annual Meeting, or in connection with any written consent of the holders of the other party's Securities (collectively, a "Meeting"), the Company (with respect to any Parent Meeting) or Parent (with respect to any Company Meeting) will appear at the meeting or otherwise cause the Securities of the other party Beneficially Owned by the Company or Parent, as the case may be, to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities (A) in favor of the adoption of this Agreement, the Proposed Parent Charter Amendments (with respect to any Parent Meeting) and the approval of other actions contemplated by this Agreement and any actions required in furtherance hereof, (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Parent or the Company under this Agreement, and (C) except as otherwise agreed to in writing in advance by the other party (in its sole discretion) or expressly contemplated herein, against the following actions (other than the Merger and the transactions contemplated by this Agreement): (1) except as provided in Section 1.04, any change in the composition of the board of directors of the issuer of such Securities not approved by (x) a majority of the Company Board, in the case of changes in the Company Board, or (y) the Unaffiliated Directors, in the case of changes in the Parent Board, (2) except with respect to any changes contemplated by this Agreement, any material change in the present capitalization of the other party, including without limitation any proposal to sell a substantial equity interest of the other party or any of their respective Subsidiaries; (3) except with respect to any amendment included in the Joint Proxy Statement or contemplated by this Agreement, any amendments of the other party's articles of incorporation or bylaws; (4) except with respect to any changes contemplated by this Agreement, any other change in the other party's corporate structure or business; or (5) any other action which, in the case of each of the matters referred to in clauses (1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by this Agreement. Without limiting the generality or effect of the foregoing, (x) during the period from the date hereof to the Offer Completion Date plus two calendar days (unless the second calendar day is not a business day, in which case the period will include the business day following the second calendar day) (the "Open Period"), at the request of Parent, the Company will take all actions necessary, including without limitation voting of Securities of Parent in furtherance of, the adjournment or postponement of the Parent's 1997 Annual Meeting to such date within the Open Period as may be so requested by Parent and (y) the parties will in all events take all such actions as may be required to adjourn Parent's 1997 Annual Meeting to June 24, 1997. The Company and Parent may not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 6.13. For purposes of this Section 6.13, "Securities" mean (I) the shares of Parent Common Stock or the Company Common Stock Beneficially Owned by the other party as of the relevant date, including, without duplicative counting of the same shares of Parent Common Stock or the Company Common Stock, shares of Parent Common Stock or the Company Common Stock Beneficially Owned by all other persons with whom Parent or the Company would constitute a "group" within the meaning of
Section 13(d) of the Exchange Act, and (II) any shares of Parent Common Stock, Company Common Stock or other securities of the Parent or the Company acquired by the other party in any capacity after the date hereof and prior to the Effective Time, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, transfer or as a successor in interest in any capacity or otherwise.

    6.14. Indemnification, Exculpation and Insurance. (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing in favor of the current or former directors or officers of the Company or each of its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) will be assumed by Parent and Parent will be directly responsible for such indemnification, without further action, as of the Effective Time and will continue in full force and effect in accordance with their respective terms. In addition, from and after the Effective Time, directors and officers of the Company who become or remain directors or officers of Parent or Sub will be entitled to the same indemnity rights and protections (including those provided by directors' and officers' liability insurance) as are afforded to other directors and officers of Parent. Notwithstanding any other provision hereof, the provisions of this Section 6.14 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

    (b) Parent will, and will cause the Surviving Corporation to, maintain in effect for not less than six years after the Effective Time policies of directors' and officers' liability insurance equivalent in all material respects to those maintained by or on behalf of the Company and its Subsidiaries on the date hereof (and having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance at any time during such period exceed 200% of the per annum rate of premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Parent will cause the Surviving Corporation to, and the Surviving Corporation will, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate.

    6.15. Parent Board. If the Effective Time occurs, from the date thereof until the date immediately following the date of the Parent's 1998 annual shareholders meeting or any adjournment or postponement thereof, the Parent Board will not elect any additional member thereof who is not a member of the Parent Board as of the Effective Time unless such person has been elected or nominated therefor by the unanimous vote of a committee of the Parent Board comprised of two Unaffiliated Directors and one member thereof who is not an Unaffiliated Director (or any successors thereto approved by vote of not less than two thirds of the members of the Parent Board, provided that, if Andrew Lozyniak is unable to serve as a member of the committee, Patrick J. Dorme will be his successor if Mr. Dorme is at that time a member of the Parent Board). The initial members of such committee will be Gerald H. Frieling, Jr., Andrew Lozyniak and Joseph P. Walker.

                           VII. CONDITIONS PRECEDENT

    7.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions (except to the extent otherwise provided in Section 1.05):

        (a) Shareholder Approvals. Each of the Company Shareholder Approval and the Parent Shareholder Approval shall have been obtained;

        (b) No Injunctions or Restraints. No Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect; and

        (c) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    7.02. Conditions to Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger is further subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or before the earlier of (i) such time as Parent's Designees constitute at least a majority of the Company Board pursuant to Section 1.04 of this Agreement and (ii) the Closing Date; and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect; and

        (b) Completion of the Offer. Sub shall have accepted for payment and paid for Shares pursuant to the Offer; provided, however, that Parent may not invoke this condition if Sub shall have failed to purchase Shares so tendered and not withdrawn in violation of the terms of this Agreement.

    7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect; and

        (b) Completion of the Offer. Sub shall have accepted for payment and paid for at least 25% of the outstanding Shares pursuant to the Offer.

    7.04. Tax Opinions. In the event that Parent and Sub elect to proceed with the Merger under the circumstances described in Section 1.05, the respective obligation of each of Parent, Sub and the Company to effect the Merger will be subject to the satisfaction or waiver on or prior to the Closing Date of the condition that either Jones, Day, Reavis & Pogue or Skadden, Arps, Meagher, Slate and Flom LLP shall have delivered to Parent and the Company an opinion, dated as of the Closing Date, to the effect that, based upon certain representations, assumptions and conditions, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

    7.05. Frustration of Closing Conditions. Neither Parent nor the Company may rely on the failure of any condition set forth in Section 7.01, 7.02, 7.03 or 7.04, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to commence or complete the Offer or consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03.

                    VIII. TERMINATION, AMENDMENT AND WAIVER

    8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after Company Shareholder Approval or Parent Shareholder Approval:

        (a) by mutual written consent of Parent and the Company;

        (b) by the Company if Parent shall have failed to commence the Offer within five business days following the date of the initial public announcement of the Offer;

        (c) by Parent, subject to Section 1.05, if the Offer shall have expired or have been withdrawn or terminated in accordance with the terms thereof without any Shares being purchased by Parent thereunder by reason of the failure of any condition set forth in Annex A to be satisfied;

        (d) by either Parent or the Company:

            (i) if the Merger has not been consummated by October 31, 1997; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(d)(i) will not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

            (ii) if the Company Shareholder Approval shall not have been obtained at a Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

           (iii) if the Parent Shareholder Approval shall not have been obtained at a Parent Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

            (iv) if any Governmental Entity shall have issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement and such Restraint or other action shall have become final and nonappealable;

    (e) by Parent, if the Company Board or any committee thereof shall have (i) withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Offer, the Merger or this Agreement or failed to reconfirm its approval or recommendation within five business days after a written request to do so, (ii) approved or recommended, or proposed publicly to approve or recommend, any Company Takeover Proposal, (iii) caused the Company to enter into a Company Acquisition Agreement, or (iv) resolved to take any of the foregoing actions;

    (f) by Parent in accordance with Section 5.03(b) at any time prior to the Offer Completion Date; provided that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements of Section 6.06;

    (g) by the Company, if the Parent Board or any committee thereof shall have
(i) withdrawn or modified in a manner adverse to the Company its approval or recommendation of the Offer, the Merger or this Agreement or failed to reconfirm its approval or recommendation within five business days after a written request to do so, (ii) approved or recommended, or proposed publicly to approve or recommend, any Parent Takeover Proposal, (iii) caused Parent to enter into a Parent Acquisition Agreement, or (iv) resolved to take any of the foregoing actions;

    (h) by the Company at or prior to the Offer Completion Date, if Parent or Sub shall have breached or failed to perform in any material respect any of its representations, warranties or covenants required to be performed by them under this Agreement at or prior to the Offer Completion Date, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Parent and Sub of such breach (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement that cannot or has not been cured within 30 days after giving notice to the Company of such breach); and

    (i) by the Company in accordance with Section 5.02(b) at any time prior to the Offer Completion Date; provided that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements of Section 6.06.

    8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement, other than the provisions of Section 4.01(k), Section 4.02(j), Section 6.02,
Section 6.06, this Section 8.02 and Article IX, will forthwith become void and have no effect, without any liability or obligation on the part of Sub, Parent or the Company, except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    8.03. Amendment. Subject to Section 1.04, this Agreement may be amended by the parties at any time before or after the Company Shareholder Approval or the Parent Shareholder Approval; provided, however, that after any such approval, there may not be made any amendment that by Law requires further approval by the shareholders of the Company or Parent without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    8.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreements or in any document delivered pursuant to this Agreement, or (c) subject to the proviso of Section 8.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

    8.05. Procedure for Termination, Amendment, Extension or Waiver. Subject to
Section 1.04(b) and 1.04(c), a termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 will, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors.

                             IX. GENERAL PROVISIONS

    9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time. This Section 9.01 will not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as specified by like notice):

    (a) if to Parent or to Sub, to

       CTS Corporation
       905 West Boulevard North
       Elkhart, Indiana 46514
       Fax No.: (219) 293-8394
       Attention: Jeannine M. Davis, Esq.
       with a copy to:
       Jones, Day, Reavis & Pogue
       599 Lexington Avenue, 30th Floor
       New York, New York 10022
       Fax No.: (212) 755-7306
       Attention: Robert A. Profusek, Esq.

    (b) if to the Company, to

       Dynamics Corporation of America
       475 Steamboat Road
       Greenwich, Connecticut 06830-7197
       Fax No.: (203) 869-3211
       Attention: Mr. Andrew Lozyniak
       with a copy to:
       Skadden, Arps, Slate, Meagher & Flom LLP
       919 Third Avenue
       New York, New York 10022
       Fax No.: (212) 735-2019
       Attention: Morris J. Kramer, Esq.

    9.03. Certain Definitions. For purposes of this Agreement:

        (a) An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

        (b) a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person. A "Significant Subsidiary" means any subsidiary of the Company or Parent, as the case may be, that would constitute a "significant subsidiary" of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC and, in the case of Parent, includes Sub;

        (c) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

        (d) "Knowledge" of any Person which is not an individual means the knowledge of any of such Person's executive officers after reasonable inquiry.

    9.04. Interpretation. When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference will be to an Article or Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

    9.05. Counterparts. This Agreement may be executed in one or more counterparts, a ll of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    9.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article III and Section 6.04 are not intended to confer upon any Person other than the parties any rights or remedies.

    9.07. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflict of Laws thereof.

    9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of Law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence will be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    9.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                CTS CORPORATION

                                By:
                                     -----------------------------------------
                                     Name: Joseph P. Walker
                                     Title: Chairman of the Board,
                                          President and Chief
                                          Executive Officer

                                CTS FIRST ACQUISITION CORP.

                                By:
                                     -----------------------------------------
                                     Name: Joseph P. Walker
                                     Title: President

                                DYNAMICS CORPORATION OF AMERICA

                                By:
                                     -----------------------------------------
                                     Name: Andrew Lozyniak
                                     Title: Chairman of the Board
                                          and President

                       ANNEX A (TO THE MERGER AGREEMENT)
                     CONDITIONS TO COMPLETION OF THE OFFER

    Notwithstanding any other provision of the Offer, Sub will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares, and may postpone the acceptance for payment or, subject to the restrictions referred to above, payment for any Shares tendered, and, subject to the terms of the Agreement, may amend or terminate the Offer (whether or not any Shares have theretofore been purchased or paid for pursuant to the Offer) unless the following conditions have been satisfied: (a) there have been validly tendered and not withdrawn prior to the Expiration Date a number of Shares which constitutes at least 25% of the Shares outstanding on the date of purchase (the "Minimum Share Condition"); (b) any applicable waiting periods under the HSR Act shall have expired or been terminated prior to the expiration of the Offer; (c) either Jones, Day, Reavis & Pogue or Skadden, Arps, Meagher, Slate and Flom LLP shall have delivered to Parent and the Company an opinion, dated as of the date of purchase, to the effect that, based upon such representations, assumptions and conditions as the firm delivering such opinion deems necessary or appropriate, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Parent, Sub and the Company will each be a party to such reorganization within the meaning of
Section 368(b) of the Code and (d) if at any time on or after the date of the Merger Agreement and before acceptance for payment of, or payment for, such Shares, none of the following events shall have occurred and be continuing:

        (i) any United States or foreign governmental entity or authority or any United States or foreign court of competent jurisdiction in the United States or any foreign country shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which (a) restricts, prevents or prohibits consummation of the transactions contemplated by any of this Agreement, including the Offer or the Merger, (b) prohibits, limits or otherwise adversely affects the ownership or operation by Parent or any of its Subsidiaries of all or any portion of the business or assets of the Company and its Subsidiaries or compels the Company, Parent or any of their Subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company and its Subsidiaries, or (c) imposes limitations on the ability of Parent, Sub or any other subsidiary of Parent to exercise effectively full rights of ownership of any Shares, including without limitation the right to vote any Shares acquired by Sub pursuant to the Offer or otherwise on all matters properly presented to the Company's shareholders, including without limitation the approval and adoption of the Agreement and the transactions contemplated thereby;

        (ii) there shall be instituted or pending any action or proceeding before any United States or foreign court or governmental entity or authority by any United States or foreign governmental entity or authority seeking any order, decree or injunction having any effect set forth in (i) above;

       (iii) the representations and warranties of the Company contained in the Merger Agreement (without giving effect to the materiality, material adverse effect or knowledge limitations contained therein) shall not be true and correct as of the expiration date of the Offer (as the same may be extended from time to time) as though made anew on and as of such date (except for representations and warranties made as of a specified date, which shall not be true and correct as of the specified date), except for any breach or breaches which, in the aggregate, could not be reasonably expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform any of its obligations under this Agreement;

        (iv) the Company shall not have performed or complied in all material respects with its covenants under any of this Agreement to which it is a party and such failure continues until the later of (i) 15 calendar days after actual receipt by it of written notice from Parent setting forth in detail the nature of such failure or (ii) the expiration date of the Offer;

        (v) there shall have occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole;

        (vi) the Merger Agreement shall have been terminated in accordance with its terms;

       (vii) the Company Board shall have withdrawn or materially modified or changed (including by amendment of Schedule 14D-9) in a manner adverse to Sub or Parent its recommendation of the Offer, the Merger or any of this Agreement;

      (viii) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE, (ii) a decline of at least 20% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 Index from the date of the Agreement, or (iii) the declaration of a banking moratorium or any limitation or suspension of payments in respect of the extension of credit by banks or other lending institutions in the United States; or

        (ix) it shall have been publicly disclosed or Parent shall have otherwise learned that (a) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or its affiliates or any group of which any of them is a member or any affiliate controlled by it or which is referred to in clause (b) below, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange
    Act) of more than 20% of the outstanding Shares, (b) any such person or group which has filed a Schedule 13D prior to the date of the Merger Agreement disclosing beneficial ownership of 20% or more of the outstanding Shares shall have acquired beneficial ownership of 25% or more of the outstanding Shares, or (c) any person or group shall have entered into a definitive agreement or agreement in principle with the Company with respect to a merger, consolidation or other business combination with the Company.

    The foregoing conditions are for the sole benefit of Sub and its affiliates and may be asserted by Sub, or Parent on behalf of Sub, regardless of the circumstances (including without limitation any action or inaction by the Sub or any of its affiliates other than a material breach by the Sub or Parent of the Agreement) giving rise to any such condition or may be waived by the Sub, in whole or in part, from time to time in its sole discretion, except as otherwise provided in the Agreement. The failure by the Sub at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right and may be asserted at any time and from time to time. Any good faith determination by the Sub concerning any of the events described herein will be final and binding.

                       ANNEX B (TO THE MERGER AGREEMENT)
                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION
                                       OF
                                CTS CORPORATION

                                   ARTICLE I.
                                      NAME

    The name of the corporation is CTS Corporation (the "Corporation").

                                  ARTICLE II.
                                    PURPOSES

    The purpose for which the Corporation is formed is to engage in any lawful business or activity for which corporations may be organized under the Indiana Business Corporation Law, as amended (the "IBCL").

                                  ARTICLE III.
                               TERM OF EXISTENCE

    The period during which the Corporation shall continue is perpetually.

                                  ARTICLE IV.
                      PRINCIPAL OFFICE AND RESIDENT AGENT

    The post-office address of the principal office of the Corporation is 905 West Blvd. North, Elkhart, Indiana; and the name and post-office address of its Resident Agent in charge of such office is Jeannine M. Davis, 3819 Augusta Lane, Elkhart, Indiana.

                                   ARTICLE V.
                            AMOUNT OF CAPITAL STOCK

    The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 100,000,000 shares, consisting of 75,000,000 shares of Common Stock, without par value, and 25,000,000 shares of Preferred Stock, without par value.

                                  ARTICLE VI.
                             TERMS OF CAPITAL STOCK

    (a) Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of Directors of the Corporation is authorized to fix the designations, powers, preferences, rights, qualifications, limitations or restrictions of each such series by the adoption and filing in accordance with the Indiana Business Corporation Law, before the issuance of any Preferred Shares of such series, of an amendment or amendments to these Articles of Incorporation determining the terms of such series (an "Article IV Amendment"). The authority of the Board of Directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

        (i) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

        (ii) the voting powers, if any, and whether such voting powers are full or limited in such series;

       (iii) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

        (iv) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series and the dates and preferences of dividends on such series;

        (v) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

        (vi) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity and the rates or other determinants of conversion or exchange applicable thereto;

       (vii) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

      (viii) the provisions, if any, of a sinking fund for such series; and

       (vix) any other relative, participating, optional or other special powers, preferences or rights and qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board of Directors and stated or expressed in the Article IV Amendment for such shares of Preferred Stock (collectively, a "Preferred Stock Designation").

    (b) Preemptive Rights. Except as may be specified in a Preferred Stock Designation, no holder of any share or shares of any class of stock of the Corporation shall have any preemptive right to subscribe for any shares of stock of any class of the Corporation now or hereafter authorized or for any securities, warrants or options convertible into or carrying any rights to purchase any shares of stock of any class of the Corporation now or hereafter authorized, provided, however, that no provision of these Articles of Incorporation shall be deemed to deny to the Board of Directors the right, in its discretion, to grant to the holders of shares of any class of stock at the time outstanding the right to purchase or subscribe for shares of stock of any class or any other securities of the Corporation now or hereafter authorized, at such prices and upon such other terms and conditions as the Board of Directors, in its discretion, may fix.

                                  ARTICLE VII.
                         VOTING RIGHTS OF CAPITAL STOCK

    Subject to the rights, if any, of the holders of any series of Preferred Stock to vote under circumstances specified in a Preferred Stock designation, the holders of the Common Stock, without par value, shall be entitled to vote at all meetings of the shareholders and shall be entitled to cast one vote for each share of stock held by them respectively and standing in their respective names on the books of the Corporation.

                                 ARTICLE VIII.
                           DATA RESPECTING DIRECTORS

    Section 1. Number. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors of the Board of Directors under circumstances specified in a Preferred Stock Designation, the number of the directors of the Corporation will not be less than three nor more than fifteen and will be fixed from time to time in the manner provided in the Bylaws of the Corporation.

    Section 2. Qualifications. Directors need not be shareholders of the Corporation. A majority of the Directors at any time shall be citizens of the United States.

                                  ARTICLE IX.
  PROVISIONS FOR REGULATION OF BUSINESS AND CONDUCT OF AFFAIRS OF CORPORATION

    (a) Issuance of Shares. The Board of Directors is hereby authorized to direct the issuance by the Corporation of shares of Common Stock and Preferred Stock at such times, in such amounts, to such persons, for such consideration and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Indiana Business Corporation Law, other applicable laws and these Articles of Incorporation.

    (b) The Corporation shall have power to carry on and conduct its said business, or any part thereof, and to have one or more officers in the State of Indiana, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries;

    (c) The Corporation reserves the right to take advantage of the provisions of any amendment to The Indiana Business Corporation Law, or of any new law applicable or relating to corporations formed, organized under, or which have accepted the provisions of, the law now in force, which may hereafter be enacted, and all rights granted to, and conferred on, the shareholders of the Corporation, are granted and conferred, subject to this reservation;

    (d) Annual or special meetings of the shareholders of the Corporation may be held at the place, either within or without the State of Indiana, which may be stated in the notice of said meeting;

    (e) These Amended and Restated Articles of Incorporation shall amend and supersede and take the place of all heretofore existing Articles of Incorporation or Articles of Acceptance (and amendments thereto) of the Corporation.

                                   ARTICLE X.
                                   LIABILITY

    To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for breach of duty if such breach constitutes wilful misconduct or recklessness or (b) for the payment of distributions to shareholders in violation of Section 23-1-28-3 of the Indiana Business Corporation Law. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article X will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal or adoption and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

                                  ARTICLE XI.
                                INDEMNIFICATION

    Each person who was or is involved in any manner (including without limitation as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Board of Directors as a director, officer, partner, trustee, employee or agent of another corporation or a partnership, joint venture, trust, employee benefit plan or other entity, whether for profit or not for profit, whether or not the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent, will be indemnified by the Corporation to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law, or any other applicable laws, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees and expenses, judgments, settlements, penalties, fines, and excise taxes assessed with respect to employee benefit plans) actually and reasonably incurred or suffered by such person in connection therewith. The right of indemnification provided in this Article XI (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Board of Directors (whether or not the directors approving such contract are or are to be parties to such contract or similar contracts), and (b) will be applicable to matters otherwise within its scope (with each reference in the first sentence of this Article XI to "the Corporation" being deemed for purposes of this sentence to include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction) whether or not such matters arose or arise before or after the adoption of this Article XI. Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article XI or the Indiana Business Corporation Law. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article XI will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal or adoption and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

                                CTS CORPORATION
                                    BY LAWS

                   (AS AMENDED AND IN EFFECT ON       , 1997)

                                   ARTICLE I.
                                    OFFICERS

    The officers of CTS Corporation (the "Corporation") shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Board of Directors may also elect one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers, and such other officers as may be determined, from time to time, by the Board of Directors.

    The President shall be a director of the Corporation. Any offices, other than those of President and Secretary, may be held by the same person.

    The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors for the term of one year and until their successors have been elected and qualified. Any vacancy occurring among the above offices may be filled for the remainder of the term by the Board of Directors at any regular or special meeting, and officers so elected shall hold office until the next annual meeting of the Board of Directors and until their successors have been elected and qualified.

                                  ARTICLE II.
                        BOARD OF DIRECTORS ORGANIZATION

    Section 1. The Board of Directors shall elect, from the members of the Board of Directors who are not officers of the Corporation, an Audit Committee consisting of not less than three members. The members of the Audit Committee shall be elected at each annual meeting of the Board of Directors to serve, while qualified, at the pleasure of the Board of Directors, or if longer, for one year and until their successors have been elected and qualified.

    The Audit Committee shall be responsible directly to the Board of Directors and, in addition to such authority and duties specifically delegated by the Board of Directors, shall have the authority to review the conduct and the report of the independent financial audit of the Corporation and shall report to the Board of Directors the findings, conclusions and recommendations of the Audit Committee regarding the conduct and report of the independent financial audit.

    Unless the Board of Directors designates a Chairman, a majority of the members of the Audit Committee may designate one member of the Audit Committee as Chairman of the Audit Committee to preside at all meetings of the Audit Committee.

    Section 2. The Board of Directors shall elect from members of the Board of Directors, who are not officers of the Corporation, a Compensation Committee consisting of not less than three members. The members of the Compensation Committee shall be elected at each annual meeting of the Board of Directors to serve, while qualified, at the pleasure of the Board of Directors, or if longer, for one year and until their successors have been elected and qualified.

    The Compensation Committee shall be responsible directly to the Board of Directors and, in addition to such authority and duties specifically delegated by the Board of Directors, shall have authority to review, and make recommendations to the Board of Directors regarding the compensation, including fringe benefits and stock options, for the officers of the Corporation.

    Unless the Board of Directors designates a Chairman, a majority of the members of the Compensation Committee may designate one member of the Compensation Committee as Chairman of the Compensation Committee to preside at all meetings of the Compensation Committee.

    Section 3. The Board of Directors shall designate from members of the Board of Directors, a Chairman of the Board, who shall preside at meetings of shareholders and of the Board of Directors unless the Chairman shall designate an officer or other director of the Corporation to do so. The Chairman of the Board shall have such additional authority as granted by the Board of Directors and shall perform such other duties as are assigned from time to time by the Board of Directors.

                                  ARTICLE III.
                               CORPORATE OFFICERS

    Section 1. The President shall exercise specific authority and supervision over, and shall be responsible for the direction of, the business and affairs of the Corporation, subject to the direction of the Board of Directors. In addition, the President may be designated the Chief Executive Officer and, if so, shall have the additional authority and duties and responsibilities specified in these Bylaws. The President shall also perform such other duties as may be assigned from time to time, by the Board of Directors. The President shall perform all the duties of the Chairman of the Board in the absence or during any disability of the Chairman.

    Section 2. The Board of Directors shall designate the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. In addition to other duties as an officer, the Chief Executive Officer shall exercise general authority and supervision over, and shall be responsible for, management of the business and affairs of the Corporation, subject to the direction of the Board of Directors.

    The Chief Executive Officer shall determine the organization of the officers of the Corporation, shall designate to whom such officers shall report and be responsible, and subject to the direction of the Board of Directors shall determine their respective duties and responsibilities.

    Section 3. Each Vice President shall perform such duties as may be assigned from time to time by the President and shall report to and be responsible to such officer as the President shall designate. Each Vice President shall also have such additional authority and shall perform such other duties assigned from time to time, by the Board of Directors.

    The Board of Directors may designate a word or words to be placed before or after the title of Vice President to indicate organizational or functional authority or duty.

    Section 4. The Secretary shall attend all meetings of the shareholders and Board of Directors and all committees, and shall keep minutes of each meeting. The Secretary shall give proper notice of all meetings of shareholders, directors and committees, required in these Bylaws. The Secretary shall maintain proper records of ownership and transfer of the stock of the Corporation. The Secretary shall have the custody of, and affix, the seal of the Corporation and perform such other duties as may be assigned from time to time by the Board of Directors.

    Section 5. The Vice President Finance/Chief Financial Officer, shall be responsible for the financial affairs of the Corporation, shall submit to the annual meeting of shareholders a statement of the financial condition of the Corporation, and whenever required by the Board of Directors, shall give account of all transactions and of the financial condition of the Corporation. The Treasurer shall report to the Vice President Finance/Chief Financial Officer. The Treasurer shall establish and maintain appropriate banking relations and arrangements on behalf of the Corporation. The Treasurer shall receive and have custody of, and shall disburse, all moneys of the Corporation, and in the name of the Corporation, shall deposit all moneys in, and disburse all moneys from, such bank, or banks, as the Board of Directors shall designate, from time to time, as the depositories of the Corporation. The Treasurer shall perform such other duties and render such services for, and on behalf of, the Corporation as may be assigned from time to time by the Vice President Finance, Chief Financial Officer.

    Section 6. The Controller shall be the accounting officer of the Corporation and shall formulate accounting procedures to record expenses, losses, gains, assets and liabilities of the Corporation, to report and interpret results of operations of the Corporation and to assure protection of the assets of the Corporation. The Controller shall prepare and submit to the Board of Directors and the Chief Executive Officer such periodic balance sheets, profit and loss statements and other financial statements as may be required to keep such persons currently informed of the operations and the financial condition of the Corporation. The Controller shall perform such other duties assigned from time to time by the Chief Executive Officer.

    Section 7. The Assistant Secretary or Secretaries, Assistant Treasurer or Treasurer or Treasurers, and the Assistant Controller or Controllers shall perform the duties of the Secretary, of the Treasurer, and of the Controller, respectively, in the absence of those officers and shall have such further authority and perform such other duties as may be assigned.

                                  ARTICLE IV.
                          DUTIES OF OFFICERS DELEGATED

    In the absence or disability of any officer of the Corporation, the Board of Directors may delegate the powers and duties of any such officer to any other officer or director of the Corporation for such period of time as said Board of Directors may determine.

                                   ARTICLE V.
                                     BONDS

    The Board of Directors or the Chief Executive Officer may require any officer, agent, or employee of the Corporation to furnish the Corporation a bond for the faithful performance of duties and for the accounting of all moneys, securities, records, or other property of the Corporation coming into the hands of such agent or employee.

                                  ARTICLE VI.
                            MEETINGS OF SHAREHOLDERS

    Section 1. Meetings of the shareholders of the Corporation shall be held at the place, either within or without the State of Indiana, stated in the notice of said meeting.

    Section 2. The annual meeting of shareholders of the Corporation shall be held on the last Friday in April of each year or at such other time established for such meeting by 80% of the directors.

    Section 3. A complete list of the shareholders entitled to vote at any shareholders' meeting, arranged in alphabetical order and containing the address and number of shares of stock so held by each shareholder who is entitled to vote at said meeting, shall be prepared by the Secretary and shall be subject to the inspection by any shareholder at the time and place of an annual meeting and at the principal office of the Corporation for five (5) days prior thereto.

    Section 4. At all shareholders' meetings a quorum shall consist of a majority of all of the shares of stock outstanding and entitled by the Articles of Incorporation to vote on the business to be transacted at said meeting, but a meeting composed of less than a quorum may adjourn the meeting from day to day thereafter or until some future time.

    Section 5. At the annual meeting of the shareholders, there shall be elected, by plurality vote, a Board of Directors, who shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

    Section 6. At all shareholders' meetings, each shareholder shall be entitled to one (1) vote in person or by proxy for each share of common stock registered in the shareholder's name on the books of the Corporation as of the record date which shall be as fixed by the Board of Directors and entitled, by the Articles of Incorporation, to vote on the business to be transacted at said meeting.

    Section 7. The shareholders may be represented at any meeting thereof by their duly appointed Attorney-in-Fact provided the proxy so appointing said Attorney-in-Fact shall be filed with the Secretary prior to the meeting.

    Section 8. Special meetings of the shareholders of the Corporation may be called by the Chairman of the Board, by the President, by the Board of Directors, or by the shareholders holding not less than one-fourth of all of the shares of stock outstanding and entitled, by the Articles of Incorporation, to vote on the business to be transacted at said special meeting whenever in the opinion of such person or body such meeting is necessary.

    Whenever a special meeting of the shareholders shall be called by the shareholders, the call shall be delivered to the Secretary who shall issue the notice of said special meeting which is required to be given.

    Section 9. Written notice of each meeting of the shareholders shall be given by the Secretary to each shareholder of record at least ten (10) days prior to the time fixed for the holding of such meeting; said notice shall state the place, day and hour and the purpose for which said meeting is called, and said notice shall be addressed to the last known place of residence of each shareholder as shown by the stock books of the Corporation. The ten (10) days shall be computed from the date upon which said notice is deposited in the mails.

    Section 10. Notice of any shareholders' meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof.

    Section 11. No shares of stock shall be voted at any annual or special meeting of shareholders upon which any installment is due and unpaid, which are owned by the Corporation.

                                  ARTICLE VII.
                                   DIRECTORS

    Section 1. The property and business affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors shall be elected by a plurality vote at the annual meeting or a special meeting of the shareholders and shall hold office for a term of one year or until their successors are elected and qualified. In case of the failure to hold the annual meeting on the date fixed herein for the same to be held, the directors shall hold over until the next annual meeting, unless prior to said meeting a special meeting of the shareholders for the purpose of electing directors has been held. Subject to the rights, if any, of any series of Preferred Stock to elect additional directors under circumstances specified in the Articles of Incorporation and to the minimum and maximum number of authorized directors provided in the Articles of Incorporation, the authorized number of directors will be as determined from time to time by the Board of Directors. If no determination of the number of directors has been made by the Board of Directors, the number of directors shall be [seven].

    Section 2. Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, shall be filled by majority vote of the remaining members of the Board until the next annual meeting of shareholders; provided, however, that if the vote of the remaining members of the Board of

Directors shall result in a tie, such vacancy shall be filled by the shareholders at the next annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

    Section 3. Any vacancy occurring in the Board of Directors, caused by an increase in the number of directors, shall be filled by a majority vote of the members of the Board until the next annual meeting of shareholders; provided, however, that if the vote of the members of the Board of Directors shall result in a tie, such vacancy shall be filled by the shareholders at the next annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

    Section 4. A person shall not be nominated, stand for election or be elected as a director of the Corporation who (I) at the time of his election shall be seventy (70) years of age or older, (ii) has retired from employment by the Corporation and is sixty-five (65) years of age or older or (iii) has retired from active business and professional vocations.

                                 ARTICLE VIII.
                             MEETINGS OF DIRECTORS

    Section 1. Following the annual meeting of shareholders, the annual meeting of the Board of Directors shall be held without notice, each and every year hereafter, at the time and place determined by the directors.

    Section 2. Regular meetings of the Board of Directors shall be held without notice at 9:00 A.M. on the last Friday of February, June, August, October and December at the offices of the Corporation, unless another time and place is designated.

    Section 3. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President, or by three (3) members of the Board of Directors on three (3) days' notice by mail, or an twenty-four (24) hours' notice by telegraph, telephone, facsimile or other similar medium of communication to each director, which notice shall be addressed to the last known place of business or residence of each director, and said meetings may be held either at the office of the Corporation or at such other place as may be designated in the notice of said meeting.

    Whenever a special meeting of the Board of Directors shall be called, in accordance with the provision of this section, by members of the Board of Directors, the call shall be in writing, signed by said directors and delivered to the secretary who shall thereupon issue the notice calling said meeting.

    Section 4. Not less than one-half at the whole Board of Directors, shall constitute a quorum for the transaction of any business except the filling of vacancies, but a smaller number may adjourn, from time to time, until a future date or until a quorum is secured.

    For the purpose only of filling a vacancy or vacancies in the Board of Directors, a quorum shall consist of a majority of the whole Board of Directors, less the vacancy or vacancies therein.

    The act of a majority at the directors present at a duly called, at which a quorum is present shall be the act of the Board of Directors.

                                  ARTICLE IX.
              COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES

    The members of the Board of Directors and members of committees of the Corporation, who are not salaried employees of the Corporation, shall receive such compensation for their services to be rendered as members of the Board of Directors, or of committees, as may, from time to time, be fixed by the Board of Directors and the compensation so fixed shall continue to be payable until the Board of Directors shall have thereafter fixed a different compensation, which it may do at any annual, regular or special meeting.

                                   ARTICLE X.
                             CERTIFICATES OF STOCK

    Section 1. Certificates of stock shall be issued to those legally entitled thereto, as may be shown by the books of the Corporation, and shall be signed by the President and attested by the Secretary.

    Section 2. The Corporation may appoint one or more transfer agents and/or registrars to issue, countersign, register, and transfer certificates representing its capital stock and signatures of the Corporation's officers and of the transfer agents on stock certificates may be facsimiles. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

    Section 3. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate for any such stock. A new certificate or certificates shall be issued upon the surrender of the mutilated certificate or, in case of loss, theft, or destruction, upon (I) delivery of an affidavit or affirmation, and
(ii) delivery of a bond in such sum and in such form and with such surety or sureties as the Board of Directors (by general or specific resolutions) or the President may approve, indemnifying the Corporation against any claim with respect to the certificate or certificates alleged to have been lost, stolen or destroyed. However, the Board may, in its discretion, refuse to issue new certificate or certificates, save upon the order of some Court having jurisdiction in such matters.

                                  ARTICLE XI.
                               TRANSFER OF STOCK

    Section 1. The stock transfer books of the Corporation may from time to time be closed by order of the Board of Directors for any lawful purpose and for such period consistent with law, but not exceeding thirty (30) days at any one time, as the Board of Directors may deem advisable. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may, in its discretion, fix in advance a date not exceeding fifty (50) days or less than ten (10) days next preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as the record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or to any such allotment of rights or to exercise the rights of any such change, conversion or exchange of capital stock; and, in such case, only such shareholders as shall be shareholders of record at the close of business on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such payment of dividend or to receive such allotment of rights or to exercise such rights as the case may be, notwithstanding any transfer of stock on the books of the Corporation after such record date fixed as aforesaid. In the event the Board of Directors fails to fix in advance the record date for the determination of the shareholders entitled to notice of and to vote at any meeting, no share of stock transferred on the books of the corporation within ten (10) days next preceding the date of a meeting shall be voted at such meeting.

    Section 2. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the legal owner thereof and accordingly shall not be bound to recognize any equitable claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided in the laws of the State of Indiana.

    Section 3. The assignment of any certificate of stock shall constitute an assignment to the assignee of the shares so assigned and of all dividends on the shares assigned which are declared payable as of a record date subsequent to the date the assignment is recorded on the stock record books of the Corporation.

                                  ARTICLE XII.
                                  FISCAL YEAR

    The fiscal year of the Corporation shall correspond to the calendar year.

                                 ARTICLE XIII.
                                CHECKS FOR MONEY

    All checks, drafts or other orders for the payment of funds of the Corporation shall be signed by either the Chairman of the Board, the President, or the Treasurer, or by such other individual or individuals as may hereafter, from time to time, be designated by the Board of Directors. No check, draft or other order for the payment of funds of the Corporation shall be signed in blank, either as to the amount of the check, draft or other order, or as to the name of the payee.

                                  ARTICLE XIV.
                                   DIVIDENDS

    The Board of Directors may declare and pay dividends out of the unreserved and unrestricted earned surplus of the Corporation. Dividends may be declared at any annual, regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in the shares of the capital stock of the Corporation, as provided by the Articles of Incorporation and the laws of the State of Indiana.

                                  ARTICLE XV.
                                    NOTICES

    Section 1. A notice required to be given under the provisions of these Bylaws to any shareholder, director, officer and member of any committee shall not be construed to mean personal notice but may be given in writing by depositing the same in a post office or letter box in a postpaid sealed wrapper addressed to such shareholder, director, officer and member of any committee at such address as appears upon the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

    Section 2. Any shareholder, director, officer and member of any committee may waive, in writing, any notice required to be given by these Bylaws, either before or after the time said notice should have been issued.

                                  ARTICLE XVI.
                            COMPENSATION OF OFFICERS

    The officers of the Corporation shall receive such compensation for their services as may, from time to time, be fixed by the Board of Directors, and the compensation so fixed shall continue to be payable until the Board of Directors shall have fixed a different compensation, which it may do at any annual, regular, or special meeting.

                                 ARTICLE XVII.
                                 CORPORATE SEAL

    The seal of the Corporation shall be a plain circular disk having engraved thereon, near the outer edge thereof, at least the words, "CTS Corporation" and in the center thereof the word, "Seal".

                                 ARTICLE XVIII.
                                INDEMNIFICATION

    Section 1. General. Without limiting the generality or effect of Article XI of the Articles of Incorporation, the Corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law (hereinafter the "IBCL"), or any other applicable laws, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is involved in any manner (including without limitation as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Board of Directors as a director, officer, partner or trustee of another corporation or a partnership, joint venture, trust, employee benefit plan or other entity, whether for profit or not for profit, (any such person hereinafter an "indemnitee"), whether or not the basis of such proceeding is alleged action in an official capacity while serving as a director, or officer, against all expense, liability and loss (including attorneys' fees and expenses, judgments, settlements, penalties, fines, and excise taxes assessed with respect to employee benefit plans) actually and reasonably incurred or suffered by such person in connection therewith; provided, however, that, except as provided in
Section 3 of this Article XVIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

    Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Article XVIII shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the IBCL so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

    The rights to indemnification and to the advancement of expenses conferred in Article XVIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. For purposes of
Article XVIII, references to "the Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

    Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or
Section 2 of this Article XVIII is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the IBCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the IBCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XVIII or otherwise shall be on the Corporation.

    Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article XVIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

    Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the IBCL.

    Section 6. Vested Right to Indemnification. The right of any individual to indemnification under this Article XVIII shall vest at the time of occurrence or performance of any event, act or omission giving rise to any Proceeding and once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these Bylaws. Notwithstanding the foregoing, the indemnification afforded under this Article XVIII shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of these Bylaws, and to the extent such prior acts or omissions cannot be deemed to be covered by these Bylaws, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

    Section 7. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of this corporation, or to any individual who is or was serving at the request of the Board of Directors as an employee or agent of another corporation or a partnership, joint venture, trust, employee benefit plan or other entity, whether for profit or not for profit, to the fullest extent of the provisions of these Bylaws with respect to the indemnification and advancement of expenses of directors and officers of this corporation.

    Section 8. Business Expense. Any payments made to any indemnified party under these Bylaws or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board, to any action for corporate waste or to any similar action.

    Section 9. Severability. If any provision or provisions of Article XVIII is or are held to be invalid, illegal, or unenforceable for any reason whatsoever:
(i) the validity, legality, and enforceability of the remaining provisions of such Article (including without limitation all portions of any paragraph of such Article containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of such Article (including without limitation all portions of any paragraph of such Article containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or illegal, or unenforceable.

                                  ARTICLE XIX.
                                   AMENDMENTS

    Section 1. These Bylaws may be amended, altered, repealed, or added to at any annual or regular meeting of the directors, or at any special meeting thereof.

    Section 2. No amendment, alteration or addition to these Bylaws shall become effective unless the same is adopted by the affirmative vote of a majority of the members of the Board of Directors.

                                  ARTICLE XX.
                           CONTROL SHARE ACQUISITIONS

    As provided for in Section 5 thereof, Chapter 42 of the Indiana Business Corporation Law, relating to control share acquisitions, shall not apply to control share acquisitions of shares of the corporation made after March 3, 1987.

                                                                         ANNEX B

                                [LOGO]

                                                                   July 17, 1997

Board of Directors
Dynamics Corporation of America
475 Steamboat Road
Greenwich, Connecticut 06830-7197

Members of the Board:

    You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the Common Stock, par value $0.10 per share (the "Shares"), of Dynamics Corporation of America (the "Company") of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of May 9, 1997 as amended and restated as of July 17, 1997 (the "Merger Agreement"), among the Company, CTS Corporation ("CTS") and a wholly owned subsidiary of CTS ("Sub"). The Merger Agreement provides for, among other things, a merger of the Company with and into Sub (the "Merger"), pursuant to which each outstanding Share not owned directly or indirectly by CTS, Sub or the Company will be converted into 0.88 shares of common stock, without par value, of CTS ("CTS Common Stock") or, at the shareholder's election cash equal to $58 per Share subject to the limitation that the maximum number of Shares that may be exchanged for cash is 49.9% of the outstanding Shares less the number of Shares owned by the Company, CTS and their respective affiliates.

    In connection with rendering our opinion, we have reviewed the Merger Agreement. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company and CTS for recent years and interim periods to date, as well as certain internal financial and operation information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and CTS and provided to us for purposes of our analysis, and we have met with the managements of the Company and CTS to review and discuss such information and, among other matters, the Company's and CTS' respective businesses, operations, assets, financial condition and future prospects.

    We have reviewed and considered certain financial and stock market data relating to the Company and CTS, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company and CTS or one or more of their respective businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions which we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

    In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us and we have assumed, with your consent, that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's and CTS' management, and we express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company or CTS, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or CTS, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or CTS, and no such independent valuation or appraisal was provided to us. We have assumed that the transactions described in the Merger Agreement will be consummated on the terms set forth therein, without material waiver or modification. We have also assumed that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. In rendering this opinion, we are not expressing any opinion as to the price at which the Shares or the shares of CTS Common Stock will actually trade at any time, or the market value of the consideration that the Company's shareholders will receive upon consummation of the Merger.

    It should be noted that in the context of our current engagement by the Company, at the direction of the Company, we have not solicited alternative offers for the Company or its assets, although we have (with the Company's permission) engaged in preliminary discussions with one company (other than CTS and WHX Corporation ("WHX")). On May 9, 1997, such company delivered a written proposal to the Company to acquire all of the outstanding Shares for $54 per Share in cash, subject to certain conditions, including the negotiation of a mutually satisfactory merger agreement.

    We are acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a major portion of which is contingent upon the consummation of the Merger.

    Our opinion addresses only the fairness from a financial point of view to the shareholders of the Company of the consideration to be received by such shareholders pursuant to the Merger, and we do not express any views on any other terms of the Merger. Such opinion does not, however, address the fairness from a financial point of view to shareholders of one form of the consideration that shareholders may elect to receive pursuant to the Merger in comparison to the other. In addition, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement.

    It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger, and except for inclusion in its entirety in any proxy statement of the Company relating to the Merger, may not be quoted, used or reproduced for any other purpose without our prior written consent. This opinion does not constitute a recommendation to any shareholder with respect to whether such holder should elect to receive cash or CTS Common Stock pursuant to the Merger or as to how such holder should vote with respect to the Merger.

    Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the consideration to be received by the shareholders of the Company pursuant to the Merger Agreement is fair to the shareholders of the Company from a financial point of view.

                                          Very truly yours,

                                                         [LOGO]

                                                                   [LOGO]

     [LOGO]

                                                                         ANNEX C

July 17, 1997

The Board of Directors
CTS Corporation
905 West Boulevard North
Elkhart, Indiana 46514

Attention:      Joseph P. Walker
             Chairman, President and Chief Executive Officer

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to CTS Corporation (the "Company") of the consideration paid or proposed to be paid by the Company in connection with (i) the acquisition of 30.3% of the outstanding common stock of Dynamics Corporation of America (the "Seller") pursuant to the tender offer, as amended (the "Offer"), for up to 49.9% of the outstanding common stock of Seller ("Seller Common Stock") at a price of $56.25 per share in cash and (ii) the proposed merger (the "Merger") of CTS First Acquisition Corp. ("Sub"), a wholly owned subsidiary of the Company, with Seller whereby each outstanding share of Seller Common Stock not owned by the Company will be exchanged for, at the election of the holder, 0.88 shares of common stock of the Company ("Company Common Stock") or $58.00 per share in cash (the purchase of any such shares for cash, the "Cash Election"), all pursuant to the terms and subject to the conditions and limitations as set forth in the Amended and Restated Agreement and Plan of Merger, dated as of May 9, 1997 and amended and restated on July 17, 1997 (the "Agreement"), among the Company, Sub and the Seller.

In arriving at our opinion, we have reviewed (i) the Agreement and certain related documents; (ii) certain publicly available information concerning the businesses of the Company and the Seller and of certain other companies engaged in businesses comparable to those of the Company and the Seller, and the reported trading prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Company and the Seller; (iv) current and historical trading prices of the Company Common Stock and the Seller Common Stock; (v) the audited financial statements of the Company and the Seller for the fiscal year ended December 31, 1996, and certain unaudited financial statements of the Company and the Seller for the period ended March 30, 1997, in the case of the Company, and March 31, 1997, in the case of Seller; (vi) certain agreements with respect to outstanding indebtedness or obligations of the Company and the Seller; (vii) certain internal financial analyses and forecasts concerning the Company and the Seller prepared by management of each of the Company and the Seller; and (viii) such other information that we deemed relevant.

In addition, we have held discussions with certain senior members of the management of the Company and the Seller with respect to certain aspects of the Offer and the Merger, and the past and current business operations of the Company and the Seller, the financial condition and future prospects and operations of the Company and the Seller, the effects of the Offer and the Merger on the financial condition and future prospects of the Company and the Seller, and certain other matters we believed necessary or appropriate to our inquiry. We have visited certain facilities of the Company and the Seller, and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

                                                                   [LOGO]

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Seller or otherwise reviewed by or discussed with us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, including the views of the Company and the Seller concerning the business, operational and strategic benefits of the Offer and the Merger, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Seller to which such analyses or forecasts relate. We have assumed that the businesses of the Seller would be valued on a going concern basis, which could be greater than the realizable value of such businesses in a sale process, and that the items disclosed in the Seller's Disclosure Schedule do not and will not individually or in the aggregate have a materially adverse affect on the business, financial condition, results of operations or prospects of the Company or the Seller. We have also assumed that approximately $109 million of the total consideration paid by the Company will be paid in cash pursuant to the Offer, open-market purchases effected prior to the Cash Election and the Cash Election or, alternatively, that, to the extent that less than 49.9% of Seller's shares are so acquired, within a reasonable period of time after the consummation of the Merger, the Company will effect repurchases of its outstanding common shares at prices not materially in excess of prevailing market prices during the period immediately preceding the Agreement, through open-market purchases or other capital market transactions, which will result in the Company having a substantially equivalent capital structure as had 49.9% of Seller's shares been purchased for cash pursuant to the Offer or the Merger. Further, we assumed that the Offer and the Merger will have the tax consequences contemplated by the recitals to the Agreement, and in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel to the Company.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the after-tax value of any of the businesses of the Seller that may be achievable in a sale process. We are expressing no opinion herein as to the price at which the Company's stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Offer and Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the Merger is consummated. In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company or the Seller for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration paid or to be paid by the Company in the Offer and Merger is fair, from a financial point of view, to the Company.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Offer and the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how any stockholder should vote with respect to the Merger or whether any stockholder should have tendered pursuant to the Offer. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,
J.P. MORGAN SECURITIES INC.

By:

                      [LOGO]
   ------------------------------

    Name: Nicholas B. Paumgarten
   Title: Managing Director

                                                                         ANNEX D

SECTION 910. RIGHT OF SHAREHOLDER TO RECEIVE PAYMENT FOR SHARES UPON MERGER OR CONSOLIDATION, OR SALE, LEASE, EXCHANGE OR OTHER DISPOSITION OF ASSETS, OR SHARE EXCHANGE

    (a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

    (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in subparagraphs (A), (B) and (C).

    (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

    (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); and

    (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subparagraph (i), unless such merger effects one or more of the changes specified in subparagraph (b)(6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder.

    (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

    (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange.

    (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

SECTION 623. PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES

    (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

    (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

    (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

    (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

    (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

    (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

    (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

    (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

        (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

        (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

        (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

        (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

        (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

        (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

        (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following:
    (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or
    (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

        (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

    (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

    (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

        (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

        (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

        (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

    (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

    (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

    (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                                                         ANNEX E

ANY STATEMENT CONTAINED IN THE CTS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 30, 1997 OR THE CTS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 29, 1997 WILL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED IN THE LATER OF SUCH REPORTS MODIFIES OR SUPERSEDES SUCH STATEMENT.

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                  FORM 10-K/A

                      Annual Report Pursuant to Section 13
                or 15(d) of the Securities Exchange Act of 1934
                    For fiscal year ended December 31, 1996
                            ------------------------

                                CTS CORPORATION
                            905 West Boulevard North
                             Elkhart, Indiana 46514
                                 (219) 293-7511
                    Web site address: http://www.ctscorp.com

                            ------------------------

   Incorporated in Indiana      Commission File No. 1-4639         IRS No. 35-0225010

                            ------------------------

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT:

                  TITLE OF EACH CLASS                            NAME OF EACH EXCHANGE ON WHICH REGISTERED
--------------------------------------------------------  --------------------------------------------------------
            Common Stock, without par value                               New York Stock Exchange

        SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE

                            ------------------------

Indicate by check mark whether the registrant has: (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. /X/

There were 5,226,496 shares of Common Stock, without par value, outstanding on March 7, 1997.

    The aggregate market value of the voting stock held by non-affiliates of CTS Corporation was approximately $132.5 million on March 7, 1997.

PORTIONS OF CTS' 1996 ANNUAL REPORT ARE ATTACHED TO THIS ANNEX E AS EXHIBIT 13. EXCEPT FOR EXHIBITS 13 AND 23 (WHICH ARE INCLUDED IN THIS FORM 10-K/A), EXHIBITS TO THIS FORM 10-K/A THAT ARE "FILED HEREWITH" ARE FILED AS EXHIBITS TO THE REGISTRATION STATEMENT ON FORM S-4 FILED BY THE COMPANY WITH THE COMMISSION ON SEPTEMBER 2, 1997.

                      DOCUMENTS INCORPORATED BY REFERENCE

(1) Portions of the CTS Corporation 1996 Annual Report for the fiscal year ended December 31, 1996, incorporated by reference in Part I and Part II.

(2) Certain portions of the CTS Corporation Form 10-K for the 1987 fiscal year ended January 3, 1988, incorporated by reference in Part IV.

(3) Certain portions of Registration Statement No. 33-27749, effective March 23, 1989, incorporated by reference in Part IV.

(4) Certain portions of the 1989 Proxy Statement for annual meeting of shareholders held April 28, 1989, incorporated by reference in Part IV.

(5) Certain portions of the CTS Corporation Form 10-K for the 1989 fiscal year ended December 31, 1989, incorporated by reference in Part IV.

(6) Certain portions of the CTS Corporation Form 10-K for the 1991 fiscal year ended December 31, 1991, incorporated by reference in Part IV.

(7) Certain portions of the CTS Corporation Form 10-K for the 1992 fiscal year ended December 31, 1992, incorporated by reference in Part IV.

(8) Certain portions of the CTS Corporation Form 10-K for the 1994 fiscal year ended December 31, 1994, incorporated by reference in Part IV.

                                     PART I

ITEM 1. BUSINESS

                INTRODUCTION AND GENERAL DEVELOPMENT OF BUSINESS

    The registrant, CTS Corporation (CTS or Company), is an Indiana corporation incorporated in 1929 as a successor to a company started in 1896. CTS' principal executive offices are located at 905 West Boulevard North, Elkhart, Indiana, 46514, telephone number (219) 293-7511.

    CTS designs, manufactures and sells electronic components. The engineering and manufacturing of CTS products is performed at 16 facilities worldwide. CTS products are sold through sales engineers, sales representatives, agents and distributors.

    In March 1987, a settlement was announced between CTS and Dynamics Corporation of America (DCA), terminating the sale process of the Company and resolving all disputes between CTS and DCA. Subsequently, the United States Supreme Court held that the Control Share Acquisition Chapter of the Indiana Business Corporation Law was constitutional. As a result of the Court's decision, the issue of voting rights of 1,020,000 shares of CTS common stock acquired by DCA in 1986 was submitted to a vote of CTS shareholders at the 1987 annual meeting. The affirmative vote of the majority of all shares eligible to vote was necessary to grant voting rights. DCA was not eligible to vote on the issue. The shareholders voted not to grant voting rights to DCA on these shares. The Court's decision did not have an impact on the voting rights in additional shares of CTS common stock previously or subsequently acquired by DCA. In May 1988, the settlement agreement expired pursuant to its terms. At the end of 1996, DCA owned 2,303,100 shares (44.1%) of CTS common stock, including the 1,020,000 shares which were not granted voting authority.

    In January 1990, the Company formally announced the closing of its Switch Division located in Paso Robles, California. The Paso Robles manufacturing operations were relocated to the Company's facilities in Taiwan and Bentonville, Arkansas. During 1992, the Company completed the sale of the Paso Robles manufacturing plant and most of the associated real estate for $1.9 million. A pretax gain of $0.9 million was realized from the sale. The manufacturing operations for certain variable resistor and selector switch products, which formerly were performed in Elkhart, Indiana, were also transferred to Bentonville in 1990, to take advantage of any efficiencies to be gained in consolidating such operations in Bentonville. The buildings located in Elkhart which housed the plastics molding and element production were vacated, with these manufacturing operations being consolidated into the main Elkhart plant.

    CTS announced in July 1990 that its facility near Glasgow, Scotland, would be expanded in order to manufacture and sell additional electronic component products in Europe. The total capital investment has been approximately $13 million as of December 31, 1996. Automotive throttle position sensors and precision and clock oscillators were added to the product lines already manufactured in Scotland. The decision to expand the Scottish facility was based on several factors, including the excellent business climate and skills base in Scotland and the anticipated full participation of the United Kingdom in the European Economic Community. The expansion of the Scotland facility represents a major effort by CTS to serve the large and rapidly growing European market on a direct basis.

    In November 1991, construction was completed on a 53,000 square foot manufacturing facility in Bangkok, Thailand. During 1992, the Company idled operations at this facility. During 1994, a three-year lease was finalized with an international computer peripheral manufacturer for this property. In early 1997, this lease was extended to March 31, 1999. The annual rental amount is approximately U.S. $355,000.

    Also during 1991, the Company significantly reduced the operating activities at its Brownsville, Texas, facility and plans to sell this property. A portion of the Brownsville facility is currently under a leasing arrangement which expires in 1999, at an annual rental amount of approximately $60,000.

    The manufacturing space owned by CTS in Hong Kong, which consisted of two floors in a multi-story building, was sold in March 1991. One floor was leased back by CTS for the continuation of its manufacturing operations in Hong Kong. During 1992, the Company terminated this lease and discontinued its manufacturing operations in Hong Kong. However, the Company maintains a sales office in Hong Kong.

    During 1994, the Company purchased the assets of AT&T Microelectronics' light emitting diode based optic data link products business. The transaction also included sales contracts, backlog, intellectual property, trademarks, and the design and manufacturing technology. These products are manufactured in the Microelectronics West Lafayette, Indiana, facility.

    The manufacturing space owned by CTS in Singapore consists of four floors in a multi-story building. The current manufacturing requirements require three of the four floors, leaving one level available for lease. During 1995, a lease for an initial term of two years with a two-year renewal option was finalized with an international semiconductor manufacturer for one floor of the Singapore facility. The annual rental amount is approximately U.S. $800,000.

    During 1996, the Company sold property in New Hope, Minnesota, for $550,000 in cash and a promissory note. The Company recognized a pretax gain of $35,000.

                   FINANCIAL INFORMATION ON INDUSTRY SEGMENTS

    All of the Company's products are considered one industry segment. Sales to unaffiliated customers, operating earnings and identifiable assets, by geographic area, are contained in "Note G--Business Segment and Non-U.S. Operations," page 16, of the CTS Corporation 1996 Annual Report, and is incorporated herein by reference.

                     PRINCIPAL BUSINESS AND PRODUCTS OF CTS

    CTS is primarily in the business of developing, manufacturing and selling a broad line of electronic components principally serving the electronic needs of original equipment manufacturers (OEMs).

    The Company sells classes of similar products consisting of the following:

Automotive control devices             Insulated metal circuits
Fiber-optic transceivers               Interconnect products
Flex cable assemblies                  Loudspeakers
Frequency control devices              Resistor networks
Hybrid microcircuits                   Switches
Industrial electronics                 Variable resistors

    Most products within these product classes are manufactured by CTS from purchased raw materials or subassemblies. Some products sold by CTS are purchased and resold under the Company's name.

    During the past three years, six classes of similar product lines accounted for 10% or more of consolidated revenue during one or more years, as follows:

                                                            PERCENT OF CONSOLIDATED REVENUE
                                                      -------------------------------------------
CLASS OF SIMILAR PRODUCTS                                 1996           1995           1994
----------------------------------------------------  -------------  -------------  -------------
Automotive control devices..........................           30             29             30
Interconnect products...............................           20             14             17
Frequency control devices...........................           13             16             15
Resistor networks...................................           12             12             11
Hybrid microcircuits................................            5              8             10
Other...............................................           20             21             17
                                                              ---            ---            ---
Total...............................................          100%           100%           100%

                                    MARKETS

    CTS estimates that its products have been sold in the following electronics OEM and distribution markets and in the following percentages during the preceding three fiscal years:

                                                            PERCENT OF CONSOLIDATED REVENUE
                                                      -------------------------------------------
MARKETS                                                   1996            1995           1994
----------------------------------------------------  -------------  ---------------  -----------
Automotive..........................................           34              36             38
Computer Equipment..................................           21              19             17
Communications Equipment............................           20              18             17
Instruments and Controls............................           11              10              9
Defense and Aerospace...............................            7               8             11
Distribution........................................            6               6              5
Consumer Electronics................................            1               3              3
                                                              ---             ---            ---
Total...............................................          100%            100%           100%

    Products for the automotive market include throttle position sensors, exhaust gas recirculation sensors, other automotive application sensors, resistor networks, variable resistors, and loudspeakers for automotive entertainment systems.

    Products for the computer equipment market include flex cable assemblies, backpanels, resistor networks, switches, frequency control devices, fiber-optic transceivers and insulated metal circuits. Products for this market are principally used in computers and computer peripheral equipment.

    In the communications equipment market, CTS products include backpanels, frequency control devices, hybrid microcircuits, fiber-optic transceivers, switches, resistor networks and insulated metal circuits. Products for this market are principally used in telephone equipment and in telephone switching systems.

    Products for the instruments and controls market include resistor networks, hybrid microcircuits, variable resistors and switches. Principal end uses are medical electronic devices and electronic testing, measuring and servicing instruments.

    CTS products for the defense and aerospace market, usually procured through government contractors or subcontractors, are electronic connectors, hybrid microcircuits, frequency control devices, programmable key storage devices and backpanels.

    In the distribution market, CTS' primary products include switches, resistor networks and frequency control devices. In this market, standard CTS products are sold for a wide variety of applications.

    Products for the consumer electronics market, primarily variable resistors and switches, are principally used in home entertainment equipment and appliances.

                           MARKETING AND DISTRIBUTION

    Sales of CTS electronic components to original equipment manufacturers are principally by CTS sales engineers and manufacturers' representatives. CTS maintains sales offices in Elkhart, Indiana; Detroit, Michigan; and in the United Kingdom, Hong Kong, Taiwan and Japan. Various regions of the United States are serviced by sales engineers working out of their homes. The sale of electronic components is relatively integrated such that most of the product lines of CTS are sold through the same field sales force. Approximately 40% of net sales in 1996 were attributable to coverage by CTS sales engineers.

    Generally, CTS sales engineers service the Company's largest customers with application specific products. CTS sales engineers work closely with major customers in determining customer requirements and in designing CTS products to be provided to such customers.

    CTS uses the services of independent sales representatives and distributors in the United States and other countries for customers not serviced by CTS sales engineers. Sales representatives receive commissions from CTS. During 1996, about 54% of net sales were attributable to coverage by sales representatives. Independent distributors purchase products from CTS for resale to customers. In 1996, independent distributors accounted for about 6% of net sales.

                                 RAW MATERIALS

    Generally, CTS' major raw materials are steel, copper, brass, certain precious metals, resistive and conductive inks, passive components and semiconductors, used in several CTS products; ceramic materials used particularly in resistor networks and hybrid microcircuits; synthetic quartz used in frequency control devices; and laminate material used in printed circuit boards. These raw materials are purchased from several vendors, and except for certain semiconductors, CTS does not believe that it is dependent on one or on a very few vendors. In 1996, all of these materials were available in adequate quantities to meet CTS' production demands.

    The Company does not presently anticipate any raw material shortages which would significantly affect production. However, the lead times between the placement of orders for certain raw materials and actual delivery to CTS may vary significantly, and the Company may from time to time be required to order raw materials in quantities and at prices less than optimal to compensate for the variability of lead times for delivery.

    Precious metals prices have a significant effect on the manufacturing cost and selling prices of many CTS products, particularly some switches, interconnect products, resistor networks and hybrid microcircuits. CTS has continuing programs to reduce the precious metals content of several products, when consistent with customer specifications.

                                WORKING CAPITAL

    CTS does not usually buy inventories or manufacture products without actual or reasonably anticipated customer orders, except for some standard, off-the-shelf distributor products. The Company is not generally required to carry significant amounts of inventories to meet rapid delivery requirements because most customer orders are for custom products. CTS has entered into "just-in-time" arrangements with certain major customers in order to meet customers' just-in-time delivery needs.

    CTS carries raw materials, including certain semiconductors, and certain work-in-process and finished goods inventories which are unique to a particular customer or to a small number of customers, and in the event of reductions in or cancellations of orders, some inventories are not useable or cannot be returned to vendors for credit. CTS generally imposes charges for the reduction or cancellation of orders by customers, and these charges are usually sufficient to cover the financial exposure of CTS to inventories which are unique to a customer. CTS does not customarily grant special return privileges or payment privileges to customers, although CTS' distributor program permits certain returns. CTS' working capital requirements are generally cyclical but not seasonal.

    Working capital requirements are generally dependent on the overall business level. During 1996, working capital increased significantly to $86.8 million, primarily because cash increased and notes payable were paid off. During 1996, cash increased primarily as a result of the higher level of earnings. Cash represents a significant part of the Company's working capital. Cash of various non-U.S. subsidiaries was held in U.S.-denominated cash equivalents at December 31, 1996. The cash, other than approximately $4.8 million, is generally available to the parent Company. During 1996, the other changes in working capital were primarily a result of the higher business activity level.

                        PATENTS, TRADEMARKS AND LICENSES

    CTS maintains a program of obtaining and protecting U.S. and non-U.S. patents and trademarks. CTS believes that the success of its business is not materially dependent on the existence or duration of any patent, group of patents or trademarks.

    CTS licenses the manufacture of several electronic products to companies in the United States and non-U.S. countries. In 1996, license and royalty income was less than 1% of net sales. CTS believes that the success of its business is not materially dependent upon any licensing arrangement where CTS is either the licensor or licensee.

                                MAJOR CUSTOMERS

    CTS' 15 largest customers represented about 62%, 61% and 62% of net sales in 1996, 1995 and 1994, respectively. Sales to General Motors Corporation ("GM") represented more than 10% of CTS' net sales in each of the last three years (ranging from 15% to 18% of net sales over such period). The loss of, or reduction in, orders from GM could have a material adverse effect on CTS.

                               BACKLOG OF ORDERS

    Backlog of orders does not necessarily provide an accurate indication of present or future business levels for CTS. For many electronic components, the period between receipt of orders and delivery is relatively short. For large orders from major customers that may constitute backlog over an extended period of time, production scheduling and delivery are subject to change or cancellation by the customers on relatively short notice. At the end of 1996, the Company's backlog of orders was $85.5 million, compared with $85.3 million at the end of 1995.

    The backlog of orders at the end of 1996 will generally be filled during the 1997 fiscal year.

                              GOVERNMENT CONTRACTS

    CTS believes that about 7% of its net sales are associated with purchases by the U.S. Government or non-U.S. governments, principally for defense and aerospace applications. Because most CTS products procured through government contractors and subcontractors are for military end uses, the level of defense and aerospace market sales by CTS is dependent upon government budgeting and funding of programs utilizing electronic systems.

    Almost all CTS sales involving government purchases are to primary government contractors or subcontractors. CTS is usually subject to contract provisions permitting termination of the contract, usually with penalties payable by the government; maintenance of specified accounting procedures; limitations on and renegotiations of profits; priority production scheduling; and possible penalties or fines against CTS for late delivery or substandard quality. Such contract provisions have not previously resulted in material uncertainties or disruptions for CTS.

                                  COMPETITION

    CTS competes with many domestic and non-U.S. manufacturers principally on the basis of product features, price, technology, quality, reliability, delivery and service. Most product lines of CTS encounter significant competition. The number of significant competitors varies from product line to product line. No single competitor competes with CTS in every product line, but many competitors are larger and more diversified than CTS. Some competitors are divisions or affiliates of customers. CTS is subject to competitive risks inherent to the electronics industry such as shorter product life cycles and technical obsolescence.

    Some customers have reduced or plan to reduce the number of suppliers while increasing the volume of purchases from independent suppliers. Most customers are demanding higher quality, reliability and delivery standards from CTS as well as competitors. These trends may create opportunities for CTS while also increasing the risk of loss of business to competitors.

    The Company believes that it competes most successfully in custom products manufactured to meet specific applications of major original equipment manufacturers.

    CTS believes that it has some advantages over certain competitors because of its ability to apply a broad range of technologies and materials capabilities to develop products for the special requirements of customers. CTS also believes that it has an advantage over some competitors in its capability to sell a broad range of products manufactured to relatively consistent standards of quality and delivery. CTS believes that the relative breadth of its product lines and relative consistency in quality and delivery across product lines is an advantage to CTS in selling products to customers.

    CTS believes that it is one of the largest manufacturers of automotive throttle position sensors.

               FINANCIAL INFORMATION ABOUT NON-U.S. AND DOMESTIC
                          OPERATIONS AND EXPORT SALES

    Information about revenue from sales to unaffiliated customers, operating earnings and identifiable assets, by geographic area, is contained in "Note G--Business Segment and Non-U.S. Operations," page 16, of the CTS Corporation 1996 Annual Report, and is incorporated herein by reference.

    In 1996, approximately 40% of net sales to unaffiliated customers, after eliminations, were attributable to non-U.S. operations. This represents an increase from 35% of net sales attributable to non-U.S. operations in 1995. About 33% of total CTS assets, after eliminations, are non-U.S. Except for cash and equivalents, a substantial portion of these assets cannot readily be liquidated. CTS believes that the business risks attendant to its present non-U.S. operations, though substantial, are normal risks for non-U.S. businesses, including expropriation, currency controls and changes in currency exchange rates and government regulations.

                      RESEARCH AND DEVELOPMENT ACTIVITIES

    In 1996, 1995 and 1994, CTS expended $10.7, $8.0 and $6.2 million, respectively, for research and development. Most CTS research and development activities relate to new product and process developments or the improvement of product materials. Many such research and development activities are for the benefit of one or a limited number of customers or potential customers.

    During 1996, the Company did not enter into any new, significant product lines, but continued to introduce additional versions of existing products in response to present and future customer requirements.

                         ENVIRONMENTAL PROTECTION LAWS

    In complying with federal, state and local environmental protection laws, CTS has modified certain manufacturing processes and expects to continue to make additional modifications. Such modifications that have been performed have not materially affected the capital expenditures, earnings or competitive position of CTS.

    Certain processes in the manufacture of the Company's current and past products create hazardous waste by-products as currently defined by federal and state laws and regulations. The Company has been notified by the U.S. Environmental Protection Agency, state environmental agencies and, in some cases, generator groups, that it is or may be a Potentially Responsible Party
(PRP) regarding hazardous waste remediation at several non-CTS sites. The factual circumstances of each site are different; the Company has determined that its role as a PRP with respect to these sites, even in the aggregate, will not have a material adverse effect on the Company's business or financial condition, based on the following: 1) the Company's status as a DE MINIMIS party; 2) the large number of other PRPs identified; 3) the identification and participation of many larger PRPs who are financially viable;
4) defenses concerning the nature and limited quantities of materials sent by the Company to certain of the sites; and 5) the Company's experience to-date in relation to the determination of its allocable share. In addition to these non-CTS sites, the Company has an ongoing practice of providing reserves for probable remediation activities at certain of its manufacturing locations and for claims and proceedings against the Company with respect to other environmental matters. In the opinion of management, based upon presently available information, either adequate provision for probable costs has been made, or the ultimate costs resulting will not materially affect the consolidated financial position or results of operations of the Company.

    There are claims against the Company with respect to environmental matters which the Company contests. In the opinion of management, based upon presently available information, either adequate provision for potential costs has been made, or the costs which ultimately might result will not materially affect the consolidated financial position or results of operations of the Company.

                                   EMPLOYEES

    CTS employed an average of 3,815 persons during 1996. About 39% of these persons were employed outside the United States at the end of 1996. Approximately 390 employees in the United States were covered by collective bargaining agreements as of December 31, 1996. One of the two collective bargaining agreements covering these employees will expire in 1999. The other agreement will expire in 2000.

ITEM 2. PROPERTIES

    CTS operations or facilities are at the following locations. The owned properties are not subject to material liens or encumbrances.

LOCATION                                                                                             EXPIRES
-----------------------------------------------------------------------                         ------------------
Elkhart, IN............................................................     521,813  Owned              --
Berne, IN..............................................................     248,726  Owned              --
Singapore..............................................................     158,926  Owned*             --
Kaohsiung, Taiwan......................................................     132,887  Owned*             --
Streetsville, Ontario, Canada..........................................     111,740  Owned              --
West Lafayette, IN.....................................................     105,983  Owned              --
Sandwich, IL...........................................................      94,173  Owned              --
Brownsville, TX........................................................      84,679  Owned              --
Bentonville, AR........................................................      72,000  Owned              --
Glasgow, Scotland......................................................      75,000  Owned              --
New Hope, MN (Science Center Dr.)......................................      55,000  Leased       December 1998
Bangkok, Thailand......................................................      53,000  Owned              --
Matamoros, Mexico......................................................      50,590  Owned*             --
Baldwin, WI............................................................      39,050  Owned              --
Cokato, MN.............................................................      36,000  Owned              --
Burlington, WI.........................................................       5,000  Leased         April 1997
                                                                         ----------
TOTAL..................................................................   1,844,567

------------------------

*   Buildings are located on land leased under renewable leases.

    The Company is currently seeking to sell some, or all, of the Brownsville, Texas, manufacturing building. A portion of the Brownsville facility is currently under a leasing arrangement which expires in 1999. The annual rental income is approximately $60,000. Also, a portion of the New Hope, Minnesota, facility is currently under a sublease arrangement, which expires in 1998. The annual rental income is approximately $90,000.

    In 1994, the Company entered into a three-year lease of the Bangkok, Thailand, property. In early 1997, this lease was extended to March 31, 1999. The annual rental amount is approximately U.S. $355,000.

    During 1995, a lease for an initial term of two years with a two-year renewal option was finalized with an international semiconductor manufacturer for one floor of the Singapore facility. The annual rental amount is approximately U.S. $800,000.

    The Company regularly assesses the adequacy of its manufacturing facilities for manufacturing capacity, available labor and location to the markets and major customers for the Company's products. CTS also reviews the operating costs of its facilities and may from time to time relocate facilities or certain manufacturing activities in order to achieve operating cost reductions and improved asset utilization and cash flow.

ITEM 3. LEGAL PROCEEDINGS

    Contested claims involving various matters, including environmental claims brought by government agencies, are being litigated by CTS, both in legal and administrative forums. In the opinion of management, based upon currently available information, adequate provision for potential costs has been made, or the costs which might ultimately result from such litigation or administrative proceedings will not materially affect the consolidated financial position of the Company or the results of operations.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    During the fourth quarter of 1996, no issue was submitted to a vote of CTS shareholders.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER
  MATTERS

    The principal market for CTS common stock is the New York Stock Exchange. Information relative to the high and low trading prices for CTS Common Stock for each quarter of the past two years and the frequency and amount of dividends declared during the previous two years can be located in "Shareholder Information," page 2, of the CTS Corporation 1996 Annual Report, incorporated herein by reference. On March 7, 1997, there were approximately 977 holders of record of CTS common stock.

    The Company intends to continue a policy of considering dividends on a quarterly basis. The declaration of a dividend and the amount of any such dividend is subject to earnings, anticipated working capital, capital expenditure and other investment requirements, the financial condition of CTS and such other factors as the Board of Directors deems relevant.

ITEM 6. SELECTED FINANCIAL DATA

    A summary of selected financial data for CTS, for each of the previous five fiscal years, is contained in the "Five-Year Summary," page 3, of the CTS Corporation 1996 Annual Report, incorporated herein by reference.

    Certain divestitures and closures of businesses and certain accounting changes affect the comparability of information contained in the "Five-Year Summary."

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Information about liquidity, capital resources and results of operations, for the three previous fiscal years, is contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations (1994-1996)," pages 20-23, of the CTS Corporation 1996 Annual Report, incorporated herein by reference.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    Consolidated financial statements, meeting the requirements of Regulation S-X, and the Report of Independent Accountants, are contained in pages 4-19 of the CTS Corporation 1996 Annual Report, incorporated herein by reference. Quarterly per share financial data is provided in "Shareholder Information," under the subheadings, "Quarterly Results of Operations" and "Per Share Data," on page 2 of the CTS Corporation 1996 Annual Report, and is incorporated herein by reference.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    There were no disagreements.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

                                                                                                      YEAR FIRST
  DIRECTORS                                                                                        ELECTED DIRECTOR
-------------------------------------------------------------------------------------------------  -----------------

GERALD H. FRIELING, JR.                                                                                     1982

  Vice Chairman of the Board of Tokheim Corporation (a manufacturer of petroleum dispensing equipment, systems and control devices); President of Frieling and Associates (a consulting firm); Chairman of the Audit Committee and Member of the Executive and Compensation
    Committees of CTS Corporation. During the past five years, Mr. Frieling, age 66, served as
    Chairman of the Board and Chief Executive Officer of Tokheim Corporation, and in his present capacity at Frieling and Associates.

ANDREW LOZYNIAK                                                                                             1987

  Chairman of the Board and President of Dynamics Corporation of America (a manufacturer of electrical appliances and electronic devices, fabricated metal products and equipment, and power and controlled environmental systems); Chairman of the Compensation Committee and
    Member of the Executive and Audit Committees of CTS Corporation. During the past five years,
    Mr. Lozyniak, age 65, has served in his present capacities at Dynamics Corporation of
    America. Mr. Lozyniak serves as a director of Dynamics Corporation of America and Physicians
    Health Services, Inc.

JOSEPH P. WALKER                                                                                            1987

  Chairman of the Board, President and Chief Executive Officer of CTS Corporation; Chairman of
    the Executive Committee of CTS Corporation. During the past five years, Mr. Walker, age 58, has served in his present capacities at CTS. Mr. Walker is a director of NBD Bank, N.A.

LAWRENCE J. CIANCIA                                                                                         1990

  Vice President, Growth and Development, of Uponor U.S., Inc. (a supplier of PVC pipe products, specialty chemicals and PVC compounds); Member of the Audit and Compensation Committees of
    CTS Corporation. During the past five years, Mr. Ciancia, age 54, has served as President,
    Chief Executive Officer and Chief Operating Officer of Uponor ETI Company, formerly Concorde
    Industries, Inc.

PATRICK J. DORME                                                                                            1993

  Vice President and Chief Financial Officer of Dynamics Corporation of America (a manufacturer of electrical appliances and electronic devices, fabricated metal products and equipment, and power and controlled environmental systems); Member of the Audit and Compensation Committees of CTS Corporation. During the past five years, Mr. Dorme, age 61, has served in his present capacities at Dynamics Corporation of America. Mr. Dorme serves as a director of Dynamics
    Corporation of America.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and Executive Officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Executive Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

    To the Corporation's knowledge, based solely on its review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its Executive Officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS

    The individuals listed were elected as executive officers of CTS at the annual meeting of the Board of Directors on April 26, 1996, and are expected to serve as executive officers until the next annual meeting of the Board of Directors, scheduled on April 25, 1997, at which time the election of officers will be considered again by the Board of Directors.

NAME                                                       AGE                      POSITION AND OFFICES
-----------------------------------------------------      ---      -----------------------------------------------------

Joseph P. Walker.....................................          58   Director, Chairman, President and Chief Executive
                                                                      Officer

Philip T. Christ.....................................          65   Group Vice President

Stanley J. Aris......................................          56   Vice President Finance and Chief Financial Officer

Jeannine M. Davis....................................          48   Vice President, Secretary and General Counsel

James L. Cummins.....................................          41   Vice President Human Resources

James N. Hufford.....................................          57   Vice President Research, Development and Engineering

Donald R. Schroeder..................................          48   Vice President Sales and Marketing

George T. Newhart....................................          54   Corporate Controller

Gary N. Hoipkemier...................................          42   Treasurer

    Joseph P. Walker has served as Chairman of the Board, President and Chief Executive Officer of CTS since 1988. Mr. Walker is a Director of NBD Bank, N.A.

    Philip T. Christ has served as Group Vice President since 1990.

    Stanley J. Aris has served as Vice President Finance and Chief Financial Officer since 1992. Prior to joining CTS, Mr. Aris worked for two years as a business consultant.

    Jeannine M. Davis has served as Vice President, Secretary and General Counsel since 1988.

    James L. Cummins was elected Vice President Human Resources on February 25, 1994. Prior to this appointment, he served as Director, Human Resources, CTS Corporation from 1991-1994.

    James N. Hufford was elected Vice President Research, Development and Engineering on February 17, 1995. During the four years prior to this appointment, Mr. Hufford served as Manager and then Director of Corporate Research, Development and Engineering for the Corporation.

    Donald R. Schroeder was elected Vice President Sales and Marketing on February 17, 1995. During the six years prior to this appointment, Mr. Schroeder served as Business Development Manager for innovative and new technology for the CTS Microelectronics business unit in West Lafayette, Indiana.

    George T. Newhart has served as Corporate Controller since 1989.

    Gary N. Hoipkemier has served as Treasurer since 1989.

ITEM 11. EXECUTIVE COMPENSATION

    EXECUTIVE COMPENSATION

    The following table sets forth annual and long-term compensation information for each of the last three fiscal years of the Chief Executive Officer and the four highest compensated Executive Officers whose salary and bonus for fiscal year 1996 exceeded $100,000. Information which is not required to be disclosed in the table is identified by the letters "N/R."

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                        ------------------------
                                                            ANNUAL COMPENSATION         RESTRICTED   SECURITIES
                                                     ---------------------------------     STOCK     UNDERLYING       ALL OTHER
                                                      SALARY    BONUS(1)    OTHER(2)    AWARD(S)(3)    OPTIONS     COMPENSATION(4)
NAME AND PRINCIPAL POSITION                 YEAR        ($)        ($)         ($)          ($)          ($)             ($)
----------------------------------------  ---------  ---------  ---------  -----------  -----------  -----------  -----------------

Joseph P. Walker(5,6)...................       1996    342,167    205,300         N/R            0            0           6,007
Chairman of the Board, President and           1995    327,411    196,400         N/R            0       10,000          11,270
Chief Executive Officer                        1994    311,878    147,200         N/R      231,250            0           8,496

Philip T. Christ(6).....................       1996    203,903    122,400         N/R            0            0          11,363
Group Vice President                           1995    178,775    107,300         N/R      231,000        8,000           7,677
                                               1994    168,301     90,200         N/R            0        5,000           7,326

Stanley J. Aris(6)......................       1996    174,309    104,600         N/R            0            0           3,375
Vice President Finance and Chief               1995    168,078    100,800         N/R       37,375        8,500           5,994
Financial Officer                              1994    160,105     75,600         N/R       57,813        3,000           4,991

Donald R. Schroeder(6)..................       1996    126,692     76,000         N/R            0            0           4,464
Vice President, Sales and Marketing            1995    119,481     71,700         N/R            0        5,500          39,428
                                               1994        N/R        N/R         N/R          N/R          N/R             N/R

James N. Hufford(6).....................       1996    122,464     73,500         N/R            0            0           3,978
Vice President Research Development and        1995    115,126     69,100         N/R       37,375        5,750           4,520
Engineering                                    1994        N/R        N/R         N/R          N/R          N/R             N/R

------------------------

(1) Includes bonuses paid pursuant to the CTS Corporation Management Incentive Plan, as described in the Report of the Compensation Committee below.

(2) he value of other personal benefits received from the Corporation by the named Executive Officers is below the reporting threshold for perquisites.

(3) At the end of fiscal year 1996, Joseph P. Walker held 6,000 restricted shares, issued pursuant to the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan, on which the transfer restrictions had not lapsed, the market value of which at December 31, 1996 was $256,500. At the time that such restrictions lapse, a cash bonus is paid in an amount equal to the market value of the shares on the date the restriction lapses. For Joseph P. Walker, the cash payments made pursuant to the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan for the three identified years were:
    1996-- $75,000; 1995 -$62,000; and 1994--$49,250.

   At the end of fiscal year 1996, Philip T. Christ held 6,000 restricted shares, issued pursuant to the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan, on which the transfer restrictions had not lapsed, the market value of which on December 31, 1996 was $256,500. For Philip T. Christ, the cash payments made pursuant to the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan for the three identified years were:
    1996--$69,375; 1995--$24,200; and 1994--$19,150.

   At the end of fiscal year 1996, Stanley J. Aris held 2,300 restricted shares, issued pursuant to the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan, on which the transfer restrictions had not lapsed, the market value of which on December 31, 1996 was $98,325. For Stanley J. Aris, the cash payments made pursuant to the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan for the three identified years were: 1996--$26,925; 1995--$15,500; and 1994--$0.

   At the end of fiscal year 1996, Donald R. Schroeder held 600 restricted shares, issued pursuant to the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan, on which the transfer restrictions had not lapsed, the market value of which on December 31, 1996 was $25,650. For Donald R. Schroeder, the cash payments made pursuant to the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan for the three identified years were:
    1996--$8,175; 1995--$7,425 and 1994--N/R.

   At the end of fiscal year 1996, James N. Hufford held 800 restricted shares, issued pursuant to the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan, on which the transfer restrictions had not lapsed, the market value of which on December 31, 1996 was $34,200. For James N. Hufford, the cash payments made pursuant to the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan for the three identified years were: 1996--$8,175; 1995--$0 and 1994--N/R.

   The restrictions on 20% of the shares awarded under this Plan lapse at the end of each of the five years following acquisition of the shares. Regular dividends are paid to holders of restricted stock awarded under this Plan. This Plan includes a change of control provision which provides that, upon a change of control of the Corporation, as defined in the Plan, all restrictions on shares awarded under the Plan will lapse and cash bonuses will be paid relative to those shares.

(4) Includes (i) the Corporation's matching contributions to the CTS Corporation Retirement Savings Plan on behalf of the named Executive Officers as follows: for Joseph P. Walker, 1996 - $3,375; 1995-- $3,465; and
    1994--$3,465; for Philip T. Christ, 1996--$3,375; 1995--$3,465; and
    1994--$3,465; for Stanley J. Aris, 1996--$3,375; 1995--$3,465; and 1994
    -$3,465; for Donald R. Schroeder, 1996-- $3,375; 1995--$2,592; and
    1994--N/R; and for James N. Hufford, 1996--$3,375; 1995 -$3,135; and
    1994--N/R; and (ii) the premiums paid by the Corporation on the term life insurance policies with face values greater than $50,000 provided to each of the named Executive Officers as follows: for Joseph P. Walker, 1996--$0; 1995 -$5,310; and 1994--$5,031; for Philip T. Christ, 1996--$7,988;
    1995--$4,212; and 1994--$3,861; for Stanley J. Aris, 1996 -$0; 1995--$2,529;
    and 1994--$1,526; for Donald R. Schroeder, 1996--$1,089; 1995--$929; and
    1994--N/R; and for James N. Hufford, 1996-- $603; 1995--$1,386; and
    1994--N/R.

   For Joseph P. Walker, also includes the imputed income value of the term life insurance portion of the coverage under a "split dollar" life insurance policy as follows: for 1996 -$2,632; for 1995--$2,495; and for 1994--$0.

   For Donald R. Schroeder, also includes for 1995 employee relocation expenses paid by the Corporation.

(5) Joseph P. Walker has executed an employment agreement with the Corporation, which provides that for a period of three years, beginning June 24, 1994, Mr. Walker will be employed by the Corporation as Chairman of the Board, President and Chief Executive Officer, at an initial annual salary of $319,725. Termination of Mr. Walker's employment agreement by the Corporation, for reasons other than cause as defined in the agreement, entitles Mr. Walker to receive his then current annual salary for the number of months remaining under his agreement, the same to be paid in equal monthly payments.

(6) The Corporation has entered into Indemnification Agreements with each of the named Executive Officers and all other Executive Officers of the Corporation which provide that the Corporation agrees to indemnify the officer, to the fullest extent allowed by the bylaws of the Corporation and the Indiana Business Corporation Law, in the event that he/she was or is made a party or threatened to be made a party to any action, suit or proceeding by reason of the fact that he/she is an officer of the Corporation. The indemnification agreements provide indemnification for acts occurring prior to the execution of the agreements.

STOCK OPTIONS

    No options for CTS Corporation Common Stock were awarded to the named Executive Officers in 1996.

                            OPTION EXERCISES IN 1996
                     AND FISCAL YEAR END 1996 OPTION VALUES

                                                                                 NUMBER OF SECURITIES        VALUE OF
                                                                                      UNDERLYING            UNEXERCISED
                                                                                      UNEXERCISED          IN-THE-MONEY
                                                                                   OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                                    SHARES                             YEAR-END              YEAR-END
                                                   ACQUIRED           VALUE          EXERCISABLE/          EXERCISABLE/
NAME                                             ON EXERCISES       REALIZED         UNEXERCISABLE         UNEXERCISABLE
---------------------------------------------  -----------------  -------------  ---------------------  -------------------

Joseph P. Walker.............................            -0-              -0-          2,500/7,500       $  13,438/$40,313

Philip T. Christ.............................            -0-              -0-          6,100/8,900       $  92,988/$87,263

Stanley J. Aris..............................            -0-              -0-          5,300/8,200       $  76,063/$70,875

Donald R. Schroeder..........................            -0-              -0-          2,000/4,500       $  18,325/$29,238

James N. Hufford.............................            -0-              -0-          2,100/4,650       $  18,863/$30,044

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors, comprised of Lawrence
J. Ciancia, Patrick J. Dorme, Gerald H. Frieling, Jr., and Andrew Lozyniak, submits this report of Executive Compensation to the Corporation's shareholders.

COMPENSATION PRINCIPLES AND PHILOSOPHY

    The Compensation Committee of the Board of Directors has implemented executive compensation policies and programs designed to achieve the following objectives:

    Attract and retain key executives and managers

    Align the financial interests of key executives and managers with those of the shareholders of the Corporation

    Reward individual performance

    Reward Corporate performance

    These objectives are achieved through a combination of annual and longer term compensation arrangements including base salary, annual cash incentive compensation, and long-term incentive compensation through stock options and restricted stock awards, in addition to medical, pension and other benefits available to employees in general.

    The four principal components of the Executive Officer Compensation package at CTS Corporation are: base salary, the CTS Corporation Management Incentive Plan, the CTS Corporation Stock Option Plans and the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan.

BASE SALARY

    The base salary of the Executive Officers of CTS Corporation is determined in the same manner as the salaries of all exempt salaried employees of the Corporation. A job classification system is utilized to determine appropriate salary ranges for each Executive Officer position, based on qualifications, job responsibilities and market factors. The goal of CTS Corporation's job classification system is that Executive Officers, and employees in general, are paid a salary which is commensurate with their qualifications, duties and responsibilities and which is competitive in the market place. The Corporation retained Towers Perrin to assess the current salaries and job classifications of the Executive Officers compared with market data for similar positions at similar companies and to provide periodic updates upon request.

    The report from Towers Perrin indicated that the salaries of the Corporation's Executive Officers are generally below competitive median salaries. When the financial performance of the Corporation permits, salary adjustments above the Corporation's salary budget for all exempt salaried employees are considered for those in the lower portion of their salary range, if individual performance warrants such consideration.

    During each of the past three years, the named Executive Officers have been granted salary increases in the same range established for all exempt salaried employees of the Corporation, except that on occasion, certain officer salaries were increased at higher rates in response to competitive salary information provided by Towers Perrin.

CTS CORPORATION MANAGEMENT INCENTIVE PLAN

    All Executive Officers of the Corporation are participants in the CTS Corporation Management Incentive Plan, which provides cash compensation incentives, based on the financial performance of the Corporation. For 1996, financial performance was measured on the basis of achieving target levels of return on assets (ROA). When Plan financial objectives are met at the 100% level, each of the named Executive Officers is eligible for a bonus in an amount equal to 40% of his/her base salary for the subject year. Maximum incentive payments under this Plan range from 10% to 60% of the annual salary of the Plan participants.

    For 1996, the Corporation achieved 150% of its ROA target under the 1996 CTS Corporation Management Incentive Plan. Accordingly, the named Executive Officers received formula bonuses under the Plan equal to 60% of their base salaries.

    For 1995, the Corporation achieved 150% of its ROA target under the 1995 CTS Corporation Management Incentive Plan. Accordingly, the named Executive Officers received formula bonuses under the Plan equal to 60% of their base salaries.

    This Plan also authorizes the Compensation Committee to grant discretionary bonuses when the Committee deems it appropriate to do so. No significant discretionary bonuses have been paid to the named Executive Officers during any of the three years for which compensation is disclosed.

CTS CORPORATION 1996 STOCK OPTION PLAN

    The Compensation Committee administers the CTS Corporation 1996 Stock Option Plan and predecessor stock option plans and determines to whom options will be granted, the dates of such option grants, the number of shares subject to option, the option price, option periods and option terms. No options were granted to Executive Officers of the Corporation during 1996 under these Plans.

CTS CORPORATION 1988 RESTRICTED STOCK AND CASH BONUS PLAN

    The CTS Corporation 1988 Restricted Stock and Cash Bonus Plan was adopted by the shareholders in 1989 for the purpose of providing incentives to selected key employees who contribute or are expected to contribute materially to the success of the Corporation, and to closely align the financial interests of these key employees with those of the Corporation's shareholders. The participants are selected and their level of participation determined by the Compensation Committee.

    Shares acquired by participants pursuant to the Plan are subject to restriction that, during the period of five years after the date of acquisition, the participant may not sell, transfer or otherwise dispose of such shares as to which the restrictions shall not have lapsed. The restrictions lapse as to 20% of the shares acquired pursuant to the Plan at the end of each year following the acquisition of the shares. When the restrictions lapse, a cash bonus is paid to the participant equal to the fair market value of such shares as of the date of such lapse. In no event may the cash bonuses payable to any participant be greater than twice the fair market value of such shares on the date they were originally acquired.

    Dividends are paid to participants in this Plan on all shares awarded to them under the Plan. The Plan also provides for appropriate adjustment to the number of shares awarded in the event of a stock dividend, stock split, recapitalization, merger, combination or exchange of shares for other securities.

    No awards under the Plan were made to the named Executive Officers in 1996. The number of shares previously awarded to the named Executive Officers, their market value, vesting schedules, and bonuses paid relative thereto, are set forth in the Summary Compensation Table above and the footnotes thereto.

DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 per person the amount that the Corporation may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The levels of compensation paid to the Corporation's Executive Officers do not exceed this limit. The Compensation Committee currently intends for all compensation paid to its Executive Officers to be tax deductible to the Company pursuant to Section 162(m).

                                          Respectfully Submitted,

                                          CTS CORPORATION COMPENSATION
                                            COMMITTEE

                                          Lawrence J. Ciancia, Patrick J. Dorme,
                                          Gerald H. Frieling, Jr. and Andrew
                                          Lozyniak

DIRECTOR COMPENSATION

    Each member of the Board of Directors, who is not an employee or an officer of the Corporation, is paid an annual retainer of $13,000 per year for service on the Board of Directors, a meeting fee of $1,000 for each meeting of the Board of Directors attended in person, and $500 for each meeting of the Board of Directors attended by telephone. In addition, each member of the Executive Committee and each member of the Compensation Committee is entitled to receive an annual retainer of $500, and each member of the Audit Committee is entitled to receive an annual retainer of $1,000, together with a meeting fee of $1,000 for attending each meeting of a committee of which he is a member, except that he is entitled to receive $500 per meeting for a second or subsequent meeting held on the same day and for any such meetings attended by telephone.

    On April 27, 1990 the Corporation adopted the CTS Corporation Stock Retirement Plan for Nonemployee Directors of the Corporation (the "Plan"). Under the Plan, separate accounts are opened by the Corporation in the names of nonemployee directors. On January 1 of each year, starting in 1991, a deferred stock account in the name of each nonemployee director is credited with 100 Common Stock Units if said director was a nonemployee director of the Corporation on the last day of the immediately preceding calendar year or ceased to be a director during such preceding calendar year by reason of his retirement, disability or death. In addition, on May 1, 1990, the Corporation credited to the deferred stock account of each such director 50 Common Stock Units for each complete calendar year of his service to the Corporation as a nonemployee director prior to May 1, 1990. Each deferred stock account will also be credited with Common Stock Units when credits equivalent to cash dividends on the shares in an account aggregate an amount equal to the value of a share of Common Stock on a dividend payment date. All deferred Common Stock Units in a director's account will be distributed in Common Stock as of the January 1st after the director leaves the Board of Directors. Until such time, the Corporation's obligation under the Plan is an unsecured promise to deliver shares of Common Stock. No Common Stock will be held in trust or as a segregated fund because of the adoption of the Plan. Four members of the Board of Directors are currently eligible to participate in the Plan. The Corporation expensed $17,100 in 1996 in respect of Common Stock Units credited to the accounts of the eligible directors as a group pursuant to the Plan.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table includes information with respect to all persons and groups known to the Corporation to be beneficial owners of more than five percent of the Common Stock of the Corporation on March 7, 1997. The number of shares and the percent of class held by each director and director-nominee is also stated. Additionally, the number of shares and the percent of class held by each executive officer of the Corporation included in the Summary Compensation Table set forth under the caption "Executive Compensation" below is included, together with the total number of shares and percent of class held by all directors and officers as a group.

                                                                          AMOUNT AND NATURE OF
                                                                        BENEFICIAL OWNERSHIP ON
BENEFICIAL OWNER                                                           MARCH 7, 1997 (1)               PERCENT OF CLASS
----------------------------------------------------------------------  ------------------------           ----------------

Dynamics Corporation of America.......................................         2,303,100(2)                     44.07
475 Steamboat Road
Greenwich, CT 06830

The Gabelli Group, Inc................................................         1,212,100(3)                     23.19
GAMCO Investors, Inc.,
and Gabelli Funds, Inc.
655 Third Avenue
New York, NY 10017

Gerald H. Frieling, Jr................................................           200,150(4)                      3.83

Lawrence J. Ciancia...................................................           199,650(4)                      3.82

Patrick J. Dorme......................................................           199,150(4, 10)                  3.81

Andrew Lozyniak.......................................................           199,150(4, 10)                  3.81

Joseph P. Walker......................................................            26,712(5)                    *

Philip T. Christ......................................................            19,285(6)                    *

Stanley J. Aris.......................................................            11,114(7)                    *

Donald R. Schroeder...................................................            10,341(8)                    *

James N. Hufford......................................................             4,515(9)                    *

13 Directors and Officers as a group..................................           295,316(4, 11)                  5.65

------------------------

*   Less than 1%.

(1) Information with respect to beneficial ownership is based upon information furnished by each shareholder or contained in filings made with the Securities and Exchange Commission. Except where otherwise indicated, the shareholders listed in the table have sole voting and investment authority with respect to the shares owned by them.

(2) Includes 1,020,000 shares for which voting authority was not granted by a vote of the independent shareholders of the Corporation at the 1987 Annual Meeting of Shareholders, pursuant to the Control Share Acquisition Chapter of the Indiana Business Corporation Law.

(3) Includes 215,500 shares held by Gabelli Funds, Inc., and 996,600 shares held by GAMCO Investors, Inc., which were reported on a joint Schedule 13D filed March 6, 1996, the most recent filing by such Reporting Persons. According to the Schedule 13D, each of the Reporting Persons and Covered Persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the Securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that GAMCO Investors, Inc. does not have authority to vote 173,000 of the reported shares, and except that Gabelli Funds, Inc. has sole dispositive and voting power with respect to the 215,500 reported shares held by the Funds, so long as the aggregate voting interest of all joint filers does not exceed 25% of the issuer's total voting interest and, in that event, the respective Proxy Voting Committee of each fund (other than The Gabelli Growth Fund) will vote the shares held by that Fund; except that, at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations; and that the power of Mr. Gabelli and Gabelli Funds, Inc. is indirect with respect to securities beneficially owned directly by other Reporting Persons.

(4) 199,150 of the shares shown as owned beneficially by each of Mr. Ciancia, Mr. Dorme, Mr. Frieling, Mr. Lozyniak and 13 directors and officers as a group are the same shares, which shares are held by The Northern Trust Company as Trustee of the CTS Corporation Employee Benefit Plans Master Trust (the "Trust"). The Compensation Committee of the Board of Directors has voting and investment authority over said shares. The present members of the Compensation Committee are Lawrence J. Ciancia, Patrick J. Dorme, Gerald
    H. Frieling, Jr., and Andrew Lozyniak, who were appointed by the Board of Directors of CTS Corporation.

(5) Includes 4,012 shares attributed to Joseph P. Walker's account in the CTS Corporation Retirement Savings Plan, as shown as of December 31, 1996, the most recent annual report of the Plan. The number of shares attributed to Mr. Walker's account may not reflect shares that have accrued to his account since the filing of the Plan's last annual report. Also includes 2,500 shares subject to options exercisable on March 7, 1997, or which become exercisable within 60 days thereafter.

(6) Includes 1,685 shares attributed to Philip T. Christ's account in the CTS Corporation Retirement Savings Plan, as shown as of December 31, 1996, the most recent annual report of the Plan. The number of shares attributed to Mr. Christ's account may not reflect shares that have accrued to his account since the filing of the Plan's last annual report. Also includes 6,600 shares subject to options exercisable on March 7, 1997, or which become exercisable within 60 days thereafter.

(7) Includes 314 shares attributed to Stanley J. Aris' account in the CTS Corporation Retirement Savings Plan, as shown as of December 31, 1996, the most recent annual report of the Plan. The number of shares attributed to Mr. Aris' account may not reflect shares that have accrued to his account since the filing of the Plan's last annual report. Also includes 5,800 shares subject to options exercisable on March 7, 1997, or which become exercisable within 60 days thereafter.

(8) Includes 6,341 shares attributed to Donald R. Schroeder's account in the CTS Corporation Retirement Savings Plan, as shown as of December 31, 1996, the most recent annual report of the Plan. The number of shares attributed to Mr. Schroeder's account may not reflect shares that have accrued to his account since the filing of the Plan's last annual report. Also includes 2,000 shares subject to options exercisable on March 7, 1997, or which become exercisable within 60 days thereafter.

(9) Includes 1,015 shares attributed to James N. Hufford's account in the CTS Corporation Retirement Savings Plan, as shown as of December 31, 1996, the most recent annual report of the Plan. The number of shares attributed to Mr. Hufford's account may not reflect shares that have accrued to his account since the filing of the Plan's last annual report. Also includes 2,100 shares subject to options exercisable on March 7, 1997, or which become exercisable within 60 days thereafter. Also includes 400 shares held in a trust for his spouse, of which he disclaims beneficial ownership.

(10) Messrs. Dorme and Lozyniak are directors of Dynamics Corporation of
    America.

(11) Includes 29,400 shares subject to options exercisable on March 7, 1997, or which become exercisable within 60 days thereafter.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Dynamics Corporation of America (DCA) owned 2,303,100 (44.1%) of the Company's outstanding common stock as of December 31, 1996. CTS purchased products from DCA totaling $157,000 in 1996, $143,000 in 1995 and $233,000 in
1994, principally consisting of certain component parts used by CTS in the manufacture of frequency control devices. CTS had no sales to DCA in 1996, and minimal sales in 1995 and 1994.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K
  (a)(1) AND (2) LIST OF FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

    The following consolidated financial statements of CTS Corporation and subsidiaries included in the annual report of the registrant to its shareholders for the year ended December 31, 1996, are incorporated by reference in Item 8:

       Consolidated balance sheets--December 31, 1996, and December 31, 1995

       Consolidated statements of earnings--Years ended December 31, 1996, December 31, 1995, and December 31, 1994

       Consolidated statements of shareholders' equity--Years ended December 31, 1996, December 31, 1995, and December 31, 1994

       Consolidated statements of cash flows--Years ended December 31, 1996, December 31, 1995, and December 31, 1994

       Notes to Consolidated Financial Statements

    The following consolidated financial statement schedules of CTS Corporation and subsidiaries, are included in item 14(d):

       Schedule II--Valuation and qualifying accounts

       All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are inapplicable, not required or the information is included in the consolidated financial statements or notes thereto.

(a)(3) EXHIBITS

    (3)(a) Articles of Incorporation, as amended April 16, 1973, previously filed as exhibit (3)(a) to the Company's Form 10-K for 1987, and incorporated herein by reference.

    (3)(b) Bylaws, as amended and effective June 25, 1992, filed herewith.

   (10)(a) Employment agreement dated June 24, 1994, between CTS and Joseph P. Walker, filed herewith.

   (10)(b) Prototype indemnification agreement, with Lawrence J. Ciancia, Patrick J. Dorme,
          Gerald H. Frieling, Jr., Andrew Lozyniak, Joseph P. Walker, Philip T. Christ,
          Jeannine M. Davis, George T. Newhart and Gary N. Hoipkemier, filed as exhibit
          (10)(b) to the Company's Form 10-K for 1991, and incorporated herein by reference.

   (10)(c) CTS Corporation 1982 Stock Option Plan, as amended February 24, 1989, previously filed as exhibit to the Company's Form 10-K for 1989, and incorporated herein by reference.

   (10)(d) CTS Corporation 1986 Stock Option Plan, approved by the shareholders at the reconvened annual meeting on May 30, 1986. The CTS Corporation 1986 Stock Option
          Plan is contained in Exhibit 4 to Registration Statement No. 33-27749, effective
          March 23, 1989, and is incorporated herein by reference.

   (10)(e) CTS Corporation 1988 Restricted Stock and Cash Bonus Plan, as adopted by the CTS
          Board of Directors on December 16, 1988, and approved by shareholders at the
          1989 annual meeting of shareholders on April 28, 1989. The CTS Corporation 1988
          Restricted Stock and Cash Bonus Plan is contained in Appendix A, pages 11-15, of the 1989 Proxy Statement for the annual meeting of shareholders held April 28,
          1989, under the caption "CTS Corporation 1988 Restricted Stock and Cash Bonus
          Plan," previously filed with the Securities and Exchange Commission, and is incorporated herein by reference.

   (10)(f) CTS Corporation 1996 Stock Option Plan, approved by the shareholders at the annual meeting on April 26, 1996. The CTS Corporation 1996 Stock Option Plan is
          contained in Exhibit 4 to Registration Statement No. 333-5730, effective October
          3, 1996, and is incorporated herein by reference.

   (10)(g) Prototype indemnification agreement, with Stanley J. Aris, James L. Cummins,
          James N. Hufford and Donald R. Schroeder, filed herewith.

      (13) CTS Corporation 1996 Annual Report, filed herewith.

      (21) Subsidiaries of CTS Corporation, filed herewith.

      (23) Consent of Price Waterhouse to incorporation by reference of this Annual Report on Form 10-K for the fiscal year 1996 to Registration Statement 33-27749 on Form
          S-8 and Registration Statement 333-5730, filed herewith.

INDEMNIFICATION UNDERTAKING

    For the purposes of complying with the amendments to the rules governing Form S-8 (effective July 13, 1990) under the Securities Act of 1933, the undersigned registrant hereby undertakes as follows, which undertaking shall be incorporated by reference into registrant's Registration Statements on Form S-8 Nos. 33-27749 (filed March 23, 1989)and 333-5730 (filed October 3, 1996):

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 13, 1997          By:  /s/ STANLEY J. ARIS
                                     -----------------------------------------
                                     Stanley J. Aris,
                                     Vice President Finance
                                     and Chief Financial Officer

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: August 13, 1997                      By:        /s/ LAWRENCE J. CIANCIA
                                                       -------------------------------------------
                                                       Lawrence J. Ciancia,
                                                       Director

Dated: August 13, 1997                      By:        /s/ PATRICK J. DORME
                                                       -------------------------------------------
                                                       Patrick J. Dorme
                                                       Director

Dated: August 13, 1997                      By:        /s/ GERALD H. FRIELING, JR.
                                                       -------------------------------------------
                                                       Gerald H. Frieling, Jr.,
                                                       Director

Dated: August 13, 1997                      By:        /s/ ANDREW LOZYNIAK
                                                       -------------------------------------------
                                                       Andrew Lozyniak,
                                                       Director

Dated: August 13, 1997                      By:        /s/ JOSEPH P. WALKER
                                                       -------------------------------------------
                                                       Joseph P. Walker,
                                                       Director

Dated: August 13, 1997                      By:        /s/ GEORGE T. NEWHART
                                                       -------------------------------------------
                                                       George T. Newhart,
                                                       Corporate Controller and principal
                                                       accounting officer

Dated: August 13, 1997                      By:        /s/ JEANNINE M. DAVIS
                                                       -------------------------------------------
                                                       Jeannine M. Davis,
                                                       Vice President, Secretary and General
                                                       Counsel

PRICE WATERHOUSE LLP

REPORT OF INDEPENDENT ACCOUNTANTS

ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors

of CTS Corporation

Our audits of the consolidated financial statements referred to in our report dated January 27, 1997, appearing on page 19 of the CTS Corporation 1996 Annual Report (incorporated by reference in this Annual Report on Form 10-K/A) also included an audit of the Financial Statement Schedule listed in item 14(a) of this Form 10-K/A. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PRICE WATERHOUSE LLP

Chicago, Illinois

January 27, 1997

                                CTS CORPORATION

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                           (IN THOUSANDS OF DOLLARS)

                                                                        ADDITIONS
                                                              ------------------------------
                                               BALANCE AT      CHARGED TO      CHARGED TO
                                              BEGINNING OF      COSTS AND         OTHER                         BALANCE AT END
CLASSIFICATION                                   PERIOD         EXPENSES        ACCOUNTS       DEDUCTIONS(1)       OF PERIOD
-------------------------------------------  ---------------  -------------  ---------------  ---------------  -----------------
Year ended December 31, 1996:
  Allowance for doubtful receivables.......     $     774       $     239       $       0        $     391         $     622
Year ended December 31, 1995: Allowance for
  doubtful receivables.....................     $     869       $       1       $       0        $      96         $     774
Year ended December 31, 1994: Allowance for
  doubtful receivables.....................     $     709       $     277       $       0        $     117         $     869

------------------------

(1) Uncollectible accounts written off.

                                 EXHIBIT INDEX

 (3)(a)    Articles of Incorporation, as amended April 16, 1973, previously filed as exhibit
           (3)(a) to the Company's Form 10-K for 1987, and incorporated herein by reference.

 (3)(b)    Bylaws, as amended and effective June 25, 1992, filed herewith.

(10)(a)    Employment agreement dated June 24, 1994, between CTS and Joseph P. Walker, filed herewith.

(10)(b)    Prototype indemnification agreement, with Lawrence J. Ciancia, Patrick J. Dorme,
           Gerald H. Frieling, Jr., Andrew Lozyniak, Joseph P. Walker, Philip T. Christ,
           Jeannine M. Davis, George T. Newhart and Gary N. Hoipkemier, filed as exhibit
           (10)(b) to the Company's Form 10-K for 1991, and incorporated herein by reference.

(10)(c)    CTS Corporation 1982 Stock Option Plan, as amended February 24, 1989, previously filed as exhibit (10)(d) to the Company's Form 10-K for 1989, and incorporated herein by reference.

(10)(d)    CTS Corporation 1986 Stock Option Plan, approved by the shareholders at the reconvened annual meeting on May 30, 1986. The CTS Corporation 1986 Stock Option
           Plan is contained in Exhibit 4 to Registration Statement No. 33-27749, effective
           March 23, 1989, and is incorporated herein by reference.

(10)(e)    CTS Corporation 1988 Restricted Stock and Cash Bonus Plan, as adopted by the CTS
           Board of Directors on December 16, 1988, and approved by shareholders at the 1989 annual meeting of shareholders on April 28, 1989. The CTS Corporation 1988
           Restricted Stock and Cash Bonus Plan is contained in Appendix A, pages 11-15, of the 1989 Proxy Statement for the annual meeting of shareholders held April 28,
           1989, under the caption "CTS Corporation 1988 Restricted Stock and Cash Bonus
           Plan," previously filed with the Securities and Exchange Commission, and is incorporated herein by reference.

(10)(f)    CTS Corporation 1996 Stock Option Plan, approved by the shareholders at the annual meeting on April 26, 1996. The CTS Corporation 1996 Stock Option Plan is contained in Exhibit 4 to Registration Statement No. 333-5730, effective October 3, 1996, and is incorporated herein by reference.

(10)(g)    Prototype indemnification agreement, with Stanley J. Aris, James L. Cummins, James
           N. Hufford and Donald R. Schroeder, filed herewith.

(13)       CTS Corporation 1996 Annual Report, filed herewith.

(21)       Subsidiaries of CTS Corporation, filed herewith.

(23)       Consent of Price Waterhouse to incorporation by reference of this Annual Report on
           Form 10-K for the fiscal year 1996 to Registration Statement 33-27749 on Form S-8 and Registration Statement 333-5730.

                                                                      EXHIBIT 13

                                CTS CORPORATION
                               1996 ANNUAL REPORT
                              FINANCIAL HIGHLIGHTS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                      FINANCIAL HIGHLIGHTS
                                                                                 (IN THOUSANDS EXCEPT PER SHARE
                                                                                             DATA)
                                                                               ----------------------------------
FOR THE YEAR                                                                      1996        1995        1994
-----------------------------------------------------------------------------  ----------  ----------  ----------
Net sales....................................................................    $321,297    $300,157    $268,707
Net earnings.................................................................      21,170      17,164      13,967
Average common and common equivalent shares outstanding......................       5,259       5,201       5,170
Per share data:
  Net earnings...............................................................       $4.03       $3.30       $2.70
  Dividends declared.........................................................         .69         .60         .45
Capital expenditures.........................................................      17,210      11,181      13,401
At Year-End
Working capital..............................................................     $86,810     $75,151     $65,875
Notes payable................................................................                   6,685       7,436
Long-term obligations (including current maturities).........................      13,647      15,925      15,899
Shareholders' equity.........................................................     166,232     146,253     131,855
Equity per outstanding share.................................................       31.82       28.03       25.46

                                CTS CORPORATION
                            SHAREHOLDER INFORMATION

                (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)

                        QUARTERLY RESULTS OF OPERATIONS
                                  (UNAUDITED)

                                                                         NET        GROSS     OPERATING      NET
                                                                        SALES     EARNINGS    EARNINGS    EARNINGS
                                                                      ----------  ---------  -----------  ---------
1996
1st quarter.........................................................  $   80,186  $  19,799   $   6,587   $   4,414
2nd quarter.........................................................      83,820     21,874       8,218       5,340
3rd quarter.........................................................      76,457     20,726       7,847       5,060
4th quarter.........................................................      80,834     25,097      10,768       6,356
                                                                      ----------  ---------  -----------  ---------
                                                                      $  321,297  $  87,496   $  33,420   $  21,170

1995
1st quarter.........................................................  $   75,978  $  17,273   $   4,877   $   3,256
2nd quarter.........................................................      76,413     19,148       7,023       4,642
3rd quarter.........................................................      73,890     18,345       6,416       4,218
4th quarter.........................................................      73,876     20,038       9,172       5,048
                                                                      ----------  ---------  -----------  ---------
                                                                      $  300,157  $  74,804   $  27,488   $  17,164

                                 PER SHARE DATA
                                  (UNAUDITED)

                                                                                                 DIVIDENDS       NET
                                                                           HIGH(A)    LOW(A)     DECLARED     EARNINGS
                                                                          ---------  ---------  -----------  -----------
1996
1st quarter.............................................................  $   38.63  $   36.00   $     .15    $     .83
2nd quarter.............................................................      47.00      37.38         .18         1.03
3rd quarter.............................................................      47.00      40.50         .18          .96
4th quarter.............................................................      43.00      38.13         .18         1.21
                                                                                                 $     .69    $    4.03
1995
1st quarter.............................................................  $   32.00  $   27.38   $     .15    $     .63
2nd quarter.............................................................      33.50      29.25         .15          .89
3rd quarter.............................................................      34.50      29.94         .15          .81
4th quarter.............................................................      37.75      29.63         .15          .97
                                                                          ---------  ---------       -----        -----
                                                                                                 $     .60    $    3.30

------------------------

(a) The market price range of CTS Corporation common stock on the New York Stock Exchange for each of the quarters during the last two years.

                                CTS CORPORATION
                               FIVE-YEAR SUMMARY

                (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)

                                                     % OF                    % OF                    % OF
                                         1996        SALES       1995        SALES       1994        SALES       1993
                                       ---------     -----     ---------     -----     ---------     -----     ---------
Summary of Operations
Net Sales............................  $ 321,297       100.0   $ 300,157       100.0   $ 268,707       100.0   $ 236,979
  Cost of goods sold.................    233,801        72.8     225,353        75.1     205,640        76.5     183,927
  Selling general and administrative
    expenses.........................     43,333        13.5      39,312        13.1      36,175        13.5      36,323
  Research and development
    expenses.........................     10,743         3.3       8,004         2.7       6,208         2.3       5,708
  (Gain) on sale of property and
    other related provisions.........
  Operating earnings.................     33,420        10.4      27,488         9.1      20,684         7.7      11,021
Other Income (expenses)-net..........        182         0.1         196         0.1         803         0.3        (761)
  Earnings before income taxes and
    cumulative effect of changes in
    accounting principles............     33,602        10.5      27,684         9.2      21,487         8.0      10,260
Income taxes.........................     12,432         3.9      10,520         3.5       7,520         2.8       3,690
  Net earnings--before accounting
    changes..........................     21,170         6.6      17,164         5.7      13,967         5.2       6,570
Cumulative effect on prior years of
  accounting changes (a).............                                                                             (4,614)
    Net earnings.....................     21,170         6.6      17,164         5.7      13,967         5.2       1,956
Retained earnings-beginning of
  year...............................    126,546                 112,506                 100,868                 100,973
Dividends declared...................     (3,604)                 (3,124)                 (2,329)                 (2,061)
Retained earnings-end of year........  $ 144,112               $ 126,546               $ 112,506               $ 100,868
Average common and common equivalent
  of shares outstanding..............  5,259,284               5,200,818               5,170,406               5,152,556
Net earnings per share:
  Before accounting changes..........  $    4.03               $    3.30               $    2.70               $    1.27
  Cumulative effect on prior years of
    accounting changes(a)............                                                                              (0.89)
  Net earnings.......................  $    4.03               $    3.30               $    2.70               $    0.38
Cash dividends per share.............  $    0.69               $    0.60               $    0.45               $    0.40
Capital expenditures.................     17,210                  11,181                  13,401                  11,696
Depreciation and amortization........     12,491                  11,683                  11,236                  12,143
Financial Position at Year-End
Current assets.......................  $ 138,201               $ 126,113               $ 110,667               $  97,266
Current liabilities..................     51,391                  50,962                  44,792                  49,888
Current ratio........................   2.7 to 1                2.5 to 1                2.5 to 1                1.9 to 1
Working capital......................  $  86,810               $  75,151               $  65,875               $  47,378
Inventories..........................     38,761                  38,885                  41,456                  36,059
Property, plant and equipment-net....     56,103                  50,696                  50,777                  47,842
Total assets.........................    249,372                 227,127                 206,826                 185,064
Short-term notes payable.............                              6,685                   7,436                  12,822
Long-term obligations................     11,220                  13,714                  15,595                   4,995
Shareholders' equity.................    166,232                 146,253                 131,855                 119,203
Common shares outstanding............  5,224,956               5,217,329               5,178,604               5,153,424
Equity (book value) per share........  $   31.82               $   28.03               $   25.46               $   23.13
Other data
Stock price range (dollars per share   $  47.00-               $  37.75-               $  31.00-               $  22.38-
  to the nearest 1/8)................  $   36.00               $   27.38               $   19.50               $   17.00
Average number of employees..........      3,815                   4,007                   4,056                   3,975
Number of shareholders at year-end...        986                   1,062                   1,136                   1,198

                                          % OF                    % OF
                                          SALES       1992        SALES
                                          -----     ---------     -----
Summary of Operations
Net Sales............................       100.0   $ 277,391       100.0
  Cost of goods sold.................        77.6     180,198        79.2
  Selling general and administrative
    expenses.........................        15.3      37,855        16.6
  Research and development
    expenses.........................         2.4       6,092         2.7
  (Gain) on sale of property and
    other related provisions.........                    (852)       (0.3)
  Operating earnings.................         4.7       4,098         1.8
Other Income (expenses)-net..........        (0.4)       (277)       (0.1)
  Earnings before income taxes and
    cumulative effect of changes in
    accounting principles............         4.3       3,821         1.7
Income taxes.........................         1.6       1,920         0.9
  Net earnings--before accounting
    changes..........................         2.7       1,901         0.8
Cumulative effect on prior years of
  accounting changes (a).............        (1.9)
    Net earnings.....................         0.8       1,901         0.8
Retained earnings-beginning of
  year...............................                 102,482
Dividends declared...................                  (3,410)
Retained earnings-end of year........               $ 100,973
Average common and common equivalent
  of shares outstanding..............               5,141,936
Net earnings per share:
  Before accounting changes..........               $    0.37
  Cumulative effect on prior years of
    accounting changes(a)............
  Net earnings.......................               $    0.37
Cash dividends per share.............               $  0.6625
Capital expenditures.................                   8,831
Depreciation and amortization........                  11,665
Financial Position at Year-End
Current assets.......................               $  87,376
Current liabilities..................                  37,262
Current ratio........................                2.3 to 1
Working capital......................               $  50,114
Inventories..........................                  37,222
Property, plant and equipment-net....                  48,529
Total assets.........................                 170,773
Short-term notes payable.............                   5,827
Long-term obligations................                  10,826
Shareholders' equity.................                 119,372
Common shares outstanding............               5,150,824
Equity (book value) per share........               $   23.18
Other data
Stock price range (dollars per share                $  24.50-
  to the nearest 1/8)................               $   17.13
Average number of employees..........                   4,335
Number of shareholders at year-end...                   1,278

------------------------

(a) The Company adopted FASB 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and FASB 109, "Accounting for Income Taxes," as of January 1, 1993.

                                CTS CORPORATION

                      CONSOLIDATED STATEMENTS OF EARNINGS

               (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)

                                                                                         YEAR ENDED
                                                                          ----------------------------------------
                                                                          DECEMBER 31   DECEMBER 31   DECEMBER 31
                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
Net Sales...............................................................   $  321,297    $  300,157    $  268,707
Costs and expenses:
  Cost of goods sold....................................................      233,801       225,353       205,640
  Selling, general and administrative expenses..........................       43,333        39,312        36,175
  Research and development expenses.....................................       10,743         8,004         6,208
      Operating earnings................................................       33,420        27,488        20,684
Other (expenses) income
  Interest expense......................................................       (1,449)       (1,790)         (714)
  Interest income.......................................................        1,881         1,421           657
  Other.................................................................         (250)          565           860
      Total other income (expenses).....................................          182           196           803
      Earnings before income taxes......................................       33,602        27,684        21,487
Income taxes--Note F....................................................       12,432        10,520         7,520
      Net earnings......................................................   $   21,170    $   17,164    $   13,967
      Net earnings per share............................................   $     4.03    $     3.30    $     2.70

   The accompanying notes are an integral part of the consolidated financial statements.

                                CTS CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                           (IN THOUSANDS OF DOLLARS)

                                                                    CUMULATIVE
                                              COMMON     RETAINED   TRANSLATION     DEFERRED       TREASURY
                                               STOCK     EARNINGS   ADJUSTMENT    COMPENSATION      STOCK       TOTAL
                                             ---------  ----------  -----------  ---------------  ----------  ----------
Balances at December 31, 1993..............  $  34,222  $  100,868   $  (1,049)     $     (92)    $  (14,746) $  119,203
Net earnings...............................                 13,967                                                13,967
Cash dividends of $.45 per share...........                 (2,329)                                               (2,329)
Nonemployee Directors' stock retirement
  plan.....................................         (4)                                     3             12          11
Cumulative translation adjustment..........                                695                                       695
Issued 15,500 shares on restricted stock
  and cash bonus...........................         51                                   (358)           307
Issued 8,650 shares on exercise of stock
  options..................................        (72)                                                  248         176
Stock compensation.........................          1                                                    12          13
Deferred compensation recognized...........                                               119                        119
                                             ---------  ----------  -----------         -----     ----------  ----------
Balances at December 31, 1994..............     34,198     112,506        (354)          (328)       (14,167)    131,855
Net earnings...............................                 17,164                                                17,164
Cash dividends of $.60 per share...........                 (3,124)                                               (3,124)
Nonemployee Directors' stock retirement
  plan.....................................                                                15                         15
Cumulative translation adjustment..........                               (291)                                     (291)
Issued 18,500 shares on restricted stock
  and cash bonus...........................         76                                   (632)           556
Issued 17,325 shares on exercise of stock
  options..................................       (163)                                                  522         359
Acquired compensation......................          7                                                    (7)
Stock compensation.........................          3                                                    93          96
Deferred compensation recognized...........         17                                    162                        179
                                             ---------  ----------  -----------         -----     ----------  ----------
Balances at December 31, 1995..............     34,138     126,546        (645)          (783)       (13,003)    146,253
Net earnings...............................                 21,170                                                21,170
Cash dividends of $.69 per share...........                 (3,604)                                               (3,604)
Nonemployee Directors' stock retirement
  plan.....................................                                                17                         17
Cumulative translation adjustment..........                              2,018                                     2,018
Issued 1,500 shares on restricted stock and
  cash bonus...............................         23                                    (70)            47
Issued 6,300 shares on exercise of stock
  options..................................        (51)                                                  197         146
Acquired 73 shares traded on
  options--net.............................          3                                                    (3)
Stock compensation.........................         27                                                   100         127
Deferred compensation recognized...........                                               236                        236
Acquired 3,200 shares for treasury stock...                                                             (131)       (131)
                                             ---------  ----------  -----------         -----     ----------  ----------
Balances at December 31, 1996..............  $  34,140  $  144,112   $   1,373      $    (600)    $  (12,793) $  166,232
                                             ---------  ----------  -----------         -----     ----------  ----------
                                             ---------  ----------  -----------         -----     ----------  ----------

   The accompanying notes are an integral part of the consolidated financial statements

                                CTS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                           (IN THOUSANDS OF DOLLARS)

                                                                                        DECEMBER 31   DECEMBER 31
                                                                                            1996          1995
                                                                                        ------------  ------------
ASSETS
Current Assets
  Cash and equivalents................................................................   $   44,957    $   37,271
  Accountants receivable, less allowances (1996--$622; 1995--$774)....................       43,984        41,737
  Inventories
    Finished goods....................................................................        8,504         7,445
    Work-in-process...................................................................       17,138        14,789
    Raw materials.....................................................................       13,119        16,651
                                                                                        ------------  ------------
      Total inventories...............................................................       38,761        38,885
  Other current assets................................................................        3,787         2,544
  Deferred income taxes--Note F.......................................................        6,712         5,676
                                                                                        ------------  ------------
      Total current assets............................................................      138,201       126,113
Property, Plant and Equipment
  Buildings and land..................................................................       42,800        42,547
  Machinery and equipment.............................................................      146,589       139,594
                                                                                        ------------  ------------
      Total property, plant and equipment.............................................      189,389       182,141
  Less accumulated depreciation.......................................................      133,286       131,445
                                                                                        ------------  ------------
      Net property, plant and equipment...............................................       56,103        50,696
Other Assets
  Goodwill, less accumulated amortization (1996--$8,361; 1995--$7,687)................        4,039         4,603
  Prepaid pension expense--Note E.....................................................       50,152        44,739
  Other...............................................................................          877           976
                                                                                        ------------  ------------
      Total other assets..............................................................       55,068        50,318
                                                                                        ------------  ------------
Total Assets..........................................................................   $  249,372    $  227,127
                                                                                        ------------  ------------
                                                                                        ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Notes payable--Note B...............................................................                 $    6,685
  Current maturities of long-term obligations--Note C.................................   $    2,427         2,211
  Accounts payable....................................................................       17,146        15,605
  Accrued salaries, wages and vacation................................................        6,836         6,695
  Accrued taxes other than income.....................................................        2,070         1,740
  Income taxes payable................................................................        5,946         3,991
  Other accrued liabilities--Note H...................................................       16,966        14,035
                                                                                        ------------  ------------
      Total current liabilities.......................................................       51,391        50,962
Long-term Obligations--Note C.........................................................       11,220        13,714
Deferred Income Taxes--Note F.........................................................       16,146        11,909
Postretirement Benefits--Note E.......................................................        4,383         4,289
Contingencies--Note H
Shareholders' Equity
  Common stock-authorized 8,000,000 shares without par value; issued 5,807,031........       33,540        33,355
  Retained earnings...................................................................      144,112       126,546
  Cumulative translation adjustment...................................................        1,373          (645)
                                                                                        ------------  ------------
                                                                                            179,025       159,256
    Less cost of common stock held in treasury (1996--582,075 shares; 1995--589,702
     shares)..........................................................................       12,793        13,003
                                                                                        ------------  ------------
      Total shareholders' equity......................................................      166,232       146,253
                                                                                        ------------  ------------
Total Liabilities and Shareholders' Equity............................................   $  249,372    $  227,127
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                                CTS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (IN THOUSANDS OF DOLLARS)

                                                                                         YEAR ENDED
                                                                          ----------------------------------------
                                                                          DECEMBER 31   DECEMBER 31   DECEMBER 31
                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
Cash flows from operating activities:
  Net earnings..........................................................   $   21,170    $   17,164    $   13,967
  Adjustment to reconcile net earnings to net cash provided by operating activities:
  Depreciation and amortization.........................................       12,491        11,683        11,236
  Deferred income taxes.................................................        3,201         3,239         2,519
  Other.................................................................         (160)          (52)         (421)
  Charges in assets and liabilities:
    Accounts receivable.................................................       (2,247)       (6,708)       (4,402)
    Inventories.........................................................          124         2,571        (3,297)
    Prepaid pension asset...............................................       (5,413)       (5,331)       (6,563)
    Accounts payable and accrued liabilities............................        4,943         4,280           (38)
    Income taxes payable................................................        1,955         1,703           882
    Other...............................................................         (961)       (1,688)       (1,328)
                                                                          ------------  ------------  ------------
    Total adjustments...................................................       13,933         9,697        (1,412)
                                                                          ------------  ------------  ------------
      Net cash provided by operating activities.........................       35,103        26,861        12,555
Cash flows from financing activities:
    Proceeds from sale of property, plant and equipment.................          822           236           411
    Capital expenditures................................................      (17,210)      (11,181)      (10,000)
    Payment for purchase of business acquisitions.......................                                   (5,501)
                                                                          ------------  ------------  ------------
      Net cash used in investing activities.............................      (16,388)      (10,945)      (15,090)
Cash flows from financing activities:
    Proceeds from issuance of long-term obligations.....................                                   15,000
    Payments of long-term obligations...................................       (2,208)         (286)       (4,479)
    Decrease in notes payable...........................................       (6,685)         (751)       (6,050)
    Proceeds from stock options exercised...............................          146           359           176
    Dividends paid......................................................       (3,446)       (3,118)       (2,067)
    Purchases of treasury stock.........................................         (131)
                                                                          ------------  ------------  ------------
      Net cash (used in) provided by financing activities...............      (12,324)       (3,796)        2,580
Effect of exchange rate changes on cash.................................        1,295           229         1,343
                                                                          ------------  ------------  ------------
Net increase in cash....................................................        7,686        12,349         1,388
Cash and equivalents at beginning of year...............................       37,271        24,922        23,534
                                                                          ------------  ------------  ------------
Cash and equivalents at end of year.....................................   $   44,957    $   37,271    $   24,922
                                                                          ------------  ------------  ------------
Supplemental cash flow information
    Cash paid during the year for:
      Interest..........................................................   $    1,467    $    1,791    $      658
      Income taxes--net.................................................        7,276         5,590         4,009

The accompanying notes are an integral part of the consolidated financial statements.

                                CTS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

    INVENTORIES Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first-out method.

    PROPERTY, PLANT AND EQUIPMENT Property, plant and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets principally on the straight-line method. Useful lives for buildings and improvements range from 10 to 45 years, and machinery and equipment from 3 to 8 years.

    GOODWILL The excess of cost over the fair value of net assets of businesses acquired is amortized on the straight-line method over the periods expected to be benefited.

    RETIREMENT PLANS The Company has various defined benefit and defined contribution retirement plans covering a majority of its employees. The Company's policy is to annually fund the defined benefit pension plans at or above the minimum required under the Employee Retirement Income Security Act of 1974 (ERISA).

    RESEARCH AND DEVELOPMENT Research and development costs consist of expenditures incurred during the course of planned search and investigation aimed at discovery of new knowledge which will be useful in developing new products or processes, or significantly enhancing existing products or production processes, and the implementation of such through design, testing of product alternatives or construction of prototypes. The Company expenses all research and development costs as incurred.

    INCOME TAXES The Company provides deferred income taxes for transactions reported in different periods for financial reporting and income tax return purposes pursuant to the requirements of Financial Accounting Standards Board
(FASB) Statement No. 109, "Accounting for Income Taxes." The underlying differences relate primarily to depreciation differences, pension income, postemployment benefits, certain nondeductible accruals and inventory reserves.

    TRANSLATION OF FOREIGN CURRENCIES The financial statements of all of the Company's non-U.S. subsidiaries, except the United Kingdom subsidiary, are remeasured into U.S. dollars using the U.S. dollar as the functional currency with all remeasurement adjustments included in the determination of net earnings. The assets and liabilities of the Company's United Kingdom subsidiary are translated into U.S. dollars principally at the current exchange rate at period end, with resulting translation adjustments made directly to the "Cumulative translation adjustment" component of shareholders' equity. Statements of earnings accounts are translated at the average rates during the period.

    FINANCIAL INSTRUMENTS The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables and payables, and obligations under notes payable and long-term debt. In accordance with the requirements of FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," the Company is providing the following fair value estimates and information regarding valuation methodologies. The carrying value for cash and cash equivalents, and trade receivables and payables approximates fair value based on the short-term maturities of these instruments. The carrying value for all long-term debt outstanding at December 31, 1996, and 1995 approximates fair value where fair value is based on market prices for the same or similar debt and maturities.

                                CTS CORPORATION

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The Company occasionally uses forward exchange currency contracts to minimize the impact of foreign currency fluctuations on the Company's costs and expenses. At December 31, 1996, the Company's forward foreign exchange currency contracts were not material. These contracts are accounted for as hedges and have minimal credit risk because the counterparties are well-established financial institutions.

    CASH EQUIVALENTS The Company considers all highly liquid investments with a maturity of three months or less from the purchase date to be cash equivalents.

    CONCENTRATION OF CREDIT RISK The Company sells its products to customers primarily in the automotive, computer equipment, communications equipment and instruments and controls industries, primarily in North America, Europe and the Pacific Rim. The Company performs ongoing credit evaluations of its customers to minimize credit risk. The Company generally does not require collateral.

    STOCK-BASED COMPENSATION FASB Statement No. 123, "Accounting for Stock-Based Compensation" encourages, but does not require, companies to record compensation cost for stock-based compensation at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and its related Interpretation. See Note D for the required pro forma net income and earnings per share disclosures required by FASB Statement No. 123.

    EARNINGS PER SHARE Earnings per common share are based on the weighted average number of common and common equivalent shares outstanding.

    USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B--SHORT-TERM BORROWINGS

    The Company has no outstanding short-term borrowings at December 31, 1996. At December 31, 1995, short-term borrowings consisted of demand notes payable to various banks, with an average interest rate of 6.6%. The Company has unsecured lines of credit arrangements which totaled $15,855,000 at December 31, 1996. These arrangements are generally subject to annual renewal and renegotiation, and may be withdrawn at the banks' option.

    Average daily short-term borrowings over the year, including borrowings denominated in non-U.S. currencies, during 1996, 1995 and 1994 were $2,308,000, $6,781,000 and $11,776,000, respectively. The weighted average interest rates, computed by relating interest expense to average daily short-term borrowings, were 6.1% in 1996, 6.5% in 1995 and 5.5% in 1994.

    The maximum amount of short-term borrowings at the end of any month during 1996, 1995 and 1994 was $8,055,000, $8,440,000 and $12,977,000, respectively.
The short-term borrowings outstanding at December 31, 1994, were $7,436,000.

                                CTS CORPORATION

NOTE C--LONG-TERM OBLIGATIONS

    Long-term obligations were comprised of the following:

                                                                                                    (IN THOUSANDS)
                                                                                           1996          1995
                                                                                         ---------  --------------
Long-term debt:
  Term loan at 8.4%, due in annual installments through 1999...........................  $  13,000    $   15,000
  Other................................................................................        647           608
                                                                                         ---------       -------
                                                                                            13,647        15,608
  Less current maturities..............................................................      2,427         2,211
                                                                                         ---------       -------
    Total long-term debt...............................................................     11,220        13,397
Other..................................................................................                      317
                                                                                         ---------       -------
    Total long-term obligations........................................................     11,220        13,714

    The Company has a $13,000,000 term loan with four banks, of which $2,000,000 expires in 1997, $2,000,000 expires in 1998 and $9,000,000 expires in 1999.

    The Company has unsecured revolving credit agreements totaling $45,000,000 with four banks, which expire in 2001. Interest rates on these borrowings fluctuate based upon market rates. The Company pays a commitment fee that varies based on performance under certain financial covenants applicable to the revolving credit agreements. Currently, that fee is .15 percent per annum. The credit agreements and term loan require, among other things, that the Company maintain certain tangible net worth, interest coverage requirements and a specified total liabilities to tangible net worth ratio.

    Annual maturities of long-term obligations during the three years subsequent to 1997 are as follows: 1998--$2,220,000; 1999--$9,000,000; 2000--$0.

NOTE D--STOCK PLANS

    At December 31, 1996, the Company has four stock-based compensation plans, which are described below. The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans while compensation expense has been recognized for its compensatory plans. Had compensation cost for the Company's two fixed stock-based compensation plans been determined based on the fair value based method, as defined in FASB Statement No. 123, the Company's net earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                                                 (IN THOUSANDS,
                                                                                                EXCEPT PER SHARE
                                                                                                    AMOUNTS)
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------

                                                                               As reported    $  21,170  $  17,164
Net earnings................................................................    Pro forma     $  20,936  $  17,141

                                                                               As reported    $    4.03  $    3.30
Net earnings per share......................................................    Pro forma     $    3.99  $    3.30

    The effects of applying FASB Statement No. 123 in the above pro forma disclosures are not indicative of future amounts as they do not include the effects of awards granted prior to 1995, some of which would have had income statement effects in 1995 and 1996 due to the five-year vesting period associated with the fixed stock option awards.

                                CTS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The Company's two fixed stock option plans, approved by the shareholders, provide for grants of incentive stock options or nonqualified stock options to officers and key employees. Under the 1986 Stock Option Plan which expired in 1995, the Company could grant options to its officers and key employees for up to 300,000 shares of common stock. Of the 300,000 shares, approximately 100,000 shares were granted. Under the 1996 Stock Option Plan, the Company may grant options to its officers and key employees for up to 200,000 shares of common stock.

    Under the 1996 Stock Option Plan, options are granted at the fair market value on the grant date and are exercisable generally in cumulative annual installments over a maximum ten-year period, commencing at least one year from the date of grant. Upon the exercise of stock options, payment may be made using cash, shares of the Company's common stock or any combination thereof. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1995: dividend yield of 1.63%; expected volatility of 19.93%, risk-free interest rate of 5.62%; and expected life of 4.3 years. There were no grants in 1996.

    A summary of the status of the Company's two fixed stock option plans as of December 31, 1996, 1995 and 1994, and changes during the years ending on those dates, is presented below:

                                                          1996                    1995                     1994
                                                 ----------------------  -----------------------  ----------------------
                                                             WEIGHTED-                WEIGHTED-               WEIGHTED-
                                                              AVERAGE                  AVERAGE                 AVERAGE
                                                  SHARES     EXERCISE      SHARES     EXERCISE     SHARES     EXERCISE
                                                   (000)       PRICE       (000)        PRICE       (000)       PRICE
                                                 ---------  -----------  ----------  -----------  ---------  -----------
Outstanding at beginning of year...............    152,925   $   31.82       86,000   $   23.15      44,650   $   20.13
Granted........................................                              94,050       36.89      57,000       24.75
Exercised......................................     (6,300)      23.56      (17,325)      21.05      (8,650)      20.44
Expired or canceled............................     (9,100)      33.47       (9,800)      23.39      (7,000)      20.30
                                                 ---------  -----------  ----------  -----------  ---------  -----------
Outstanding at end of year.....................    137,525   $   32.09      152,925   $   31.82      86,000   $   23.15
                                                 ---------  -----------  ----------  -----------  ---------  -----------
Options exercisable at year-end................     51,425                   19,225                  22,150
Weighted-average fair value of options granted
  during the year..............................                                       $    8.26

    The following table summarizes information about fixed stock options outstanding at December 31, 1996:

                            OPTIONS OUTSTANDING
                    ------------------------------------
                                      WEIGHTED-AVERAGE                                OPTIONS EXERCISABLE
                        NUMBER            REMAINING                          --------------------------------------
RANGE OF EXERCISE   OUTSTANDING AT    CONTRACTUAL LIFE    WEIGHTED-AVERAGE   NUMBER EXERCISABLE   WEIGHTED AVERAGE
      PRICES           12/31/96            (YEARS)         EXERCISE PRICE        AT 12/31/96       EXERCISE PRICE
------------------  ---------------  -------------------  -----------------  -------------------  -----------------
$19.125 - 24.750...       53,475               2.37           $   24.07              29,925           $   23.81
$31.250 - 37.375...       84,050               3.94           $   37.19              21,500           $   37.18

    Under the 1986 Stock Option Plan, options to purchase a total of 55,975 shares were outstanding as of December 31, 1996. At December 31, 1996, 30,625 of these shares were exercisable.

    During 1996, the shareholders of the Company approved the 1996 Stock Option Plan, under which a maximum of 200,000 shares of common stock were reserved for issuance to certain officers and key employees. Under the 1996 Stock Option Plan, options to purchase a total of 81,550 shares were outstanding as of December 31, 1996. At December 31, 1996, 20,800 of these shares were exercisable.

                                CTS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The Company has a discretionary Restricted Stock and Cash Bonus Plan (Plan) which reserves 400,000 shares of the Company's common stock for sale, at market price or below, or award to key employees. Shares sold or awarded are subject to restrictions against transfer and repurchase rights of the Company. In general, restrictions lapse at the rate of 20% per year beginning one year from the award or sale. In addition, the Plan provides for a cash bonus to the participant equal to the fair market value of the shares on the dates restrictions lapse, in the case of an award, or the excess of the fair market value over the original purchase price if the shares were purchased. The total bonus paid to any participant during the restricted period is limited to twice the fair market value of the shares on the date of award or sale.

    Under the Plan, during 1996, 1,500 shares were awarded leaving 343,900 shares available for award or sale at December 31, 1996. Under the Plan, in 1995 and 1994, 18,500 and 15,500 shares were awarded, respectively. In addition to the shares issued and the amortization of deferred compensation included in the Consolidated Statements of Shareholders' Equity, the Company accrued $408,000, $306,000, and $212,000 for additional compensation payable under the provisions of the Plan in 1996, 1995 and 1994, respectively.

    The Company has a Stock Retirement Plan for Nonemployee Directors. This retirement plan provides for a portion of the total compensation payable to Nonemployee Directors to be deferred and paid in Company stock. Under this plan, the amount of the actual dollar compensation was $17,100, $15,100 and $11,100 in 1996, 1995 and 1994, respectively.

NOTE E--EMPLOYEE RETIREMENT PLANS

DEFINED BENEFIT PLANS

    The Company has a number of noncontributory defined benefit pension plans (Plans) covering approximately 46% of its employees. Plans covering salaried employees provide pension benefits that are based on the employees' compensation prior to retirement. Plans covering hourly employees generally provide benefits of stated amounts for each year of service.

    Net pension income for the Plans in 1996, 1995 and 1994 includes the following components:

                                                                                          (IN THOUSANDS)
                                                                                ----------------------------------
                                                                                   1996        1995        1995
                                                                                ----------  ----------  ----------
Service cost-benefits earned during the year..................................  $    2,787  $    2,216  $    2,374
Interest cost on projected benefit obligation.................................       5,430       5,330       4,769
Actual (return) loss on plan assets...........................................     (20,982)    (23,252)      2,565
Net amortization and deferral.................................................       7,352      10,375     (16,271)
                                                                                ----------  ----------  ----------
Net pension income............................................................  $   (5,413) $   (5,331) $   (6,563)
                                                                                ----------  ----------  ----------

                                CTS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The following table details the funded status of the Plans at December 31, 1996, and December 31, 1995:

                                                                                              (IN THOUSANDS)
                                                                                        --------------------------
                                                                                             1996          1995
                                                                                        --------------  ----------
Actuarial present value of benefit obligations:
  Vested benefits.....................................................................   $     68,570   $   66,736
  Nonvested benefits..................................................................          2,598        2,960
                                                                                        --------------  ----------
  Accumulated benefit obligation......................................................   $     71,168   $   69,696
                                                                                        --------------  ----------
Plan assets at fair value.............................................................   $    151,841   $  134,595
Projected benefit obligation..........................................................         78,046       77,138
                                                                                        --------------  ----------
Plan assets in excess of the projected benefit obligation.............................         73,795       57,457
Unrecognized prior year service cost..................................................            397          154
Unrecognized net (gain) loss..........................................................        (15,146)      (1,935)
Unrecognized net asset................................................................         (8,894)     (10,937)
                                                                                        --------------  ----------
Prepaid pension expense...............................................................   $     50,152   $   44,739
                                                                                        --------------  ----------

    Assumptions used in determining net pension income and the funded status of U.S. defined benefit pension plans were as follows:

                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Discount rates (funded status)...................................................      7.75%      7.25%      8.25%
Rates of increase in compensation levels (salaried plan only)....................      5%-7%      5%-7%      5%-7%
Expected long-term rate of return on assets......................................      9.75%      9.00%      9.00%

    Net pension income is determined using assumptions as of the beginning of each year. Funded status is determined using assumptions as of the end of each year. Effective with the December 31, 1996, measurement date, the discount rate was increased to 7.75% to reflect current market conditions. This change had no impact on 1996 pension income, but will increase 1997 pension income by $562,000. Effective with the December 31, 1995, measurement date, the discount rate was reduced to 7.25% to reflect market conditions. This change had no impact on 1995 pension income, but reduced 1996 pension income by $310,000. Effective with the December 31, 1994, measurement date, the discount rate, expected long-term rate of return on assets and mortality assumptions were revised to reflect current market and demographic conditions. As a result of these changes, the December 31, 1994, projected benefit obligation decreased by $2.4 million. These changes had no effect on 1994 pension income, but reduced 1995 pension income by $1.2 million.

    The majority of U.S. defined benefit pension plan assets are invested in common stock, including approximately $8.5 million in CTS common stock. The balance is invested in corporate bonds, U.S. government backed mortgage securities and bonds, asset backed securities, a private equity fund, non-U.S. corporate bonds and convertible issues.

    Because the domestic plans are fully funded, the Company made no contributions during 1996, 1995 or 1994. Benefits paid by all Plans during 1996, 1995 and 1994 were $4,240,000, $4,085,000 and $4,175,000, respectively.

                                CTS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    Pension coverage for employees of certain non-U.S. subsidiaries is provided through separate plans. Contributions of $167,000, $237,000 and $172,000 were made to the non-U.S. Plans in 1996, 1995 and 1994, respectively.

DEFINED CONTRIBUTION PLANS

    The Company sponsors a 401(k) Plan and several other defined contribution plans which cover some of its non-U.S. employees and its domestic hourly employees not covered by a defined benefit pension plan. Contributions and costs are generally determined as a percentage of the covered employee's annual salary. Amounts expensed for the 401(k) Plan and the other plans totaled $2,382,000 in 1996, $2,294,000 in 1995 and $2,506,000 in 1994.

POSTRETIREMENT LIFE INSURANCE PLANS

    In addition to providing pension benefits, the Company provides certain life insurance programs for retired employees. Substantially all of the Company's domestic employees are eligible for life insurance benefits.

    Summary information on the Company's plans as of December 31, 1996, and December 31, 1995, is as follows:

                                                                                                  (IN THOUSANDS)
                                                                                               --------------------
                                                                                                 1996       1995
                                                                                               ---------  ---------
Accumulated postretirement benefit obligation:
  Active employees...........................................................................  $  (1,298) $  (1,282)
  Retirees and dependents....................................................................     (2,698)    (2,912)
                                                                                               ---------  ---------
                                                                                                  (3,996)    (4,194)
  Unrecognized net gain......................................................................       (574)      (345)
                                                                                               ---------  ---------
  Postretirement benefit obligation..........................................................  $  (4,570) $  (4,539)
                                                                                               ---------  ---------

    The components of net periodic postretirement benefit expense for 1996, 1995 and 1994 are as follows:

                                                                                                  (IN THOUSANDS)
                                                                                          -------------------------------
                                                                                            1996       1995       1994
                                                                                          ---------  ---------  ---------
Service cost-benefits earned during the year............................................  $      34  $      28  $      43
Interest cost on accumulated benefit obligation.........................................        295        330        511
Net amortization and deferral...........................................................                (1,008)
                                                                                          ---------  ---------  ---------
Net expense (income)....................................................................  $     329  $    (650) $     554
                                                                                          ---------  ---------  ---------

    The accumulated postretirement benefit obligation was determined using relevant actuarial assumptions and the terms of the Company's life insurance plans. For measurement purposes, a 7.75%, 7.25% and 8.25% annual discount rate was used to determine the remaining life obligation for 1996, 1995 and 1994, respectively.

    The Company funds life insurance benefits through term life insurance policies. The Company plans to continue funding premiums on a pay-as-you-go basis.

                                CTS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE F--INCOME TAXES

    The components of earnings before income taxes are as follows:

                                                                                           (IN THOUSANDS)
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Domestic.........................................................................  $  16,381  $  17,563  $  15,391
Non-U.S..........................................................................     17,221     10,121      6,096
                                                                                   ---------  ---------  ---------
    Total........................................................................  $  33,602  $  27,684  $  21,487
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The provision for income taxes consists of the following:

                                                                                            (IN THOUSANDS)
                                                                                    -------------------------------
                                                                                      1996       1995       1994
                                                                                    ---------  ---------  ---------
Current:
  Federal.........................................................................  $   3,105  $   1,935  $   1,998
  State...........................................................................      1,012        963        604
  Non-U.S.........................................................................      5,114      4,383      2,367
                                                                                    ---------  ---------  ---------
    Total current.................................................................      9,231      7,281      4,969
                                                                                    ---------  ---------  ---------
Deferred:
  Federal.........................................................................      2,761      2,534      1,268
  State...........................................................................        313        578        400
  Non-U.S.........................................................................        127        127        883
                                                                                    ---------  ---------  ---------
    Total deferred................................................................      3,201      3,239      2,551
                                                                                    ---------  ---------  ---------
    Total provision for income taxes..............................................  $  12,432  $  10,520  $   7,520
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

    Significant components of the Company's deferred tax liabilities and assets at December 31, 1996, and 1995, are:

                                                                                                  (IN THOUSANDS)
                                                                                               --------------------
                                                                                                 1996       1995
                                                                                               ---------  ---------
Depreciation.................................................................................  $   1,460  $   1,063
Pensions.....................................................................................     17,683     15,767
Other........................................................................................      3,185      2,282
                                                                                               ---------  ---------
Gross deferred tax liabilities...............................................................     22,328     19,112
                                                                                               ---------  ---------
Postemployment benefits......................................................................      1,622      1,611
Inventory reserves...........................................................................      2,721      2,613
Loss carryforwards...........................................................................      5,778      5,847
Credit carryforwards.........................................................................      4,355      5,537
Nondeductible accruals.......................................................................      4,365      3,200
Other........................................................................................        818        710
                                                                                               ---------  ---------
Gross deferred tax assets....................................................................     19,659     19,518
                                                                                               ---------  ---------
Net deferred tax (liabilities) assets........................................................     (2,669)       406
Deferred tax asset valuation allowance.......................................................     (6,765)    (6,639)
                                                                                               ---------  ---------
Total........................................................................................  $  (9,434) $  (6,233)
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                                CTS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    During 1996, the valuation allowance was increased as a result of an increase in unutilized net operating loss carryforwards in some taxing jurisdictions, and decreased by the utilization of net operating losses and scheduled tax credits in other jurisdictions. The net increase in the valuation allowance was $126,000.

    A reconciliation from the statutory federal income tax to the Company's effective income tax follows:

                                                                                            (IN THOUSANDS)
                                                                                    -------------------------------
                                                                                      1996       1995       1994
                                                                                    ---------  ---------  ---------
Taxes at the U.S. statutory rate..................................................  $  11,761  $   9,689  $   7,306
State income taxes, net of federal income tax benefit.............................        861      1,002        663
Non-U.S. income taxed at rates different than the U.S. statutory rate.............       (728)     1,159      1,639
Utilization of net operating loss carryforwards and benefit of scheduled tax
  credits.........................................................................       (279)    (2,024)    (2,544)
Foreign distributions, net of foreign tax credits.................................        297        372
Other.............................................................................        520        322        456
                                                                                    ---------  ---------  ---------
Provision for income taxes........................................................  $  12,432  $  10,520  $   7,520

    Undistributed earnings of certain non-U.S. subsidiaries amount to $52,892,000 at December 31, 1996. These earnings are intended to be permanently invested and, accordingly, no provision has been made for non-U.S. withholding taxes. In the event all undistributed earnings were remitted, approximately $4,795,000 of withholding tax would be imposed, which would be substantially offset by foreign tax credits.

    The Company has U.S. tax basis business tax credits and foreign tax credits of approximately $1,624,000 at December 31, 1996. The U.S. business credit carryforwards expire between the years 2001 and 2010. In addition, the Company has various non-U.S. tax basis net operating losses and business credit carryforwards of $20,937,000 and $70,000, respectively. The non-U.S. net operating losses have an unlimited carryforward period. The non-U.S. credit carryforwards expire in 1997. In addition, the Company has alternative minimum tax credit carryforwards of approximately $2,661,000, which have no expiration dates.

NOTE G--BUSINESS SEGMENT AND NON-U.S. OPERATIONS

    The Company's operations comprise one business segment, the manufacturing of electronic components. Electronic components include production and sale of automotive control devices, fiber-optic transceivers, flex cable assemblies, frequency control devices, hybrid microcircuits, industrial electronics, insulated metal circuits, interconnect products, loudspeakers, resistor networks, switches and variable resistors.

    CTS' 15 largest customers represented about 62%, 61% and 62% of net sales in 1996, 1995 and 1994, respectively. Sales to General Motors Corportation ("GM") represented more than 10% of CTS' net sales in each of the last three years (ranging from 15% to 18% of net sales over such period). The loss of, or reduction in, orders from GM could have a material adverse effect on CTS.

    The non-U.S. operations or facilities are located in Canada, Hong Kong, Japan, Mexico, Singapore, Taiwan, Thailand and the United Kingdom. Net sales to unaffiliated customers from the United Kingdom equaled 24%, 17% and 16% of the consolidated total for 1996, 1995 and 1994, respectively. Net sales to unaffiliated customers from Other non-U.S. operations in the aggregate equaled 16%, 19% and 18% of the consolidated total for each of the years 1996, 1995 and 1994, respectively.

    Net sales by geographic area include both sales to unaffiliated customers and transfers between geographic areas. Such transfers are accounted for primarily on the basis of a uniform intercompany pricing policy. Operating earnings are total net sales less operating expenses. In computing operating earnings, none of the following items have been added or deducted: general corporate expenses, interest income, interest expense, other income and expenses and income taxes. Identifiable assets by geographic area are those assets that are used in the Company's operations in each such area. The Corporate Office assets are principally cash and equivalents and the prepaid pension asset.

                                CTS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    Summarized financial information concerning the geographic areas of operation for 1996, 1995 and 1994 is shown in the following table. The caption "Eliminations" includes intercompany sales and other transactions which are eliminated or adjusted in arriving at consolidated data.

                                                                                         (IN THOUSANDS)
                                                                               ----------------------------------
GEOGRAPHIC AREA                                                                   1996        1995        1994
-----------------------------------------------------------------------------  ----------  ----------  ----------
Net Sales
  United States:
    Sales to unaffiliated customers..........................................  $  193,474  $  194,016  $  178,032
    Transfers to non-U.S. area...............................................       8,181       5,439       4,179
                                                                               ----------  ----------  ----------

  United Kingdom:                                                                 201,655     199,455     182,211
    Sales to unaffiliated customers..........................................      76,204      49,571      42,779
    Transfers to other areas.................................................         730         732         514
                                                                               ----------  ----------  ----------

  Other non-U.S.:                                                                  76,934      50,303      43,293
    Sales to unaffiliated customers..........................................      51,619      56,570      47,896
    Transfers to other areas.................................................       7,400       6,092       7,692
                                                                               ----------  ----------  ----------
                                                                                   59,019      62,662      55,588

  Eliminations...............................................................     (16,311)    (12,263)    (12,385)
                                                                               ----------  ----------  ----------

      Total net sales........................................................  $  321,297  $  300,157  $  268,707

Operating Earnings
  United States..............................................................  $   23,226  $   22,204  $   18,109
  United Kingdom.............................................................      10,192       6,483       4,569
  Other non-U.S..............................................................       9,141       6,345       3,708
                                                                               ----------  ----------  ----------
                                                                                   42,559      35,032      26,386
  Eliminations...............................................................         (72)        140           1
                                                                               ----------  ----------  ----------

                                                                                   42,487      35,172      26,387
  General corporate expenses.................................................       9,067       7,684       5,703
                                                                               ----------  ----------  ----------

  Operating earnings.........................................................      33,420      27,488      20,684
  Other income--net..........................................................         182         196         803
                                                                               ----------  ----------  ----------

    Earnings before income taxes.............................................  $   33,602  $   27,684  $   21,487
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Assets Apportioned by Area
  United States..............................................................  $   88,189  $   87,862  $   86,605
  United Kingdom.............................................................      36,037      24,718      23,419
  Other non-U.S..............................................................      47,689      49,848      43,272
                                                                               ----------  ----------  ----------
                                                                                  171,915     162,428     153,296
Eliminations.................................................................      (4,672)     (3,783)     (3,305)
                                                                               ----------  ----------  ----------
                                                                                  167,243     158,645     149,991
Corporate assets.............................................................      82,129      68,482      56,835
                                                                               ----------  ----------  ----------
      Total assets...........................................................  $  249,372  $  227,127  $  206,826
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                                CTS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    NOTE H -- CONTINGENCIES

    Certain processes in the manufacture of the Company's current and past products create hazardous waste by-products as currently defined by federal and state laws and regulations. The Company has been notified by the U.S. Environmental Protection Agency, state environmental agencies and, in some cases, generator groups, that it is or may be a Potentially Responsible Party
(PRP) regarding hazardous waste remediation at several non-CTS sites. The factual circumstances of each site are different; the Company has determined that its role as a PRP with respect to these sites, even in the aggregate, will not have a material adverse effect on the Company's business or financial condition, based on the following: 1) the Company's status as a DE MINIMIS party; 2) the large number of other PRPs identified; 3) the identification and participation of many larger PRPs who are financially viable; 4) defenses concerning the nature and limited quantities of materials sent by the Company to certain of the sites; and/or 5) the Company's experience to-date in relation to the determination of its allocable share. In addition to these non-CTS sites, the Company has an ongoing practice of providing reserves for probable remediation activities at certain of its manufacturing locations and for claims and proceedings against the Company with respect to other environmental matters. Accrued environmental costs as of December 31, 1996, totaled $4.8 million, compared with $4.5 million at December 31, 1995. In the opinion of management, based upon presently available information, either adequate provision for probable costs has been made, or the ultimate costs resulting will not materially affect the consolidated financial position or results of operations of the Company.

    Certain claims are pending against the Company with respect to matters arising out of the ordinary conduct of its business. In the opinion of management, based upon presently available information, either adequate provision for anticipated costs has been made by insurance, accruals or otherwise, or the ultimate anticipated costs resulting will not materially affect the Company's consolidated financial position or results of operations.

NOTE I--RELATED PARTY TRANSACTIONS

    Dynamics Corporation of America (DCA) owned 2,303,100 shares (44.1%) of the Company's outstanding common stock at December 31, 1996. Of these shares, 1,020,000 were not granted voting authority by CTS shareholders in 1987. In addition to stock ownership, as of December 31, 1996, two representatives of DCA serve on the Company's Board of Directors. The normal business transactions between the Company and DCA are insignificant.

                       REPORT OF INDEPENDENT ACCOUNTANTS

PRICE WATERHOUSE LLP
To the Shareholders and
Board of Directors of CTS Corporation

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, shareholders' equity and of cash flows present fairly, in all material respects, the financial position of CTS Corporation and its subsidiaries at December 31, 1996, and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/S/PRICE WATERHOUSE LLP

South Bend, Indiana

January 27, 1997

                                CTS CORPORATION
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS (1994--1996)

LIQUIDITY AND CAPITAL RESOURCES

    The table below highlights significant comparisons and ratios related to liquidity and capital resources of CTS Corporation (CTS or Company) for each of the last three years.

                                                                              (IN THOUSANDS)
                                                          -------------------------------------------------------
                                                          DECEMBER 31, 1996  DECEMBER 31, 1995  DECEMBER 31, 1994
                                                          -----------------  -----------------  -----------------
Net cash provided by (used in):
  Operating activities..................................     $    35,103        $    26,861        $    12,555
  Investing activities..................................         (16,388)           (10,945)           (15,090)
  Financing activities..................................         (12,324)            (3,796)             2,580

Cash and equivalents....................................     $    44,957        $    37,271        $    24,922
Accounts receivable, net................................          43,984             41,737             35,029
Inventories, net........................................          38,761             38,885             41,456
Current assets..........................................         138,201            126,113            110,667
Notes payable...........................................                              6,685              7,436
Accounts payable........................................          17,146             15,605             12,768
Accrued liabilities.....................................          31,818             26,461             24,284
Current liabilities.....................................          51,391             50,962             44,792
Working capital.........................................          86,810             75,151             65,875
Current ratio...........................................            2.69               2.47               2.47

Interest-bearing debt...................................     $    13,428        $    22,267        $    23,318
Net tangible worth......................................         162,193            141,650            126,634
Ratio of interest-bearing debt to net tangible worth....             .08                .16                .18

    During 1996, $35.1 million of positive cash flow was generated from operating activities. This amount, which exceeded 1995 by 31%, or $8.2 million, was primarily a result of the higher level of earnings and improved management of working capital, particularly accounts receivable.

    The 1995 cash flow from operating activities of $26.9 million improved by $14.3 million from 1994, primarily as a result of higher net earnings and reduction in inventories, partially offset by an increase in accounts receivable.

    During 1994, cash flow of $12.6 million was positive from operating activities, primarily as a result of the significant improvement in operating earnings when compared to 1993. However, offsetting the favorable impact of the higher earnings was the higher working capital requirements to support the increased sales levels, which reduced operating cash flow by $5.0 million from 1993.

    Cash expenditures for investing activities totaled $16.4 million in 1996, exceeding the prior year's amount by $5.4 million, or 50%. The major change in financing activities was cash payments of $8.9 million for short and long-term debt. As of year-end, the Company had no short-term debt.

    Spending of cash for investing activities in 1995 was $10.9 million and comparable to 1994 after the impact of the 1994 expenditures for the light emitting diode (LED)-based fiber-optic data link (ODL-Registered Trademark-) product line of $3.4 million. In terms of financing activities, the impact of the notes payable reduction during 1995 was $5.3 million from the increased cash flow.

    Investing requirements increased during 1994, primarily due to the $13.4 million of capital expenditures, including $3.4 million for the acquisition of ODL fixed assets. Additionally, financing activities increased during 1994 and were generated by the higher sales levels and the acquisition of the ODL product line for which $2.1 million of additional expenditures were made for inventory.

    A significant noncash component and a decreasing component of operating earnings during the 1994 to 1996 period was pension income of $5.4 million, $5.3 million and $6.6 million in 1996, 1995 and 1994, respectively. The 1996 pension income amount was approximately the same as 1995, but decreased from 1994 as a result of actuarial changes. As a result of the Company's overfunded pension position, no overall cash contributions are anticipated to be required in the immediate future to meet the Company's pension obligations.

    The major investment activity during the last three years has been capital expenditures, which totaled $17.2 million in 1996, $11.2 million in 1995 and $13.4 million in 1994. The major capital expenditures in 1996 were for new products and product line enhancements. Also during 1996, as in 1995, capacity increases were required in our automotive and European interconnect product lines. The Company expects to increase its capital expenditures in 1997 over 1996 levels. These capital expenditures will be primarily for new products and cost reduction programs, as well as selected manufacturing equipment capacity expansion.

    The most recent major long-term financing activity outside the CTS revolving credit agreements occurred during 1994, when the Company negotiated a five-year, $15.0 million long-term loan which expires in 1999. As of December 31, 1996, $13.0 million remains outstanding on this loan.

    Dividends paid were $3.4 million in 1996, $3.1 million in 1995 and $2.1 million in 1994. During 1996, as a result of continuing improved earnings performance and positive cash flow, the Company increased its quarterly dividend to $.18 per share, effective with the August payment. In December 1994, the Board of Directors, principally as a result of the Company's improving performance and cash position, increased the quarterly dividend to $.15 per share, effective with the February 1995 payment.

    At the end of each of the last three years, cash of various non-U.S. subsidiaries was invested in U.S.-denominated cash equivalents. Such cash is generally available to the parent Company and the Company's intention is not to repatriate non-U.S. earnings. If all non-U.S. earnings were repatriated, approximately $4.8 million of withholding taxes would accrue, but would be substantially offset by foreign tax credits.

    In 1996, CTS renegotiated its long-term revolving credit agreement and at the end of 1996, CTS had $45.0 million of borrowing capacity available under long-term revolving credit agreements with four banks. These revolving agreements, which expire in 2001, are the Company's primary credit vehicles and, together with cash from operations, should adequately fund the Company's anticipated cash needs.

RESULTS OF OPERATIONS

    The following table highlights significant information with regard to the Company's twelve months results of operations during the past three fiscal years.

                                                                                       (IN THOUSANDS)
                                                                          ----------------------------------------
                                                                          DECEMBER 31   DECEMBER 31   DECEMBER 31
                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
Net sales...............................................................   $  321,297    $  300,157    $  268,707
Gross earnings..........................................................       87,496        74,804        63,067
Gross earnings as a percent of sales....................................         27.2%         24.9%         23.5%
Selling, general and administrative expenses............................   $   43,333    $   39,312    $   36,175
Selling, general and administrative expenses as a percent of sales......         13.5%         13.1%         13.5%
Research and development expenses.......................................   $   10,743    $    8,004    $    6,208
Research and development expenses as a percent of sales.................          3.3%          2.7%          2.3%
Operating earnings......................................................   $   33,420    $   27,488    $   20,684
Operating earnings as a percent of sales................................         10.4%          9.1%          7.7%
Interest (income) expense, net..........................................   $     (432)   $      369    $       57
Earnings before income taxes............................................       33,602        27,684        21,487
Income taxes............................................................       12,432        10,520         7,520
Income tax rate.........................................................         37.0%         38.0%         35.0%

    Net sales for 1996 increased by $21.1 million, or 7.0% over 1995, principally due to the increased demand in the domestic and European automotive, computer equipment and communications equipment markets.

    The 1995 net sales increased $31.5 million, or 11.7% over 1994, primarily due to broad increases in demand for electronic component products into our automotive, computer equipment and communications equipment markets.

    From 1993 to 1994, total sales increased by 13.4%, primarily as a result of substantial increases in our automotive and European interconnect product lines.

    During the three-year period 1994-1996, the percentage of overall sales to the automotive market decreased from 38% to 34%. During this same period, our sales into the computer equipment market increased from 19% to 24%, as a percent of total sales. Sales into other markets have generally remained constant.

    The Company's 15 largest customers represented 62% of net sales in 1996, 61% in 1995 and 62% in 1994. One customer, a major manufacturer of automobiles, comprised 15% of net sales in 1996 as compared to 18% in 1995 and 1994.

    Because most of CTS' revenues are derived from the sale of custom products, the relative contribution to revenues of changes in unit volume cannot be meaningfully determined. The Company's products are usually priced with reference to expected or required profit margins, customer expectations and market competition. Pricing for most of the Company's electronic component products frequently decreases over time and also fluctuates in accordance with total industry utilization of manufacturing capacity.

    In 1996, 1995 and 1994, improvements in gross earnings were realized over each of the preceding years in absolute terms and as a percent of sales, principally due to higher sales volume, production efficiencies and higher absorption of fixed manufacturing overhead expenses.

    Selling, general and administrative expenses as a percent of sales have remained constant over the last three years, ranging from 13.1% to 13.5%. In 1996, as in previous years, the Company continued to control these expenses while increasing sales. Also during 1994, the Company successfully resolved approximately

$1 million of outstanding legal and customer claims, the provision for most of which had been established in 1993.

    During 1996, research and development expenses increased by $2.7 million, or 34% over 1995, as the Company continued investment efforts in new product development and product improvements, particularly in automotive, frequency control and hybrid microcircuit products. Research and development expenses increased by $1.8 million, or 29%, in 1995 over 1994, with much of the additional effort devoted to the "hall effect" non-contacting sensor development for our automotive products, as well as other new product development programs in the automotive and the resistor network product areas.

    The net of interest expense and interest income is reflective of the levels of debt during the 1994-1996 period. The lower amount of expense in 1994 relates to the timing of the $15.0 million loan secured in late 1994, while the 1996 income amount is a result of lower levels of short-term debt compared to 1995.

    During 1996 and 1995, the primary reasons for the substantial operating earnings improvement include the higher overall sales and related productivity in our automotive, resistor network and interconnect products, and the reduction of losses from our frequency control products. These improvements substantially offset losses from our defense and aerospace products, caused primarily by the declining market conditions. In 1994, the level of operating earnings was a result of the higher automotive and interconnect product sales, and improved performance within our resistor network and electromechanical products, which more than offset losses from our frequency control and hybrid microcircuit products during that year.

    The 1996 effective tax rate of 37% approximated the 1995 tax rate of 38%. The Company has net operating loss carryforwards of approximately $21 million in certain non-U.S. subsidiaries, and has established a 100% valuation reserve on these amounts based upon historical pretax losses.

    With respect to the recently issued FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and FASB Statement No. 123, "Accounting for Stock-Based Compensation," the Company has realized no impact on financial position or results of operations upon adoption in 1996.

    In terms of environmental issues, the Company has been notified by the U.S. Environmental Protection Agency, as well as state agencies and generator groups, that it is or may be a Potentially Responsible Party regarding hazardous waste remediation at non-CTS sites. Additionally, the Company provides reserves for probable remediation activities at certain of its manufacturing locations. These issues are discussed in Note H--Contingencies.

                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-27749 and No. 333-5730) of CTS Corporation of our report dated January 27, 1997, appearing on page 19 of the CTS Corporation 1996 Annual Report which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K/A.

PRICE WATERHOUSE LLP

Chicago, Illinois

August 13, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

                QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                  FOR THE QUARTERLY PERIOD ENDED JUNE 29, 1997

                            ------------------------

                                CTS CORPORATION

                            905 WEST BOULEVARD NORTH
                             ELKHART, INDIANA 46514
                                 (219)293-7511

           INDIANA                          1-4639                 35-0225010
   (State of Incorporation)         (Commission File No.)        (IRS Employer
                                                                 Identification
                                                                      No.)

    The Company (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the period that the Company was required to file such reports, and (2) has been subject to such filing requirements for the past 90 days.

    The number of shares of the Company's Common Stock outstanding at August 8, 1997, was 5,248,063.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    EXHIBITS TO THIS QUARTERLY REPORT ON FORM 10-Q THAT ARE "FILED HEREWITH" ARE FILED AS EXHIBITS TO THE REGISTRATION STATEMENT ON FORM S-4 FILED BY THE COMPANY WITH THE COMMISSION ON SEPTEMBER 2, 1997.

                           CTS CORPORATION FORM 10-Q

                                     INDEX

                                                                                                       PAGE NO.
                                                                                                    --------------
PART I--FINANCIAL INFORMATION

  Item 1. Financial Statements

  Condensed Consolidated Statements of Earnings--For the Three Months and Six Months ended June
    29, 1997, and June 30, 1996...................................................................  E-27

  Condensed Consolidated Balance Sheets--As of June 29, 1997, and December 31, 1996...............  E-28

  Condensed Consolidated Statements of Cash Flows--For the Six Months Ended June 29, 1997, and
    June 30, 1996.................................................................................  E-29

  Notes to Condensed Consolidated Financial Statements............................................  E-30 - E-31

  Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations...  E-32 - E-35

PART II--OTHER INFORMATION

  Item 4. Submission of Matters to a Vote of Security Holders.....................................  E-36

  Item 6. Exhibits and Reports on Form 8-K........................................................  E-36 - E-37

SIGNATURES........................................................................................  E-37

PART I.--FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS

                        CTS CORPORATION AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS UNAUDITED
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                               THREE MONTHS ENDED           SIX MONTHS ENDED
                                                           --------------------------  --------------------------
                                                             JUNE 29,      JULY 30,      JUNE 29,      JUNE 30,
                                                               1997          1996          1997          1996
                                                           ------------  ------------  ------------  ------------
Net sales................................................  $    107,482  $     83,820  $    198,751  $    164,006
Costs and expenses:
  Cost of goods sold.....................................        78,645        61,946       144,623       122,333
  Selling, general and administrative expenses...........        12,042        11,028        23,866        21,980
  Research and development expenses......................         3,075         2,628         6,049         4,888
                                                           ------------  ------------  ------------  ------------
    Operating earnings...................................        13,720         8,218        24,213        14,805
                                                           ------------  ------------  ------------  ------------
Other expenses (income):
  Interest expense.......................................           410           351           673           787
  Other..................................................          (115)         (610)         (923)       (1,465)
                                                           ------------  ------------  ------------  ------------
Total other expense (income).............................           295          (259)         (250)         (678)
                                                           ------------  ------------  ------------  ------------
Earnings before income taxes.............................        13,425         8,477        24,463        15,483
Income taxes.............................................         4,967         3,137         9,051         5,729
                                                           ------------  ------------  ------------  ------------
    Net earnings.........................................  $      8,458  $      5,340  $     15,412  $      9,754
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Net earnings per share...................................  $       1.60  $       1.03  $       2.92  $       1.86
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Cash dividends declared per share........................  $        .18  $        .18  $        .36  $        .33
Average common and common equivalent shares
  outstanding............................................     5,290,345     5,257,468     5,282,201     5,254,122

           See notes to condensed consolidated financial statements.

PART I.--FINANCIAL INFORMATION

                        CTS CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                                                                         JUNE 29,    DECEMBER 31,
                                                                                           1997         1996*
                                                                                        -----------  ------------
                                                                                        (UNAUDITED)
                                                     ASSETS
Current Assets
  Cash................................................................................   $  30,656    $   44,957
  Accounts receivable, less allowances (1997--$692; 1996--$622).......................      67,555        43,984
  Inventories--Note B.................................................................      33,687        38,761
  Other current assets................................................................       4,863         3,787
  Deferred income taxes...............................................................       6,712         6,712
                                                                                        -----------  ------------
    Total current assets..............................................................     143,473       138,201
Property, Plant and Equipment, less accumulated depreciation
  (1997--$135,223; 1996--$133,286)....................................................      59,028        56,103
Other Assets
  Investment in DCA--Note C...........................................................      68,509
  Goodwill, less accumulated amortization (1997--$8,700; 1996--$8,361)................       3,717         4,039
  Prepaid pension.....................................................................      53,570        50,152
  Other...............................................................................       1,555           877
                                                                                        -----------  ------------
    Total other assets................................................................     127,351        55,068
                                                                                        -----------  ------------
                                                                                         $ 329,852    $  249,372
                                                                                        -----------  ------------
                                                                                        -----------  ------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current maturities of long-term obligations.........................................       3,923         2,427
  Accounts payable....................................................................      26,351        17,146
  Accrued liabilities.................................................................      40,287        31,818
                                                                                        -----------  ------------
    Total current liabilities.........................................................      70,561        51,391
Long-term Obligations--Note D.........................................................      59,506        11,220
Deferred Income Taxes.................................................................      16,146        16,146
Postretirement Benefits...............................................................       4,313         4,383
Shareholders' Equity:
  Common stock-authorized 8,000,000 shares without par value; issued 5,807,031
    shares............................................................................      33,564        33,540
  Retained earnings...................................................................     157,642       144,112
  Cumulative translation adjustment...................................................         812         1,373
                                                                                        -----------  ------------
                                                                                           192,018       179,025
  Less cost of common stock held in treasury:
    1997--576,843 shares; 1996--582,075 shares........................................      12,692        12,793
                                                                                        -----------  ------------
    Total shareholders' equity........................................................     179,326       166,232
                                                                                        -----------  ------------
                                                                                         $ 329,852    $  249,372
                                                                                        -----------  ------------
                                                                                        -----------  ------------

------------------------

* The balance sheet at December 31, 1996, has been derived from the audited financial statements at that date.

           See notes to condensed consolidated financial statements.

PART I.--FINANCIAL INFORMATION

                        CTS CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS UNAUDITED
                           (IN THOUSANDS OF DOLLARS)

                                                                                               SIX MONTHS ENDED
                                                                                             ---------------------
                                                                                              JUNE 29,   JUNE 30,
                                                                                                1997       1996
                                                                                             ----------  ---------
Cash flows from operating activities:
  Net earnings.............................................................................  $   15,412  $   9,754
    Depreciation and amortization (Increase) decrease in:..................................       7,635      6,492
      Accounts receivable..................................................................     (23,571)    (7,734)
      Inventories..........................................................................       5,074      1,252
      Other current assets.................................................................      (1,076)    (1,175)
      Prepaid pension asset................................................................      (3,418)    (2,643)
      Other................................................................................         349        (21)
  Increase in:
    Accounts payable and accrued liabilities...............................................      17,674      6,639
                                                                                             ----------  ---------
    Total adjustments......................................................................       2,667      2,810
                                                                                             ----------  ---------
  Net cash provided by operating activities................................................      18,079     12,564
Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment......................................         134        213
  Capital expenditures.....................................................................     (10,553)    (9,298)
  Investment in DCA--Note C................................................................     (68,509)
                                                                                             ----------  ---------
    Net cash used in investing activities..................................................     (78,928)    (9,085)
Cash flows from financing activities:
  Term loan borrowings--Note D.............................................................      50,000
  Credit agreement arrangement fee.........................................................        (937)
  Payments of long-term obligations........................................................        (214)      (197)
  Decrease in notes payable................................................................                 (6,657)
  Dividend payments........................................................................      (1,881)    (1,565)
  Other....................................................................................         (31)       246
                                                                                             ----------  ---------
    Net cash provided by (used in) financing activities....................................      46,937     (8,173)
Effect of exchange rate changes on cash....................................................        (389)       170
                                                                                             ----------  ---------
Net decrease in cash.......................................................................     (14,301)    (4,524)
Cash at beginning of year..................................................................      44,957     37,271
                                                                                             ----------  ---------
Cash at end of period......................................................................  $   30,656  $  32,747
                                                                                             ----------  ---------
                                                                                             ----------  ---------
Supplemental cash flow information
  Cash paid during the period for:
    Interest...............................................................................  $      558  $     799
    Income Taxes--Net......................................................................  $    4,201  $   2,664

           See notes to condensed consolidated financial statements.

PART I.--FINANCIAL INFORMATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           (UNAUDITED, IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)

                                 JUNE 29, 1997

NOTE A--BASIS OF PRESENTATION

    The accompanying condensed consolidated interim financial statements have been prepared by CTS Corporation ("CTS" or "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The consolidated interim financial statements should be read in conjunction with the financial statements, notes thereto and other information included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

    The accompanying unaudited consolidated interim financial statements reflect, in the opinion of management, all adjustments (consisting of normal recurring items) necessary for a fair presentation, in all material respects, of the financial position and results of operations for the periods presented. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

NOTE B--INVENTORIES

    The components of inventory consist of the following:

                                                                       JUNE 29,   DECEMBER 31,
                                                                         1997         1996
                                                                       ---------  ------------
Finished goods.......................................................  $   6,836   $    8,504
Work-in-process......................................................     14,108       17,138
Raw material.........................................................     12,743       13,119
                                                                       ---------  ------------
                                                                       $  33,687   $   38,761
                                                                       ---------  ------------
                                                                       ---------  ------------

NOTE C--PROPOSED MERGER

    The Company, on May 9, 1997, entered into an Agreement and Plan of Merger with Dynamics Corporation of America ("DCA") providing for the acquisition of DCA by the Company pursuant to a merger of DCA and a subsidiary of the Company (the "Merger") in accordance with the Merger agreement. In the Merger, each DCA common share not owned by CTS will, at the election of the shareholders, be converted into either $58.00 in cash (the "Cash Election") or 0.88 CTS common shares. The Cash Election is limited to 49.9% of DCA's common shares less the DCA common shares owned by CTS prior to the Merger. This Merger is subject to the approval of the shareholders of DCA and of the Company, and other customary conditions.

    The Company, on June 13, 1997, pursuant to a tender offer, purchased 30.3% of the outstanding DCA common shares for $65,439. Subsequently, the Company purchased additional shares of DCA common stock for $3,070.

PART I.--FINANCIAL INFORMATION

           (UNAUDITED, IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)

                                 JUNE 29, 1997

NOTE C--PROPOSED MERGER (CONTINUED)
    The Company expects to complete the Merger during the third quarter of 1997. The investment in DCA is being stated at cost until completion of the Merger. Following the effective time of the Merger, the total purchase price (including acquisition costs) will be determined and CTS will be required to allocate the purchase price to the fair value of DCA's assets, including 2,303,100 CTS common shares presently owned by DCA, and liabilities. Such allocation will be based on various factors, including appraisals of the operating assets and liabilities of DCA, the identification and valuation of intangible assets (which CTS presently believes are not material) and the finally determined purchase price for purposes of accounting for the Merger. Depending upon the circumstances, CTS may be required to charge the difference between the purchase price and the value of the CTS common shares reacquired as a result of the Merger to net earnings currently to reflect the amount of such difference, net of changes in the other components of the purchase price allocation described above. Any such charge will, however, be a non-cash item which CTS does not believe will have any material adverse effect on its prospective financial position or results of operations.

    On May 9, 1997, 450,000 shares of stock options were granted to certain key Company officers at $62.50 per share, subject to shareholder approval and the consummation of the Merger. Based on recent CTS stock prices, these options will immediately vest upon shareholder approval and consummation of the Merger resulting in a one-time, non-cash charge against net earnings. Assuming a price of $85.00 per share, at the consummation of the Merger, the charge against net earnings will be $6,075 (net of income tax benefit of $4,050).

NOTE D--LONG-TERM OBLIGATIONS

    The Company, on June 16, 1997, entered into a Credit Agreement with a group of banks which provides financing of up to $125,000. This six-year, unsecured credit facility consists of a $50,000 term loan commitment and a $75,000 revolving credit facility. On June 16, 1997, the Company borrowed $50,000 under the term loan commitment to purchase DCA common stock (See Note C--Proposed Merger).

    The borrowing rate through March 31, 1998, is LIBOR plus 0.50% with adjustments thereafter. At June 29, 1997, the rate on the term loan was 6.03%. The Company paid an arrangement fee of $937 for this credit facility. There is a commitment fee on the unused portion of the revolving credit facility of 0.175% per annum. The term loan matures on a quarterly basis. These maturities, on an annual basis, are $3,000 in 1998, $5,000 in 1999, $10,000 in 2000, 2001, and
2002, respectively, and $12,000 in 2003.

    The Credit Agreement contains customary limitations and restrictive financial covenants. The covenants include financial maintenance tests consisting of a leverage ratio, a minimum tangible net worth test and a fixed charge coverage ratio which is the most restrictive of these covenants. The term loan has prepayment provisions if certain events occur.

    The Company terminated the previously existing $45,000 unsecured revolving credit agreement.

    ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

             CONDITION AND RESULTS OF OPERATIONS

    MATERIAL CHANGES IN FINANCIAL CONDITION: COMPARISON OF JUNE 29, 1997, TO
     DECEMBER 31, 1996

    CTS Corporation ("CTS" or the "Company"), on May 9, 1997, entered into an Agreement and Plan of Merger with Dynamics Corporation of America ("DCA") providing for the acquisition of DCA by the Company pursuant to a merger of DCA and a subsidiary of the Company (the "Merger") in accordance with the Merger agreement. In the Merger, each DCA common share not owned by CTS will, at the election of the shareholders, be converted into either $58.00 in cash (the Cash Election") or 0.88 CTS common shares. The Cash Election is limited to 49.9% of DCA's common shares less the DCA common shares owned by CTS prior to the Merger. This Merger is subject to the approval of the shareholders of DCA and of the Company, and other customary conditions.

    The Company, on June 13, 1997, pursuant to a tender offer, purchased 30.3% of the outstanding DCA common shares for $65,439. Subsequently, the Company purchased additional shares of DCA common stock for $3,070.

DCA owns 44.0% of the outstanding CTS common stock. DCA operates in six business units manufacturing electronic components, mobile vans and transportable shelters for specialized electronic and medical diagnostic equipment, portable electric housewares and commercial appliances, air distribution equipment, specialized air-conditioning equipment and generator sets. Following the merger, it is anticipated that DCA's frequency control and heat dissipating businesses will be integrated into complementary CTS operations. The Company intends to seek to improve the results of operations of DCA's other business units. It also intends to evaluate and review DCA's operations and the potential opportunities for synergies with the Company's operations, and to consider what, if any, changes would be desirable in light of the results of such evaluations and reviews. After such review, it is possible that the Company will seek to dispose of certain businesses or assets of DCA.

    Following the effective time of the Merger, the total purchase price (including acquisition costs) will be determined and CTS will be required to allocate the purchase price to the fair value of DCA's assets, including 2,303,100 CTS common shares presently owned by DCA, and liabilities. Such allocation will be based on various factors, including appraisals of the operating assets and liabilities of DCA, the identification and valuation of intangible assets (which CTS presently believes are not material) and the finally determined purchase price for purposes of accounting for the Merger. Depending upon the circumstances, CTS may be required to charge the difference between the purchase price and the value of the CTS common shares reacquired as a result of the Merger to net earnings currently to reflect the amount of such difference, net of changes in the other components of the purchase price allocation described above. Any such charge will, however, be a non-cash item which CTS does not believe will have any material adverse effect on its prospective financial position or results of operations.

Item 2.  Management's Discussion and Analysis of Financial
Condition and Results of Operations (Continued)

Material Changes in Financial Condition: Comparison of June 29, 1997, to December 31, 1996 (Continued)

    On May 9,1997, 450,000 shares of stock options were granted to certain key Company officers at $62.50 per share, subject to shareholder approval and the consummation of the Merger. Based on recent CTS stock prices, these options will immediately vest upon shareholder approval and consummation of the Merger resulting in a one-time, non-cash charge against net earnings. Assuming a price of $85.00 per share, at the consummation of the Merger, the charge against net earnings will be $6,075 (net of income tax benefit of $4,050).

    To finance this acquisition, the Company entered into a credit agreement with a group of banks which provides financing of up to $125,000. The Company, on June 16, 1997, borrowed $50,000 on a six-year term loan. This credit facility is available for general business purposes.

    The following table highlights significant changes in balance sheet items and ratios and other information related to liquidity and capital resources:

                                                                              JUNE 29,   DECEMBER 31,   INCREASE
                                                                                1997         1996      (DECREASE)
                                                                             ----------  ------------  -----------
                                                                                    (DOLLARS IN THOUSANDS)
Cash.......................................................................  $   30,656   $   44,957      (14,301)
Accounts receivable, net...................................................      67,555       43,984       23,571
Inventories, net...........................................................      33,687       38,761       (5,074)
Current assets.............................................................     143,473      138,201        5,272
Accounts payable...........................................................      26,351       17,146        9,205
Current liabilities........................................................      70,561       51,391       19,170
Working capital............................................................      72,912       86,810      (13,898)
Current ratio..............................................................        2.03         2.69         (.66)
Long-term obligations......................................................      63,429       13,647       49,782
Tangible net worth.........................................................     175,609      162,193       13,416
Ratio of long-term obligations to tangible net worth.......................         .36          .08          .28

    Working capital and the current ratio decreased primarily due to a $14.3 million decrease in cash, as the Company utilized some of its excess cash combined with its $50,000 term loan to purchase DCA common stock. Within the working capital accounts, accounts receivable increased $23.6 million resulting from increased sales. This was partially offset by a decrease in inventories of $5.1 million and increases in accounts payable of $9.2 million and accrued liabilities of $8.5 million. These changes are primarily due to the increase in sales and production levels. Current maturities of long-term obligations increased $1.5 million, representing the two initial installment payments on the $50.0 million term loan.

    Capital expenditures were $10.6 million during the first six months of 1997, compared with $9.3 million for the same period a year earlier. These capital expenditures were primarily for increased manufacturing capacity, new products and manufacturing improvement programs.

    The Merger, when combined with a stock split in the form of a 1:1 stock dividend expected to be effected in connection therewith, is expected substantially to increase the liquidity in the market for CTS shares and to decrease the concentration of ownership of CTS shares.

    The Company believes that cash on hand, cash from operations and other capital resources available to the Company, including borrowings under the Credit Agreement, will be sufficient to fund the Company's capital requirements. The Company may, depending upon conditions in the capital markets and other factors, consider other capital transactions further to increase the Company's financial flexibility, to reduce its overall cost of capital or for other purposes.

    Debt increased due to the $50.0 million term loan borrowing.

MATERIAL CHANGES IN RESULTS OF OPERATIONS: COMPARISON OF SECOND QUARTER 1997 TO SECOND QUARTER 1996

    The following table highlights changes in significant components of the consolidated statements of earnings for the three-month periods ending June 29, 1997, and June 30, 1996:

                                                                                  JUNE 29,   JUNE 30,    INCREASE
                                                                                    1997       1996     (DECREASE)
                                                                                 ----------  ---------  -----------
                                                                                       (DOLLARS IN THOUSANDS)
Net sales......................................................................  $  107,482  $  83,820   $  23,662
Gross earnings.................................................................      28,837     21,874       6,963
Gross earnings as a percent of sales...........................................      26 .83%     26.10%        .73%
Selling, general and administrative expenses...................................      12,042     11,028       1,014
Selling, general and administrative expenses as a percent of sales.............      11 .20%     13.16%      (1.96%)
Research and development expenses..............................................       3,075      2,628         447
Operating earnings.............................................................      13,720      8,218       5,502
Operating earnings as a percent of sales.......................................       12.76%      9.80%       2.96%
Interest expense...............................................................         410        351          59
Earnings before income taxes...................................................      13,425      8,477       4,948
Income taxes...................................................................       4,967      3,137       1,830
Net earnings...................................................................       8,458      5,340       3,118
Income tax rate................................................................       37.00%     37.00%     --

    Net sales increased by $23.7 million, or 28.2% compared to the second quarter of 1996. The improvement in sales reflects increasing demand for electronic components, particularly the automotive, microelectronics and commercial interconnect products serving the automotive, computer equipment and communications equipment markets in North America and Europe.

    Gross earnings improved primarily due to the sales and production volume increases, as well as to continuing efforts to control manufacturing expenses.

    Selling, general and administrative expenses increased $1.0 million, but decreased as a percentage of sales. The increased expenses are primarily due to increased variable expenses associated with the higher level of sales.

    Research and development expenses increased by $0.4 million, primarily due to the continuation of new product development programs, particularly for automotive products.

MATERIAL CHANGES IN RESULTS OF OPERATIONS: COMPARISON OF FIRST HALF OF 1997 TO
  FIRST HALF OF 1996

    The following table highlights changes in significant components of the consolidated statements of earnings for the six-month periods ending June 29, 1997, and June 30, 1996:

                                                                                JUNE 29,    JUNE 30,    INCREASE
                                                                                  1997        1996     (DECREASE)
                                                                               ----------  ----------  -----------
                                                                                     (DOLLARS IN THOUSANDS)
Net sales....................................................................  $  198,751  $  164,006   $  34,745
Gross earnings...............................................................      54,128      41,673      12,455
Gross earnings as a percent of sales.........................................       27.23%      25.41%       1.82%
Selling, general and administrative expenses.................................      23,866      21,980       1,886
Selling, general and administrative expenses as a percent of sales...........       12.01%      13.40%      (1.39%)
Research and development expenses............................................       6,049       4,888       1,161
Operating earnings...........................................................      24,213      14,805       9,408
Operating earnings as a percent of sales.....................................       12.18%       9.03%       3.15%
Interest expense.............................................................         673         787        (114)
Earnings before income taxes.................................................      24,463      15,483       8,980
Income taxes.................................................................       9,051       5,729       3,322
Net earnings.................................................................      15,412       9,754       5,658
Income tax rate..............................................................       37.00%      37.00%     --

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

MATERIAL CHANGES IN RESULTS OF OPERATIONS: COMPARISON OF FIRST HALF OF 1997 TO FIRST HALF OF 1996 (CONTINUED)

    For the first half of 1997, net sales increased $34.7 million, a 21.2% increase compared to the first half of 1996. Consistent with the second quarter of 1997, improvement was realized as a result of the continuing higher demand for automotive, microelectronic and commercial interconnect products serving the automotive, computer equipment and communications equipment markets.

    Gross earnings have improved over the first half of 1996, primarily as a result of the higher sales volume. Sales and production volume increases have favorably affected operating efficiencies.

    Selling, general and administrative expenses have increased $1.9 million, but decreased as a percent of sales. The increased expenses are primarily due to higher variable expenses associated with the higher level of sales.

    Research and development expenses have increased by $1.2 million, or 23.8%, during the first half of 1997, primarily due to the new product development programs, particularly for automotive products.

                           PART II--OTHER INFORMATION

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    The Annual Meeting of Shareholders of CTS Corporation was convened on April 25, 1997, and concluded on June 24, 1997.

    Each of the five director-nominees identified below was re-elected to a one-year term as director of the Corporation with the following votes reported of the 3,794,041 eligible to vote and represented at the meeting:

                                                                            VOTES
                                                               VOTES        CAST
DIRECTOR-NOMINEE                                              CAST FOR     AGAINST    ABSTENTIONS
-----------------------------------------------------------  ----------  -----------  -----------
Lawrence J. Ciancia........................................   3,769,678       5,178       19,185
Patrick J. Dorme...........................................   3,766,822       8,034       19,185
Gerald H. Frieling, Jr.....................................   3,767,938       6,918       19,185
Andrew Lozyniak............................................   3,766,696       8,160       19,185
Joseph P. Walker...........................................   3,769,529       5,327       19,185

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

a.         Exhibits

           (3)(a)     Articles of Incorporation, as amended April 16, 1973, (incorporated by reference to Exhibit (3)(a) to the Company's Annual Report on Form 10-K for
                      1987).

           (3)(b)     Bylaws, effective December 31, 1992, (incorporated by reference to Exhibit
                      (3)(b) to the Company's Annual Report on Form 10-K/A for 1992, filed April 8,
                      1997).

           (10)(a)    Employment Agreement, dated as of May 9, 1997, between the Company and Joseph
                      P. Walker (incorporated by reference to Exhibit (c)(2) to the Schedule 14D-1 filed by the Company on May 16, 1997).

           (10)(b)    Prototype indemnification agreement, with Lawrence J. Ciancia, Patrick J.
                      Dorme, Gerald H. Frieling, Jr., Andrew Lozyniak, Joseph P. Walker, Philip T.
                      Christ, Jeannine M. Davis, George T. Newhart and Gary N. Hoipkemier,
                      incorporated by reference to Exhibit (10)(b) to the Company's Annual Report on
                      Form 10-K for 1991).

           (10)(c)    CTS Corporation 1982 Stock Option Plan, as amended February 24, 1989,
                      (incorporated by reference to Exhibit (10)(d) to the Company's Annual Report on Form 10-K for 1989).

           (10)(d)    CTS Corporation 1986 Stock Option Plan, approved by the shareholders on May
                      30, 1986, as amended and restated on May 9, 1997, filed herewith.

           (10)(e)    CTS Corporation 1988 Restricted Stock and Cash Bonus Plan approved by the shareholders on April 28, 1989, as amended and restated on May 9, 1997, filed herewith.

           (10)(f)    CTS Corporation 1996 Stock Option Plan, approved by the shareholders on April
                      26, 1996, as amended and restated on May 9, 1997, filed herewith.

           (10)(g)    Prototype indemnification agreement, with Stanley J. Aris, James L. Cummins,
                      James N. Hufford and Donald R. Schroeder (incorporated by reference to Exhibit
                      (10)(g) to the Company's Annual Report on Form 10-K for 1995).

           (10)(h)    Amended and Restated Agreement and Plan of Merger, dated as of May 9, 1997, and amended and restated on July 17, 1997, among the Company, CTS First
                      Acquisition Corp., a wholly owned subsidiary of the Company ("Sub"), and DCA
                      (incorporated by reference to Exhibit (c)(6) to Amendment No. 3 to the
                      Schedule 13D filed by the Company in respect of DCA on July 18, 1997, (the
                      "Schedule 13-D").

           (10)(I)    Shareholders Agreement, dated as of July 17, 1997, among the Company, Sub, WHX
                      Corporation ("WHX") and SB Acquisition Corp., a subsidiary of WHX
                      (incorporated by reference to Exhibit (c)(7) to the Schedule 13-D).

           (10)(j)    Employment Agreement, dated as of May 9, 1997, between the Company and Andrew
                      Lozyniak (incorporated by reference to Exhibit 10.5 of DCA's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, (the "DCA 10-Q").

           (10)(k)    Employment Agreement, dated as of May 9, 1997, between the Company and Patrick
                      J. Dorme (incorporated by reference to the DCA 10-Q).

           (10)(l)    Employment Agreement, dated as of May 9, 1996, between the Company and Henry
                      V. Kensing (incorporated by reference to the DCA 10-Q).

           (10)(m)    The Form of Severance Agreement, dated April 11, 1997, between the Company and certain officers of the Company (incorporated by reference to Exhibit (a)(99)
                      of the Company's Quarterly Report on Form 10-Q for the quarter ended March 30,
                      1997) and amendment thereto, dated May 9, 1997, filed herewith.

           (21)       Subsidiaries as of June 29, 1997, filed herewith.

           (27)       Financial Data Schedule (filed only electronically with the SEC).

b.         Reports on Forms 8-K

           Press release of May 12, 1997, announcing CTS and Dynamics Corporation of America agreement to merge; filed May 12, 1997.

           Public notice that Annual Meeting of Shareholders of April 25, 1997, was adjourned until
           June 16, 1997; filed April 25, 1997.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CTS CORPORATION                                   CTS CORPORATION

                           /s/ JEANNINE M. DAVIS                                              /s/ STANLEY J. ARIS
                   ------------------------------------                              ------------------------------------
                             Jeannine M. Davis                                                  Stanley J. Aris
                         VICE PRESIDENT, SECRETARY                                          VICE PRESIDENT FINANCE
                            AND GENERAL COUNSEL                                           AND CHIEF FINANCIAL OFFICER
By:                                                               By:

Dated: August 12, 1997

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

(X) QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          For the quarterly period ended _______March 30, 1997_______

                                       OR

( ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

          for the transition period from ____________ to ____________

       For Quarter Ended             Commission File Number
        MARCH 30, 1997                       1-4639

                                CTS CORPORATION
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

           INDIANA                         35-0225010
 (State or other jurisdiction   (I.R.S. Employer Identification
     of incorporation or                      No.)
        organization)

   905 WEST BOULEVARD NORTH
          ELKHART, IN                         46514
(Address of principal executive            (Zip Code)
           offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (219)293-7511

INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS.

    YES _X_ NO ___

INDICATE THE NUMBER OF SHARES OUTSTANDING OF EACH OF THE ISSUER'S CLASSES OF COMMON STOCK, AS OF APRIL 18, 1997: 5,228,396

EXHIBITS TO THIS QUARTERLY REPORT ON FORM 10-Q THAT ARE "FILED HEREWITH" ARE FILED AS EXHIBITS TO THE REGISTRATION STATEMENT ON FORM S-4 FILED BY THE COMPANY WITH THE COMMISSION ON SEPTEMBER 2, 1997.

                        CTS CORPORATION AND SUBSIDIARIES

                                     INDEX

                                                                                                         PAGE NO.
                                                                                                         ---------
PART I--FINANCIAL INFORMATION

  Item 1. Financial Statements

  Condensed Consolidated Statements of Earnings--For the Three Months Ended March 30, 1997, and March
  31, 1996.............................................................................................  E-40

  Condensed Consolidated Balance Sheets--As of March 30, 1997, and December 31, 1996...................  E-41

  Condensed Consolidated Statements of Cash Flows--For the Three Months Ended March 30, 1997, and March
  31, 1996.............................................................................................  E-42

  Notes to Condensed Consolidated Financial Statements.................................................  E-43

  Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations........  E-44-45

PART II--OTHER INFORMATION

  Item 1. Legal Proceedings............................................................................  E-46

  Item 6. Exhibits and Reports on Form 8-K.............................................................  E-46

SIGNATURES.............................................................................................  E-47

PART I.--FINANCIAL INFORMATION
  ITEM 1. FINANCIAL STATEMENTS

                        CTS CORPORATION AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS UNAUDITED

              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                            THREE MONTHS ENDED
                                                                                        --------------------------
                                                                                         MARCH 30,     MARCH 31,
                                                                                            1997          1996
                                                                                        ------------  ------------
Net sales.............................................................................  $     91,269  $     80,186
Costs and expenses:
  Cost of goods sold..................................................................        65,978        60,387
  Selling, general and administrative expenses........................................        11,824        10,952
  Research and development expenses...................................................         2,974         2,260
                                                                                        ------------  ------------
    Operating earnings................................................................        10,493         6,587
                                                                                        ------------  ------------
Other expenses (income):
  Interest expense....................................................................           263           436
  Other...............................................................................          (808)         (855)
                                                                                        ------------  ------------
Total other expenses (income).........................................................          (545)         (419)
                                                                                        ------------  ------------
Earnings before income taxes..........................................................        11,038         7,006
Income taxes..........................................................................         4,084         2,592
                                                                                        ------------  ------------
    Net earnings......................................................................  $      6,954  $      4,414
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net earnings per share................................................................  $       1.32  $        .83
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Cash dividends declared per share.....................................................  $        .18  $        .15
Average common and common equivalent shares outstanding...............................     5,267,396     5,294,933

           See notes to condensed consolidated financial statements.

PART I.--FINANCIAL INFORMATION

                        CTS CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                           (IN THOUSANDS OF DOLLARS)

                                                                                         MARCH 30,   DECEMBER 31,
                                                                                           1997         1996*
                                                                                        -----------  ------------
                                                                                        (UNAUDITED)
                                                     ASSETS
Current Assets
  Cash................................................................................   $  46,556    $   44,957
  Accounts receivable, less allowances (1997--$669; 1996--$622).......................      54,654        43,984
  Inventories--Note C.................................................................      37,197        38,761
  Other current assets................................................................       5,500         3,787
  Deferred income taxes...............................................................       6,712         6,712
                                                                                        -----------  ------------
    Total current assets..............................................................     150,619       138,201
Property, Plant and Equipment, less accumulated depreciation
  (1997--$132,386; 1996--$133,286)....................................................      56,919        56,103
Other Assets
  Goodwill, less accumulated amortization (1997--$8,531; 1996-$8,361).................       3,861         4,039
  Prepaid pension.....................................................................      51,826        50,152
  Other...............................................................................         757           877
                                                                                        -----------  ------------
    Total other assets................................................................      56,444        55,068
                                                                                        -----------  ------------
                                                                                         $ 263,982    $  249,372
                                                                                        -----------  ------------
                                                                                        -----------  ------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current maturities of long-term obligations.........................................   $   2,416    $    2,427
  Accounts payable....................................................................      22,965        17,146
  Accrued liabilities.................................................................      35,793        31,818
                                                                                        -----------  ------------

    Total current liabilities.........................................................      61,174        51,391
Long-term Obligations.................................................................      11,210        11,220
Deferred Income Taxes.................................................................      16,146        16,146
Postretirement Benefits...............................................................       4,315         4,383
Shareholders' Equity:
  Common stock-authorized 8,000,000 shares without par value; issued 5,807,031
    shares............................................................................      33,401        33,540
  Retained earnings...................................................................     150,125       144,112
  Cumulative translation adjustment...................................................         349         1,373
                                                                                        -----------  ------------
                                                                                           183,875       179,025
  Less cost of common stock held in treasury: 1997--579,635 shares;
    1996--582,075 shares..............................................................      12,738        12,793
                                                                                        -----------  ------------
    Total shareholders' equity........................................................     171,137       166,232
                                                                                        -----------  ------------
                                                                                         $ 263,982    $  249,372
                                                                                        -----------  ------------
                                                                                        -----------  ------------

------------------------

* The balance sheet at December 31, 1996, has been derived from the audited financial statements at that date.

           See notes to condensed consolidated financial statements.

PART I.--FINANCIAL INFORMATION

                        CTS CORPORATION AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS UNAUDITED

                           (IN THOUSANDS OF DOLLARS)

                                                                                                THREE MONTHS ENDED
                                                                                             ------------------------
                                                                                              MARCH 30,    MARCH 31,
                                                                                                1997         1996
                                                                                             -----------  -----------
Cash flows from operating activities:
  Net earnings.............................................................................   $   6,954    $   4,414
    Depreciation and amortization..........................................................       3,768        3,250
    (Increase) decrease in:
      Accounts receivable..................................................................     (10,670)      (2,153)
      Inventories..........................................................................       1,564          784
      Other current assets.................................................................      (1,713)      (1,114)
      Prepaid pension asset................................................................      (1,674)      (1,309)
      Other................................................................................          43         (105)
    Increase in:
      Accounts payable & accrued liabilities...............................................       9,794        4,624
                                                                                             -----------  -----------
      Total adjustments....................................................................       1,112        3,977
                                                                                             -----------  -----------
    Net cash provided by operating activities..............................................       8,066        8,391

Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment......................................           6          128
  Capital expenditures.....................................................................      (4,833)      (4,247)
                                                                                             -----------  -----------
    Net cash used in investing activities..................................................      (4,827)      (4,119)

Cash flows from financing activities:
  Payments of long-term obligations........................................................                       (1)
  Increase in notes payable................................................................                    1,365
  Dividend payments........................................................................        (940)        (783)
  Other....................................................................................        (150)         113
                                                                                             -----------  -----------
    Net cash (used in) provided by financing activities....................................      (1,090)         694
Effect of exchange rate changes on cash....................................................        (550)          66
                                                                                             -----------  -----------
Net increase in cash.......................................................................       1,599        5,032
Cash at beginning of year..................................................................      44,957       37,271
                                                                                             -----------  -----------
Cash at end of period......................................................................   $  46,556    $  42,303
                                                                                             -----------  -----------
                                                                                             -----------  -----------
Supplemental cash flow information
  Cash paid during the period for:
    Interest...............................................................................   $     278    $     429
    Income Taxes--Net......................................................................   $     852    $   1,179

           See notes to condensed consolidated financial statements.

PART I.--FINANCIAL INFORMATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 MARCH 30, 1997

NOTE A--BASIS OF PRESENTATION

    The accompanying condensed interim consolidated financial data is unaudited; however, in the opinion of management, the interim data includes all adjustments considered necessary for a fair presentation of the results for the interim period. Operating results for the three-month period ended March 30, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's 1996 Annual Report on Form 10-K.

NOTE B--RECLASSIFICATIONS

    Certain reclassifications have been made to prior periods to conform to the classifications adopted in 1997.

NOTE C--INVENTORIES

    The components of inventory consist of the following:

                                                                           (IN THOUSANDS)
                                                                      -------------------------
                                                                       MARCH 30,   DECEMBER 31,
                                                                         1997          1996
                                                                      -----------  ------------
Finished goods......................................................   $   6,838    $    8,504
Work-in-process.....................................................      16,374        17,138
Raw material........................................................      13,985        13,119
                                                                      -----------  ------------
                                                                       $  37,197    $   38,761
                                                                      -----------  ------------
                                                                      -----------  ------------

NOTE D--LITIGATION AND CONTINGENCIES

    Contested claims involving various matters, including environmental claims brought by government agencies, are being litigated by CTS, both in legal and administrative forums. In the opinion of management, based upon currently available information, adequate provision for potential costs has been made, or the costs which could ultimately result from such litigation or administrative proceedings will not materially affect the consolidated financial position of the Company or the results of operations.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

MATERIAL CHANGES IN FINANCIAL CONDITION: COMPARISON OF MARCH 30, 1997, TO
  DECEMBER 31, 1996

    The following table highlights significant changes in balance sheet captions and ratios and other information related to liquidity and capital resources:

                                                                                    (DOLLARS IN THOUSANDS)
                                                                             -------------------------------------
                                                                             MARCH 30,   DECEMBER 31,   INCREASE
                                                                                1997         1996      (DECREASE)
                                                                             ----------  ------------  -----------
Cash.......................................................................  $   46,556   $   44,957    $   1,599
Accounts receivable, net...................................................      54,654       43,984       10,670
Inventories, net...........................................................      37,197       38,761       (1,564)
Current assets.............................................................     150,619      138,201       12,418
Accounts payable...........................................................      22,965       17,146        5,819
Current liabilities........................................................      61,174       51,391        9,783
Working capital............................................................      89,445       86,810        2,635
Current ratio..............................................................        2.46         2.69         (.23)
Interest bearing debt......................................................      13,408       13,428          (20)
Net tangible worth.........................................................     167,276      162,193        5,083
Ratio of interest bearing debt to net tangible worth.......................         .08          .08       --

    From December 31, 1996, to March 30, 1997, working capital of CTS Corporation and its subsidiaries ("CTS" or "Company") increased $2.6 million. The improved working capital position primarily reflects a general increase in business activity which resulted in higher cash and accounts receivable balances. These effects were offset by related, but lower, increases in accounts payable and accrued liabilities. The current ratio decreased due to the relative increase in current liabilities, primarily accounts payable.

    Capital expenditures were $4.8 million during the first quarter, compared with $4.2 million for the same period a year earlier. These capital expenditures were primarily for increased manufacturing capacity, new products and manufacturing improvement programs.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

MATERIAL CHANGES IN RESULTS OF OPERATIONS: COMPARISON OF FIRST QUARTER 1997 TO
  FIRST QUARTER 1996

    The following table highlights changes in significant components of the consolidated statements of earnings for the three-month periods ending March 30, 1997, and March 31, 1996:

                                                                                       (DOLLARS IN THOUSANDS)
                                                                                -------------------------------------
                                                                                 MARCH 30,    MARCH 31,    INCREASE
                                                                                   1997         1996      (DECREASE)
                                                                                -----------  -----------  -----------
Net sales.....................................................................   $  91,269    $  80,186    $  11,083
Gross earnings................................................................      25,291       19,799        5,492
Gross earnings as a percent of sales..........................................       27.71%       24.69%        3.02%
Selling, general and administrative expenses..................................      11,824       10,952          872
Selling, general and administrative expenses as a percent of sales............       12.96%       13.66%      (0.70)%
Research and development expenses.............................................       2,974        2,260          714
Operating earnings............................................................      10,493        6,587        3,906
Operating earnings as a percent of sales......................................       11.50%        8.21%        3.29%
Interest expense..............................................................         263          436         (173 )
Earnings before income taxes..................................................      11,038        7,006        4,032
Income taxes..................................................................       4,084        2,592        1,492
Income tax rate...............................................................       37.00%       37.00%

    Net sales increased by $11.1 million, or 13.8% from the first quarter of 1996. Sales increases occurred principally as a result of increased customer demand for interconnect, automotive sensor, resistor networks and microelectronics products in the North American and European markets.

    Gross earnings improved primarily due to the sales and production volume increases, as well as continuing efforts to control manufacturing expenses.

    Selling, general and administrative expenses in dollars increased slightly as a result of the increased business levels, but decreased as a percentage of sales due to continued expense controls.

    Research and development expenses increased 31.6% as the Company continued investment efforts in new product development and improvements.

    The increase in operating earnings is principally due to the higher sales volume, higher absorption of manufacturing expenses and continued control of operating expenses.

PART II--OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

    CTS is involved in litigation and in other administrative proceedings with government agencies regarding the protection of the environment, and other matters, the results of which are not yet determinable. In the opinion of management, based upon currently available information, adequate provision for anticipated costs has been made, or the ultimate costs resulting from such litigation or administrative proceedings will not materially affect the consolidated financial position of the Company or the results of operations.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

    a. Exhibits

    (99) Additional exhibit--Severance Agreement--pages 1-19

       Severance Agreement, dated April 11, 1997, between CTS Corporation and Joseph P. Walker, Philip T. Christ, Stanley J. Aris, Jeannine M. Davis, James L. Cummins, James N. Hufford, Donald R. Schroeder, George T. Newhart, Gary N. Hoipkemier, Ian M. Archer, James K. C. Chen, R. Clayton Crum, George A. Harding, Timothy L. Hartigan, William J. Kaska and John
       D. Watson, filed herewith.

b. Forms 8-K

    None

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CTS CORPORATION                               CTS CORPORATION

/s/ JEANNINE M. DAVIS                                           /s/ STANLEY J. ARIS
-------------------------------------------                     -------------------------------------------
Jeannine M. Davis                                               Stanley J. Aris
VICE PRESIDENT, SECRETARY                                       VICE PRESIDENT FINANCE
AND GENERAL COUNSEL                                             AND CHIEF FINANCIAL OFFICER

Dated: April 22, 1997

                                                                      APPENDIX A

                                PRELIMINARY COPY

                                     PROXY
                                CTS CORPORATION
                                                                            This
  Proxy is Solicited on Behalf of the Board of Directors. The undersigned, 905
                              West Boulevard North
                                                                          having
 received the Notice of Special Meeting of Shareholders and the Proxy Elkhart,
                                 Indiana 46514
                                                                      Statement,
dated September 2, 1997, hereby appoints Joseph P. Walker and SPECIAL MEETING OF
                                  SHAREHOLDERS
                                                                          Andrew
Lozyniak as proxies, each with the power to appoint his substitute, and OCTOBER
                                    16, 1997
                                                                          hereby
authorizes them to represent and to vote, as designated below, all of the shares
of Common Stock of CTS Corporation held of record by the undersigned on
                                                                       September
5, 1997, at the Special Meeting of Shareholders to be held on
----------------------------------------------------------------------------
                                                                         October
16, 1997 and at any adjournment thereof.
THE CTS BOARD OF DIRECTORS RECOMMENDS A VOTE (I) FOR APPROVAL OF THE ISSUANCE OF CTS COMMON STOCK ("CTS SHARES") AND RELATED AMENDMENTS TO THE CTS ARTICLES OF INCORPORATION, INCLUDING AN INCREASE IN CTS' AUTHORIZED CAPITALIZATION, PURSUANT TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 9, 1997 AND AMENDED AND RESTATED ON JULY 17, 1997 (THE "MERGER AGREEMENT"), AMONG CTS, CTS FIRST ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF CTS, AND DYNAMICS CORPORATION OF AMERICA ("DCA") AND (II) FOR APPROVAL OF THE GRANT OF EMPLOYEE STOCK OPTIONS TO CERTAIN EXECUTIVE OFFICERS OF CTS AND DCA.

1. ISSUANCE OF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND RELATED AMENDMENTS TO THE CTS ARTICLES OF INCORPORATION
             / / FOR             / / AGAINST             / / ABSTAIN

2. EMPLOYEE STOCK OPTION GRANTS

             / / FOR             / / AGAINST             / / ABSTAIN
                                    TRIANGLE
--------------------------------------------------------------------------------
 If not otherwise marked, this Proxy will be voted for the proposals set forth herein.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature____________________________________________________________
Signature____________________________________________________________
If Held Jointly
Dated________________________________________________________________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                                                      APPENDIX B

                                PRELIMINARY COPY

                                     PROXY
                        DYNAMICS CORPORATION OF AMERICA
                               475 Steamboat Road
                                                                    This Proxy
is Solicited on Behalf of the Board of Directors. The undersigned, having
 received the Notice of Annual Meeting of Shareholders and the Proxy Greenwich,
                               Connecticut 06830
                                                                    Statement,
dated September 2, 1997, hereby appoints A. Lozyniak and H.V.
                                                                    Kensing as
 proxies, each with the power to appoint his substitute, and ANNUAL MEETING OF
                                  SHAREHOLDERS
                                                                    hereby
 authorizes them to represent and to vote, as designated below, all of OCTOBER
                                    16, 1997
                                                                    the shares
of Common Stock of DYNAMICS CORPORATION OF AMERICA
                                                                    ("DCA") held
of record by the undersigned on September 5, 1997, at the
                                                                    Annual
Meeting of Shareholders to be held on October 16, 1997 and at any
-----------------------------------------------------------------
                                                                    adjournment
thereof.
THE DCA BOARD OF DIRECTORS RECOMMENDS A VOTE (I) FOR THE ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 9, 1997 AND AMENDED AND RESTATED ON JULY 17, 1997 (THE "MERGER AGREEMENT"), AMONG DCA, CTS CORPORATION AND CTS FIRST ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF CTS;
(II) FOR THE ELECTION OF THE SIX NOMINEES FOR DIRECTOR NAMED BELOW; AND (III) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS DCA'S INDEPENDENT AUDITORS FOR 1997.

1.    ADOPTION OF THE MERGER AGREEMENT

                 / / FOR                 / / AGAINST                 / / ABSTAIN

2.    ELECTION OF DIRECTORS

          / / FOR ALL nominees listed below       / / FOR SOME of the nominees listed
                                                        below (See INSTRUCTION)

          / / FOR ALL nominees listed below   / / WITHHOLD AUTHORITY

                                                                to vote for all nominees

   Jeannine M. Davis, Joseph P. Walker; Ronald Steiner, John Thompson, George
                            Newhart, Stanley J. Aris

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE ON ANY INDIVIDUAL NOMINEE, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
         THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE EXCEPT:

--------------------------------------------------------------------------------
 If not otherwise marked, this Proxy will be voted for the proposals set forth herein.

3.    RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG

                 / / FOR                 / / AGAINST                 / / ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature _________________________________________________
Signature _________________________________________________
If Held Jointly
Dated ______________________________________________________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The following summary of the material provisions of CTS' By-laws relating to indemnification of directors and officers, the CTS Charter, CTS' indemnification agreements with officers and directors and the IBCL is not intended to be exclusive and is respectively qualified in its entirety by such By-laws, Charter, indemnification agreements and statute.

    CTS' By-laws provide that CTS shall indemnify its officers and directors to the fullest extent permitted by applicable law. Chapter 37 of the IBCL provides, in general, that each director and officer of a corporation may be indemnified against liabilities (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless a court determines otherwise.

    The CTS Charter provides that the personal liability of the directors of CTS will be eliminated to the fullest extent permitted by applicable law. The CTS Bylaws provide that no director of CTS will be personally liable to the corporation or its shareholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such provision does not apply to any liability of a director (a) for breach of fiduciary duty if such breach constitutes willful misconduct or recklessness or (b) for the payment of distributions to shareholders in violation of Section 23-1-28-3 of the IBCL.

    Pursuant to their respective indemnification agreements with CTS, Stanley J. Aris, Lawrence J. Ciancia, James L. Cummins, Patrick J. Dorme, Gerald H. Frieling, Jr., James N. Hufford, Andrew Lozyniak, Joseph P. Walker, Jeannine M. Davis, George T. Newhart, Gary N. Hoipkemier and Donald R. Schroeder are indemnified from all liabilities arising out of the activities reasonably taken in the performance of their duties as officers and directors of CTS.

    CTS also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of CTS against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The premiums for such insurance are paid by CTS.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Amended and Restated Agreement and Plan of Merger, dated as of May 9, 1997 and amended and restated on
             July 17, 1997, among CTS, Sub and DCA, included as Annex A to the Joint Proxy Statement/Prospectus.
       2.2   Shareholders Agreement, dated as of July 17, 1997, among CTS, Sub, WHX Corporation and SB Acquisition
             Corp., previously filed as Exhibit (c)(7) to Amendment No. 3 to CTS' Schedule 13D on July 18, 1997 and
             incorporated herein by reference.
       3.1   Articles of Incorporation, as amended April 16, 1993, previously filed as Exhibit (3)(a) to CTS' 1987
             Annual Report on Form 10-K and incorporated herein by reference.
       3.2   Bylaws, as amended and effective June 25, 1992, previously filed as Exhibit (3)(b) to CTS' Annual Report on Form 10-K/A for 1996, filed herewith.
       3.3   Amended and Restated Articles of Incorporation of CTS to be effective as of the Effective Time included as Annex B to Annex A (the Merger Agreement) in the Joint Proxy Statement/ Prospectus.
       3.4   Bylaws, as amended and restated and adopted to be effective as of the Effective Time, included as Annex
             B to Annex A (the Merger Agreement) in the Joint Proxy Statement/Prospectus.
       5.1   Opinion of Jeannine M. Davis, Esq., Vice President and General Counsel of CTS regarding the legality of securities being issued.
       8.1   Opinion of Jones, Day, Reavis & Pogue as to tax matters.
      10.1   Employment Agreement, dated May 9, 1997, between CTS and Joseph P. Walker, filed herewith.
      10.2   Prototype CTS indemnification agreement, with Stanley J. Aris, Lawrence J. Ciancia, James L. Cummins,
             Patrick J. Dorme, Gerald H. Frieling, Jr., James N. Hufford, Andrew Lozyniak, Joseph P. Walker, Jeannine
             M. Davis, George T. Newhart, Gary N. Hoipkemier and Donald R. Schroeder, previously filed as Exhibit
             (10)(b) to CTS' Annual Report on Form 10-K for 1991 and incorporated herein by reference.
      10.3   CTS Corporation 1982 Stock Option Plan, as amended February 24, 1989, previously filed as Exhibit
             (10)(d) to CTS' Annual Report on Form 10-K for 1989 and incorporated herein by reference.
      10.4   CTS Corporation 1986 Stock Option Plan, as amended and restated, filed herewith.
      10.5   CTS Corporation 1988 Restricted Stock and Cash Bonus Plan, as amended and restated, filed herewith.
      10.6   CTS Corporation 1996 Stock Option Plan, as amended and restated, filed herewith.
      10.7   Prototype CTS indemnification agreement, with Stanley J. Aris, James L. Cummins, James N. Hufford and
             Donald R. Schroeder, filed herewith.
      10.8   Form of Severance Agreement, dated April 11, 1997, between CTS and certain officers of CTS and amendment thereto, filed herewith.
      10.9   Amendment to DCA 1980 Restricted Stock and Cash Bonus Plan, dated as of April 11, 1997, previously filed as Exhibit 10.7 to the Quarterly Report on Form 10-Q of DCA, filed on May 15, 1997 (the "DCA 1st Quarter
             1997 10-Q"), and incorporated herein by reference.
     10.10   Amendment to Employment Agreement, dated as of April 11, 1997, by and between DCA and Andrew Lozyniak, previously filed as Exhibit 10.1 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     10.11   Amendment to Employment Agreement, dated as of April 11, 1997, by and between DCA and Patrick J. Dorme, previously filed as Exhibit 10.2 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.
     10.12   Amendment to Employment Agreement, dated as of April 11, 1997, by and between DCA and Henry V. Kensing, previously filed as Exhibit 10.3 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.
     10.13   Employment Agreement, dated as of May 9, 1997, by and among CTS Corporation, DCA and Andrew Lozyniak, previously filed as Exhibit 10.4 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.
     10.14   Employment Agreement, dated as of May 9, 1997, by and among CTS Corporation, DCA and Patrick J. Dorme, previously filed as Exhibit 10.5 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.
     10.15   Employment Agreement, dated as of May 9, 1997, by and among CTS Corporation, DCA and Henry V. Kensing, previously filed as Exhibit 10.6 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.
      21.1   CTS subsidiaries, filed herewith.
      23.1   Consent of Ernst & Young LLP.
      23.2   Consent of Price Waterhouse LLP.
      23.3   Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 8.1).
      23.4   Consent of J.P. Morgan Securities Inc.
      23.5   Consent of Wasserstein, Perella & Co., Inc.
      99.1   Chairman's Letter to Shareholders of CTS.
      99.2   Notice of Special Meeting of Shareholders of CTS.
      99.3   Chairman's Letter to Shareholders of DCA.
      99.4   Notice of Annual Meeting of Shareholders of DCA.
      99.5   Form of Election/Letter of Transmittal.
      99.6   Notice of Guaranteed Delivery.

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of

1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form. (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, State of Indiana, August 29, 1997.

                                CTS CORPORATION
                                (REGISTRANT)

                                By:             /s/ JOSEPH P. WALKER
                                     -----------------------------------------
                                                  Joseph P. Walker
                                       CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE
                                                      OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Joseph P. Walker, Jeannine M. Davis and George T. Newhart, and each of them acting individually, his-her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him-her and in his-her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he-she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his-her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  -------------------------------------  ------------------

                 /s/ JOSEPH P. WALKER                   Chairman, President, Chief Executive
     -------------------------------------------          Officer and Director (Principal       August 29, 1997
                   Joseph P. Walker                       Executive Officer)

                 /s/ STANLEY J. ARIS                    Vice President--Finance and Chief
     -------------------------------------------          Financial Officer (Principal          August 29, 1997
                   Stanley J. Aris                        Accounting Officer)

               /s/ LAWRENCE J. CIANCIA
     -------------------------------------------        Director                                August 29, 1997
                 Lawrence J. Ciancia

                 /s/ PATRICK J. DORME
     -------------------------------------------        Director                                August 29, 1997
                   Patrick J. Dorme

             /s/ GERALD H. FRIELING, JR.
     -------------------------------------------        Director                                August 29, 1997
               Gerald H. Frieling, Jr.

                 /s/ ANDREW LOZYNIAK
     -------------------------------------------        Director                                August 29, 1997
                   Andrew Lozyniak

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Amended and Restated Agreement and Plan of Merger, dated as of May 9, 1997 and amended and restated on
             July 17, 1997, among CTS, Sub and DCA, included as Annex A to the Joint Proxy Statement/Prospectus.
       2.2   Shareholders Agreement, dated as of July 17, 1997, among CTS, Sub, WHX Corporation and SB Acquisition
             Corp., previously filed as Exhibit (c)(7) to Amendment No. 3 to CTS' Schedule 13D on July 18, 1997 and
             incorporated herein by reference.
       3.1   Articles of Incorporation, as amended April 16, 1993, previously filed as Exhibit (3)(a) to CTS' 1987
             Annual Report on Form 10-K and incorporated herein by reference.
       3.2   Bylaws, as amended and effective June 25, 1992, previously filed as Exhibit (3)(b) to CTS' Annual Report on Form 10-K/A for 1996, filed herewith.
       3.3   Amended and Restated Articles of Incorporation of CTS to be effective as of the Effective Time included as Annex B to Annex A (the Merger Agreement) in the Joint Proxy Statement/ Prospectus.
       3.4   Bylaws, as amended and restated and adopted to be effective as of the Effective Time, included as Annex
             B to Annex A (the Merger Agreement) in the Joint Proxy Statement/Prospectus.
       5.1   Opinion of Jeannine M. Davis, Esq., Vice President and General Counsel of CTS regarding the legality of securities being issued.
       8.1   Opinion of Jones, Day, Reavis & Pogue as to tax matters.
      10.1   Employment Agreement, dated May 9, 1997, between CTS and Joseph P. Walker, filed herewith.
      10.2   Prototype CTS indemnification agreement, with Stanley J. Aris, Lawrence J. Ciancia, James L. Cummins,
             Patrick J. Dorme, Gerald H. Frieling, Jr., James N. Hufford, Andrew Lozyniak, Joseph P. Walker, Jeannine
             M. Davis, George T. Newhart, Gary N. Hoipkemier and Donald R. Schroeder, previously filed as Exhibit
             (10)(b) to CTS' Annual Report on Form 10-K for 1991 and incorporated herein by reference.
      10.3   CTS Corporation 1982 Stock Option Plan, as amended February 24, 1989, previously filed as Exhibit
             (10)(d) to CTS' Annual Report on Form 10-K for 1989 and incorporated herein by reference.
      10.4   CTS Corporation 1986 Stock Option Plan, as amended and restated, filed herewith.
      10.5   CTS Corporation 1988 Restricted Stock and Cash Bonus Plan, as amended and restated, filed herewith.
      10.6   CTS Corporation 1996 Stock Option Plan, as amended and restated, filed herewith.
      10.7   Prototype CTS indemnification agreement, with Stanley J. Aris, James L. Cummins, James N. Hufford and
             Donald R. Schroeder, filed herewith.
      10.8   Form of Severance Agreement, dated April 11, 1997, between CTS and certain officers of CTS, and amendment thereto, filed herewith.
      10.9   Amendment to DCA 1980 Restricted Stock and Cash Bonus Plan, dated as of April 11, 1997, previously filed as Exhibit 10.7 to the Quarterly Report on Form 10-Q of DCA, filed on May 15, 1997 (the "DCA 1st Quarter
             1997 10-Q"), and incorporated herein by reference.
     10.10   Amendment to Employment Agreement, dated as of April 11, 1997, by and between DCA and Andrew Lozyniak, previously filed as Exhibit 10.1 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     10.11   Amendment to Employment Agreement, dated as of April 11, 1997, by and between DCA and Patrick J. Dorme, previously filed as Exhibit 10.2 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.
     10.12   Amendment to Employment Agreement, dated as of April 11, 1997, by and between DCA and Henry V. Kensing, previously filed as Exhibit 10.3 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.
     10.13   Employment Agreement, dated as of May 9, 1997, by and among CTS Corporation, DCA and Andrew Lozyniak, previously filed as Exhibit 10.4 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.
     10.14   Employment Agreement, dated as of May 9, 1997, by and among CTS Corporation, DCA and Patrick J. Dorme, previously filed as Exhibit 10.5 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.
     10.15   Employment Agreement, dated as of May 9, 1997, by and among CTS Corporation, DCA and Henry V. Kensing, previously filed as Exhibit 10.6 to the DCA 1st Quarter 1997 10-Q and incorporated herein by reference.
      21.1   CTS subsidiaries, filed herewith.
      23.1   Consent of Ernst & Young LLP.
      23.2   Consent of Price Waterhouse LLP.
      23.3   Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 8.1).
      23.4   Consent of J.P. Morgan Securities Inc.
      23.5   Consent of Wasserstein, Perella & Co., Inc.
      99.1   Chairman's Letter to Shareholders of CTS.
      99.2   Notice of Special Meeting of Shareholders of CTS.
      99.3   Chairman's Letter to Shareholders of DCA.
      99.4   Notice of Annual Meeting of Shareholders of DCA.
      99.5   Form of Election/Letter of Transmittal.
      99.6   Notice of Guaranteed Delivery.